UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Amendment No. 1
to
FORM F-4
REGISTRATION STATEMENT UNDER
THE SECURITIES ACT OF 1933

TERRA NOVA ROYALTY CORPORATION
(Exact name of registrant as specified in its charter)

British Columbia	6795	Not Applicable
(Province or Other Jurisdiction of Incorporation or Organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)
Suite 1620 — 400 Burrard Street, Vancouver, British Columbia
Canada V6C 3A6
(604) 683-5767
(Address and telephone number of registrant’s principal executive offices)
CT Corporation System
111 Eighth Avenue, New York, New York 10011
(212) 590-9332
(Name, address (including zip code) and telephone number (including area code)
of agent for service in the United States)

Copies to:

H.S. Sangra Andrew Bond Rod Talaifar Sangra Moller LLP 1000 Cathedral Place, 925 West Georgia Street Vancouver, British Columbia, Canada V6C 3L2 (604) 662-8808	David R. Wilson Davis Wright Tremaine LLP Suite 2200 1201 Third Avenue Seattle, Washington 98101-3045 (206) 757-8274

APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: October 8, 2010
IF THIS Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON THE DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT THAT SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933, AS AMENDED, OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON THE DATE AS THE SECURITIES AND EXCHANGE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.

     THE INFORMATION IN THIS PROSPECTUS MAY BE CHANGED OR AMENDED. WE MAY NOT COMPLETE THE EXCHANGE OFFER AND ISSUE THESE SECURITIES UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND WE ARE NOT SOLICITING OFFERS TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THIS OFFER OR SALE IS NOT PERMITTED.
OCTOBER 25, 2010
OFFER BY TERRA NOVA ROYALTY CORPORATION AND TTT ACQUISITION CORP.,
ITS WHOLLY-OWNED SUBSIDIARY,
to
Exchange One (1) Common Share
of
Terra Nova Royalty Corporation
for
Each Outstanding Class A Common Share
of
Mass Financial Corp.
     THIS OFFER, AND YOUR RIGHT TO WITHDRAW CLASS A COMMON SHARES OF MASS FINANCIAL CORP. THAT YOU TENDER IN THIS OFFER, WILL EXPIRE AT 11:59 P.M., NEW YORK CITY TIME, ON MONDAY, NOVEMBER 8, 2010, UNLESS WE EXTEND THIS OFFER. SHARES TENDERED PURSUANT TO THIS OFFER MAY BE WITHDRAWN AT ANY TIME PRIOR TO THE EXPIRATION OF THIS OFFER.
     We are offering to exchange one (1) common share, referred to as a “Terra Nova Common Share”, of Terra Nova Royalty Corporation, a company organized under the laws of the Province of British Columbia, Canada, referred to as “Terra Nova”, for each outstanding class A common share, referred to as a “Mass Common Share”, of Mass Financial Corp., a company existing under the laws of Barbados, referred to as “Mass”, that shareholders of Mass validly tender, and do not properly withdraw, before this offer expires.
     The purpose of this offer is for Terra Nova to acquire control of Mass, and ultimately all of the issued and outstanding Mass Common Shares. This offer is the first step in Terra Nova’s plan to effectively acquire all of the assets of Mass. This offer is being made pursuant to an agreement among Terra Nova, Mass and TTT Acquisition Corp., a wholly-owned subsidiary of Terra Nova incorporated pursuant to the laws of Barbados, referred to as the “Merger Subsidiary”, dated September 24, 2010, referred to as the “Agreement”. The board of directors of Mass has (1) unanimously (other than the Chairman who abstained due to his position as a director and officer of Terra Nova) approved the transactions contemplated thereby, including this offer, and (2) recommended that holders of Mass Common Shares accept this offer and tender their Mass Common Shares to Terra Nova pursuant to this offer.
     This offer is conditioned on, among other things (1) there being validly tendered, and not properly withdrawn prior to the expiration of this offer such number of Mass Common Shares that, together with Mass Common Shares held by Terra Nova and its affiliates, constitute at least 50.1% of the total outstanding Mass Common Shares, calculated on a fully diluted basis as described in this prospectus, and (2) the other conditions set out in the Agreement, including those described in this prospectus under “This Offer—Conditions of this Offer” on page 62, unless such conditions are waived by Terra Nova and the Merger Subsidiary at or prior to the expiration of this offer.
     If after the completion of this offer we beneficially own less than 90% of the outstanding Mass Common Shares, we may exercise our option, described elsewhere in this prospectus, to purchase additional Mass Common Shares directly from Mass in order to hold one Mass Common Share more than 90% of the number of Mass Common Shares that would be outstanding immediately after exercise of such option (excluding any Mass Common Shares held by Terra Nova or its affiliates at the commencement of this offer). Pursuant to the Companies Act (Barbados), referred to as the “Barbados Act”, once we acquire at least 90% of the outstanding Mass Common Shares, other than the Mass Common Shares held by us or any of our affiliates at the commencement of this offer, we intend to initiate a compulsory acquisition whereby we will acquire all Mass Common Shares not previously exchanged under this offer from Mass’s shareholders and such shareholders will be required to elect to either: (i) receive the same consideration offered to Mass’s shareholders under this offer; or (ii) demand payment of the fair value of such shares under the Barbados Act. Upon the acquisition by Terra Nova or the Merger Subsidiary of all of the outstanding Mass Common Shares, Terra Nova intends to cause Mass to complete an amalgamation with the Merger Subsidiary in accordance with the Barbados Act, referred to as the “Merger”. If we are unable to complete the Merger for any reason, we intend to pursue other means of causing a merger or amalgamation of Mass and the Merger Subsidiary.
     You should read this prospectus carefully. It sets forth the terms and conditions of this offer, the Merger and the other transactions contemplated under the Agreement. It also describes our and Mass’s respective businesses and finances. We have prepared this prospectus so that you will have the information necessary to make a decision about this offer.
     Terra Nova is not asking Mass shareholders for a proxy at this time and Mass shareholders are requested not to send a proxy. Any solicitation of proxies, if required, will be made pursuant to separate proxy solicitation materials.
     SEE “RISK FACTORS” BEGINNING ON PAGE 25 FOR A DISCUSSION OF ISSUES THAT YOU SHOULD CONSIDER IN DETERMINING WHETHER TO TENDER YOUR SHARES IN THIS OFFER.
     Terra Nova Common Shares are traded on the New York Stock Exchange under the symbol “TTT”. On October 6, 2010, the last reported sale price of the Terra Nova Common Shares on the New York Stock Exchange was $7.93. Mass Common Shares trade on the Third Market of the Vienna Stock Exchange under the symbol “MASS”. On October 6, 2010, the last reported sale price of the Mass Common Shares on the Third Market of the Vienna Stock Exchange was €5.31.
     NONE OF THE SECURITIES AND EXCHANGE COMMISSION, ANY SECURITIES COMMISSION OR SIMILAR AUTHORITY IN ANY STATE OR FOREIGN SECURITIES COMMISSION OR SIMILAR AUTHORITY HAS APPROVED OR DISAPPROVED THE SECURITIES TO BE ISSUED IN THIS OFFER OR DETERMINED IF THE INFORMATION CONTAINED IN THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.
     This offer is not being made to (nor will tenders be accepted from or on behalf of) holders of Mass Common Shares in any jurisdiction in which the making of this offer or the acceptance thereof would not be in compliance with the laws of such jurisdiction.

The Information Agent for this offer is:	The Exchange Agent and Depositary for this offer is:

GEORGESON INC.	BNY MELLON SHAREOWNER SERVICES
The date of this prospectus is October 7, 2010, as amended October 25, 2010.
     As permitted under the rules of the Securities and Exchange Commission, referred to as the “SEC”, this prospectus incorporates important business and financial information about Terra Nova that is contained in documents filed with the SEC but that is not included in or delivered with this prospectus. You may obtain copies of these documents, without charge, from the website maintained by the SEC at www.sec.gov, as well as other sources. See “Where You Can Find More Information” on page 85. You may also obtain copies of these documents, without charge, upon written or oral request to our Information Agent Georgeson Inc. toll-free at (800) 561-2871 (Banks and Brokerage Firms may call collect at (212) 440-9800). To obtain timely delivery of copies of these documents, you should request them no later than five business days prior to the expiration of this offer. ACCORDINGLY, UNLESS THIS OFFER IS EXTENDED, THE LATEST YOU HAVE TO REQUEST COPIES OF THESE DOCUMENTS IS NOVEMBER 1, 2010.

ABOUT THIS PROSPECTUS
     Except as otherwise specifically noted, “Terra Nova”, “we”, “our”, “us” and similar words in this prospectus refer to Terra Nova Royalty Corporation (together with its subsidiaries unless the context otherwise suggests).
     In “Questions and Answers About this Offer” below and in the “Summary” beginning on page 1, we highlight selected information from this prospectus, but we have not included all of the information that may be important to you. To better understand this offer and the Merger, and for a more complete description of their legal terms, you should carefully read this entire prospectus, including the section entitled “Risk Factors” on page 25, as well as the documents that we have incorporated by reference into this prospectus. See “Where You Can Find More Information” on page 85.
     Terra Nova publishes its financial statements in U.S. dollars. In this prospectus, references to the “dollar” or “$” are to the U.S. dollar, references to “C$” are to the Canadian dollar and references to “€” or the “euro” are to the European Monetary Union euro.
     The exchange rate used for the euro was the noon buying rate in New York City for cable transfers in foreign currencies as certified for customs purposes by the Federal Reserve Bank of New York and as reported by the U.S. Federal Reserve Board. This rate on October 1, 2010, was $1.3754 per €1.00. The exchange rate used for the Canadian dollar was the noon rate provided by the Bank of Canada, which was $0.9894 per C$1.00 on October 6, 2010.
     You should rely only on the information contained or incorporated by reference in this prospectus. We have not authorized anyone to provide you with information different from that contained or incorporated by reference in this prospectus. The information contained in this prospectus and the documents incorporated by reference are accurate only as of their respective dates, regardless of the time of delivery of this prospectus. The business, financial condition, results of operations and prospects of Terra Nova and/or Mass may have changed since those dates.
INFORMATION CONCERNING MASS
     Except as otherwise indicated herein, the information concerning Mass contained in this prospectus has been taken from or is based upon Mass’s and other publicly available documents and records. Although Terra Nova has no knowledge that would indicate that any statements contained herein concerning Mass taken from or based upon such documents and records are untrue or incomplete, neither Terra Nova nor any of its directors or officers assumes any responsibility for the accuracy or completeness of such information, including any of Mass’s financial statements, or for any failure by Mass to disclose events or facts which may have occurred or which may affect the significance or accuracy of any such information but which are unknown to Terra Nova. Terra Nova has limited means of verifying the accuracy or completeness of any of the information contained herein that is derived from Mass’s publicly available documents or records or whether there has been any failure by Mass to disclose events that may have occurred or may affect the significance or accuracy of any information.
     Financial statements for Mass included in this prospectus have been prepared in accordance with the International Financial Reporting Standards as issued by the International Accounting Standards Board, referred to as “IFRS”, which differ from U.S. and Canadian generally accepted accounting principles in certain material respects, and thus may not be comparable to financial statements of U.S. and Canadian companies.

i

QUESTIONS AND ANSWERS ABOUT THIS OFFER
Q.	Who is Making this Offer for Mass Common Shares?

A.	This offer is being made by Terra Nova and the Merger Subsidiary. Terra Nova, a company existing under the laws of the Province of British Columbia, Canada, is a mineral royalty and natural resources company with a focus on acquiring royalty and other interests in resource properties. The Merger Subsidiary, a company existing under the laws of Barbados, is a wholly owned subsidiary of Terra Nova and was formed for the purposes of making this offer and consummating the Merger. Terra Nova is currently active in the royalty business, primarily through its indirect interest in the Wabush iron ore mine in Newfoundland and Labrador, Canada. It is currently seeking to expand its business by acquiring additional royalty interests in resource properties and/or through the acquisition of or investment in mining and other natural resource projects.

Q.	What Shares are Being Sought?

A.	We are seeking to acquire all of the outstanding Mass Common Shares. See “This Offer” on page 58.

Q.	Why is Terra Nova Making this Offer?

A.	We are making this exchange offer for the purpose of acquiring all of the outstanding Mass Common Shares and ultimately acquiring all of the assets of Mass. This offer is part of a several step transaction which includes the Merger, which is designed to allow Terra Nova to effectively acquire all of the assets of Mass. If we are unable to complete the Merger for any reason, we intend to pursue other means of causing a merger or amalgamation of Mass and the Merger Subsidiary.

Q.	What Will You Receive in Exchange for the Mass Common Shares that You Tender in this Offer?

A.	In exchange for your Mass Common Shares that are validly tendered and not properly withdrawn prior to the expiration of this offer, you will receive one (1) Terra Nova Common Share for each Mass Common Share tendered. We will not issue fractional Terra Nova Common Shares. Instead, any Mass shareholder entitled to receive a fractional Terra Nova Common Share will receive a cash payment in lieu of the fractional interest.

Q.	What Does the Board of Directors of Mass Think of this Offer and the Merger?

A.	On September 24, 2010, the board of directors of Mass, after receiving the recommendation of a special committee of its directors, unanimously (other than the Chairman who abstained due to his position as a director and officer of Terra Nova) approved this offer, the Merger and the Agreement and determined that the Agreement and the transactions contemplated thereby including this offer and Merger are fair to and in the best interest of the Mass shareholders. The board of directors of Mass also has recommended that Mass shareholders tender their Mass Common Shares in this offer.

Q.	What are the Potential Benefits of this Offer to Mass Shareholders?

A.	We believe that this offer is attractive to Mass shareholders for the reasons described in this prospectus. Among other things, since the consideration for the Mass Common Shares tendered consists of Terra Nova Common Shares, shareholders of Mass who tender their Mass Common Shares in this offer and do not validly withdraw such shares will be provided the opportunity to continue to share in the combined company’s future performance through ownership of Terra Nova Common Shares. Additionally, since the Terra Nova Common Shares are listed and traded on the New York Stock Exchange, Mass shareholders will have access to a large, more liquid trading market.

Q.	What Are Some of the Other Factors You Should Consider in Deciding Whether to Tender Your Mass Common Shares?

A.	In addition to the factors described elsewhere in this prospectus, if you become a Terra Nova shareholder in connection with the successful completion of this offer, your interest in the performance and prospects of Mass will only be indirect and in proportion to your share ownership in Terra Nova. You, therefore, may not realize the same financial benefits of future appreciation in the value of Mass, if any, that you may realize if this offer was not completed and you remained a Mass shareholder.

We describe various factors Mass shareholders should consider in deciding whether to tender their Mass Common Shares under “Risk Factors” on page 25 and “Background and Reasons for this Offer — Mass’s Reasons for Recommending this Offer and the Merger” on page 57.

Q.	How Do You Participate in this Offer?

A.	You are urged to read this entire prospectus carefully, and to consider how this offer may affect you. Then, if you wish to tender your Mass Common Shares, you should complete and sign the enclosed letter of transmittal and return it with your share certificate(s) to the exchange agent and depositary at its address set forth on the back cover page of this prospectus, or if you hold your Mass Common Shares in “street name” through a broker, ask your broker to tender your Mass Common Shares, in each case prior to the expiration of this offer. Please read this prospectus carefully for more information about procedures for tendering your Mass Common Shares, the timing of this offer, extensions of this offer period and your rights to withdraw your Mass Common Shares from this offer prior to the expiration date.

If your Mass share certificate(s) are not immediately available or if you cannot deliver your Mass share certificate(s) and any other required documents to the exchange agent prior to the expiration of this offer, or you cannot complete the procedure for delivery by book-entry transfer on a timely basis, you may still tender your Mass Common Shares if you comply with the guaranteed delivery procedures described under “This Offer—Procedure for Tendering Shares” on page 59.

Q.	Will You Have to Pay Any Fees or Commissions?

A.	If you are the record owner of Mass Common Shares and you tender your Mass Common Shares directly to the exchange agent, you will not have to pay brokerage fees or incur similar expenses. If you own your Mass Common Shares through a broker or other nominee, and your broker tenders the Mass Common Shares on your behalf, your broker may charge you a fee for doing so. You should consult your broker or nominee to determine whether any charges will apply.

Q.	Can You Withdraw Shares that You have Tendered?

A.	You may withdraw Mass Common Shares that you have tendered at any time on or before November 8, 2010, or, if we extend this offer, before the exchange offer expires, by providing written notice to the exchange agent. Unless we have accepted your Mass Common Shares for exchange on or before November 8, 2010, you may also withdraw Mass Common Shares you have tendered which we have not accepted for exchange at any time after that date. See “This Offer—Withdrawal Rights” on page 61.

Q.	Can this Offer be Extended, and Under What Circumstances?

A.	Yes. This offer may be extended at our option. We may also be required to extend this offer in order to satisfy certain regulatory requirements. For a detailed description of the circumstances under which this offer may or must be extended, see “This Offer—Extension, Termination and Amendment” on page 59.

Q.	How Will You be Notified if this Offer is Extended?

A.	If we extend this offer, we will inform the exchange agent of that fact, and will issue a press release giving the new expiration date of this offer no later than 9:00 a.m., New York City time, on the next business day after the scheduled expiration of this offer. See “This Offer—Extension, Termination and Amendment” on page 59.

Q.	Is this Offer Being Made Pursuant to an Agreement between Mass and Terra Nova?

A.	This offer is being made pursuant to the terms of the Agreement, which sets forth, among other things, the terms and conditions upon which Terra Nova agreed to make this offer and consummate the Merger and Mass agreed to recommend to its shareholders that they accept this offer.

Q.	What Are the Most Significant Conditions to this Offer?

A.	In accordance with the terms and conditions of the Agreement, this offer is conditioned upon, among other things, satisfaction of the requirement that there must be validly tendered, and not properly withdrawn, prior to the expiration of this offer, such number of Mass Common Shares that, together with the Mass Common Shares held by Terra Nova and its affiliates, constitute at least 50.1% of the fully diluted Mass Common Shares. In addition to this minimum condition, the following conditions must also be met as of the expiration of this offer, unless waived by us, where permissible:
•	the registration statement on Form F-4, of which this prospectus is a part, must have been declared effective under the Securities Act of 1933, as amended, referred to as the “Securities Act”;

•	Terra Nova’s shareholders shall have passed a resolution approving the issuance of up to 25,001,089 Terra Nova Common Shares to be issued in connection with this offer;

•	all government and regulatory approvals, waivers, permits, consents, reviews, investigations or rulings shall have been obtained or concluded on terms satisfactory to Terra Nova;

•	the Terra Nova Common Shares issuable in this offer shall have been approved for listing on the New York Stock Exchange;

•	there shall have been no event having a Material Adverse Effect (as defined in the Agreement) on Mass;

•	there shall be no legal impediments to this offer and certain events such as trading suspensions, banking moratoriums or the commencement of a war involving the United States shall not have occurred or if any of the foregoing are present at the time of commencement of this offer, there is no material acceleration or worsening thereof;

•	the Agreement shall have not been terminated in accordance with its terms; and

•	Mass’s board of directors shall not have withdrawn or substantially modified its recommendation of this offer.
These conditions and other conditions to this offer are discussed in this prospectus under “This Offer—Conditions of this Offer” on page 62.

Q.	If You Decide Not to Tender, How Will this Affect this Offer and Your Mass Common Shares?

A.	We do not intend to acquire any Mass Common Shares in this offer unless there are validly tendered and not properly withdrawn prior to the expiration of this offer such number of Mass Common Shares that, together with the Mass Common Shares held by Terra Nova and its affiliates, constitute at least 50.1% of the total outstanding Mass Common Shares calculated on a fully diluted basis. Your failure to tender your Mass Common Shares will reduce the likelihood that we will receive tenders of a sufficient number of Mass Common Shares to complete this offer.

Q.	Does Terra Nova Have an Option to Acquire Additional Mass Common Shares in Connection with this Offer?

A.	We may acquire Mass Common Shares at a price per share equal to the offer consideration, payable in Terra Nova Common Shares, cash or a promissory note in an amount equal to the value of the offer consideration, directly from Mass if the number of Mass Common Shares that have been validly tendered and not withdrawn pursuant to this offer is less than 90% of the fully diluted Mass Common Shares then outstanding. Pursuant to the Agreement, Mass has granted us an irrevocable option, referred to as the “Top-Up Option”, to purchase from Mass up to that number of Mass Common Shares equal to the lowest number of Mass Common Shares that, when added to the number of Mass Common Shares owned by Terra Nova, the Merger Subsidiary and their affiliates at the time of the exercise of the Top-Up Option, equals at least one share more than 90% of the fully diluted Mass Common Shares outstanding (after exercise of the Top-Up Option and excluding Mass Common Shares held by Terra Nova or an affiliate of Terra Nova at the commencement of this offer). We may exercise the Top-Up Option, subject to certain conditions, at any time after our acceptance for exchange of the Mass Common Shares tendered pursuant to this offer but before the termination of the Agreement. See “The Agreement – Top-up Option” on page 72.

Q.	Under What Circumstances Can We Acquire Mass Common Shares not Tendered in this Offer?

A.	This offer is intended to facilitate the acquisition of all outstanding Mass Common Shares. If after completion of this offer and (if applicable) the exercise of the Top-Up Option, we have acquired at least 90% of the outstanding Mass Common Shares, excluding the Mass Common Shares held by us or any of our affiliates at the commencement of this offer, we intend to initiate a compulsory acquisition whereby we will acquire all of Mass Common Shares not previously exchanged under this offer from Mass’s shareholders and such shareholders will be required to elect to either: (i) receive the same consideration offered to Mass’s shareholders under this offer; or (ii) demand payment of the fair value of such shares under the Barbados Act.

Q.	What will Happen Once We Acquire All of the Outstanding Mass Common Shares?

A.	Once we acquire all of the outstanding Mass Common Shares, we intend to cause Mass to complete the Merger with the Merger Subsidiary in accordance with the Barbados Act. If we are unable to complete the Merger for any reason, we intend to pursue other means of causing a merger or amalgamation of Mass and the Merger Subsidiary.

Q.	How Long Will It Take to Complete this Offer and the Merger?

A.	We hope to complete this offer in the fourth quarter of 2010. This offer is currently scheduled to expire at 11:59 p.m., New York City time, on November 8, 2010. However, we may choose to extend this offer if the conditions to this offer have not been satisfied as of this offer’s scheduled expiration or if we are required to extend this offer pursuant to the SEC’s tender offer rules.

If after the completion of this offer we own less than 90% of the outstanding Mass Common Shares and we do not exercise our Top-Up Option or are otherwise unable to complete the Merger, we intend to pursue other means of causing a merger or amalgamation of Mass and the Merger Subsidiary. In such circumstances, a merger or amalgamation of Mass and the Merger Subsidiary could take longer to complete.

Q.	Do Mass Shareholders Have to Vote to Approve this Offer?

A.	Because we are extending this offer directly to Mass shareholders, Mass shareholders are not being asked to vote to approve this offer.

Q.	What Percentage of Terra Nova Common Shares Will Current Mass Shareholders Own After the Completion of this Offer and the Merger?

A.	Assuming completion of this offer and the Merger, Mass shareholders are expected to own approximately 40.0% of the combined company, given that:
•	25,001,089 Terra Nova Common Shares are expected to be issued to Mass’s shareholders (other than to us or our affiliates) in this offer and the other transactions contemplated under the Agreement; and

•	62,570,388 Terra Nova Common Shares are expected to be issued and outstanding after giving effect to the completion of this offer and the Merger.
Q.	Will Mass Shareholders be Taxed on the Terra Nova Common Shares that They Receive in this Offer?

A.	Mass shareholders who receive Terra Nova Common Shares in exchange for Mass Common Shares pursuant to a transaction constituting a reorganization within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended, referred to as the “Code”, will not recognize any gain or loss in the exchange, except with respect to any cash received instead of a fractional Terra Nova Common Share.

Shareholders should consult their tax advisors for a full understanding of all of the tax consequences of this offer and the Merger to them. See “This Offer—Material U.S. Federal Income Tax Consequences” on page 65.

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Q.	Do the Statements on the Cover Page Regarding this Prospectus Being Subject to Change or Amendment and the Registration Statement Filed with the SEC Not Yet Being Effective Mean that this Offer May Not Commence?

A.	No. As permitted under SEC rules, we may commence this offer without the registration statement, of which this prospectus is a part, having been declared effective by the SEC. We cannot, however, complete this offer and accept for exchange any Mass Common Shares tendered in this offer or issue any Terra Nova Common Shares in any transaction contemplated in the Agreement until the registration statement is declared effective by the SEC and the other conditions to our offer have been satisfied or, where permissible, waived. This offer will commence when we first mail this prospectus and the related letter of transmittal to Mass’s shareholders.

Q.	Are Terra Nova’s Business, Results of Operations, Financial Condition and Prospects Relevant to Your Decision to Tender Your Shares in this Offer?

A.	Yes. If you tender Mass Common Shares in this offer and the conditions of this offer are met or properly waived, you will become a shareholder of Terra Nova because you will receive Terra Nova Common Shares in exchange for your Mass Common Shares. You should therefore consider our financial performance before you decide to tender your Mass Common Shares in this offer. In considering Terra Nova’s financial performance, you should review the pro forma financial information contained in this prospectus as well as the documents incorporated by reference in this prospectus because they contain detailed business, financial and other information about us. See “Where You Can Find More Information” on page 85.

Q.	If a Majority of the Mass Common Shares are Tendered and Accepted for Exchange, Will Mass Continue as a Public Company?

A.	If we acquire at least 50.1% of the outstanding Mass Common Shares on a fully diluted basis upon completion of the Offer and we exercise the Top-Up Option (if applicable), and the remaining outstanding Mass Common Shares are acquired by Terra Nova in accordance with the Barbados Act, Terra Nova and the Merger Subsidiary will effect the Merger if all of the conditions to the Merger contained in the Agreement have been satisfied or, to the extent permitted, waived by Terra Nova or the Merger Subsidiary. If the Merger takes place, Mass will no longer be publicly owned. Even if the Merger does not take place, if we acquire all of the Mass Common Shares tendered in this offer, there may be so few remaining Mass shareholders and publicly held Mass Common Shares that the Mass Common Shares may no longer be eligible to be traded through the Third Market of the Vienna Stock Exchange or on another securities exchange. In that event, there may not be a public trading market for Mass Common Shares.

Q.	Are Mass Shareholders Entitled to Appraisal or Dissent Rights?

A.	Mass shareholders do not have appraisal or dissent rights in connection with this offer. However, such rights may exist in connection with other transactions contemplated by the Agreement.

If, as described elsewhere in this prospectus, we acquire the balance of the outstanding Mass Common Shares not exchanged in this offer in accordance with the Barbados Act, holders of Mass Common Shares that do not validly tender their shares in this offer may have the right under the Barbados Act to demand the fair value of their Mass Common Shares in connection with such a transaction.

Alternatively, if we are unable to complete the Merger, we intend to pursue other means of causing a merger or amalgamation of Mass and the Merger Subsidiary. Holders of Mass Common Shares that do not validly tender their shares in this offer may have dissent rights under the Barbados Act in connection with any such subsequent transactions.

For more information on appraisal or dissent rights, see “This Offer—Appraisal and Dissent Rights” on page 69.

Q.	Whom Can You Contact with Questions about this Offer?

A.	You can contact our Information Agent for this offer:

Georgeson Inc. 199 Water Street, 26th Floor New York, New York 10038 Stockholders call toll-free: (800) 561-2871 Banks and brokerage firms call collect: (212) 440-9800

Or contact Terra Nova directly at:

Terra Nova Royalty Corporation 400 Burrard Street, Suite 1620 Vancouver, British Columbia V6C 3A6 (604) 683-5767 Attention: Investor Relations

SUMMARY
     This brief summary highlights selected information from this prospectus. It does not contain all of the information that is important to Mass’s shareholders. Mass’s shareholders are urged to read carefully the entire prospectus and the other documents referred to and incorporated by reference into this prospectus to fully understand this offer. In particular, Mass shareholders should read the documents incorporated herein by reference, including the Agreement. For a guide as to where you can obtain more information on Terra Nova and Mass, see “Where You Can Find More Information” on page 85.
This Offer
     We are proposing to acquire all of the outstanding Mass Common Shares. We are offering to exchange one (1) Terra Nova Common Share for each outstanding Mass Common Share, upon the terms and subject to the conditions set forth in the Agreement, including those described in this prospectus and the related letter of transmittal. We do not intend to acquire any Mass Common Shares in this offer unless Mass shareholders have validly tendered and not properly withdrawn prior to the expiration of this offer such number of Mass Common Shares that, together with the Mass Common Shares held by us or our affiliates, constitute at least 50.1% of the fully diluted Mass Common Shares.
     If after the completion of this offer we beneficially own less than 90% of the outstanding Mass Common Shares, we may exercise the Top-Up Option to purchase additional Mass Common shares directly from Mass in order to hold one Mass Common Share more than 90% of the number of Mass Common Shares that would be outstanding immediately after the exercise of such option (excluding any Mass Common Shares held by Terra Nova or its affiliates at the commencement of this offer). Pursuant to the Barbados Act, once we acquire at least 90% of the outstanding Mass Common Shares, other than the Mass Common Shares held by us or any of our affiliates at the commencement of this offer, we intend to initiate a compulsory acquisition whereby we will acquire all Mass Common Shares not previously exchanged under this offer from Mass’s shareholders and such shareholders will be required to elect to either: (i) receive the same consideration offered to Mass’s shareholders under this offer; or (ii) demand payment of the fair value of such shares under the Barbados Act. If Terra Nova or the Merger Subsidiary acquires all of the outstanding Mass Common Shares, Terra Nova intends to cause Mass to complete the Merger in accordance with the Barbados Act. If we are unable to complete the Merger for any reason, we intend to pursue other means of causing a merger or amalgamation of Mass and the Merger Subsidiary.
Exchange of Mass Common Shares in this Offer (Page 61)
     Upon the terms and subject to the conditions of this offer, promptly after the expiration of this offer, we will accept Mass Common Shares that are validly tendered and not properly withdrawn in exchange for Terra Nova Common Shares. We are offering to exchange one (1) Terra Nova Common Share for each Mass Common Share.
Timing of this Offer (Page 58)
     We are commencing this offer on October 7, 2010. This offer is scheduled to expire at 11:59 p.m., New York City time, on Monday, November 8, 2010, unless we extend the period of this offer. All references to the expiration of this offer mean the time of expiration, as extended.
Conditions of this Offer (Page 62)
     This offer is subject to a number of conditions, and Terra Nova and the Merger Subsidiary will not be required to accept any tendered shares for payment if any of these conditions are not satisfied or, where permissible, waived as of the expiration of this offer. These conditions provide, among other things, that:
•	there must be validly tendered and not properly withdrawn prior to the expiration of this offer such number of Mass Common Shares that, together with the Mass Common Shares held by us or our affiliates, constitute at least 50.1% of the fully diluted Mass Common Shares, calculated as described in the Agreement;

•	the registration statement on Form F-4, of which this prospectus is a part, must have been declared effective under the Securities Act, and shall not be the subject of any stop order or proceedings seeking a stop order;

•	Terra Nova’s shareholders shall have passed a resolution approving the issuance of Terra Nova Common Shares to be issued in connection with this offer;

•	all government and regulatory approvals, waivers, permits, consents, reviews, investigations or rulings shall have been obtained or concluded;

•	the Terra Nova Common Shares issuable in this offer shall have been approved for listing on the New York Stock Exchange;

•	there shall have been no event having a Material Adverse Effect (as defined in the Agreement) on Mass;

•	there shall be no legal impediments to this offer and certain events such as trading suspensions, banking moratoriums or the commencement of a war involving the United States shall not have occurred or if any of the foregoing are present at the time of commencement of this offer, there is no material acceleration or worsening thereof;

•	the Agreement shall not have been terminated in accordance with its terms; and

•	Mass’s board of directors shall not have withdrawn or modified its recommendation of this offer.
Extension, Termination and Amendment of this Offer (Page 59)
     We may extend this offer at our discretion for one or more subsequent offering periods or for any period required by any SEC rule, regulation or position or any period required by applicable law.
     We can extend this offer by giving oral or written notice of an extension to BNY Mellon Shareowner Services, the exchange agent and depositary for this offer. If we decide to extend this offer, we will make a public announcement to that effect no later than 9:00 a.m., New York City time, on the next business day after the previously scheduled expiration date. We are not giving any assurance that we will extend this offer. During any extension, all Mass Common Shares previously tendered and not validly withdrawn will remain deposited with the exchange agent and depositary, subject to your right to withdraw your Mass Common Shares. If we exercise our right to use a subsequent offering period, we will first consummate the exchange with respect to the Mass Common Shares tendered and not withdrawn in the initial offer period.
     Subject to the SEC’s applicable rules and regulations, we also reserve the right, in our discretion:
•	to terminate this offer and not accept for exchange any Mass Common Shares not previously accepted for exchange, or exchanged, upon the termination of the Agreement, upon the failure of any of the conditions of this offer to be satisfied prior to the expiration of this offer; and

•	to waive any condition (subject to certain conditions requiring Mass’s consent to waive) or otherwise amend this offer (subject to certain conditions requiring Mass’s consent to amend) in any respect prior to the expiration of this offer, by giving oral or written notice of such termination, waiver or amendment to the exchange agent and depositary and by making a public announcement.
     We will follow any extension, termination, waiver or amendment, as promptly as practicable, with a public announcement. Subject to the requirements of the Securities Exchange Act of 1934, referred to as the “Exchange Act”, and other applicable law, and without limiting the manner in which we may choose to make any public announcement, we assume no obligation to publish, advertise or otherwise communicate any public announcement other than by press release.
Procedure for Tendering Shares (Page 59)
     For you to validly tender Mass Common Shares in this offer, you must do one of the following:
•	deliver certificate(s) representing your shares, a properly completed and duly executed letter of transmittal or a duly executed copy thereof, along with any other required documents, to the exchange agent and depositary at one of its addresses set forth on the back cover of this prospectus prior to the expiration of this offer;

•	arrange for a book-entry transfer of your shares to be made to the exchange agent and depository’s account at The Depositary Trust Company, referred to as “DTC”, and receipt by the exchange agent and depositary of a confirmation of this transfer prior to the expiration of this offer, and the delivery of a properly completed and duly executed letter of transmittal or a duly executed copy thereof, and any other required documents, to the exchange agent and depositary at one of its addresses set forth on the back cover of this prospectus prior to the expiration of this offer;

•	arrange for a book-entry transfer of your shares to the exchange agent and depositary’s account at DTC and receipt by the exchange agent and depositary of confirmation of this transfer, including an “agent’s message”, (defined elsewhere in this prospectus) prior to the expiration of this offer; or

•	comply with the guaranteed delivery procedures described in further detail elsewhere in this prospectus.
     These deliveries and arrangements must be made before the expiration of this offer.
Withdrawal Rights (Page 61)
     You may withdraw any Mass Common Shares that you previously tendered in this offer at any time before the expiration of this offer by following the procedures described under “This Offer—Withdrawal Rights” on page 61. In addition, if we have not accepted tendered Mass Common Shares for exchange by November 8, 2010, you may withdraw such tendered Mass Common Shares at any time thereafter.
Exchange Fund; Delivery of Terra Nova Common Shares Following this Offer (Page 61)
     Prior to the date on which Terra Nova accepts for exchange Mass Common Shares tendered in this offer, Terra Nova will deposit into an exchange fund administered by the exchange agent and depositary, certificates representing Terra Nova Common Shares that will be distributed in this offer.
     Subject to the satisfaction (or, where permissible, waiver) of the conditions to this offer as of the expiration of this offer, we will accept for exchange Mass Common Shares validly tendered and not properly withdrawn and will exchange Terra Nova Common Shares and cash in lieu of fractional shares for the tendered Mass Common Shares promptly afterwards. In all cases, the exchange of Mass Common Shares tendered and accepted for exchange pursuant to this offer will be made only if the exchange agent and depositary timely receive:
•	certificate(s) for those Mass Common Shares, or a timely confirmation of a book-entry transfer of those Mass Common Shares in the exchange agent and depositary’s account at DTC, and a properly completed and duly executed letter of transmittal, or a manually signed copy, and any other required documents; or

•	a timely confirmation of a book-entry transfer of those Mass Common Shares in the exchange agent and depositary’s account at DTC, together with an “agent’s message” as described under “This Offer—Procedure for Tendering Shares.”
The Agreement (Page 69)
     The Agreement, which has been incorporated by reference into the registration statement containing this prospectus, sets forth, among other things, the terms and conditions upon which Terra Nova agrees to make this offer and Mass agrees to recommend that its shareholders accept this offer. The Agreement provides that, if after completion of this offer and any subsequent transaction contemplated by the Agreement, we acquire all of the outstanding Mass Common Shares, Mass will, subject to certain conditions, be amalgamated with the Merger Subsidiary. Upon completion of the Merger, the merged entity will be a wholly-owned subsidiary of Terra Nova.
Offers for Alternative Transactions (Page 71)
     Pursuant to the terms of the Agreement, Mass has agreed not to accept, approve or recommend, nor enter into any agreement (other than a confidentiality agreement permitted under the Agreement) relating to a third party acquisition proposal unless:
•	the “Acquisition Proposal” constitutes a “Superior Proposal” as defined in the Agreement;

•	Mass has complied with its non-solicitation covenant contained within the Agreement;

•	Mass has given Terra Nova notice in writing that there is a Superior Proposal, and all documentation relating to and detailing the Superior Proposal, at least five clear business days before Mass’s board of directors proposes to accept, approve, recommend or enter into any agreement relating to such Superior Proposal;

•	five clear business days have elapsed from the later of the date that Terra Nova received the notice and other documentation referred to above in respect of the acquisition proposal and the date that Terra Nova received notice of Mass’s proposed determination to accept, approve, recommend or enter into any agreement relating to such Superior Proposal and, if Terra Nova has proposed to amend the terms of this offer in accordance with the Agreement, Mass’s board of directors (after receiving advice from its financial advisors and outside legal counsel) has determined in good faith that the acquisition proposal is a Superior Proposal compared to the proposed amendment to the terms of this offer by Terra Nova;

•	Mass concurrently terminates the Agreement to enter into a definitive agreement with respect to the Superior Proposal under the terms of the Agreement; and

•	Mass has previously, or concurrently will have, paid to Terra Nova the termination payment and expense reimbursement required by the Agreement.
Subsequent Acquisition Transaction (Page 72)
     If the Merger cannot be consummated for any reason, Terra Nova and the Merger Subsidiary will use their commercially reasonable efforts to pursue other means of causing the merger of the Merger Subsidiary and Mass, provided that the consideration per Mass Common Share offered in connection with such other means of causing such merger shall be at least equivalent in value to the consideration per Mass Common Share offered under this offer. If the Merger Subsidiary takes up and pays for Mass Common Shares under this offer representing at least a simple majority of the outstanding Mass Common Shares (calculated on a fully diluted basis as at the expiration of this offer), Mass will assist Terra Nova and the Merger Subsidiary in connection with any proposed merger, statutory arrangement, amendment to articles, consolidation, capital reorganization or other transaction involving Mass, Terra Nova or a subsidiary of Terra Nova that Terra Nova may, in its sole discretion, undertake to pursue an additional transaction, referred to as a “Subsequent Acquisition Transaction” to acquire the remaining Mass Common Shares or cause the merger or amalgamation of the Merger Subsidiary and Mass, provided that the consideration per Mass Common Share offered in connection with the Subsequent Acquisition Transaction is at least equivalent in value to the consideration per Mass Common Share offered under this offer.
Termination of the Agreement (Page 73)
     The Agreement may be terminated at any time prior to the time that designees of Terra Nova represent a majority of Mass’s board of directors:
•	by mutual written consent of Terra Nova, the Merger Subsidiary and Mass;

•	by Terra Nova, the Merger Subsidiary or Mass, if the resolution related to the issuance of the Terra Nova Common Shares to be registered on this registration statement is not passed by Terra Nova’s shareholders at its special meeting of shareholders to be held on October 29, 2010 or any adjournment thereof;

•	by Terra Nova or the Merger Subsidiary, if the minimum number of Mass Common Shares required to be tendered and not properly withdrawn prior to the expiration of this offer or any other condition of this offer is not satisfied or waived at or prior to the expiration of this offer and the Merger Subsidiary has not elected to waive such condition to the extent permitted by the Agreement;

•	by Mass, if the Merger Subsidiary does not take up and pay for the Mass Common Shares deposited under this offer by the date that is three months following the date of mailing of this prospectus, subject to certain conditions, provided that if the take-up and payment of Mass Common Shares has been delayed as a result of an injunction or order made by a governmental entity, or failure to get any waiver, consent or approval of any governmental entity, the Agreement may not be terminated by Mass until the fifth business day following the date on which such injunction or order ceases to be in effect or such waiver, consent or approval is obtained or six months from the date of mailing of this prospectus, whichever occurs first;

•	by Terra Nova or the Merger Subsidiary, if Mass: (i) is in default of any of its no solicitation covenants or obligations under the Agreement; (ii) is in material default of any other covenant or obligation under the

Agreement; or (iii) if any representation or warranty of Mass under the Agreement shall have been untrue or incorrect on the date of the Agreement or shall have become untrue or incorrect in any material respect at any time prior to the time of the appointment or election to the Mass board of directors of persons designated by Terra Nova who represent a majority of the directors of Mass, referred to as the “Appointment Time” (without giving effect to, applying or taking into consideration any materiality or “Material Adverse Effect” qualification, already contained within such representation or warranty) where such default of the covenants or obligations under the Agreement (other than any no solicitation covenant or obligation) or inaccuracy is not curable or, if curable, is not cured by the earlier of the date which is 15 days from the date of written notice of such breach and the Appointment Time;

•	by Mass, if Terra Nova or the Merger Subsidiary is in material default of any covenant or obligation under the Agreement and such default is not curable or, if curable, is not cured by the earlier of the date which is five days from the date of written notice of such breach and the Appointment Time;

•	by Mass, if any representation or warranty of Terra Nova or the Merger Subsidiary under the Agreement was untrue or incorrect in any material respect on September 24, 2010 or shall have become untrue or incorrect in any material respect at any time prior to the Appointment Time and such inaccuracy is reasonably likely to prevent, restrict or materially delay the consummation of this offer and is not curable or, if curable, is not cured by the earlier of the date which is 15 days from the date of written notice of such breach and the Appointment Time;

•	by Terra Nova or the Merger Subsidiary, if: (i) Mass’s board of directors fails to publicly reaffirm its approval of this offer in accordance with the terms of the Agreement; (ii) Mass’s board of directors or any committee thereof withdraws, modifies, changes or qualifies its approval or recommendation of the Agreement or this offer in any manner adverse to Terra Nova; (iii) Mass’s board of directors or any committee thereof recommends or approves or publicly proposes to recommend or approve an Acquisition Proposal; or (iv) Mass fails to take any action with respect to the Mass Rights Plan (defined elsewhere in this prospectus) to defer the separation time of the rights thereunder or to allow the timely completion of this offer or other related transaction covered by the Agreement;

•	by Mass, if Mass proposes to enter into a definitive agreement with respect to a Superior Proposal in compliance with the provisions of the Agreement provided that Mass has previously or concurrently will have paid to Terra Nova the “Terra Nova Termination Payment” (defined below) and further provided that Mass has not breached in a material respect any of its covenants, agreements or obligations in the Agreement; or

•	Terra Nova or the Merger Subsidiary if: (i) any court of competent jurisdiction or other governmental authority issues an order, decree or ruling enjoining or otherwise prohibiting any of the transactions covered by the Agreement (unless such order, decree or ruling has been withdrawn, reversed or otherwise made inapplicable); or (ii) any litigation or other proceeding is pending or has been threatened to be instituted by any person or governmental authority, which, in the good faith judgment of Terra Nova or the Merger Subsidiary, could reasonably be expected to result in a decision, order, decree or ruling which enjoins, prohibits, grants damages in a material amount in respect of, or materially impairs the benefits of, any of this offer or any related transaction covered by the Agreement.
Termination Fees (Page 74)
     Termination of the Merger by either Terra Nova or Mass under specified circumstances could result in Terra Nova or Mass having to pay the other party a cash termination fee of $6,000,000.
Material U.S. Federal Income Tax Consequences (Page 65)
     This offer and the Merger should constitute components of an integrated transaction that qualifies as a reorganization within the meaning of Section 368(a) of the Code. Terra Nova and Mass will take all reasonable actions to cause this offer and the Merger to qualify as a reorganization within the meaning of Section 368(a) of the Code. If this offer constitutes part of an integrated transaction that qualifies as a reorganization within the meaning of Section 368(a) of the Code, a Mass shareholder will not recognize any gain or loss in this offer, except for gain or loss attributable to any cash received in lieu of a fractional Terra Nova Common Share.

     THIS PROSPECTUS CONTAINS A GENERAL DESCRIPTION OF THE MATERIAL U.S. FEDERAL INCOME TAX CONSEQUENCES OF THIS OFFER AND THE MERGER. THIS DESCRIPTION DOES NOT ADDRESS THE TAX CONSEQUENCES TO ANY PERSONS OWNING FIVE PERCENT (OR MORE) OF THE MASS COMMON SHARES OR THE TERRA NOVA COMMON SHARES OR TO OTHER PERSONS WITH A SPECIAL TAX STATUS, NOR DOES IT ADDRESS ANY NON-U.S. TAX CONSEQUENCES OR ANY STATE, LOCAL OR OTHER TAX CONSEQUENCES. CONSEQUENTLY, YOU ARE URGED TO CONTACT YOUR OWN TAX ADVISOR TO DETERMINE THE PARTICULAR TAX CONSEQUENCES TO YOU OF THIS OFFER AND THE MERGER.
Regulatory Approvals (Page 76)
     We do not believe that there is any regulatory license or permit material to the business of Terra Nova that may be materially adversely affected by our acquisition of Mass Common Shares, or any regulatory filing or approval that would be required for our acquisition of Mass Common Shares.
Appraisal or Dissent Rights (Page 69)
     You will not have any appraisal or dissent rights in connection with this offer. However, such rights may be available to Mass’s Shareholders, other than Terra Nova, in connection with a Subsequent Acquisition Transaction.
Accounting Treatment (Page 77)
     The acquisition of Mass Common Shares pursuant to this offer will be accounted for under the acquisition method of accounting in accordance with accounting principles generally accepted in Canada.
Interests of Certain Persons in this Offer (Page 78)
     Certain Mass directors and officers have interests in this offer that are different from, or are in addition to, those of other shareholders. These interests include the indemnification of directors and officers of Mass against certain liabilities.
     Additionally, our Chairman and Chief Executive Officer also serves as Chief Executive Officer as well as Chairman of Mass’s board of directors and has abstained from voting on any directors’ resolution (for both Terra Nova and Mass) relating to this offer or the Agreement. The independent members of the boards of directors of Terra Nova and Mass were aware of these interests and considered them, among other matters, when they approved this offer.
Risk Factors (Page 25)
     This offer and the Merger pose a number of risks to each company and its respective shareholders. In addition, both Terra Nova and Mass’s respective businesses and industries are subject to various risks. These risks are discussed in detail under the caption “Risk Factors” beginning on page 25. You are encouraged to read and consider all of these risks carefully.
Comparison of Rights of Terra Nova Shareholders and Mass Shareholders (Page 80)
     Mass was originally incorporated in the British Virgin Islands in 1996 and continued as an International Business Company in Barbados in 2003. The rights of Mass shareholders are governed by Barbados law as well as Mass’s certificate of continuance, articles of continuance and bylaws. Terra Nova is a company organized under the laws of the Province of British Columbia, Canada. The rights of Terra Nova’s shareholders are governed by the laws of the Province of British Columbia (and the laws of Canada applicable therein) and Terra Nova’s notice of articles and articles. If we complete this offer, holders of Mass Common Shares who receive Terra Nova Common Shares will become Terra Nova shareholders and their rights will be governed by British Columbia law and Terra Nova’s notice of articles and articles. There are differences between the laws and corporate documents governing the rights of Mass shareholders and Terra Nova shareholders.
Mass Common Shares Outstanding
     As of the date prior to the date of this offer, Mass had 26,204,716 Mass Common Shares issued.
Ownership of Mass Common Shares by Terra Nova and its Affiliates
     As of the date prior to the date of this offer, Terra Nova owned 1,203,627 Mass Common Shares representing approximately 5.3% of the total issued and outstanding Mass Common Shares and our directors and executive officers owned less than 0.1% of the outstanding Mass Common Shares.

Ownership of Terra Nova After this Offer
     If we acquire all of the outstanding Mass Common Shares pursuant to this offer, former shareholders of Mass (excluding Terra Nova) will acquire approximately 40.0% of the then outstanding Terra Nova Common Shares, based upon the number of Mass Common Shares and of the Terra Nova Common Shares outstanding on the date prior to the date of this offer (and the assumption that no appraisal rights are perfected).
The Companies
Terra Nova
Terra Nova Royalty Corporation
400 Burrard Street, Suite 1620
Vancouver, British Columbia V6C 3A6
Tel: (604) 683-5767
     Organized under the laws of the Province of British Columbia, Canada, Terra Nova is currently active in the royalty business, primarily through its indirect interest in the Wabush iron ore mine in Newfoundland and Labrador, Canada. Terra Nova is seeking to expand its business by acquiring additional royalty interests in resource properties and/or through the acquisition of an investment in mining or other natural resource projects.
     Until March 30, 2010, Terra Nova also operated in the industrial plant engineering and equipment supply business, referred to as the “Industrial Business”, through its former subsidiary KHD Humboldt Wedag International (Deutschland) AG, referred to as “KID”. On March 30, 2010, Terra Nova completed a plan of arrangement, referred to as the “Arrangement”, pursuant to which, among other things, Terra Nova distributed a portion of its interest in KID to its shareholders. Additionally, in connection with the Arrangement, on March 29, 2010, Terra Nova changed its name from “KHD Humboldt Wedag International Ltd.” to “Terra Nova Royalty Corporation”. Subsequent to Arrangement, Terra Nova distributed additional common shares of KID, referred to as the “KID Shares”, to its shareholders in the form of two special dividends. See “The Companies – Terra Nova”.
     Terra Nova Common Shares are traded on the New York Stock Exchange under the symbol “TTT”.
     Additional information about Terra Nova can be found on its website at http://www.terranovaroyalty.com. The information provided on Terra Nova’s website is not part of this prospectus and is not incorporated herein by reference.
TTT Acquisition Corp.
c/o Terra Nova Royalty Corporation
400 Burrard Street, Suite 1620
Vancouver, British Columbia V6C 3A6
Tel: (604) 683-5767
     The Merger Subsidiary is a Barbados International Business Company under the International Business Company Act (Barbados) and a wholly-owned subsidiary of Terra Nova. The Merger Subsidiary was formed solely for the purpose of engaging in the transactions contemplated by the Agreement and has engaged in no other business activities and has conducted its operations only as contemplated by the Agreement.
Mass
Mass Financial Corporation
8th Floor, Dina House
Ruttonjee Centre
11 Duddell Street
Central, Hong Kong, SAR, China
Tel.: (852) 2840-1230
     Mass was initially incorporated in the Territory of the British Virgin Islands on June 3, 1996 under the name “Sutton Park International”. On April 11, 2003, Mass continued as a Barbados International Business Company under the International Business Company Act (Barbados) and, on December 29, 2005, changed its name to “Mass Financial Corp.” Originally a wholly-owned subsidiary of Terra Nova, in January 2006, all of the issued and outstanding Mass Common Shares held by

Terra Nova were distributed to Terra Nova’s shareholders on a pro-rata basis by way of a dividend–in–kind. See “The Companies — Mass”.
     Mass is an integrated commodities and financial services company. It conducts its operations internationally. Mass’s activities include the supply and sales of commodities, proprietary investing and financial services.
     The Mass Common Shares are traded on the Third Market of the Vienna Stock Exchange under the symbol “MASS”.
     Additional information about Mass can be found on its website at http://www.massfinancialcorp.com. The information provided on Mass’s website is not part of this prospectus and is not incorporated herein by reference.
Questions About this Offer
     If you have any questions about this offer or if you need additional copies of this prospectus, you should contact our Information Agent:
Georgeson Inc.
199 Water Street, 26th Floor
New York, New York 10038
Stockholders call toll-free: (800) 561-2871
Banks and brokerage firms call collect: (212) 440-9800
Or contact Terra Nova directly at:
Terra Nova Royalty Corporation
c/o Suite 1620
400 Burrard Street
Vancouver, British Columbia V6C 3A6
Tel.: (604) 683-5767
Attention: Investor Relations

SELECTED CONSOLIDATED HISTORICAL FINANCIAL INFORMATION
TERRA NOVA ROYALTY CORPORATION
     The information in the following tables is based on historical financial statements that Terra Nova has presented in its prior filings with the SEC. You should read the selected consolidated historical financial information in the following tables in conjunction with the historical financial statements. The Terra Nova historical financial statements have been incorporated into this document by reference. See “Where You Can Find More Information” on page 81.
     The following selected consolidated financial information of Terra Nova as at and for the years ended December 31, 2009, 2008, 2007, 2006 and 2005 has been derived from the audited financial statements appearing in Terra Nova’s Annual Report on Form 20-F for the year ended December 31, 2009, incorporated herein by reference, and should be read in conjunction with the consolidated financial statements (and notes thereto) and “Operating and Financial Review and Prospects” sections of such Annual Report, as well as the reconciliation of Terra Nova’s consolidated financial statements to accounting principles generally accepted in the United States, referred to as “US GAAP”, in accordance with Item 18 of Form 20-F filed with the SEC on Form 6-K on October 4, 2010 and incorporated herein by reference.
     The selected consolidated financial information of Terra Nova as at and for the six months ended June 30, 2010 and 2009 are derived from Terra Nova’s unaudited consolidated financial statements contained in its Interim Report for the three and six months ended June 30, 2010 filed with the SEC on Form 6-K on August 16, 2010, incorporated herein by reference, and should be read in conjunction with the consolidated financial statements (and notes thereto) and “Management’s Discussion and Analysis” sections of such Interim Report, as well as the reconciliation of Terra Nova’s consolidated financial statements to US GAAP in accordance with Item 18 of Form 20-F filed with the SEC on a Form 6-K on October 4, 2010 and incorporated herein by reference.
     The information in the following table has been presented in accordance with Canadian generally accepted accounting principles, referred to as “Canadian GAAP”.

						Six Months Ended
	Years Ended December 31(1),					June 30,
	2009	2008	2007	2006	2005(2)	2010	2009(1)
	(In thousands, other than per share amounts)
Revenues	$576,408	$638,354	$580,391	$404,324	$316,978	$101,585	$217,975
Operating income	71,549	56,385	53,010	40,555	25,551	10,995	1,124
Income (loss) from continuing operations(3)	40,711	(6,952)	50,980	34,152	22,864	(18,749)	(6,309)
Income (loss) from discontinued operations(3)	—	—	(9,351)	(2,874)	5,361	—	—
Extraordinary gain(3)	—	—	513	—	—	—	—
Income (loss) from continuing operations per share(3)
Basic	1.34	(0.23)	1.71	1.13	0.84	(0.62)	(0.21)
Diluted	1.34	(0.23)	1.68	1.12	0.84	(0.62)	(0.21)
Income (loss) from discontinued operations per share(3)
Basic	—	—	(0.31)	(0.10)	0.20	—	—
Diluted	—	—	(0.31)	(0.09)	0.19	—	—
Extraordinary gain per share(3)
Basic	—	—	0.02	—	—	—	—
Diluted	—	—	0.02	—	—	—	—
Net income (loss)(3)	40,711	(6,952)	42,142	31,278	28,225	(18,749)	(6,309)
Net income (loss) per share(3)
Basic	1.34	(0.23)	1.42	1.03	1.04	(0.62)	(0.21)
Diluted	1.34	(0.23)	1.39	1.03	1.03	(0.62)	(0.21)
Total assets	788,903	765,658	789,311	641,920	523,056	246,930	788,903
Net assets	325,191	265,623	313,120	295,754	262,347	206,567	262,437
Long-term debt	11,649	11,313	13,920	10,725	2,920	—	11,649
Shareholders’ equity	319,788	261,914	307,194	273,288	244,259	206,567	319,788
Weighted average common stock outstanding, diluted	30,354	30,401	30,402	30,415	27,509	30,278	30,450

(1)	The financial results of the Industrial Business are included in the financial data for the years ended 2005 to 2009 and for the six months ended June 30, 2010 and 2009.

(2)	Includes the financial results of Mass. See “The Companies” section in this prospectus for more information.

(3)	Attributable to our common shareholders.

SELECTED CONSOLIDATED HISTORICAL FINANCIAL INFORMATION CONCERNING
MASS FINANCIAL CORP.
     The following table sets forth selected historical financial and operating data of Mass as at and for the periods indicated. Prior to 2006, Mass was a wholly-owned subsidiary of Terra Nova and thus no separate audited financial results are available for such periods. The following selected financial data is qualified in its entirety by, and should be read in conjunction with, Mass’s consolidated financial statements and related notes included in this prospectus and “Management’s Discussion and Analysis of Financial Condition and Results of Operations for Mass” commencing on page 34 of this prospectus.
     Financial statements for Mass included in this prospectus have been prepared in accordance with IFRS, which differ from U.S. and Canadian generally accepted accounting principles in certain material respects, and thus they may not be comparable to financial statements of U.S. and Canadian companies.

					Six Months Ended
	Years Ended December 31,				June 30,
	2009	2008	2007	2006	2010	2009
	(In thousands, other than per share amounts)
Consolidated Statement of Operations
Gross revenues:
Commodities	$191,283	$294,404	$206,726	$155,442	$99,765	$88,103
Trade and financial services	113,889	229,410	274,867	251,648	59,209	43,430
Debt settlements	15,335	—	—	—	—	15,335
Interest and dividend	14,418	19,443	14,579	3,895	3,719	7,475
Extinguishment of preferred share liability	49,142	—	—	—	—	49,142
Securities and investment properties	10,162	37,863	37,223	25,263	1,617	1,155
Equity income	3,619	4,263	3,465	1,900	3,066	1,898
Other income	8,557	13,425	7,088	4,412	6,325	5,959

	406,405	598,808	543,948	442,560	173,701	212,497

Operating profits	81,523	48,726	49,576	23,199	12,339	15,696
Currency transactions (losses) gains	(6,148)	(18,151)	2,212	1,278	1,843	(3,836)
Goodwill impairment	—	(5,235)	(1,930)	(9,231)	—	—
Income before income taxes	75,375	25,340	49,858	15,246	14,182	61,002
Net income	75,418	26,612	49,034	14,389	13,377	60,520
Net income attributable to shareholders	75,179	23,288	48,492	14,233	12,470	60,331
Earnings per share, diluted	2.70	0.91	2.09	0.80	0.48	2.22
Dividend (stock)	(16,418)	—	—	—	—	—
Number of weighted average shares outstanding, diluted	28,089,650	25,977,458	23,309,893	18,043,411	26,478,659	27,264,252

	As at December 31,				As at June 30,
	2009	2008	2007	2006	2010	2009
	(In thousands)
Consolidated Balance Sheet
Current assets	$437,267	$296,461	$315,256	$195,462	$376,557	$322,155
Cash and cash equivalents	329,554	201,622	183,903	99,078	235,312	244,752
Securities	17,196	4,493	45,984	36,787	17,171	12,448
Receivables	19,889	31,672	39,045	28,587	39,833	23,258
Inventories	46,197	20,075	43,097	21,764	50,759	6,584
Properties for sale	13,616	13,374	—	597	11,675	13,470
Non-current assets	75,064	73,454	40,320	34,975	87,577	79,767
Securities	5,880	9,150	5,989	3,403	13,421	9,141
Property, plant and equipment	5,460	2,806	992	469	25,280	3,670
Investment property	41,290	39,744	—	—	35,595	40,245
Total assets	512,331	369,915	355,576	230,437	464,134	401,922

Current liabilities	204,693	117,763	143,324	91,280	151,062	153,481
Financial liabilities, short-term bank loans	141,016	65,067	76,204	53,000	102,978	107,066
Account payables and accrued expenses	45,714	39,040	52,636	38,080	44,233	32,624
Long-term debt, current portion	16,071	2,770	8,981	200	1,921	12,621
Long-term liabilities	96,322	134,618	129,535	92,211	80,018	67,139
Long-term debt, less current portion	58,097	52,634	28,068	4,710	50,922	45,233
Other non-current liabilities	25,829	91	—	87,501	26,171	120
Total liabilities	301,015	252,381	272,859	183,491	231,080	220,620

Shareholders’ equity	210,320	116,010	81,583	45,131	215,362	179,580
Common stock, net	46,132	18,090	2,591	2,591	47,032	18,090
Retained earnings	166,461	108,576	89,584	41,092	178,931	168,907
Non-controlling interest	996	1,524	1,134	1,815	17,692	1,722
Equity	211,316	117,534	82,717	46,946	464,134	401,922

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL INFORMATION
     The unaudited pro forma condensed consolidated balance sheet as of June 30, 2010, referred to as the “Pro Forma Balance Sheet”, and the unaudited pro forma condensed consolidated statements of operations for the six months ended June 30, 2010 and for the year ended December 31, 2009, referred to as the “Pro Forma Income Statements” and, together with the Pro Forma Balance Sheet, the “Pro Forma Statements”, are based on the historical financial statements of Terra Nova and Mass after giving pro forma effect to Terra Nova’s acquisition of Mass and the assumptions and adjustments described in the notes herein. Under the terms of the Agreement, Terra Nova intends to acquire all of the outstanding Mass Common Shares by way of a tender offer of one Terra Nova Common Share for each Mass Common Share, referred to as the “Transaction”, and, if applicable, a subsequent transaction which would result in the issuance of 25,001,089 Terra Nova Common Shares.
     We have prepared the Pro Forma Statements by applying pro forma adjustments in accordance with Canadian GAAP reconciled to US GAAP and as described below, which are expected to have a continuing impact on Terra Nova.
     The Pro Forma Balance Sheet gives effect to the Transaction to the extent not already included in our interim consolidated balance sheet, as if it had occurred on June 30, 2010. The Pro Forma Income Statements give effect to the Transaction to the extent not already included in our interim consolidated statement of operations for the six months ended June 30, 2010 and the year ended December 31, 2009 as if the Transaction was successfully completed on January 1, 2009 and 2010, respectively.
     The assumptions underlying the pro forma adjustments are based on currently available information that management believes is reasonable and in accordance with Canadian GAAP reconciled to US GAAP. In particular, for the purposes of the Pro Forma Statements:
•	the Terra Nova Common Shares to be issued pursuant to the Transaction have been valued based upon their closing trading price at September 28, 2010, being $7.35 per share; and
•	the assets of Mass, being acquired pursuant to the Transaction are valued at their net book value as at June 30, 2010, being $215.3 million plus $18.0 million for the increase in fair value for Mass’s resource properties and adjusted to reflect the conversion to shares of debt instruments.
     Because the Pro Forma Statements address a hypothetical situation, they do not, and are not intended to, represent or be indicative of the consolidated results of operations or financial position of Terra Nova that would have been reported had the Transaction been completed as of the dates presented, and should not be taken as representative of the future consolidated results of operations or financial position of Terra Nova.
     The Pro Forma Statements do not reflect:
•	any operating efficiencies and cost savings that we may achieve with respect to the combined companies; and
•	how Terra Nova and Mass determined the exchange ratio for the Transaction, which was based upon the fully-diluted adjusted net book value per share of each party.
     In particular, the Pro Forma Statements do not reflect adjustments for certain items that have already occurred in respect of Terra Nova subsequent to June 30, 2010. This offer is part of a several step transaction designed to effect a combination with an exchange ratio based upon the fully-diluted net book value per share of each company adjusted in the case of Terra Nova to reflect its recently completed Rights Offering, its distribution to its shareholders of KID Shares on September 23, 2010, the change in fair value for its Wabush royalty interest and the after-tax recovery for past royalty underpayments, excluding pending claims for interest and costs, referred to as the “Arbitration Award”. In the case of Mass, its net book value was adjusted to reflect the fair value of its resource interests and the conversion to shares of certain debt instruments. Based upon the foregoing adjustments, for the purposes of the Offer, the parties determined that the diluted adjusted net book value per share of each party was approximately equal as a basis for the one to one share exchange.
     The share price for Terra Nova Common Shares may be impacted by, among other things: (i) this offer; (ii) future distributions of Terra Nova’s KID Shares; (iii) the Arbitration Award; and (iv) the change in the fair value of the Wabush royalty interest.
     The pro forma adjustments related to the Transaction are based on information obtained to date and are subject to revision. In particular, the allocation of the purchase price is preliminary, assumes estimated fair values based upon the current market value of Terra Nova Common Shares and the book value of Mass’s assets plus an amount to increase the fair value of certain resource properties and adjusted to reflect the conversion of certain debt instruments. They will be adjusted following a complete assessment of the fair value of net assets acquired. A final determination of these fair values will reflect our consideration of final valuations prepared by management using the assistance of third-party appraisers. These final valuations will be based on the actual acquired identifiable assets and assumed liabilities that existed and the value of Terra Nova Common Shares as of the closing date of the Transaction. Such adjustments could have a material impact on the Pro Forma Statements included herein. These impacts could include a recognition of goodwill. If it is ultimately determined that the fair value of acquired identifiable assets and assumed liabilities exceeds the aggregate purchase price, any excess of fair value of acquired identifiable assets and assumed liabilities over purchase consideration, referred to as the “Excess”, will be recognized immediately in our statement of operations.
     The Pro Forma Statements should be read in conjunction with the:
•	accompanying notes to the Pro Forma Statements;
•	separate unaudited historical consolidated financial statements of Terra Nova as of and for the six months ended June 30, 2010, included in Terra Nova’s Interim Report on Form 6-K for the three and six months ended June 30, 2010;
•	separate historical consolidated financial statements of Terra Nova for the year ended December 31, 2009, included in Terra Nova’s annual report on Form 20-F for the year ended December 31, 2009;
•	separate unaudited historical consolidated financial statements of Mass as of and for the six months ended June 30, 2010, included in this prospectus; and
•	separate historical consolidated financial statements of Mass for the year ended December 31, 2009, included in this prospectus.

TERRA NOVA ROYALTY CORPORATION
UNAUDITED PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET
As at June 30, 2010
(In thousands)

	Terra Nova[1]	Mass[2]	Combined[3]	Pro Forma		Pro Forma
ASSETS	Historical	Historical	Historical	Adjustments		Totals[11]
Current Assets
Cash and cash equivalents	$71,202	$235,312	$306,514	$—		$306,514
Securities	13,666	17,171	30,837	(11,073	) [4]	19,764
Restricted cash	—	2,125	2,125	—		2,125
Note and loan receivables	8,000	12,723	20,723	(12,723	) [5]	8,000
Other receivables	5,789	27,110	32,899	(209	) [6]	32,690
Amount due from a former subsidiary	1,754	—	1,754	—		1,754
Inventories	—	50,759	50,759	—		50,759
Property for sale	—	11,675	11,675	—		11,675
Tax receivables	—	1,747	1,747	—		1,747
Contract deposits, prepaid and other	773	17,935	18,708	—		18,708
Future income tax assets	158	—	158	—		158

Total current assets	101,342	376,557	477,899	(24,005)		453,894

Non-current Assets
Restricted cash	—	28	28	—		28
Securities	—	13,421	13,421	12,723	[5]	26,144
Investment in a former subsidiary	116,909	—	116,909	—		116,909
Property, plant and equipment	110	25,280	25,390	18,000	[8]	43,390
Interest in resource property	26,143	—	26,143	—		26,143
Investment property	—	35,595	35,595	—		35,595
Equity method investments	—	4,921	4,921	—		4,921
Future income tax assets	2,426	3,539	5,965	—		5,965
Goodwill	—	4,793	4,793	(4,793	) [8]	—

Total non-current assets	145,588	87,577	233,165	25,930		259,095

	$246,930	$464,134	$711,064	$1,925		$712,989

LIABILITIES AND EQUITY

Current Liabilities
Accounts payable and accrued expenses	$2,326	$44,233	$46,559	$(209	) [6]	$46,350
Debt, current portion	—	1,921	1,921	—		1,921
Financial liabilities, short-term bank loans	—	102,978	102,978	—		102,978
Provisions	—	1,090	1,090	—		1,090
Income tax liabilities	553	840	1,393	—		1,393
Deferred credit, future income tax assets	158	—	158	—		158
Dividend payable	37,326	—	37,326	—		37,326

Total current liabilities	40,363	151,062	191,425	(209)		191,216
Long-term liabilities
Debt, less current portion	—	50,922	50,922	(2,610	) [7]	48,312
Provisions	—	972	972	—		972
Future income tax liability	—	1,953	1,953	—		1,953
Other long-term liabilities	—	26,171	26,171	—		26,171

Total long-term liabilities	—	80,018	80,018	(2,610)		77,408

Total liabilities	40,363	231,080	271,443	(2,819)		268,624
Equity
Shareholders’ equity	206,567	215,362	421,929	4,744	[7,8,10]	426,673
Non-controlling interests	—	17,692	17,692	—		17,692

Total equity	206,567	233,054	439,621	4,744		444,365

	$246,930	$464,134	$711,064	$1,925		$712,989

	At
Reconciliation of shareholders equity to US GAAP:(2)	June 30, 2010
Shareholders’ equity in accordance with Canadian GAAP	$426,673
Inventories	(2,495)	12
Unrecognized pension benefit expense, net of tax	(1,315)	13
Distribution of shares in a former subsidiary	1,906	14

Shareholders’ equity in accordance with US GAAP	$424,769

See notes to unaudited pro forma condensed combined financial statements

TERRA NOVA ROYALTY CORPORATION
UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
For Six Months Ended June 30, 2010
(In thousands, except per share amounts)

	Terra Nova[1]	Mass[2]	Combined[3]	Pro Forma		Pro Forma[8]
	Historical	Historical	Historical	Adjustments		Total
Revenues	$101,585	$170,635	$272,220	$(106,061)[4,5,6]		$166,159
Cost of revenues	(78,659)	(139,907)	(218,566)	75,758	[5]	(142,808)
Reduction in loss on terminated customer contracts	3,517	—	3,517	(3,517)[5]		—

Gross Profit	26,443	30,728	57,171	(33,820)		23,351

Income from interest in resource property	8,768	—	8,768	—		8,768
General and administrative expense	(26,096)	(13,767)	(39,863)	22,679	[4,5]	(17,184)
Stock-based compensation recovery (expense) —general and administrative	1,415	—	1,415	(2,080)[5]		(665)
Restructuring costs (recovery)	465	—	465	(465)[5]		—

Operating income (loss)	10,995	16,961	27,956	(13,686)		14,270

Interest income	1,550	—	1,550	2,820	[4,5,6]	4,370
Interest expense	(570)	(4,787)	(5,357)	708	[4,5]	(4,649)
Foreign currency transaction gains (losses), net	(7,112)	1,843	(5,269)	6,919	[5]	1,650
Share of the results of equity method investees	—	3,066	3,066	—		3,066
Other income (expense), net	(129)	(2,901)	(3,030)	2,192	[5]	(838)

Income before income taxes	4,734	14,182	18,916	(1,047)		17,869
Provision for income taxes:
Income taxes	(21,527)	(805)	(22,332)	22,043	[5]	(289)
Resource property revenue taxes	(1,956)	—	(1,956)	—		(1,956)

	(23,483)	(805)	(24,288)	22,043		(2,245)

Net income (loss)	(18,749)	13,377	(5,372)	20,996		15,624
Less: Net (income) loss attributable to the non-controlling interests	(74)	(907)	(981)	74	[5]	(907)

Net income (loss) attributable to holders of Terra Nova Common Shares	$(18,823)	$12,470	$(6,353)	$21,070		$14,717

Basic earnings (loss) per share	$(0.62)					$0.27

Diluted earnings (loss) per share	$(0.62)					$0.27

Weighted average number of common shares outstanding
— basic	30,277,673					55,278,762

— diluted	30,277,673					55,278,762

See notes to unaudited pro forma condensed combined financial statements.

TERRA NOVA ROYALTY CORPORATION
UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
For Year Ended December 31, 2009
(In thousands, except per share amounts)

	Terra Nova[1]	Mass[2]	Combined[3]	Pro Forma		Pro Forma[8]
	Historical	Historical	Total	Adjustments		Total
Revenues	$576,408	$402,786	$979,194	$(652,282)[4,5,6,7]		$326,912
Cost of revenues	(457,847)	(273,793)	(731,640)	450,739	[5]	(280,901)
Reduction in loss on terminated customer contracts	17,829	—	17,829	(17,829)[5]		—

Gross Profit	136,390	128,993	265,383	(219,372)		46,011

Income from interest in resource property	13,530	—	13,530	—		13,530
General and administrative expense	(74,796)	(30,631)	(105,427)	61,444	[5,6]	(43,983)
Stock-based compensation recovery (expense) —general and administrative	391	—	391	2,322	[5]	2,713
Restructuring costs (recovery)	(9,220)	—	(9,220)	9,220	[5]	—
Gain on sale of workshop and related assets	5,254	—	5,254	(5,254)[5]		—

Operating income (loss)	71,549	98,362	169,911	(151,640)		18,271

Interest income	7,043	—	7,043	(1,185)[5]		5,858
Interest expense	(2,793)	(13,350)	(16,143)	3,314	[5]	(12,829)
Foreign currency transaction gains (losses), net	(2,006)	(6,148)	(8,154)	2,289	[5,7]	(5,865)
Share of the results of equity method investees	(254)	3,619	3,365	254	[5]	3,619
Loss on investments in preferred shares in former subsidiaries	(9,538)	—	(9,538)	9,538	[4,7]	—
Other income (expense), net	3,825	(7,108)	(3,283)	4,023	[5]	740

Income before income taxes	67,826	75,375	143,201	(133,407)		9,794
Provision for income taxes:
Income taxes	(23,026)	43	(22,983)	28,067	[5]	5,084
Resource property revenue taxes	(3,039)	—	(3,039)	—		(3,039)

	(26,065)	43	(26,022)	28,067		2,045

Net income (loss)	41,761	75,418	117,179	(105,340)		11,839
Less: Net (income) loss attributable to the non-controlling interests	(1,050)	(239)	(1,289)	1,050	[5]	(239)

Net income (loss) attributable to holders of Terra Nova Common Shares	$40,711	$75,179	$115,890	$(104,290)		$11,600

Basic earnings (loss) per share	$1.34					$0.21

Diluted earnings (loss) per share	$1.34					$0.21

Weighted average number of common shares outstanding
— basic	30,354,207					55,355,296

— diluted	30,354,207					55,355,296

See notes to unaudited pro forma condensed combined financial statements.

TERRA NOVA ROYALTY CORPORATION
NOTES TO UNAUDITED PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET
1.	Represents our historical unaudited consolidated balance sheet, extracted from Terra Nova’s consolidated financial statements. Our historical balance sheet includes an investment associated with the 5% ownership of Mass. See Note 4 below.

2.	Represents the historical unaudited consolidated balance sheet of Mass extracted from its unaudited consolidated financial statements included elsewhere in this prospectus. This financial information was prepared using IFRS. Management has reviewed the IFRS information and has preliminarily determined that there are no material differences between the reported IFRS information and what would be recorded using Canadian GAAP. Furthermore, management has reviewed the Canadian GAAP information and has preliminarily determined that there are no material differences between the reported Canadian GAAP information and what would be recorded using US GAAP. A final assessment of the differences in generally accepted accounting principles may result in adjustments that may be required and this may result in material differences being identified.

3.	Represents the combined balance sheets in Canadian GAAP.

4.	Reflects the elimination of the investment that Terra Nova held in the form of 1,203,627 Mass Common Shares currently held, which has historically been accounted for as trading securities. Represents the resulting loss that resulted from the Transaction. This amount has been recognized in retained earnings and is not reflected in the Pro Forma Income Statements as it will not have an ongoing impact to the results.

5.	Represents a reclassification of short-term receivable to long-term receivables. This reclassification is reflective of the fact that, prior to the Transaction but post-balance sheet dates, the term of this receivable has been renegotiated.

6.	Reflects the elimination of inter-company transactions that would be eliminated upon consolidation. This elimination assumes a 100% ownership interest in Mass by Terra Nova. Due to the immaterial nature of these amounts, management has not performed a sensitivity analysis.

7.	Represents the elimination of convertible bonds, and the subsequent issuance of Mass Common Shares. This adjustment reflects that fact that certain bonds were converted subsequent to the issuance of Mass’s interim financial statements but prior to this Transaction.

8.	Reflects the preliminary allocation of the purchase price, and the results associated with the acquisition of all of Mass (less our current ownership) and the preliminary allocation of the Excess as part of the Transaction. An independent appraisal will be performed to determine the fair value of acquired identifiable assets and assumed liabilities, including any identifiable intangible assets related to the Transaction. The final purchase price allocation could result in a materially different allocation than that presented in these Pro Forma Statements, which assumes that fair value of the assets acquired is equivalent to the book value of Mass as at June 30, 2010 plus an increase in the fair value of its resource properties, the adjustment to debt, and goodwill. The purchase consideration paid by Terra Nova is based on the closing trading price for Terra Nova Common Shares on September 28, 2010, and will be adjusted to reflect the fair value of Terra Nova Common Shares, on the date the Transaction closes. Such adjustments may result in, among other things, an increase or decrease in acquired identifiable assets, assumed liabilities and goodwill (or negative goodwill). When the fair value of acquired identifiable assets and assumed liabilities exceeds the aggregate purchase price, any Excess would be recognized immediately in the statement of operations.

Aggregate Purchase Price:
Value of Terra Nova Common Shares to be issued, based upon the current trading price			$183,757	A
Value of current ownership interest			8,847
Net book value of net assets of Mass acquired	$215,362
Fair value increase of Mass’s assets	18,000	B
Elimination of goodwill	(4,793)
Conversion of debt instruments into equity	2,610

Total fair value of net assets of Mass:			231,179

Excess			$38,575	C

A	- Represents the estimated value of the Terra Nova Common Shares, being 25,001,089 shares, used to acquire all of Mass (less our current ownership). This aggregate purchase value is based on Terra Nova’s closing trading share price on September 28, 2010, being $7.35 per share, as an estimate of the fair value of the shares to be issued upon completion of the Transaction. The aggregate purchase price may change based on the finalization of this Transaction as the consideration will be based on fair value of Terra Nova Common Shares at the closing date and will have a resulting impact on the purchase price allocation.

A movement in the price of Terra Nova Common Shares of $1.00 based on the shares volatility, will increase/decrease the purchase price by approximately $25 million, and would therefore impact the level of goodwill or negative goodwill recognized. If the share price for Terra Nova Common Shares reached a level of approximately $9.00, there would be no Excess recognized.

B	— Represents an increase in fair value related to Mass’s resource property.

C — Represents an excess of net identifiable assets acquired over purchase cost that under Canadian GAAP would be recognized as a gain in the statement of operations. This amount is subject to change for two primary reasons: the share price on closing will impact the purchase price, and the fair value exercise that is to be completed will impact the fair value assumptions used above. This amount is not reflected in the pro forma income statement as it is a one-time gain and will not have an ongoing impact to Terra Nova’s results.
9.	This offer is part of a several step transaction, which includes the subsequent merger of Mass and a Terra Nova subsidiary, designed to effect a combination with an exchange ratio based upon the fully-diluted net book value of each company adjusted in the case of Terra Nova to reflect the recently completed rights offering, referred to as the “Rights Offering”, the distribution of KID Shares on September 23, 2010, referred to as the “Third Distribution”, the expected increase to the change in the fair value of its Wabush royalty interest and the after-tax recovery for past royalty underpayments, excluding pending claims for interest and costs, referred to as the “Arbitration Award”. In the case of Mass, its net book value was adjusted to reflect the fair value of its resource interests. Based upon the foregoing adjustments, for the purposes of this offer, the parties determined that the diluted adjusted net book value per share of each party was approximately equal as a basis for the one to one share exchange.

The share price for Terra Nova Common Shares may be impacted by, among other things: (i) this offer; (ii) future distributions of Terra Nova’s KID Shares; (iii) the Arbitration Award; and (iv) the increase in the fair value of the Wabush royalty interest.

10.	Represents the adjustment to equity to record the additional shares which were issued in the Transaction, net of the adjustment to eliminate the historical equity accounts of the entities consolidated as a result of the Transactions.

11.	Represents the Canadian GAAP pro forma balance sheet.

12.	The inventory write-down incurred in Terra Nova’s industrial plant technology, equipment and service business which was deconsolidated from March 31, 2010.

Under Canadian GAAP, the amount of any write-down of inventories to net realizable value of inventories shall be recognized as an expense in the period the write-down occurs. The amount of any reversal of any write-down of inventories, arising from an increase in net realizable value, shall be recognized as a reduction in the amount of inventories recognized as an expense in the period in which the reversal occurs. Under US GAAP, the entity shall not recognize any reversal of any previously recognized write-down arising from the subsequent increase in the net realizable value.

13.	The defined benefit pension cost incurred in Terra Nova’s industrial plant technology, equipment and service business which was deconsolidated from March 31, 2010.

Pursuant to US GAAP, a business entity that sponsors a defined benefit plan shall (a) recognize the overfunded or underfunded status of a defined benefit plan as an asset or liability in its balance sheet and recognize changes in that funded status in comprehensive income in the year in which the changes occur; and (b) measure the funded status of a plan as of the date of its year-end balance sheet, with limited exceptions.

Under US GAAP, the accumulated other comprehensive income includes the net gain and loss amounts that had not yet been recognized as net periodic benefit cost for the periods then ended. The unrecognized pension cost arises from actuarial gains and losses.

14.	As a result of the deconsolidation of Terra Nova’s industrial plant technology, equipment and service business effective from March 31, 2010, the assets and liabilities of Terra Nova’s industrial plant technology, equipment and service business were presented in one line, on net basis, on Terra Nova’s consolidated balance sheet and deferred tax liability had been provided for the outside basis difference of Terra Nova’s equity interest in the industrial plant technology, equipment and service business. Pursuant to the Pro Forma Adjustment Numbers 12 and 13, the carrying amount of the investment in the industrial plant technology, equipment and service business was reduced, net of the deferred income tax.

TERRA NOVA ROYALTY CORPORATION
NOTES TO UNAUDITED PRO FORMA CONDENSED STATEMENT OF OPERATIONS
1.	Represents our historical unaudited consolidated income statement, extracted from Terra Nova’s consolidated financial statements.

2.	Represents the historical unaudited consolidated income statement of Mass extracted from Mass’s unaudited consolidated financial statements included elsewhere in this prospectus. This financial information was prepared using IFRS. Management has reviewed the IFRS information and have preliminary determined that there are no material differences between the reported IFRS information and what would be recorded using Canadian GAAP. Furthermore, management has reviewed the Canadian GAAP information and has preliminarily determined that there are no material differences between the reported Canadian GAAP information and what would be recorded using US GAAP. A final assessment of the differences in generally accepted accounting principles may result in adjustments that may be required and this may result in material differences being identified.

3.	Represents the combined income statements in Canadian GAAP.

4.	Reflects the elimination of inter-company transactions that would be eliminated upon consolidation. This elimination assumes a 100% ownership interest in Mass by Terra Nova.

5.	Represents the elimination of the income statement items that relate to Terra Nova’s industrial plant technology, equipment and services business that were spun off to existing shareholders in the first quarter of 2010. As these results will not have an ongoing effect on Terra Nova’s results they have been removed.

6.	Represents a reclassification of amounts recorded in Mass pursuant to Terra Nova’s policies under Canadian GAAP.

7.	Reflects the elimination of the loss on Terra Nova’s investments of preferred shares held in Mass.

8.	Reflects the Canadian GAAP and US GAAP pro forma income statement.

COMPARATIVE PER COMMON SHARE DATA
     The following tables summarize the net income and book value per common share information for Terra Nova and Mass on a historical and unaudited pro forma combined basis. The pro forma combined financial information gives effect to the purchase of Mass Common Shares on an acquisition method basis as described in “Unaudited Pro Forma Condensed Consolidated Financial Information” beginning on page 12.
     The historical book value per common share of Terra Nova and Mass is computed by dividing total shareholders’ equity by the number of shares of common stock outstanding at the end of the period.
     The pro forma combined book value per common share of Terra Nova is computed by dividing total pro forma Shareholders’ equity by the pro forma number of Terra Nova Common Shares outstanding at the end of the period.
     The information listed as “pro forma combined per Mass equivalent share” was obtained by multiplying the pro forma combined amounts by the exchange ratio in this offer of one (1) Terra Nova Common Share to be issued for each outstanding Mass Common Share.
     Terra Nova expects to incur charges as a result of its offer for Mass Common Shares. Terra Nova also anticipates that the completion of this offer will provide financial benefits that potentially include reduced operating expenses and the opportunity to generate more revenue. The pro forma financial information, while helpful in illustrating the financial characteristics of the company after the successful completion of this offer under one set of assumptions, does not reflect these expenses or benefits and, accordingly, does not attempt to predict or suggest future results.
     The information in the following table is based on, and should be read together with, Terra Nova’s historical financial information contained in prior SEC filings, which are incorporated herein by reference, the Mass historical financial information included in this prospectus and the Unaudited Pro Forma Condensed Consolidated Financial Information beginning on page 12.

	As of and for the	As of and for the
	Six Months Ended	Year Ended December
	June 30, 2010	31, 2009
Historical Terra Nova:
Net income (loss) per common share — basic	$(0.62)	$1.34
Net income (loss) per common share — diluted	(0.62)	1.34
Book value per common share	6.82	10.68
Dividends declared per common share	—	—

Historical Mass:
Net income per common share — basic	0.56	3.69
Net income per common share — diluted	0.48	2.70
Book value per common share — diluted	8.80	7.75
Cash dividends declared per common share	—	—

Pro forma per Terra Nova Common Share:
Net income per common share — basic	0.27	0.21
Net income per common share — diluted	0.27	0.21
Book value per common share	8.04	N/A
Cash dividends declared per common share	—	—

(1)	These amounts are calculated by multiplying the exchange ratio of one (1) Terra Nova Common Share to be issued in this offer for each Mass Common Share by the unaudited pro forma combined per Terra Nova Common Share amounts presented above.

COMPARATIVE PER SHARE MARKET PRICE AND DIVIDEND INFORMATION
     Terra Nova Common Shares are traded on the New York Stock Exchange under the symbol “TTT”. Mass Common Shares are traded on the Third Market of the Vienna Stock Exchange under the symbol “MASS” and are quoted on the pink sheets electronic over-the-counter market published by Pink OTC Markets Inc., referred to as the “Pink Sheets”, in the United States under the symbol “MFCAF”.
Terra Nova
     The closing price of the Terra Nova Common Shares on the New York Stock Exchange on September 24, 2010, the last trading day prior to the announcement of this offer, was $7.00.
     Effective March 31, 2010, Terra Nova Common Shares began trading on the New York Stock Exchange under the symbol “TTT”. Previously, since June 18, 2007, Terra Nova Common Shares had been quoted on the New York Stock Exchange under the symbol “KHD”. Prior to listing on the New York Stock Exchange, Terra Nova Common Shares were traded on the Nasdaq Global Select Market under the symbol “KHDH”. Terra Nova voluntarily terminated its listing on the Nasdaq Global Select Market and the last day of trading of the Terra Nova Common Shares on the Nasdaq Global Select Market was June 15, 2007. The following table sets forth the annual high and low closing sale prices for the last five years, the quarterly high and low closing sale prices for the last two fiscal years, and the monthly high and low closing sale prices for the last six months of Terra Nova Common Shares on the applicable trading market:

Year	High	Low
2005	$13.26	$7.75
2006	22.10	10.34
2007	45.74	18.00
2008	35.79	6.50
2009	14.20	6.65

Fiscal Quarter Ended
2008
First quarter	$32.43	$20.85
Second quarter	35.79	23.61
Third quarter	31.47	18.11
Fourth quarter	21.00	6.50

2009
First quarter	$13.59	$6.65
Second quarter	9.60	6.81
Third quarter	12.39	8.12
Fourth quarter	14.20	8.90

2010
First quarter	$15.78	$12.18
Second quarter	14.84	8.33
Third quarter (through September 24, 2010)	8.92	6.77

Month Ended
March 2010	$14.95	$13.15
April 2010	14.84	13.37
May 2010	13.44	9.30
June 2010	9.89	8.33
July 2010	8.79	7.75
August 2010	8.92	7.16
September 2010 (through September 24, 2010)	8.62	6.77
     On June 21, 2010, Terra Nova declared a special dividend whereby 7,517,228 common shares of KID, representing approximately 23% of the total issued shares of KID, were distributed on a pro-rata basis to Terra Nova’s shareholders of record on July 1, 2010, on the basis of one (1) common share of KID for every four (4) Terra Nova Common Shares held.
     On September 13, 2010, Terra Nova declared a special dividend whereby 9,474,384 common shares of KID, representing approximately 29% of the total issued and outstanding shares of KID, were distributed on a pro-rata basis to Terra

Nova’s shareholders of record on September 23, 2010, on the basis of one common share of KID for every four Terra Nova Common Shares held.
Mass
     The closing price for a Mass Common Share on the Third market of the Vienna Stock Exchange on September 24, 2010, the last trading day prior to the announcement of this offer, was €6.71. Mass Common Shares have been traded on the Third Market of the Vienna Stock Exchange since January 2009, under the symbol “MASS”.
     The following table sets forth the high and low closing sale prices for the periods indicated of Mass Common Shares on the Third Market of the Vienna Stock Exchange. Mass’s fiscal year ends on December 31.

Year	High	Low
2009	€6.20	€2.32

Fiscal Quarter Ended

2009
First quarter	€3.87	€2.32
Second quarter	4.63	3.01
Third quarter	5.51	4.08
Fourth quarter	6.20	5.25

2010
First quarter	€6.61	€5.59
Second quarter	8.81	6.40
Third quarter (through September 24, 2010)	7.40	6.71

Month Ended
March 2010	€6.52	€5.79
April 2010	7.72	6.40
May 2010	8.63	7.09
June 2010	8.81	7.47
July 2010	7.40	6.93
August 2010	7.39	6.78
September 2010 (through September 24, 2010)	7.05	6.71
     Additionally, Mass Common Shares have been quoted on the Pink Sheets since January 2006 under the symbol “MFCAF” and the last quoted price for a Mass Common Share on the Pink Sheets on September 24, the last trading day prior to the commencement of this offer was $9.47. The following table sets forth the high and low quoted prices of Mass Common Shares on the Pink Sheets for the fiscal periods indicated.

Year	High	Low
2006	$3.50	$1.15
2007	9.60	2.55
2008	6.40	3.49
2009	9.75	3.00

Fiscal Quarter Ended
2008
First quarter	$6.40	$4.20
Second quarter	6.40	4.70
Third quarter	5.75	3.60
Fourth quarter	5.24	3.49

Year	High	Low
2009
First quarter	$5.24	$3.00
Second quarter	6.85	4.00
Third quarter	9.50	6.00
Fourth quarter	9.75	7.90

2010
First quarter	$9.64	$9.00
Second quarter	10.84	9.05
Third quarter (through September 24, 2010)	9.99	8.95

Month Ended
March 2010	$9.45	$9.00
April 2010	10.84	9.80
May 2010	10.82	9.51
June 2010	10.55	9.20
July 2010	9.49	9.00
August 2010	9.99	9.00
September 2010 (through September 24, 2010)	9.47	8.95
     In December 2009, Mass paid a stock dividend to holders of Mass Common Shares, whereby shareholders of record on December 29, 2009 received one (1) new Mass Common Share for each eleven (11) Mass Common Shares owned. As a result, 1,703,366 Mass Common Shares were issued with a net value of $16.4 million. Mass does not currently anticipate paying any cash dividends on the Mass Common Shares in the foreseeable future.

RECENT CLOSING PRICES
          The following table sets forth the respective closing prices per share of Terra Nova Common Shares on the New York Stock Exchange and Mass Common Shares on the Third Market of the Vienna Stock Exchange on September 24, 2010, the last trading day prior to the announcement of this offer, and October 6, 2010, the most recent practicable date prior to the mailing of this prospectus to Mass’s shareholders. The following table also sets forth the equivalent price per share of Mass Common Shares reflecting the value of the Terra Nova Common Shares that Mass shareholders would receive in exchange for each Mass Common Share if this offer was completed on these two dates and if the Mass shareholder received Terra Nova Common Shares in connection with this offer.

			Equivalent
			Per Share Price of
			Mass Common Shares
	Terra Nova	Mass	with Exchange Ratio
Date	Common Shares	Common Shares	of 1:1
September 24, 2010	$7.00	€6.71	$7.00
October 6, 2010	$7.93	€5.31	$7.93
          The above table shows only historical and hypothetical comparisons. These prices may fluctuate prior to this offer and Mass shareholders are urged to obtain current share price quotations for Terra Nova Common Shares and Mass Common Shares and to review carefully the other information contained in this prospectus or incorporated by reference into this prospectus in deciding whether to tender their shares. See the section entitled “Where You Can Find More Information” on page 85.

RISK FACTORS
          In deciding whether to tender your Mass Common Shares pursuant to this offer, you should carefully consider the following factors, in addition to other risk factors of Terra Nova incorporated by reference into this prospectus and the other information contained in this document. See “Where You Can Find More Information” on page 85 for where you can find the additional risk factors incorporated by reference.
Note Regarding Forward-Looking Statements and Risk Factors
          Terra Nova’s current and future operating results may be affected by various risk factors, many of which are beyond its control. Certain statements included in this prospectus and the documents incorporated herein by reference may be forward-looking statements including statements regarding potential future gross profit, net income and liquidity. These statements can be identified by the use of forward-looking terminology such as “believe”, “hope”, “plan”, “intend”, “seek”, “may”, “will”, “could”, “should”, “would”, “expect”, “anticipate”, “estimate”, “continue” or other similar words. Reference is made in particular to the description of our plans and objectives for future operations, assumptions underlying such plans and objectives, and other forward-looking statements. Such statements are based on management’s current expectations and are subject to a number of factors and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements. We caution investors that there can be no assurance that actual results or business conditions will not differ materially from those projected or suggested in such forward-looking statements as a result of various factors. Factors which could cause such results to differ materially from those described in the forward-looking statements include those set forth in the risk factors below. As a result, our future development efforts involve a high degree of risk. When considering forward-looking statements, you should keep in mind that the risk factors could cause our actual results to differ significantly from those contained in any forward-looking statement.
          We acknowledge that the safe harbor for forward-looking statements under Section 27A of the Securities Act and Section 21E of the Exchange Act does not apply to forward-looking statements made in connection with a tender offer.
Risks Related to this Offer and the Merger
The number of Terra Nova Common Shares that you will receive in this offer and any Subsequent Acquisition Transaction will be based upon a fixed exchange ratio. The value of the Terra Nova Common Shares at the time you receive them could be less than at the time you tender your Mass Common Shares.
          In this offer and any Subsequent Acquisition Transaction, each Mass Common Share will be exchanged for one (1) Terra Nova Common Share, which is a fixed exchange ratio. We will not adjust the exchange ratio as a result of any change in the market price of Terra Nova Common Shares or Mass Common Shares between the date of this prospectus and the date you receive Terra Nova Common Shares. The market price of the Terra Nova Common Shares could be less on the date you receive such shares than it is today or on the date that you tender Mass Common Shares or on the date this offer expires, because of changes in the business, financial condition, results of operations or prospects of Terra Nova, market reactions to our offer, general market and economic conditions and other factors. You are urged to obtain current market quotations for Terra Nova Common Shares and Mass Common Shares. See “Comparative Per Share Market Price and Dividend Information” on page 21.
Mass shareholders will have a reduced ownership and voting interest after the Merger.
          After completion of this offer, Mass shareholders will own a significantly smaller percentage of Terra Nova and its voting shares than they currently own of Mass. Consequently, it is possible that Mass shareholders will not be able to exercise as much influence over the management and policies of Terra Nova as they currently exercise over Mass.
We may execute the Top-Up Option to acquire at least 90% of the issued and outstanding Mass Common Shares.
          According to the Agreement, if we do not acquire 90% of the fully diluted Mass Common Shares at the expiration of this offer, we may acquire Mass Common Shares directly from Mass at a price per share equal to the offer consideration, payable in Terra Nova Common Shares, cash or a promissory note in an amount equal to the value of the offer consideration. Pursuant to the Top-Up Option, we may purchase from Mass up to that number of Mass Common Shares equal to the lowest number of Mass Common Shares that, when added to the number of Mass Common Shares owned by Terra Nova, the Merger Subsidiary and their affiliates at the time of the exercise of the Top-Up Option, equals at least one Mass Common Share more than 90% of the fully diluted Mass Common Shares outstanding (after the exercise of the Top-Up Option and excluding Mass Common Shares held by Terra Nova or an affiliate of Terra at the commencement of this offer). As a result, even if we do not acquire at least 90% of the outstanding Mass Common Shares in this offer, we may acquire enough Mass Common Shares to initiate a compulsory acquisition under the Barbados Act, which would allow us to acquire the remaining Mass Common Shares outstanding.
Failure to successfully complete the Merger could be costly to Terra Nova, Mass and their respective shareholders.
          If this offer is not consummated for any reason the price of Mass Common Shares and Terra Common Shares, respectively, may decline, assuming that current market prices reflect a market assumption that this offer will be consummated.
          In addition, if the Agreement is terminated under certain circumstances, Terra Nova or Mass will be required to pay to the other party a termination fee of $6,000,000, as well as an expense reimbursement payment of $250,000. The obligation to make that payment may adversely affect the ability of Mass or Terra Nova, respectively, to engage in another transaction and may have an adverse impact on their respective financial condition. See “The Agreement — Termination Payment” on page 74.
The exchange of Mass Common Shares for Terra Nova Common Shares in this offer may be taxable to Mass shareholders.
          If this offer and the Merger are not treated as a single integrated transaction for U.S. federal income tax purposes, if the Merger is not completed, or if the transaction otherwise fails to qualify as a reorganization within the meaning of Section 368(a) of the Code, the exchange of Mass Common Shares for Terra Nova Common Shares in this offer will be taxable to such shareholders for U.S. federal income tax purposes. Davis Wright Tremaine LLP is of the opinion that this offer and the Merger should constitute a single integrated transaction that qualifies as a reorganization within the meaning of Section 368(a) of the Code provided other conditions are satisfied. (See “Material U.S. Federal Income Tax Consequences” on page 65 for a description of these conditions and the assumptions on which this opinion of counsel is based). This opinion of counsel is being delivered prior to the consumation of this offer and the Merger and therefore is prospective and dependant on future events. In addition, the opinion of Davis Wright Tremaine LLP will not be binding on the Internal Revenue Service, referred to as the “IRS”, and there can be no assurance that the IRS will not challenge this conclusion.
          Mass shareholders should consult their tax advisors to determine the specific tax consequences to them of this offer and the Merger, including any federal, state, local, foreign or other tax consequences, and any tax return filing or other reporting requirements.
If we are not successful in integrating our organizations, we will not be able to operate efficiently after this offer.
          Achieving the benefits of this offer will depend in part on the successful integration of Terra Nova’s and Mass’s operations and personnel in a timely and efficient manner. This integration requires coordination of different management teams in multiple countries. This process will be difficult and unpredictable because of possible conflicts and different opinions on how best to run these operations. If we cannot successfully integrate our operations and personnel, we may not realize the expected benefits of this offer and we may experience increased expenses and distraction of our management personnel.
Integrating our companies may divert management’s attention away from our operations.
          Successful integration of Terra Nova’s and Mass’s operations and personnel will place an additional burden on our management and our internal resources. Neither Terra Nova nor Mass has significant management resources upon which to draw to coordinate the integration of the two companies. As a result, the additional burden could lead to a significant diversion of management attention, which could lead to a decrease in Terra Nova’s future operating results and thereby negatively impact its share price.
Failure to retain key employees could diminish the benefits of Merger.
          The successful combination of Mass and Terra Nova will depend in part on the retention of key personnel of Mass, including senior management. There can be no assurance that Terra Nova will be able to retain Mass’s key personnel. Upon completion of this offer, certain members of Mass’s management with change in control employment agreements could trigger such agreements, requiring Terra Nova to pay severance costs in the future. Such costs could be significant. See “Interests of Certain Persons in this Offer.”
Additional Risks Related to Terra Nova upon the Successful Completion of the Merger or a Subsequent Acquisition Transaction
We may fail to realize all of the anticipated benefits of the Merger.
          After the successful completion of the Merger or a Subsequent Acquisition Transaction, Terra Nova will depend, in part, on its ability to successfully combine the businesses of Terra Nova and Mass. To realize these anticipated benefits, Terra

Nova expects to integrate Mass’s business into its own. It is possible that the integration process could result in the disruption of each company’s ongoing businesses or inconsistencies in standards, controls, procedures and policies that adversely affect our ability to maintain relationships with clients, customers and employees. If Terra Nova experiences difficulties with the integration process, the anticipated benefits of the successful completion of this offer may not be realized fully or at all, or may take longer to realize than expected. Further, there may be business disruptions as a result of the integration of Mass into Terra Nova that cause Mass to lose customers. Integration efforts between the two companies will also divert management attention and resources. These integration matters could have an adverse effect on each of Mass and Terra Nova during this transition period and for an undetermined period after the completion of this offer.
The market price of Terra Nova Common Shares after the Merger may be affected by factors different from those affecting the shares of Mass or Terra Nova currently.
          The businesses of Terra Nova and Mass differ in material respects and, accordingly, the results of operations of the combined company and the market price of the combined company’s common shares may be affected by factors different from those currently affecting the independent results of operations of each of Terra Nova and Mass. For a discussion of the businesses of Terra Nova and Mass, see “The Companies” beginning on page 30 of this prospectus.
Our future growth opportunities may be limited.
          In order to continue to grow our business after the completion of the Merger or a Subsequent Acquisition Transaction, we may seek to acquire or merge with, or invest or make proprietary investments in, new companies or opportunities. We may face a lack of suitable acquisition or merger or other proprietary investment candidates which may, in turn, limit our growth. Further, in pursuing acquisition and investment opportunities, we may be in competition with other companies having similar growth and investment strategies, which could result in increased acquisition or investment prices.
An inability to manage our future growth could adversely affect our business.
          If this offer is successfully completed, Terra Nova’s ability to pursue an independent business strategy will be limited. There can be no assurance that we will be able to manage our future expansion or acquisition successfully, and any inability to do so could have a material adverse effect on our results of operations.
We may not achieve the anticipated benefits of acquisitions of additional businesses in the future.
          We may acquire additional businesses to expand our existing and planned business subsequent to the successful completion of the Merger or a Subsequent Acquisition Transaction. Acquisitions could expose us to the addition of new operating and other risks including the risks associated with the:
•	assimilation of new technologies, operations, sites and personnel;

•	application for and achievement of regulatory approvals or other clearances;

•	diversion of resources from our existing business;

•	inability to generate revenues to offset associated acquisition costs;

•	inability to maintain uniform standards, controls, and procedures;

•	inability to maintain relationships with employees and customers as a result of any integration of new management personnel;

•	issuance of dilutive equity securities;

•	incurrence or assumption of debt;

•	additional expenses associated with future amortization or impairment of acquired intangible assets or potential businesses; or

•	assumption of liabilities or exposure to claims against acquired entities.

          Our failure to address the above risks successfully in the future may prevent us from achieving the anticipated benefits from any acquisition in a reasonable time frame, or at all.
Exchange rate fluctuations may adversely affect our business.
          Since Mass currently markets its products and services throughout the world, a significant portion of our combined businesses will be conducted in currencies other than the U.S. dollar, which is our reporting currency. As a result, fluctuations in value relative to the U.S. dollar of the currencies in which we will conduct our business will cause foreign currency transaction gains and losses. Foreign currency transaction gains and losses arising from normal business operations are charged against earnings in the period when incurred. Due to the number of currencies involved, the variability of currency exposures and the potential volatility of currency exchange rates, we cannot predict the effects of exchange rate fluctuations upon future operating results.
Doing business internationally creates certain risks for our business.
          Upon successful completion of the Merger or a Subsequent Acquisition Transaction, our business will involve operations in several countries outside of the United States. Consequently, our operations will also be subjected to other risks inherent in international business activities, such as general economic conditions in the countries in which we operate, overlap of different tax structures, unexpected changes in regulatory requirements, compliance with a variety of foreign laws and regulations, and longer accounts receivable payment cycles in certain countries. As a result of these conditions, an inability to successfully manage our international operations could have a material adverse impact on our operations.
Expansion of our operations into emerging markets and regions exposes us to new risks.
          As a result of the successful completion of the Merger or a Subsequent Acquisition Transaction, we will have expanded our operations into emerging markets in Asia. In addition to the currency and international operation risks described above, such international operations may be subject to a variety of risks including risks arising out of the economy, the political outlook and the language and cultural barriers in countries where we will have operations or do business. In many of these emerging markets, we may be faced with several risks that are more significant than in the other countries in which we have a history of doing business. These risks include economies that may be dependent on only a few products and are therefore subject to significant fluctuations, weak legal systems which may affect our ability to enforce contractual rights, possible exchange controls, unstable governments, privatization actions or other government actions affecting the flow of goods and currency.
Our business in countries with a history of corruption and transactions with foreign governments increases the risks associated with our international activities.
          As we will operate internationally, we will be subject to the U.S. Foreign Corrupt Practices Act, referred to as the “FCPA”, and other laws that prohibit improper payments or offers of payments to foreign governments and their officials and political parties by U.S. and other business entities that have securities registered in the United States for the purpose of obtaining or retaining business. We will have operations and agreements with third parties in countries known to experience corruption. Further international expansion may involve more exposure to such practices. Our activities in these countries create the risk of unauthorized payments or offers of payments by one of our employees or consultants that could be in violation of various laws including the FCPA, even though these parties are not always subject to our control. It is our policy to implement safeguards to discourage these practices by our employees. However, our existing safeguards and any future improvements may prove to be less than effective, and our employees or consultants may engage in conduct for which we might be held responsible. Violations of the FCPA may result in severe criminal or civil sanctions, and we may be subject to other liabilities, which could negatively affect our business, operating results and financial condition.
Our success depends on the continued employment of our key personnel, any of whom we may lose at any time.
          Our senior management is comprised of our most senior executives responsible for core functions, the head of which is our Chief Executive Officer. The loss of any of our senior management as a result of the Merger or a Subsequent Acquisition Transaction could have a material adverse effect on us. Further, although we have not experienced any difficulties attracting or retaining key management and staff, our ability to recruit and retain qualified skilled personnel will also be critical to our success. There can be no assurance that we will be able to attract and retain key personnel on acceptable terms. The inability to recruit such personnel or develop such expertise could have a material adverse impact on our operations.

Risks Related to Terra Nova Common Shares
Our common shares may have a volatile public trading price.
          The market price of Terra Nova Common Shares since the second half of 2008 has been highly volatile. In the past two fiscal years, the closing price of the Terra Nova Common Shares has ranged from a high of $35.79 to a low of $6.50 on the New York Stock Exchange. In addition to overall stock market fluctuations, factors which may have a significant impact on the market price of the Terra Nova Common Shares include:
•	quarterly variations in our operating results or those of companies related to us;

•	changes in government regulations or laws;

•	general market conditions relating to the industry sectors in which we participate;

•	fluctuations in interest rates and foreign currency exchange rates;

•	significant inflation or deflation; and

•	changes in the market price of the commodities that underlie our royalty interests.
          The stock market has from time to time experienced extreme price and trading volume fluctuations that have not necessarily been related to the operating performance of our company. These broad market fluctuations may adversely affect the market price of Terra Nova Common Shares.
Shareholders that are United States residents could be subject to unfavorable tax treatment.
          We may be a “passive foreign investment company,” referred to as a “PFIC”, for U.S. federal income tax purposes if certain asset or income tests are met. Our treatment as a PFIC could result in a reduction in the after-tax return to the holders of Terra Nova Common Shares and would likely cause a reduction in the value of such shares. If we were determined to be a PFIC for U.S. federal income tax purposes, highly complex rules would apply to our U.S. shareholders. We would be considered a PFIC with respect to a U.S. shareholder if for any taxable year in which the U.S. shareholder has held the Terra Nova Common Shares, either (i) 75% or more of our gross income for the taxable year is passive income; or (ii) the average value of our assets (during the taxable year) which produce or are held for the production of passive income is at least 50% of the average value of all assets for such year. Based on our current income, assets and activities, we do not believe that we are currently a PFIC. No assurances can be made, however, that the IRS, will not challenge this position or that we will not subsequently become a PFIC.
We do not view our reported results of operations to be indicative of our future operating performance
          In connection with the completion of the Arrangement, we ceased to consolidate the results of operations of the Industrial Business on our financial statements as of March 31, 2010. Since our historical annual financial statements incorporated by reference into this prospectus do not reflect such deconsolidation, we do not view our results of operations in such statements to be indicative of our future operating performance or results of operations.
United States civil liabilities may not be enforceable against us.
          We exist under the laws of the Province of British Columbia, Canada, and all or a substantial portion of our assets are located outside of the United States. In addition, substantially all of our directors and officers, as well as certain experts named herein, reside outside the United States. As a result, it may be difficult for investors to effect service of process within the United States upon us and those directors, officers and experts, or to enforce outside the U.S. judgments obtained against such persons in U.S. courts, in any action, including actions predicated upon the civil liability provisions of U.S. securities laws. Additionally, it may be difficult for investors to enforce, in original actions brought in courts in jurisdictions located outside the United States, rights predicated upon U.S. securities laws. In particular, there is uncertainty as to the enforceability in Canada by a court in original actions, or in actions to enforce judgments of U.S. courts, of the civil liabilities predicated upon the U.S. securities laws. Based on the foregoing, there can be no assurance that U.S. investors will be able to enforce against us, our directors, officers or certain experts named herein who are residents of countries other than the United States any judgments obtained in U.S. courts in civil and commercial matters, including judgments under the U.S. federal securities laws. In addition, there is doubt as to whether a court in the Province of British Columbia would impose civil liability on us, our directors, officers or certain experts named herein in an original action predicated solely upon the federal securities laws of the United States brought in a court of competent jurisdiction in the Province of British Columbia against us or such officers or experts, respectively.

THE COMPANIES
Terra Nova
History
          Terra Nova is a corporation organized under the laws of the Province of British Columbia, Canada. It was originally incorporated in June 1951 by letters patent issued pursuant to the Companies Act of 1934 (Canada). Terra Nova was continued under the Canada Business Corporations Act in March 1980, under the Business Corporations Act (Yukon) in August 1996, and under the Business Corporations Act (British Columbia) in November 2004. Terra Nova’s name was changed from “MFC Bancorp Ltd.” to “KHD Humboldt Wedag International Ltd.” on October 28, 2005 and to “Terra Nova Royalty Corporation” on March 30, 2010.
Business Overview
          Terra Nova is currently active in the royalty business, primarily through its indirect interest in the Wabush iron ore mine in Newfoundland and Labrador, Canada. Terra Nova is seeking to expand its business by acquiring additional royalty interests in resource properties and/or through the acquisition of or investment in mining and other natural resource projects.
          Terra Nova currently derives production royalty revenue from a mining sub-lease of the lands upon which the Wabush iron ore mine is situated. The mining sub-lease commenced in 1956 and expires in 2055.
          The Wabush iron ore mine is owned and operated by Cliffs Natural Resources, Inc., referred to as “Cliffs”. Under the mining sub-lease, Cliffs pays royalties to the holder of the royalty interest based upon the amount of iron ore pellets shipped. Iron ore is shipped from the Wabush iron ore mine to Pointe Noire, Quebec, Canada, where it is pelletized. In 2009, 2008 and 2007, 3.2 million, 3.9 million and 4.8 million tons of iron pellets, respectively, were shipped from Pointe Noire. Such shipments are subject to seasonal and cyclical fluctuations. Pursuant to the terms of the royalty, the royalty payment is not to be less than C$3.25 million per annum until its expiry.
          Until March 30, 2010, Terra Nova also operated in the Industrial Business through its former subsidiary, KID. As at March 30, 2010, Terra Nova completed the Arrangement, pursuant to which, among other things, it distributed a portion of its interest in KID to shareholders and ceased to consolidate KID as at March 31, 2010.
          Pursuant to the terms of the Arrangement, among other things, Terra Nova’s shareholders received one KID Share for every three and one-half of the Terra Nova Common Shares held (calculated after a two-for-one forward split of KID). As a result, Terra Nova distributed 8,645,688 KID Shares, representing approximately 26% of the outstanding KID Shares, to shareholders. Subsequent to the initial distribution of KID Shares pursuant to the Arrangement, Terra Nova effected two additional distributions of KID Shares, whereby:
(i)	it distributed approximately 7,571,228 KID Shares, representing approximately 23% of the total issued KID Shares, to its shareholders of record on July 1, 2010 on a pro-rata basis on the basis of one KID Share for every four Terra Nova Common Shares held; and

(ii)	pursuant to the Third Distribution, it distributed an additional 9,474,384 KID Shares, by way of a return of capital to its shareholders, representing approximately 29% of the total issued KID Shares, to its shareholders of record on September 23, 2010 on a pro-rata basis on the basis of one KID Share for every four Terra Nova Common Shares held.
          On July 27, 2010, Terra Nova announced a rights offering, referred to as the “Rights Offering”, pursuant to which each holder of Terra Nova Common Shares of record as of August 6, 2010 received one transferable right for every Terra Nova Common Share held as of such date. Every four rights entitled a holder to purchase one Terra Nova Common Share at a price of $6.60. The Rights Offering expired on September 2, 2010. Pursuant to the Rights Offering, which was oversubscribed, a total of 7,571,227 Terra Nova Common Shares were issued for gross subscription proceeds of approximately $50.0 million.
          Additional information about Terra Nova is included in documents incorporated by reference in this prospectus. See “Where You Can Find More Information” on page 85.

Mass
History
          Mass was initially incorporated in the Territory of the British Virgin Islands on June 3, 1996 pursuant to the International Business Companies Act under the name “Sutton Park International Limited”. On April 11, 2003, Mass continued under the Barbados International Business Company Act as an International Business Company.
          Mass was originally a wholly-owned subsidiary of Terra Nova. In December 2005, Terra Nova distributed all of the issued and outstanding Mass Common Shares to its shareholders on a pro-rata basis by way of a dividend-in-kind distribution, referred to as the “Spin-off”. The basis for the restructuring and distribution of Mass was primarily to allow Terra Nova to focus at that time on its Industrial Business and to allow Mass to focus on the financial services and commodities trading business. Upon completion of the Spin-off in January 2006, Terra Nova continued to hold, through its direct and indirect participation in a German company, an interest in a resource property and the preferred shares of Mass and one of its subsidiaries. Following the Spin-off, Mass agreed to provide management services to Terra Nova in connection with the review, supervision and monitoring of the royalty earned by Terra Nova from its interest in a resource property.
Business Overview
          Mass is an integrated commodities and financial services company. It conducts its operations internationally. Mass’s activities include the supply and sales of commodities, proprietary investing and financial services.
          Mass’s integrated commodity operations are principally for its own account. Mass conducts trading primarily through its subsidiaries based in Vienna, Austria. Mass currently trades with commodity and other producers who are unable to execute sales effectively because of credit or currency issues affecting them or their principal customers. Mass supplies various commodities to its customers, including plastics, iron ore and aluminum. Such commodities originate either from Mass’s directly or indirectly held interests in natural resource projects or are secured by Mass from third parties.
          Mass often purchases the underlying commodity and resells it to an end buyer. Further, commodity producers and end customers often work with Mass to better manage their internal supply, distribution risk, and currency and capital requirements. These activities have allowed Mass to develop ongoing relationships with commodity producers, end customers and financiers and integrate them into their financial activities.
          Mass supplies a range of commodities and raw materials to industrial consumers. Its commercial counterparts are both producers and industrial consumers. Mass’s role is to be a reliable and competitive partner to businesses in the segments of the commodities market which it serves.
          Mass’s proprietary investing and financial services business focus on specialized financial services and corporate finance services. In particular, Mass focuses on meeting the financial needs of small to mid-sized companies and other business enterprises primarily in Europe and Asia, as well as assisting clients in capital raising and the execution of transactions that advance their strategic goals. Mass also commits its own capital to promising enterprises.
          Mass considers investment opportunities where: (i) its existing participation in the marketing and production of commodities provides expert insight; (ii) it can obtain a satisfactory return of future capital investment; and (iii) such investment integrates with Mass’s business.
          Mass’s philosophy is to utilize its financial strength to realize the commercial potential of assets in markets where it has a comprehensive understanding of the drivers of value.
          Additionally, Mass generates fee income by acting as an arranger and/or provider of bridge or interim financing to business enterprises pending reorganization. In furtherance of such services, Mass often restructures enterprises that are undergoing financial distress.
          Mass’s proprietary investments include financing joint ventures through its Shanghai-based subsidiary which provides medical equipment and supplies. Specifically, such subsidiary is engaged in the operation of technically advanced eye care centers through cooperative joint ventures with government-controlled hospitals in China. Under such cooperative joint ventures, the hospitals provide the necessary space and medical staff to operate the centers, and Mass’s subsidiary provides the centers with specialized medical equipment and supplies, training and supervision with respect to certain surgical procedures, as well as marketing expertise and management services. Mass generally retains ownership of the equipment it supplies to the centers during the term of such joint ventures. Mass also sells and services medical equipment and certain ophthalmic and aesthetic medical supplies.
INFORMATION CONCERNING THE DIRECTORS AND EXECUTIVE OFFICERS
OF TERRA NOVA
          Information concerning the directors and executive officers of Terra Nova is included in its Annual Report on Form 20-F, filed with the SEC on March 26, 2010 and incorporated herein by reference. See “Additional Information—Where You Can Find Additional Information” on page 85.
          The following information sets forth, to the best of our knowledge, for each director and executive officer of Terra Nova, his or her name, business or residential address, principal occupation or employment at the present time and during the last five years, and the name of any corporation or the organization in which such employment is conducted or was conducted. During the past five years, to the best of our knowledge, none of the directors or executive officers of Terra Nova have been convicted in a criminal proceeding or was a party to a judicial or administrative proceeding as a result of which the person was or is subject to a judgment, decree or final order enjoining future violations of, or prohibiting activities subject to, federal or state securities laws or finding any violation of these laws.
          Additionally, none of our directors or executive officers listed below beneficially own any Terra Nova Common Shares as at the date of this prospectus. We also have no arrangement or understanding with major shareholders, customer, suppliers or others pursuant to which any of our directors or officers was selected as a director or officer. The following table sets forth the names of each of our directors and officers, as of the date of this prospectus:

		Date of	Expiration of
		Commencement	Term of
	Present Position	of Office with	Office with our
Name and age	with our Company	our Company	Company
Michael J. Smith (62)	Chairman, Chief Executive Officer, President and Director	1986	2011

Shuming Zhao (55)	Director	2004	2010

Indrajit Chatterjee (64)	Director	2005	2012

Ian Rigg (66)	Director	2010	2011
Michael J. Smith — Chairman, Chief Executive Officer, President and Director
          Mr. Smith has been our Chairman since 2003 and a director of Terra Nova since 1986. He has also served as our President and Chief Executive Officer since 2010. He was previously Terra Nova’s Chief Financial Officer from 2003 until October 16, 2007 and was our Secretary until March 1, 2008. Mr. Smith was our President and Chief Executive Officer between 1996 and 2006. Mr. Smith is also the President, Chief Financial Officer, Chairman and a director of Mass and a director of Canoro Resources Ltd.
          Mr. Smith has extensive experience in corporate finance, restructuring and international taxation planning. Until November 2006, he led our investing and corporate finance activities.
Dr. Shuming Zhao — Director
          Dr. Zhao has been a director of Terra Nova since 2004. Dr. Zhao is a professor and the Dean of the School of Business, Nanjing University, China. Dr. Zhao is President of the International Association of Chinese Management Research, President of Jiangsu Provincial Association of Human Resource Management, and Vice President of Jiangsu Provincial Association of Business Management and Entrepreneurs. Dr. Zhao organized and held six international symposia on multinational business management in 1992, 1996, 1999, 2002, 2005 and 2008. Since 1994, Dr. Zhao has also acted as a management consultant for several Chinese and international firms. Dr. Zhao’s book Research on Human Resource Management received the First Prize Award from the Ministry of Education of China in 2006. Since 2004, Dr. Zhao has been a visiting professor at the University of Missouri-St. Louis and received the Chancellor’s Medallion of the University of Missouri-St. Louis in June 2008. He has

lectured in countries including the United States, Canada, Japan, the United Kingdom, Germany, Australia, the Netherlands, Ireland and Singapore. Since 2006, Dr. Zhao has been an independent director on the board of directors of Jiangsu Little Swan Co. Ltd. and Metropolitan Bank (China) Ltd.
Indrajit Chatterjee — Director
          Mr. Chatterjee has been a director of our company since 2005. Mr. Chatterjee is a retired businessman who was formerly responsible for marketing with the Transportation Systems Division of General Electric for India. Mr. Chatterjee is experienced in dealing with Indian governmental issues.
Ian Rigg — Director
          Mr. Rigg has been a director of Terra Nova since March 2010. Mr. Rigg holds a commerce degree in economics and accounting from the University of Melbourne and was a member of the Institute of Chartered Accountants in Canada. Mr. Rigg has experience as both a director and chief financial officer of several public companies.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS FOR MASS
          The following discussion and analysis of Mass’s financial condition and results of operations for the years ended December 31, 2009, 2008 and 2007 and the six-month periods ended June 30, 2010 and 2009 should be read in conjunction with Mass’s audited financial statements for the year ended December 31, 2009, Mass’s audited financial statements for the year ended December 31, 2007 and its unaudited interim financial statements for the six months ended June 30, 2010, copies of all which are included in this prospectus.
          Mass’s financial statements have been prepared in accordance with IFRS, which differs from U.S. GAAP and Canadian GAAP in certain material respects and thus may not be comparable to financial statements of United States and Canadian companies.
          In addition to historical information, the following review includes forward looking information that involves risks, uncertainties and assumptions. Mass’s actual results and the timing of events could differ materially from those anticipated by these forward looking statements as a result of many factors, including those discussed in the section of this prospectus entitled “Risk Factors.”
          Unless specifically stated otherwise, all references in this section to 2009, 2008 and 2007 refer to Mass’s fiscal years ended December 31, 2009, 2008 and 2007, respectively.
General
          Mass is an integrated commodities and financial services company. It conducts its operations internationally. Mass’s activities include the supply and sale of commodities. Mass also commits its own capital to promising enterprises and invests and otherwise trades to capture investment opportunities for its own account. Mass seeks to invest in businesses or assets whose intrinsic value is not properly reflected in their share price or value. Its investing is generally not passive. Mass actively seeks investments where its financial expertise and management can add or unlock value.
          Mass’s results of operations have been and may continue to be affected by many factors of a global nature, including economic and market conditions, the availability of capital, the level and volatility of equity prices and interest rates, currency values, commodity prices and other market indices, technological changes, the availability of credit, inflation and legislative and regulatory developments. Mass’s results of operations may also be materially affected by competitive factors. Competition includes firms traditionally engaged in proprietary investing and financial services such as merchant banks and investment dealers, along with other capital sources such as hedge funds, private equity firms, insurance companies and other trade companies engaged in commodities in Europe, Asia and globally.
          Mass’s results of operations for any particular period may also be materially affected by its realization on proprietary investments. These investments are made to maximize total return through long-term appreciation and recognized gains on divestment. Mass realizes on its proprietary investments through a variety of methods including sales, capital restructuring or other forms of divestment.
          A majority of Mass’s revenues has traditionally been derived from commodities sales and trade and financial services. The remaining portions are generally derived from sales of properties and net realized and unrealized gains on securities.
Business Environment and Outlook
          Mass’s financial performance is and its consolidated results in any period can be materially affected by, global economic conditions and financial markets generally.
          A favorable business environment for Mass is characterized by many factors, including a stable geopolitical climate, transparent financial markets, low inflation, low interest rates, availability of credit, low unemployment, strong business profitability and high business and investor confidence. Unfavorable or uncertain economic and market conditions can be caused by declines in economic growth, business activity or investor or business confidence, limitations on the availability or increase in the cost of credit and capital, increases in inflation, interest rates, exchange rate volatility, outbreaks of hostilities or other geopolitical instability, corporate, political or other scandals that reduce investor confidence in the capital markets, or a combination of these or other factors.

          Commencing in mid-2008 and continuing through most of 2009, the macro business environment for many of Mass’s activities was extremely challenging. During such period, capital and securities markets generally were materially and adversely affected by significant declines in the values of nearly all investment classes and by a serious lack of liquidity. This was initially triggered by declines in the values of equity investments, but spread to mortgage and real estate asset classes, to bank and to nearly all asset classes, including commodities and currencies (except for U.S. dollars). The global markets were characterized by substantially increased volatility, short—selling and an overall loss of investor confidence, initially in financial institutions, but later in companies in a number of other industries and in the broader markets. The decline in asset values has caused increases in margin calls for investors, requirements that derivatives counterparties post additional collateral and redemptions by mutual and hedge fund investors, all of which have increased the downward pressure on asset values and outflows of funds across the financial services industry. In addition, increased redemptions and unavailability of credit caused hedge funds and other investors to rapidly reduce leverage, which has increased volatility and further contributed to the decline in asset values.
          Although economic conditions have shown signs of recovery in 2010, such recovery remains generally weak and the pace of recovery is uncertain. There can be no assurance that these conditions will improve in the near term.
Overall Performance
          Generally, 2007 was a year of strong operating results for Mass. Mass expanded its revenues both in commodities and trade and financial services. This resulted in net income for 2007 of $49.0 million.
          In 2008, Mass’s overall results were adversely affected by the deterioration in global economies and markets of 2008. While overall revenues were up by approximately 10% versus 2007, most of this was achieved in the first of the year and in commodities sales. Overall revenues, including trade and financial services, slowed markedly in the late half of 2008. As a result, net income in 2008 declined by approximately 46% from 2007 to $26.6 million.
          In 2009, total revenues decreased by approximately 32% to $406.4 million from $598.8 million in 2008, primarily as a result of a decline in Mass’s commodities and trade and corporate financial services and activities. In particular, adverse economic, capital and market conditions impacted Mass’s level of commodities sales and trading and amount of proprietary investing and financial services revenues it realized. Both in respect to commodities sales and trading and to corporate financial services, a decrease in the number and size of transactions that were executed by Mass for its clients and for its own account lead to a corresponding decline in revenues. Consistent with this decrease, revenues from commodities sales and trading declined by approximately 35% to $191.3 million in 2009 from $294.4 million in 2008 and revenues from trade and corporate financial services declined by 50% to $113.9 million in 2009 from $229.4 million in 2008. Mass’s activities may continue to be impacted by the current global economic weakness.
          In 2009, Mass completed the separation from Terra Nova by acquiring all of the preferred shares of Mass in the aggregate principal face amount of C$127.9 million ($109.3 million) for net consideration of C$49.3 million ($42.1 million). The consideration was discharged by offsetting indebtedness of C$37.0 million ($31.6 million) owed by Terra Nova to Mass and the balance by: (i) payment in cash of C$7.2 million ($6.2 million), (ii) delivery of securities to Mass valued at C$2.8 million ($2.4 million), (iii) offsetting against accrued and unpaid interest owed by Terra Nova to Mass of C$0.5 million ($0.4 million); and (iv) by delivery to Terra Nova of a promissory payment-in-kind note of Mass of C$1.8 million ($1.5 million).
          In December 2009, Mass paid a stock dividend of $16.4 million to the holders of the Mass Common Shares on the basis of one new Mass Common Share for each eleven held by holders on the record date.
          In the first six months of 2010, Mass’s total revenues decreased by approximately 18.3% to $173.7 million from $212.3 million in the first half of 2009, primarily as a result of an extinguishment of a preferred share liability and debt settlements, partially offset by an increase in Mass’s commodities sales.
          As a result of the nature of Mass’s business, management views book value per Mass Common Share as the best measure of Mass’s performance. Management does not view a price earnings multiple as a particularly useful measure of performance because, among others, the timing of realization on many of Mass’s proprietary investments is not predictable.
          Mass’s equity per Mass Common Share on a diluted basis for the last three fiscal years and the six months ended June 30, 2010 was as follows:

	June 30,	December 31,
	2010	2010	2010	2010
Equity per Mass Common Share, diluted	$8.26	$8.10	$4.53	$3.41

Selected Financial Information
          The following table sets forth selected historical financial and operating data of Mass as at and for the periods indicated. The following selected financial data is qualified in its entirety by, and should be read in conjunction with, Mass’s consolidated financial statements and related notes included with this prospectus.

	Years Ended December 31,			Six Months Ended June 30,
	2009	2008	2007	2010	2009
	(In thousands, other than per share amounts)
Revenues	$406,405	$598,808	$543,948	$173,701	$212,497
Expenses	324,882	550,082	494,372	161,362	147,659
Operating profit	81,523	48,726	49,576	12,339	15,696
Net income	75,418	26,612	49,034	13,377	60,520
Earnings per share, diluted	2.70	0.91	1.92	0.48	2.22
Dividend (in stock)	16,418	—	—	—	—

	December 31,		June 30,
	2009	2008	2010	2009
	(In thousands, other than per share amounts and ratios)
Cash and cash equivalents	$329,554	$201,622	$235,312	$244,752
Current assets	437,267	296,461	376,557	322,155
Current ratio	2.14	2.52	2.49	2.10
Long-term debt to shareholders’ equity	0.28	0.45	0.24	0.25

Total assets	512,331	369,915	464,134	401,922
Shareholders’ equity	210,320	116,010	215,362	179,580
Six Months Ended June 30, 2010 Compared to Six Months Ended June 30, 2009 (unaudited)
          The majority of Mass’s revenues have traditionally been derived from sales of commodities and trade and financial services. The remaining portions are generally derived from sales of properties and net realized and unrealized gains and losses on securities. For the six months ended June 30, 2010, Mass’s total revenues decreased by 18.3% to $173.7 million from $212.5 million for the six months ended June 30, 2009, primarily as a result of a recognition of $49.1 million of an extinguishment of a preferred share liability in 2009, partially offset by increased revenues from commodities and trade and financial services in 2010. In 2009, Mass incurred a gain of $15.3 million as a result of debt settlements. Revenues from commodities increased by approximately 13.2% to $99.8 million in the first half of 2010 from $88.1 million in the first half of 2009. Revenues from trade and financial services increased by 36.3% to $59.2 million in the six months ended June 30, 2010 from $43.4 million in the comparable period of 2009, primarily due to an increase in the number and size of transactions executed.
          Mass’s total revenues for the six-month periods ended June 30, 2010 and 2009, respectively, are comprised of the following:

	June 30, 2010		June 30, 2009
	Amount	%	Amount	%
	(In thousands, except percentages)
Total Revenues:
Commodities	$99,765	57.4	$88,103	41.5
Trade financial services	59,209	34.1	43,430	20.4
Debt settlements	—	—	15,335	7.2
Interest and dividends	3,719	2.1	7,475	3.5
Extinguishment of preferred share liability	—	—	49,142	23.1
Securities and investment property	1,617	0.9	1,155	0.6
Equity income	3,066	1.8	1,898	0.9
Other	6,325	3.7	5,959	2.8

	$173,701	100.0	$212,497	100.0

          In the first half of 2010, Mass’s expenses increased by approximately 9.3% to $161.4 million from $147.7 million in the comparable period of 2009, primarily as a result of higher costs of sales. Cost of sales increased by approximately 12.3% to $140.0 million in the six months ended June 30, 2010 from $124.6 million in the comparative period of 2009, primarily as a result of higher commodity sales. General and administrative expenses decreased to $13.8 million in the six months ended June

30, 2010, from $14.9 million in the comparable period of 2009. The decrease in general and administrative expenses related, primarily to increased controls resulting in lower overhead costs.
          Interest expense slightly decreased to $4.8 million from $4.9 million.
          In the first half of 2010, operating income decreased to $12.3 million from $64.8 million in the first half of 2009, primarily as a result of a recognition or extinguishment of a preferred share liability and debt settlements in 2009.
          Mass incurred gains in currencies relative to local functional currencies in the six months ended June 30, 2010 in the amount of $1.8 million.
          Mass recorded an income tax expense of $0.8 million in the first half of 2010, compared to an income tax expense of $0.5 million in the first half of 2009.
          Overall, Mass’s net earnings in the first half of 2010 decreased to $13.4 million, or $0.56 per share on a basic basis ($0.48 per share on a diluted basis), from $60.5 million, or $2.97 per share on a basic basis ($2.22 per share on a diluted basis) in the first half of 2009, which included a gain of $49.1 million on the repurchase of the preferred shares of Mass from Terra Nova.
          In a series of transactions which were completed on June 30, 2010, Mass acquired 24,758,000 common shares of Canoro for $3.2 million in cash under a private placement and acquired 121,940,431 common shares of Canoro for $11.8 million in cash under a rights offering. As a result, as of June 30, 2010, Mass owns and controls approximately 52.9% of Canoro’s total outstanding common shares.
Year Ended December 31, 2009 Compared to Year Ended December 31, 2008
          In 2009, Mass’s total revenues decreased by approximately 32% to $406.4 million from $598.8 million in 2008, primarily as a result of a decline in its commodities and trade and corporate financial services and activities, partially offset by a recognition of $49.1 million of extinguishment of a preferred share liability and debt settlements. Revenues from commodities sales and trading decreased approximately 35% to $191.3 million in 2009 from $294.4 million in 2008, mainly due to the general decrease in commodity prices worldwide in the first half of 2009. Revenues from trade and corporate financial services decreased by 50% to $113.9 million in 2009 from $229.4 million in 2008, primarily due to the global economic slowdown which resulted in a decline in the number and size of the transactions executed.
          Mass’s total revenues in 2009 and 2008 comprised of the following:

	2009		2008
	Amount	%	Amount	%
	(In thousands, except percentages)
Total Revenues:
Commodities	$191,283	47.1	$294,404	49.2
Trade and corporate financial services	113,889	28.0	229,410	38.3
Debt settlements	15,335	3.7	—	—
Interest and dividends	14,418	3.6	19,443	3.2
Extinguishment of preferred share liability	49,142	12.1	—	—
Securities and investment property	10,162	2.5	37,863	6.3
Equity income	3,619	0.9	4,263	0.7
Other	8,557	2.1	13,425	2.3

	$406,405	100.0	$598,808	100.0

          The following charts illustrate geographic distribution of Mass’s revenues in 2009 and 2008 based upon customers’ locations:
          In 2009, expenses decreased by approximately 41% to $324.9 million from $550.1 million in 2008, primarily as a result of lower sales costs resulting mainly from a decrease in commodities sales and trading. In 2009, cost of sales decreased by approximately 45% to $273.8 million from $494.4 million in 2008, primarily due to lower commodity sales. In 2009, impairment loss on loans and receivables decreased to $0.9 million from $6.6 million in 2008, mainly as a result of a better credit monitoring. General and administrative expenses marginally increased to $30.6 million from $28.2 million in 2008.
          In 2009, interest expense slightly decreased to $13.4 million from $15.5 million in 2008. In 2009, Mass accrued no dividends on the outstanding preferred shares of Mass as such shares were settled in mid-2009, while $3.7 million in dividends were accrued in 2008.
          In 2009, operating income increased to $81.5 million from $48.7 million in 2008, primarily as a result of gains on extinguishment of a preferred share liability and debt settlement, partially offset by lower revenues from commodities, trade and corporate finance services, securities and investment property.
          In 2009, Mass incurred losses in currencies relative to the functional currencies in the amount of $6.1 million which included a loss of $5.1 million relating to the preferred shares of Mass held by Terra Nova. In 2008, Mass recorded losses in currencies relative to functional currencies in the amount of $18.2 million, primarily due to its inability to change currency positions to local functional currencies in a timely manner during the financial crisis in the fourth quarter of 2008.
          In 2009, Mass incurred no goodwill impairment charges while, in 2008, Mass incurred good will impairment charges of $5.2 million, primarily related to the acquisition of a manufacturing business.
          Mass recorded an income tax recovery of $43,000 in 2009, compared to $1.3 million in 2008.
          Overall, net earnings in 2009 increased to $75.4 million, or $3.69 per share on a basic basis ($2.70 on a diluted basis) from $26.6 million, or $1.20 per share on a basic basis ($0.91 per share on a diluted basis) in 2008.
Year Ended December 31, 2008 Compared to Year Ended December 31, 2007
          In 2008, total revenues increased by 10% to $598.8 million from $543.9 million in 2007, primarily as a result of increased proceeds from Mass’s commodities sales and trading business. Revenues from commodities sales and trading increased approximately 42% to $294.4 million in 2008 from $206.7 million in 2007. Revenues from trade and corporate financial services decreased by 17%, primarily due to the global economic slowdown occurring in the latter part of 2008, which resulted in a decline in the number and size of the transactions that were executed for clients.

          Mass’s total revenues in 2008 and 2007 were comprised of the following:

	2008		2007
	Amount	%	Amount	%
	(In thousands, except percentages)
Total Revenues:
Commodities	$294,404	49.2	$206,726	38.0
Trade and corporate financial services	229,410	38.3	274,867	50.5
Interest and dividends	19,443	3.2	14,579	2.7
Securities and investment property	37,863	6.3	37,223	6.8
Equity income	4,263	0.7	3,465	0.6
Other	13,425	2.3	7,088	1.4

	$598,808	100.0	$543,948	100.0

          The following charts illustrate geographic distribution of Mass’s revenues in 2008 and 2007 based upon customer locations:
          In 2008, expenses increased by approximately 11% to $550.1 million from $494.4 million in 2007, primarily as a result of higher sales costs resulting mainly from an increase in commodities sales and trading. In 2008, cost of sales increased by approximately 9% to $494.4 million from $454.1 million in 2007, mainly due to higher commodity sales. In 2008, impairment loss on loans and receivables increased to $6.6 million from an allowance for credit losses in 2007 of $3.5 million, mainly as a result of deteriorating global credit conditions. General and administrative expenses increased to $28.2 million in 2008 from $21.6 million in 2007.
          In 2008, interest expense increased to $15.5 million from $12.0 million in 2007 as a result of higher borrowings of long-term debt. Mass accrued dividends on the outstanding preferred shares of Mass of $3.7 million and $3.9 million in 2008 and 2007, respectively.
          In 2008, Mass’s operating income of $48.7 million was down marginally from $49.6 million in 2007.
          Mass incurred losses in currencies relative to the functional currencies in 2008 in the amount of $18.2 million primarily due to its inability to change currency positions to local functional currencies in a timely manner during the financial crisis that occurred in the fourth quarter of 2008. In 2007, Mass recorded a currency gain of $2.2 million.
          Mass also incurred goodwill impairment charges of $5.2 million in 2008, compared to $1.9 million in 2007, primarily due to the acquisition of a manufacturing business in 2008.
          Mass recorded an income tax recovery of $1.3 million in 2008, compared to an income tax expense of $0.8 million in 2007.
          Overall, net earnings in 2008 decreased to $26.6 million, or $1.20 per share on a basic basis ($0.91 per share on a diluted basis), from $49.0 million, or $2.61 per share on a basic basis ($1.92 per share on a diluted basis) in 2007.

Liquidity and Capital Resources
General
          Liquidity is of importance to companies in Mass’s businesses. Insufficient liquidity often results in underperformance and can even result in the failure of such businesses.
          Mass’s objective when managing capital is to safeguard its ability to continue as a going concern and generate revenues from its business and realize upon strategic opportunities, even during adverse market conditions. Mass actively and regularly reviews and manages capital structure to ensure optimal shareholder returns when evaluating its capital structure. Management of Mass takes into consideration future capital requirements and capital efficiency, prevailing and projected profitability, projected operating cash flows, projected capital expenditures and projected strategic investment opportunities.
          Additionally, Mass’s management monitors its capital on the basis of its consolidated gearing and current ratios, but does not have a defined gearing ratio or current ratio benchmark or range. The ratios at the periods indicated were as follows:

	December 31,			June 30,
	2009	2008	2007	2010	2009
Gearing Ratio (%)	Not applicable	Not applicable	Not applicable	Not applicable	Not applicable
Current ratio	2.1	2.5	2.2	2.5	2.1
          Mass’s principal sources of funds are cash flow from operations, cash on hand and its available credit facilities. Based on Mass’s current operations and expectations for future periods in light of current market conditions, Mass believes that cash flow from operations, available cash and available borrowings under Mass’s credit facilities will be sufficient to meet its future liquidity needs during the next 12 months. As at June 30, 2010 and 2009 and December 31, 2009, 2008 and 2007, Mass had cash and cash equivalents in excess of total borrowings and, therefore, the Gearing Ratio is not applicable.
Financial Position
          The following table sets out Mass’s selected financial information as at the dates indicated:

	December 31,			June 30,
(In thousands)	2009	2008	2007	2010	2009
Cash and cash equivalents	$329,554	$201,622	$183,903	$235,312	$244,752
Short-term securities	17,196	4,493	45,984	17,171	12,448
Total assets	512,331	369,915	355,576	464,134	401,922
Working capital	232,574	178,698	171,932	225,495	168,674
Long-term debt, less current portion	58,097	52,634	28,068	50,922	45,233
Shareholders’ equity	210,320	116,010	81,583	215,362	179,580
          Mass maintains a high level of liquidity, with a substantial amount of its assets held in cash and cash equivalents, and securities. The liquid nature of these assets provides Mass with flexibility in managing and financing its business and the ability to realize upon investment or business opportunities as they arise. Mass also uses this liquidity in client related services by acting as a financial intermediary for third parties (e.g. by acquiring a position or assets and reselling such position or assets) and for its own proprietary trading and investing activities.
          As at June 30, 2010, cash and cash equivalents were $235.3 million, compared to $244.8 million as at June 30, 2009. At December 31, 2009, cash and cash equivalents were $329.6 million, compared to $201.6 million at December 31, 2008 and $183.9 million at December 31, 2007. At December 31, 2009, short-term securities increased to $17.2 million from $4.5 million at December 31, 2008 but decreased from $46.0 million at December 31, 2007. This increase in the value of short-term securities as at December 31, 2009 was primarily a result of purchases while the decrease in the value of its short-term securities as at December 31, 2008 was primarily a result of sales. At December 31, 2009, long-term debt (less current portion) was $58.1 million, compared to $52.6 million at December 31, 2008 and $28.1 million at December 31, 2007. This increase in long-term debt in 2009 was due primarily to three new bank loans with an aggregate total amount of $20.1 million (€14.0 million) due 2010 to 2014. In 2007, MFC Commodities GmbH obtained a guaranteed loan in connection with the purchase of MFC Corporate Services AG in the amount of $21.0 million (€14.4 million), at a fixed rate of interest of 3.7% per annum due in January 2012. This bank loan substantially increased Mass’s long-term debt from 2006.

Short–Term Bank Loans and Facilities
          As part of its proprietary investing and financial service activities, Mass establishes, utilizes and maintains various kinds of credit lines and facilities with banks, insurers and trade finance providers. Most of these facilities are short-term. These facilities are primarily used for day-to-day business, mainly trade financing and activities in commodities, and structured trade finance, a special trade financing. The amounts drawn under such facilities fluctuate with the kind and level of transactions being undertaken.
          Short-term bank loans are used to finance Mass’s day-to-day business, primarily trade financing and activities in commodities. As at June 30, 2010, Mass had unsecured credit facilities aggregating $396.8 million from banks for its commodities activities of which $91.9 million were for structured trade finance, $200.4 million were for either structured trade finance or short-term bank loans. Additionally, as part of its credit facilities, Mass had a non-recourse factoring arrangement with a bank up to a credit limit of $104.5 million for its commodities activities, of which $35.8 were utilized as at June 30, 2010. As at December 31, 2009 and December 31, 2008, $108.1 million and $47.8 million, respectively, was drawn and outstanding in respect of Mass’s credit facilities. The banks generally charge an interest rate at inter-bank rate plus an interest margin. The facilities are renewable on a yearly basis. In addition, Mass also maintains unsecured credit facilities aggregating $49.1 million as at December 31, 2009 from banks for structured trade finance. As at December 31, 2009, $33.0 million was drawn and outstanding in respect of such structured trade finance facilities.
          In addition, as at December 31, 2009, Mass had a non-recourse factoring arrangement with a bank for up to $121.8 million based on eligible receivables for commodities activities, of which $50.7 million was utilized. The facility is renewable on a yearly basis and generally Mass’s subsidiaries that are active in the commodities trading factor commodities trade receivables upon invoicing at inter-bank rates plus a margin.
          As at December 31, 2008, Mass had unsecured credit facilities aggregating approximately $136.0 million from banks for its commodities activities, of which $47.8 million was drawn and outstanding. In addition, Mass had unsecured credit facilities aggregating $65.2 million from banks for structured trade finance activities. As at December 31, 2008, $17.3 million had been drawn and outstanding.
          As at December 31, 2007, Mass had unsecured credit facilities aggregating approximately $216.5 million from banks for commodities trading activities, of which $76.2 million was drawn and outstanding. In addition, Mass had unsecured credit facilities aggregating $65.3 million from banks for structured trade finance activities. As at December 31, 2007, nothing had been drawn and outstanding.
Long–Term Debt
          Other than lines of credit drawn and as may be outstanding for trade financing and commodities and structured trade financing activities, as of December 31, 2009, the maturities of long-term debt were as follows:

Maturity	Principal	Interest(1)
	(in thousands)
2010	$16,071	$2,242
2011	4,386	2,062
2012	29,755	1,256
2013	18,919	783
2014	1,720	210
Thereafter	3,317	90

	$74,168	$6,643

(1)	Undiscounted.
          There were no borrowing costs capitalized during 2009, 2008 and 2007.
          Mass expects its maturing debt to be satisfied primarily through the settlement of underlying commodities transactions, trade financing transactions, including structured trade finance transactions, cash on hand and cash flow from operations. Much of Mass’s maturing debt may either subsequently be made re-available to Mass by the applicable financial institution or Mass may replace such facilities with new facilities depending upon particular capital requirements.
          In July 2006, Mass entered into a trust indenture agreement, referred to as the “Indenture”, with respect to the issuance of the 4.5% convertible bonds due July 2015, referred to as the “Convertible Bonds”. The Indenture sets out the legal and commercial details for the Convertible Bonds. Under the Indenture, up to an aggregate principal amount of $50.0 million of

Convertible Bonds can be issued. The Convertible Bonds, of which a principal amount of $5.0 million were previously issued, carried a fixed interest rate at 4.5% per annum (since issued at a discount, the effective interest rate is 8.36%) payable semi-annually. As at the date hereof all such Convertible Bonds have been converted and no amounts are outstanding.
          Pursuant to an agreement made with Terra Nova in May 2009, Mass acquired from Terra Nova all of the outstanding preferred shares of Mass for a net consideration of C$49.3 million ($42.2 million) and paid all accrued dividends payable thereon, amounting to C$11.3 million ($9.7 million). The consideration was discharged by offsetting indebtedness of C$37 million ($31.7 million) owed by Terra Nova to Mass and the balance by: (i) payment in cash of C$7.2 million ($6.2 million); (ii) delivery of securities to Terra Nova valued at C$2.8 million ($2.4 million); (iii) offsetting against accrued and unpaid interest owed by Terra Nova to Mass of C$0.5 million ($0.4 million); and (iv) by delivery to Terra Nova a promissory payment-in-kind note of Mass in the principal amount of C$1.8 million ($1.5 million). Mass paid the dividend amount by issuing a payment-in-kind note which was converted into 1,203,627 Mass Common Shares in December 2009. These payment-in-kind notes have terms of 24 months and carry interest at a rate of 4% payable annually in cash. They also permit Mass, at its sole option, to repay the principal amounts thereunder by issuing Mass Common Shares.
Cash Flows
          Due to the type of businesses Mass engages in, Mass’s cash flows are not necessarily reflective of net earnings and net assets for any reporting period. As a result, instead of using a traditional cash flow analysis, Mass’s management believes it is more useful and meaningful to analyze its cash flows by the overall liquidity and credit availability. Please see the discussion on Mass’s financial position, short-term bank loans, facilities and long term debt earlier in this section.
          Mass’s business and, in particular, the commodities and trade and corporate financial services can be cyclical and the cash flows vary accordingly. Mass’s principal operating cash expenditures are for financing trading of securities, commodities for customers, for its own account, and general and administrative expenses.
          Working capital levels fluctuate throughout the year and are affected by the level of Mass’s trading activities, the markets and prices for commodities and the timing of receivables and the payment of payables and expenses. Changes in trading activities by customers and for Mass’s own account can affect the level of receivables and influence overall working capital levels. Mass has a high level of cash on hand and credit facility amounts. Mass’s management is of the opinion that, as of the date of this prospectus, Mass has sufficient cash flow from operations to meet its working capital and other requirements and to meet unexpected cash demands.
Cash from Operating Activities
          Operating activities used cash of $38.2 million in the first half of 2010, compared to providing cash of $48.8 million in the first half of 2009, primarily due to the repayment of short-term trading loans . In the first half of 2010, changes in short–term securities used cash of $2.6 million, versus using $6.0 million of cash in the comparable period of 2009. A decrease in restricted cash provided $0.3 million in the first half of 2010 compared to $15.8 in the first half of 2009. A decrease in receivables provided cash of $7.6 million in the first half of 2010, versus providing cash of $5.0 million in the comparable period of 2009. An increase of trade receivables used cash of $9.4 million in the first half of 2010, compared to a decrease in the same providing cash of $6.3 million in the first half of 2009. An increase of inventories used cash of $4.0 million in the six months ended June 30, 2010, while a decrease of inventories provided cash of $12.6 million in the comparable period of 2009. A decrease in trade and other payables and accrued expenses used cash of $2.7 million in the first half of 2010, compared to a decrease in same using cash of $11.6 million in comparable period of 2009.
          Operating activities provided cash of $77.7 million in 2009, compared to $30.0 million in 2008 and $81.8 million in 2007. In 2009, net purchases of short–term securities used cash of $5.7 million, versus net sales providing cash of $29.4 million in 2008 and $3.3 million in 2007. Activities utilizing restricted cash provided cash of $13.6 million in 2009 while a build-up in restricted cash for commodities trading used cash of $16.1 in 2008. There was no transaction in restricted cash in 2007. A decrease in trade receivables provided cash of $10.1 million in 2009, compared to $7.2 million cash provided in 2008 and an increase in trade receivables using cash of $12.4 million in 2007. A decrease in other receivables provided cash of $4.9 million in 2009, compared to $2.1 million in 2008 and $6.5 million in 2007. An increase in inventories used cash of $18.0 million in 2009, compared to a decrease of inventories providing cash of $26.8 million in 2008 and an increase of inventories using cash of $19.9 million. A decrease in trade and other payables and accrued expenses used cash of $5.0 million in 2009, compared to $28.4 million in 2008 and an increase in trade and other payables and accrued expenses providing cash of $34.4 million in 2007. An increase in credit facilities for short-term trading provided cash of $70.5 million in 2009, compared to a decrease in the same using cash of $14.9 million in 2008 and an increase in the same providing cash of $56.0 million in 2007.

Cash Flows from Investing Activities
          Investing activities used cash of $23.8 million in the first half of 2010, compared to using cash of $10.9 million in the first half of 2009, primarily as a result of the purchase of long-term securities in the first half of 2010. A net decrease in loans used cash of $12.6 million for the six months ended June 30, 2010, while a net decrease in loans used cash of $11.8 million in the comparable period of 2009. The net purchases of long-term securities used cash of $11.3 million in the first half of 2010, compared to net sales of long-term securities providing cash of $47,000 in the first half of 2009. In the six months ended June 30, 2010, purchases of subsidiaries, net of cash, used cash of $1.6 million, compared to no purchases of subsidiaries in the comparable period of 2009.
          Investing activities provided cash of $4.7 million in 2009, compared to using cash of $24.2 million in 2008 and providing cash of $1.9 million in 2007. In 2009, a net increase in loans receivable used cash of $5.1 million, compared to $7.8 million in 2008 and a net decrease in the same providing cash of $4.6 million in 2007. The net sales of long-term securities provided cash of $5.3 million in 2009, compared to net purchases of long-term securities using cash of $12.8 million in 2008 and net sales of long-term securities providing cash of $2.7 million in 2007. In 2009, purchases of subsidiaries, net of cash, provided cash of $2.1 million, compared to $8.1 million cash used in 2008 and $8.3 million cash used in 2007. In 2009, net distributions from joint venture interests provided cash of $5.0 million, compared to $5.5 million in 2008 and $3.7 million in 2007.
Cash Flows from Financing Activities
          Net cash used in financing activities was $11.6 million in the six months ended June 30, 2010, while financing activities provided cash of $0.3 million in the comparable period of 2009, primarily as a result of increased debt repayments in 2010. Borrowings did not provide or use cash in the first half of 2010, compared to providing cash of $4.0 million in the first half of 2009. There was a net increase in debt repayment using cash of $11.6 million in the first half of 2010, compared to a net increase in debt repayment using cash of $3.7 million in the first half of 2009.
          Net cash provided from financing activities was $41.1 million in 2009, compared to $38.7 million cash provided in 2008 and $9.2 million cash used in 2007. Borrowings provided cash of $45.3 million in 2009, compared to $30.8 million in 2008 and $2.7 million in 2007. In 2009, debt repayments used cash of $4.0 million, compared to $3.1 million in 2008 and $0.2 million in 2007. In 2008, the issuance of Mass Common Shares provided cash of $11.7 million.
Future Liquidity
          Mass had no material commitments to acquire assets or operating businesses as at June 30, 2010. Mass anticipates that there will be acquisitions of businesses or commitments to projects in the future. To achieve the long-term goals of expanding Mass’s assets and earnings, including through acquisitions, capital resources will be required. Depending on the size of a transaction, the capital resources that will be required can be substantial. The necessary resources will be generated from cash flow from operations, cash on hand, borrowing against Mass’s assets, sales of proprietary investments or the issuance of securities.
Foreign Currency
          Substantially all of the operations of Mass are conducted in international markets and Mass’s consolidated financial results are subject to foreign currency exchange rate fluctuations.
          Mass’s reporting currency is the United States dollar. Mass translates foreign assets, liabilities, contingent liabilities and other financial obligations into United States dollars at the rate of exchange on the balance sheet date. Revenues and expenses are translated at exchange rates approximating those at the date of the transactions. As a substantial amount of revenues are received in Euros, Chinese yuans, Canadian dollars and Swiss francs, the financial position for any given period, when reported in United States dollars, can be significantly affected by the exchange rates for Euros, Chinese yuans, Canadian dollars and Swiss francs prevailing during that period.
          In the year ended December 31, 2009, Mass reported approximately a net $1.3 million foreign exchange translation gain for shareholders of Mass, compared to a net gain of $9.4 million in 2008 and a net loss of $9.5 million in 2007, and, as a result, Mass’s cumulative foreign exchange translation gain at December 31, 2009 was $1.8 million, compared to the cumulative gain of $0.5 million at December 31, 2008 and a cumulative loss of $9.0 million at December 31, 2007.

Contractual Obligations
          The following table sets out Mass’s contractual obligations and commitments as at December 31, 2009, in connection with its long–term liabilities.

	Payments Due by Period
($000s)	Less than			More than
Contractual Obligations(1)(2)	1 Year	1 – 3 Years	3 – 5 Years	5 Years
Long-term debt obligations	$18,313	$37,459	$21,632	$3,407
Capital lease obligations	—	—	—	—
Operating lease obligations	1,151	1,698	674	344
Purchase obligations	5,372	—	—	—
Other long–term liabilities(1)	67	1,739	—	—

Total	$24,903	$40,896	$22,306	$3,751

(1)	The table does not include financial liabilities of $9.4 million (which were offset by long-term restricted securities) and the sale and repurchase transaction of $25.8 million.

(2)	In addition to the tabular information, Mass has granted a credit facility up to $20 million to an affiliate, of which $15.2 million had been drawn and remains outstanding as at December 31, 2009.
Indebtedness
          As at June 30, 2010, Mass’s total short-term bank loans have been reduced to approximately $103.0 million from $141.0 million at December 31, 2009. Pursuant to the terms of Mass’s long-term debt, €8.6 million was repaid in the first half of 2010. Subsequent to June 30, 2010, the outstanding balance of the Convertible Bonds were converted into Mass Common Shares.
Off-Balance Sheet Arrangements
          Mass does not have any off-balance sheet arrangements that have or are reasonably likely to have a current or future effect on its financial condition, changes in financial condition, revenues or expenses, results of operations, liquidity, capital expenditures or capital resources that is material to investors, except for guarantees.
          Mass issues guarantees to its trading and financial partners in the normal course of its commodities activities and as of June 30, 2010, Mass had issued guarantees of up to a maximum of $26.4 million. As of June 30, 2010 and December 31, 2009, $1.9 million and $4.6 million have been used and outstanding, respectively, and have not been recorded as liabilities in the consolidated balance sheet. There has been no claim against the guarantees.
Application of Critical Accounting Policies
          Management’s discussion and analysis of financial position and results of operations are based on Mass’s consolidated financial statements, which have been prepared in accordance with IFRS. The preparation of these financial statements requires Mass’s management to make estimates and judgments that affect the reported amounts of assets, liabilities, revenues and expenses and related disclosure of contingent assets and liabilities. On an ongoing basis, Mass evaluates these estimates based on historical experience and makes various assumptions that Mass’s management believes to be reasonable under the circumstances, the results of which form the basis for making judgments about the carrying values of assets and liabilities that are not readily apparent from other sources. Actual results may differ from these estimates under different assumptions or conditions.
          A summary of Mass’s significant accounting policies is contained in the 2009 consolidated financial statements on page F-8 of this prospectus. Management of Mass considers the following accounting policies to be critical to the understanding of the results of Mass’s operations.
Valuation of Securities
          Securities held for trading are carried at current market value. Any unrealized gains or losses on securities held for trading are included in the results of operations.
          Available-for-sale securities are also carried at current market value when current market value is available. Any unrealized gains or losses are included in other comprehensive income. When there has been a loss in value of an available-for-sale security that is other than a temporary decline, the security will be written down to recognize the loss. The fair value loss on Mass’s investment in preferred shares is included in the determination of income. In determining whether the decline in value is other than temporary, quoted market price is not the only deciding factor, particularly for thinly traded securities, large block holdings and restricted shares. Mass considers, but such consideration is not limited to, the following factors: trend of the quoted market price and trading volume; financial position and results for a period of years; liquidity or going concern problems of the investee; changes in or reorganization of the investee and/or its future business plan; outlook of the investee’s industry; the current fair value of the investment (based upon an appraisal thereof) relative to its carrying value; and Mass’s business plan and strategy to divest the security or to restructure the investee.
          Recent market volatility has made it extremely difficult to value securities. Subsequent valuations, in light of factors prevailing at such time, may result in significant changes in the values of these securities in future periods. Any of these factors could require Mass to recognize further impairments in the value of its securities portfolio, which may have an adverse effect on Mass’s results of operations in future periods.
Loans and Receivables
          Loans and receivables are non-derivative financial assets with fixed or determinable payments that are not quoted in an active market, other than those classified as fair value through profit or loss or available for sale. Loans and receivables are measured at amortized cost without regard to Mass’s intention to hold them to maturity.
          Mass performs ongoing credit evaluation of customers and adjusts the allowance accounts for specific customer risks and credit factors. Loans and receivables are considered past due on an individual basis based on the terms of the contracts. As at June 30, 2010, none of Mass’s loans receivable were past due or impaired.
          At June 30, 2010, trade receivables of $1.5 million were impaired. Not all of the impaired receivable balances were uncollectible. An allowance for credits losses of $0.8 million was provided in 2009. No other receivables were past due or impaired as at June 30, 2010.
Allowance for Credit Losses
          Allowance for credit losses is maintained at an amount considered adequate to absorb estimated credit-related losses for Mass’s trade receivables. Ongoing credit evaluation is performed on the financial condition of a receivable using independent ratings where available or by assessment of the customer’s credit quality based on its financial position, past experience and other factors. The allowance for credit losses reflects Mass’s management’s best estimate of the losses in its credit portfolio and judgments about economic conditions. Estimates and judgments could change in the near-term, and could result in a significant change to a recognized allowance. An allowance for credit losses is increased by provisions which are charged to income and reduced by write-offs net of any recoveries.
          Specific provisions are established on an individual basis. A country risk provision may be made based on exposures in less developed countries and on Mass’s management’s overall assessment of the underlying economic conditions in those countries. Write-offs are generally recorded after all reasonable restructuring or collection activities have taken place and there is no realistic prospect of recovery. If the amount of the impairment loss decreases in subsequent periods, and provided that the decrease is related to an event which occurs after the impairment has been recognized, the previously recognized impairment loss is reversed. However, the loss can only be reversed to the extent that the carrying value of the asset does not exceed its amortized cost at the date of impairment.
          Mass also applies credit risk assessment and valuation methods to its loans and receivables (other than trade receivables). The assessment and valuation are performed on an individual basis, and if an impairment loss arises, the loans or receivables will be written down directly.
          Credit losses arise primarily from loans and receivables but may also relate to other credit instruments such as guarantees and letters of credit.
          Mass’s total allowance for credit losses was approximately $1.6 million as at June 30, 2010, $0.8 million as at December 31, 2009 and $7.5 million as at December 31, 2008.
Inventories
          Mass’s inventories primarily consist of commodities inventories (including processed metals). Mass also holds a minor investment in medical instruments and supplies. Management of Mass must make estimates about the pricing when establishing the appropriate provisions for inventories.

          For commodities inventories, management of Mass refers the pricing as quoted on the commodity exchanges or by dealers and/or brokers. Furthermore, Mass’s management also considers whether there are any alternatives to enhance the value of the commodities, for example, relocating the products.
          For the medical instruments and supplies as well as process metals, the estimated net selling price is the most important determining factor.
Real estate
          Mass holds properties for sale and investment properties. Properties for sale is real property that is held for sale in the normal course of business while investment property is real property (freehold land and buildings) that is held for generating rental income or for capital appreciation or both. Properties for sale are accounted for as inventories at the lower of cost and net realizable value. Net realizable value is determined by reference to sale proceeds of properties sold in the ordinary course of business less all estimated selling expenses after the balance sheet date, or by management estimates based on prevailing market conditions. Investment property is initially recognized at historical cost including related transaction costs. After initial recognition, investment property is held at fair value, with changes in value recognized in the profit or loss for the period in which it arises.
          The fair value of investment property is the price at which the property could be exchanged between knowledgeable, willing parties in an arm’s length transaction. Fair value specifically excludes an estimated price inflated or deflated by special terms or circumstances, special considerations or concessions granted by anyone associated with the sale. An entity determines fair value without any deduction for transaction costs it may incur on sale or other disposal. Mass adopted the fair value model pursuant to IAS 40, Investment Property, under which the valuation profession has an important role in implementing the standards. Fair value on investment property is based on valuations prepared annually by external evaluators in accordance with guidance under ‘International Valuation Standards’ issued by the International Valuation Standard Committee and reviewed by Mass in accordance with guidance on fair value in IAS 40. In 2009, the change in fair value of investment property was $0.3 million, which was included in revenues in Mass’s consolidated statement of operations.
Goodwill Impairment
          Goodwill represents the excess of the cost of an acquisition over the fair value of Mass’s share of the net identifiable assets of the acquired subsidiary, associate or joint venture at the effective date of acquisition, and, in respect of an increase in holding in a subsidiary, the excess of the cost of acquisition over the carrying amount of the proportion of the minority interests acquired. Goodwill is allocated to cash-generating units for the purpose of impairment testing and is carried at cost less accumulated impairment loss. Goodwill is tested for impairment annually or more frequently if events or changes in circumstances indicate that it might be impaired. Mass considers, but such consideration is not limited to, the following factors to determine the goodwill impairment: a significant adverse change in legal factors or in the business climate; reorganization or restructuring of a cash-generating unit(s); an adverse action or assessment by a regulator; unanticipated competition; loss of key personnel or key customer(s); a more-likely-than not expectation that a significant portion or all of a reporting unit will be sold or otherwise disposed of; the testing for write-down or impairment of a significant asset group within a cash-generating unit; or the recognition of a goodwill impairment loss in its separate financial statements by a subsidiary that is a component of the cash-generating unit.
          Mass did not recognize any goodwill impairment charge in 2009. In 2008, Mass indirectly acquired manufacturing businesses in Germany, resulting in goodwill of $5.2 million, which was written off in the same year, as the manufacturing business itself is not expected to generate a return higher than the market rate. In 2007, Mass recognized an impairment charge of $1.9 million.
Working Capital Statement
          Mass’s management is of the opinion that available working capital is sufficient for its present requirements for at least 12 months from the date of this prospectus.
QUANTITATIVE AND QUALITATIVE DISCLOSURES OF MARKET RISK FOR MASS
Risk Management
          Risk is an inherent part of Mass’s business and activities. The extent to which Mass properly and effectively identifies, assesses, monitors and manages each of the various types of risk involved in its activities is critical to Mass’s financial soundness and profitability. Mass seeks to identify, assess, monitor and manage the following principal risks involved in its business activities: market, credit, liquidity, operational, legal and compliance, new business, reputational and other. Risk management is a multi-faceted process that requires communication, judgment and knowledge of financial products and markets. Mass’s senior management takes an active role in the risk management process and requires specific administrative and business functions to assist in the identification, assessment and control of various risks. Mass’s risk management policies, procedures and methodologies are fluid in nature and are subject to ongoing review and modification.
Sensitivities
          Mass’s earnings are sensitive to, among other things, fluctuations in:
          Interest Rates. Mass’s long-term debt may be exposed to interest rate price risk. At December 31, 2009, if benchmark interest rates at that date had been 100 basis points (1.0% per annum) lower with all other variables held constant, profit after taxes for the year would have been $0.5 million higher. Conversely, if benchmark interest rates that that date had been 100 basis points (1.0% per annum) higher with all other variables held constant, profit after taxes for the year would have been $0.5 million lower.
          Foreign Exchange. Mass’s major trading currencies are United States dollars and Euros, and to a lesser extent Chinese Yuans. At December 31, 2009, if the U.S. dollar had weakened 10% against the local functional currencies with all other variables held constant, profit after taxes for the year would have been $27,000 higher. Conversely, if the U.S. dollar had strengthened 10% against the local functional currencies with all other variables held constant, profit after taxes for the year would have been $0.2 million higher.
          At December 31, 2009, if the Euro had weakened 10% against the local functional currencies with all other variables held constant, profit after taxes for the year would have been $0.7 million lower. Conversely, if the Euro had strengthened 10% against the local functional currencies with all other variables held constant, profit after taxes for the year would have been $0.7 million higher.
          At December 31, 2009, if the Chinese Yuan had weakened 10% against the local functional currencies with all other variables held constant, profit after taxes for the year would have been $0.7 million lower. Conversely, if the Chinese Yuan had strengthened 10% against the local functional currencies with all other variables held constant, profit after taxes for the year would have been $0.7 million higher.
          Equity Prices. Mass faces equity price risk with respect to its investments in securities. At December 31, 2009, if the equity price in general had weakened 10% with all other variables held constant, profit after taxes for the year would have been $0.9 million lower, and other components of equity would have been $0.8 million lower. Conversely, if the equity price in general had strengthened 10% with all other variables held constant, profit after taxes would have been $0.9 million higher, and other components of equity would have been $0.8 million higher.
Derivate Instruments
          Derivatives are financial instruments, the payments of which are linked to the prices, or relationships between prices, of securities or commodities, interest rates, currency exchange rates or other financial measures. Derivatives are designed to enable parties to manage their exposure to interest rates and currency exchange rates, and security and other price risks. Mass uses fair value hedges to hedge the exposure to changes in fair value of a recognized asset or liability or an unrecognized firm commitment, or an identified portion of such asset, liability or firm commitment that is attributable to a particular risk that could affect profit or loss. Mass does not use cash flow hedges or hedges of a net investment in a foreign operation.
Inflation
          Mass does not believe that inflation has had a material impact on its revenues or income over the past three fiscal years. Because Mass’s assets to a large extent are liquid in nature, they are not significantly affected by inflation. However, increases in inflation could result in increases in expenses, which may not be readily recoverable in the price of services provided to Mass’s clients or commodities sold. To the extent inflation results in rising interest rates and has other adverse effects on capital markets, it could adversely affect Mass’s financial position and profitability.

BACKGROUND AND REASONS FOR THIS OFFER AND THE MERGER
          The following discussion presents background information concerning this offer and the Merger and describes our reasons for undertaking this offer, the Merger and the other transactions set out in the Agreement. Please refer to the directors’ circular sent by Mass to its shareholders, referred to as the “Mass Recommendation Statement”, for further information relating to this offer, the Merger and the factors considered by the board of directors of Mass in connection with their decision to approve the Agreement and their recommendation to shareholders of Mass to accept this offer.
Background of this Offer
          In connection with Terra Nova’s long-term strategic plans, involving internal growth initiatives, acquisitions or business combinations, Terra Nova’s management has been seeking out and evaluating strategic acquisition candidates. Upon completion of the Arrangement and the de-consolidation of KID, Terra Nova’s board of directors began reviewing opportunities and strategic alternatives to enhance shareholder value in light of Terra Nova’s focus on the natural resources business. In the third quarter of 2010, Terra Nova’s board of directors gave serious consideration as to whether or not a business combination with Mass could be accomplished on favorable terms.
          Terra Nova distributed all of the outstanding Mass Common Shares to its shareholders pursuant to the Spin-Off in January 2006 in order to focus on its Industrial Business and to allow Mass to focus on its own business. At the time, the Industrial Business consumed a significant majority of Terra Nova’s capital resources and management attention and overshadowed Terra Nova’s other interests, which it felt were not reflected in the market value of the Terra Nova Common Shares. At the end of 2009, Terra Nova strategically examined the Industrial Business and decided to distribute the Industrial Business to its shareholders. Upon completion of the deconsolidation by Terra Nova of its former Industrial Business in 2010, the conflicts that previously existed between Mass’s operations and Terra Nova’s former Industrial Business were no longer present. As a result, Terra Nova considered the benefits of a combination with Mass, including, among other things: (i) that the combined company would have greater financial resources and a global presence and would be well-positioned to exploit and execute on opportunities and greater penetration into the Asian markets; (ii) the combined network of Terra Nova and Mass’s international operations; (iii) the complimentary nature of the businesses of both companies; (iv) the combined management team’s skill sets; and (v) potential cost savings and other synergies. See “Terra Nova’s Reasons for Making this Offer and the Merger” beginning on page 56.
          On August 18, 2010, Terra Nova’s board of directors approved the formation of a special committee of directors, referred to as the “Special Committee”, to review and consider the potential effects of acquiring Mass on Terra Nova and its shareholders. The resolution mandated the Special Committee to: (i) review and consider the potential effects and desirability of acquiring Mass on Terra Nova and its shareholders; (ii) negotiate, review and consider the terms and investigate and evaluate all aspects of acquiring Mass and, if appropriate, enter into discussions with third parties; (iii) consult with management and the professional advisors of Terra Nova as the Special Committee may deem necessary or advisable in relation to the acquisition of Mass; (iv) conduct and carry out such investigations and take such actions in relation to the acquisition of Mass as the Special Committee may deem necessary or advisable; (v) report to Terra Nova’s board of directors as to the foregoing matters and to make such recommendations thereon as the Special Committee may consider appropriate and as would be in the best interests of Terra Nova and its shareholders; and (vi) otherwise do all other such things as the Special Committee may deem necessary or advisable in respect of the foregoing to assist Terra Nova’s board of directors with fulfilling its fiduciary duties. The Special Committee was comprised of Ian Rigg (Chair) and Indrajit Chatterjee.
          The Special Committee retained Raymond James Ltd., referred to as “Raymond James”, commencing August 18, 2010 to act as its financial advisor in connection with this offer. As part of the retention agreement between Raymond James and the Special Committee, Raymond James agreed to undertake a review of Terra Nova and Mass relating to, among other things, their respective operations and financial position, as well as other relevant financial, market and industry information. Based on such information gathered, Raymond James agreed to prepare a report on their financial analysis for review and discussion with the Special Committee. Additionally, Raymond James agreed to prepare and deliver to the Special Committee an opinion as to whether this offer is fair from a financial point of view to the shareholders of Terra Nova.
          Between August 18 and September 1, 2010, the Special Committee, its counsel and representatives of Mass held various discussions and meetings respecting the proposed transaction. As a result of these discussions, the parties determined to proceed with the transaction as a share exchange, in order to allow Mass shareholders an opportunity to have a continued equity interest in Terra Nova after completion of the transaction. In addition, Terra Nova and Mass considered the likelihood that such a share exchange would be a tax free reorganization under the Code. Additionally, the parties determined that the most appropriate basis in the circumstances for the parties for determining the exchange ratio for the transaction was based upon the fully-diluted net book value of each company as at June 30, 2010, with certain adjustments for post-period and other agreed upon items. Both Terra Nova and Mass believe and have previously publicly disclosed that they believe their net book value is the most useful measure of their financial position. The parties moved forward with negotiations on the basis that the transaction would provide for a share exchange to build a larger and more capable combined entity based upon the adjusted net book value of each party without a premium. See “The Offer Ratio” beginning on page 49.
          On August 31, 2010, the Special Committee held a meeting, at which they reviewed the proposed transaction and discussed certain preliminary matters in connection with the proposed offer, including timing, certain accounting matters and the principal documents involved in the proposed transaction. Terra Nova’s legal counsel was present at the meeting and provided an overview of Terra Nova’s board of directors’ respective fiduciary duties and potential conflicts of interest.
          On September 1, 2010, the Special Committee entered into a nonbinding term sheet with Mass, referred to as the “Term Sheet”, which summarized the principal terms of this offer. The Term Sheet specified that the acquisition of Mass would be on a share-for-share exchange basis whereby Terra Nova Common Shares would be exchanged for Mass Common Shares based on an exchange ratio founded upon the “net book value” of each of Terra Nova and Mass as at June 30, 2010, adjusted to reflect underlying values not reflected by applicable generally accepted accounting principles and other adjustments reflecting post-period matters and one-off items as mutually agreed. Based upon Terra Nova’s preliminary review it was believed that such exchange ratio would be between 1.0 and 1.3 Terra Nova Common Shares for each Mass Common Share tendered. This estimate was preliminary, did not give effect to the final adjustments to the net book value per share to be agreed upon by the parties, did not give effect to the conversion of the Convertible Bonds and was based upon the number of Mass Common Shares outstanding as of the date of the Term Sheet.
          Between September 1, 2010 and September 24, 2010, Terra Nova’s legal counsel conducted various due diligence in respect of Mass in connection with the proposed transaction. The due diligence included various meetings with management of Mass and its auditors regarding its operations and financial results.
          From September 1, 2010 until September 24, 2010, the management teams and advisors of each of Terra Nova and Mass met frequently by telephone to negotiate the final structure of the proposed transaction, the terms of the Agreement, including the covenants and representations of the parties and the termination provisions and break fees payable thereunder.

          On September 7, 2010, the Special Committee held a meeting, at which they reviewed and discussed the status of the transaction, the terms of the Term Sheet and the proposed timing of the transaction. At the meeting, legal counsel for Terra Nova was present and made a presentation to the Special Committee regarding the duties of the board of directors in respect of the transactions contemplated under the Term Sheet.
          On September 20 and 21, 2010, the Chairman of the Special Committee met with management of each of Mass and Terra Nova and legal and financial advisors to discuss the proposed acquisition of Mass by Terra Nova and negotiate the final terms of the Agreement. These negotiations included, in particular, a discussion of the consideration under this offer, break fees payable under the Agreement, the termination provisions thereunder and the covenants of both parties respecting the conduct of their respective businesses during the period of this offer.
          On September 22 and 23, 2010, the parties and their representatives conducted additional negotiations and finalized the Agreement.
          On September 24, 2010, the Special Committee held a meeting to discuss Mass’s business, the risks and opportunities facing the companies and the strategic reasons for this offer and the Merger. The Chairman of the Special Committee also discussed the results of Terra Nova’s due diligence review, including the financial performance of the companies and the risks and opportunities facing the companies. At the meeting, Terra Nova’s legal counsel presented the Special Committee with an overview of the proposed Agreement.
          At its September 24, 2010 meeting, the Special Committee also received a presentation from Raymond James respecting its fairness opinion, which included a detailed discussion of Raymond James analysis of both Terra Nova and Mass. At the meeting, Raymond James provided the Special Committee its oral fairness opinion that, as of such date, and based upon and subject to the assumptions, procedures, factors, qualifications and limitations set forth in its written opinion, the consideration being offered under this offer was fair, from a financial point of view to Terra Nova’s shareholders.
          After concluding its discussions respecting the proposed transaction with Mass and receiving the oral fairness opinion of Raymond James, the Special Committee resolved to approve the Agreement and the transactions contemplated in the Agreement, including this offer and the Merger. The Special Committee resolved to recommend to Terra Nova’s board of directors to, among other things, approve the Agreement and the transactions contemplated thereunder.
          On September 24, 2010, after further discussions and deliberations and upon receiving the recommendation of the Special Committee, Terra Nova’s board of directors unanimously (with the Chairman abstaining on account of his position as a director and officer of Mass) approved the Agreement and the transactions contemplated thereunder. The Agreement was executed by the parties on September 24, 2010. Each of Terra Nova and Mass issued press releases on September 27, 2010 announcing the Agreement and the proposed acquisition of Mass by Terra Nova.
The Offer Ratio
          This offer is part of a several step transaction, which includes the subsequent merger of Mass and the Merger Subsidiary, designed to effect a combination with an exchange ratio for this offer, referred to as the “Offer Ratio”, based upon the fully-diluted adjusted net book value per share of each company. For the purposes of this offer and in settling the Offer Ratio thereunder, management and the boards of Terra Nova and Mass agreed that Terra Nova’s reported shareholders’ equity as at June 30, 2010 would be adjusted to reflect:
•	the Rights Offering;

•	the Third Distribution;

•	the change to the fair value of its royalty interest in the Wabush resource property;

•	the Arbitration Award; and

•	a payment for a resource property by Terra Nova in the third quarter of 2010,

collectively referred to as the “Terra Nova Adjustments”.
          For the purposes of this offer and settling the Offer Ratio, management and the boards of Terra Nova and Mass agreed that Mass’s reported shareholders’ equity as at June 30, 2010 would be adjusted to reflect the fair value of certain of its resource interests and for the conversion of debt instruments to shares that occurred subsequently, referred to as the “Mass Adjustments” and, together with the Terra Nova Adjustments, referred to as the “Offer Ratio Adjustments”.

     The effect of the Offer Ratio Adjustments to Terra Nova’s and Mass’s reported shareholders’ equity for the purposes of this offer was as follows:

		June 30,
		2010
		(dollars in thousands)
Terra Nova Shareholders’ equity	Historical amount	$206,567
	Terra Nova Adjustments:
	Rights Offering	49,970
	Payment for resource property in shares in 3rd quarter 2010	303
	Arbitration Award	6,408
	Revaluation of interest in Wabush resource property, net of taxes, pursuant to IFRS	121,000
	Third Distribution	(46,705)

	Pro forma for the Terra Nova Adjustments	337,543

	Shares outstanding	37,897,538	(1)

	Adjusted shareholders’ equity per share for the Offer Ratio	$8.91

(1)	Includes 328,239 Terra Nova Common Shares held by Mass which will be eliminated after completion of this offer.

		June 30,
		2010
		(dollars in thousands)
Mass Shareholders’ equity	Historical amount	$215,362
	Mass Adjustments:
	Fair value of resource property	18,000
	Conversion of debt instruments	2,610

	Pro forma for the Mass Adjustment	$235,972

	Shares outstanding	26,204,716	(1)

	Adjusted shareholders’ equity per share for the Offer Ratio	$9.00

(1)	Includes 1,203,627 Mass Common Shares held by Terra Nova which will be eliminated after completion of this offer.
     The Terra Nova Adjustments for the purposes of this offer all represent actual events that have been implemented or occurred subsequent to June 30, 2010 and will be reflected in its next interim quarterly financial statements, other than the increase in the fair value of the royalty interest in the Wabush resource property pursuant to IFRS. This interest is comprised of a mining sub-lease for the Wabush iron-ore mine in Newfoundland and Labrador, Canada. Under the sub-lease, the mine owner pays to Terra Nova a royalty payment based upon the amount of iron ore pellets shipped from the mine to Point Noire, Quebec. The mining sub-lease commenced in 1956 and runs to 2055. Between 2005 to the end of 2009, gross annual royalty payments under the sub-lease have fluctuated from a low of $16.4 million to a high of $31.3 million. Currently, this interest is recorded on Terra Nova’s books at $26.1 million. The increase in its fair value is expected to occur once Terra Nova adopts IFRS as required for Canadian companies currently applying Canadian GAAP. Such an increase is not currently permitted under Canadian and U.S. GAAP.
     Based upon the Offer Ratio Adjustments, for the purposes of this offer, the parties determined and agreed that the fully diluted adjusted net book value per share of each party was approximately equal and formed the basis for the agreed Offer Ratio.
     The Offer Ratio Adjustments reflect agreed upon adjustments to each party’s shareholders’ equity on a stand-alone basis. They do not, and are not intended to, represent or be indicative of the consolidated financial position of Terra Nova or Mass as at the date presented. These Offer Ratio Adjustments are not in accordance with generally accepted accounting principles for this offer, reflect adjustments not related to this offer and do not reflect all adjustments and eliminations required to give pro forma effect to this offer. They are not, and should not, be taken as representative of the financial position of Terra Nova after giving pro forma effect to this offer. For a discussion of and to see the pro forma effect of this offer in accordance with generally accepted accounting principles, see “Pro Forma Financial Statements”.

Summary of Analysis of Raymond James
The Special Committee retained Raymond James to provide it with financial advisory services and a fairness opinion in connection with this offer. The Special Committee selected Raymond James because Raymond James is a nationally recognized investment banking firm with substantial experience in transactions similar to this offer and is familiar with Terra Nova and Mass and their respective businesses. As part of its investment banking business, Raymond James is continually engaged in the valuation of businesses and their securities in connection with mergers and acquisitions. Under an engagement letter between the Special Committee and Raymond James, for the services of Raymond James in connection with this offer, Raymond James will be entitled to receive a fee of C$450,000, of which C$325,000 has been previously paid, and the remaining amount is not contingent upon completion of this offer. Terra Nova has also agreed to reimburse Raymond James for its expenses arising, and indemnify Raymond James against certain liabilities that may arise, out of its engagement.
At the September 24, 2010 meeting of the Special Committee, Raymond James reviewed the financial aspects of the proposed merger and delivered to the Special Committee its oral opinion, subsequently confirmed in writing, that, as of that date, the offer consideration was fair from a financial point of view to the shareholders of Terra Nova.
Raymond James’ written opinion is addressed solely to the Special Committee and addresses only the fairness, from a financial point of view, of this offer to the Terra Nova shareholders. It does not address the underlying business decision of Terra Nova to proceed with this offer, the relative merits of this offer compared to any other business strategies that might exist for Terra Nova or the effect of any other transaction in which Terra Nova might engage. The opinion does not constitute a recommendation to any Terra Nova shareholder as to how the shareholder should vote at the Terra Nova special meeting on this offer or any related matter. This summary is qualified in its entirety by reference to the full text of the opinion. The full text of Raymond James’ written opinion is attached as Exhibit 99.4 to this document and is incorporated by reference herein. Shareholders are urged to read the opinion in its entirety as it sets out a description of the procedures followed, assumptions made, matters considered, and qualifications and limitations on the review undertaken by Raymond James.
In connection with rendering the opinion, Raymond James:
▪	reviewed, among other things:
–	the Agreement,

–	Annual Reports for the fiscal years ended December 31, 2009 and 2008 of Terra Nova and Mass,

–	certain interim reports of Terra Nova, which were filed with the SEC on Form 6-K,

–	draft unaudited consolidated interim financial statements of Mass for the six months ended June 30, 2010,

–	certain other communications from Terra Nova and Mass to their respective shareholders, and

–	other financial information concerning the respective businesses and operations of Terra Nova and Mass furnished to Raymond James by Terra Nova and Mass for the purposes of Raymond James’ analysis;
▪	held discussions with members of senior management of Terra Nova and Mass regarding:
–	past and current business operations,

–	financial condition,

–	results of operations, and

–	future prospects of the respective companies;
▪	reviewed the fully-diluted adjusted shareholders’ equity per share of Terra Nova and Mass and the Offer Ratio;

▪	reviewed the reported price and trading activity for the Terra Nova Common Shares and the Mass Common Shares; and

▪	performed other studies and analyses and considered such other factors, as Raymond James deemed appropriate.
In arriving at its opinion, Raymond James relied upon and assumed, without assuming any responsibility for independent verification, the accuracy and completeness of all of the financial and other information provided to or otherwise made available to Raymond James or that was discussed with or reviewed by Raymond James, or that was publicly available. Raymond James did not attempt or assume any responsibility to verify such information independently. Raymond James relied upon the management of Terra Nova as to the reasonableness and achievability of the financial and operating forecasts and projections (and assumptions and bases thereof) provided to Raymond James. Raymond James did not make or obtain any evaluations or appraisals of any assets or liabilities of Terra Nova or Mass, and Raymond James did not examine any books or records, except as noted herein. Raymond James’ opinion was necessarily made based on economic, market and other conditions as in effect on and the information provided to Raymond James as of the date of its opinion. Subsequent developments could impact the opinion and Raymond James does not have any obligation to update, revise or reaffirm its opinion.
Raymond James assumed that this offer will be completed substantially in accordance with the terms set forth in the Agreement. Raymond James also assumed that all regulatory or other consents and approvals necessary for the consummation of this offer will be obtained without any adverse effect on Terra Nova or Mass.
In performing its review and analysis, Raymond James made numerous assumptions with respect to industry performance, general business, economic, market and financial conditions and other matters, many of which are beyond the control of Raymond James, Terra Nova and Mass. Any estimates contained in the analyses performed by Raymond James are not necessarily indicative of actual values or future results, which may be significantly more or less favourable than suggested by theses analyses. Additionally, estimates of the value of businesses or securities do not purport to be appraisals or to reflect the prices at which such businesses or securities might actually be sold. Accordingly, these analyses and estimates are inherently subject to substantial uncertainty.
The Raymond James opinion was among several factors considered by Terra Nova’s board in evaluating this offer and in making its determination to approve this offer. Neither Raymond James’ opinion nor the analyses described below were determinative of the consideration under this offer or of the views of Terra Nova’s board of directors with respect to the approval of the Agreement.
Raymond James acts as a trader and dealer, both as principal and agent, in major financial markets and, as such may have had positions in the securities of Terra Nova or Mass and, from time to time, may have executed transactions on behalf of clients for which it received or may receive compensation. As an investment dealer, Raymond James conducts research on securities and may, in the ordinary course of its business, provide research reports and investment advice to its clients on investment matters, including with respect to Terra Nova, Mass, or for any of their respective associates or affiliates and other interested parties.
The following is a summary of the material analyses performed by Raymond James in connection with its September 24, 2010 opinion. The summary is not a complete description of the analyses underlying the Raymond James opinion, but summarizes the material analyses performed and presented in connection with such opinion. The preparation of a fairness opinion is a complex analytic process involving various determinations as to the most appropriate and relevant methods of financial analysis and the application of those methods to the particular circumstances. Therefore, a fairness opinion is not readily susceptible to partial analysis or summary description. In arriving at its opinion, Raymond James did not attribute any particular weight to any analysis or factor that it considered, but rather made qualitative judgements as to the significance and relevance of each analysis and factor. The financial analyses summarized below include information presented in tabular format. Accordingly, Raymond James believes that its analyses and the summary of its analyses must be considered as a whole and that selecting portions of its analyses and factors or focusing on the information presented below in tabular format, without considering all analysis and factors or the full narrative description of the financial analyses, including the methodologies and assumptions underlying the analyses, could create a misleading or incomplete view of the process underlying its analyses and opinion. The tables alone do not constitute a complete description of the financial analyses. Except as otherwise noted, the following quantitative information is based on data as it existed, or was publicly available, on or before September 24, 2010, and is not necessarily indicative of current market conditions.
Terra Nova Net Asset Value Analysis
Raymond James applied the net asset value, referred to as the “NAV”, approach in its analysis of Terra Nova. Under the NAV approach Raymond James separately considered the assets and liabilities of Terra Nova using assumptions and methodologies which were considered appropriate in the circumstances. A summary of the NAV approach for each main asset and liability of Terra Nova is as follows:
•	Cash and cash equivalents — Employed the book value as at June 30, 2010 adjusted for the net proceeds of the Rights Offering;

•	Securities — Employed a current stock market value approach, incorporating estimated commissions and discounts to reflect low trading liquidity;

•	KID Shares — Employed a current stock market value approach, incorporating estimated commissions and discounts to reflect low trading liquidity. In addition, the number of KID Shares held by Terra Nova was adjusted to reflect the Third Distribution;

•	Arbitration Award — Included the after-tax recovery for the past royalty underpayments to be received under the settlement and employed a probability adjusted after-tax estimate regarding the pending claims for interest and costs;

•	Interest in Wabush resource property — Employed the discounted cash flow approach, referred to as the “DCF Approach”, and calculated the net present value of the unlevered, after-tax discounted cash flows from Terra Nova’s royalty interest. The DCF Approach takes into account the amount, timing and relative certainty of projected unlevered after-tax cash flows expected to be generated. The DCF Approach requires that certain assumptions be made regarding, among other things, future input values for the royalty rate formula, operating production levels of the Wabush mine and discount rates. In considering future iron ore pellet prices, Raymond James reviewed various investment bank equity research projections and considered certain economic factors such as supply and demand for iron ore. A discount rate of 8% was applied to the after-tax projected royalties arising from proven reserves and a discount rate of 10% was applied to the after-tax projected royalties arising from mine-life expansion beyond the current estimated reserves. The discount rates were chosen based upon the cost of capital appropriate for a royalty interest in an iron ore property. The DCF Approach incorporated scenario analysis based on different key assumptions including different royalty rates and the amount of mineable reserves and resources based on publicly available information from the mine operator. The DCF Approach indicated a range of between $106.0 million and $172.4 million for Terra Nova’s interest in the Wabush resource property. Based on this scenario analysis, a range of between $110.0 million and $165.0 million was selected for the NAV approach. This range compares to the total implied value of $147.1 million, as calculated using the Terra Nova Adjustments; and

•	Other assets and liabilities — Employed book values as at June 30, 2010, adjusted based on discussions with management of Terra Nova.

Raymond James compared Terra Nova’s adjusted shareholders’ equity per share for the Offer Ratio of $8.91 to the estimated range of NAV per share of $8.02 to $9.63. A summary of the NAV approach for Terra Nova is as follows:
Terra Nova Net Asset Value Summary
(dollars in thousands, except per share amounts)

			Effect of the
			Terra Nova
	Low	High	Adjustments
Cash and cash equivalents	$121,275	$121,275	$121,475
Securities	12,962	13,522	13,666
KID Shares	37,181	41,845	32,879
Arbitration Award	6,408	7,518	6,408
Interest in Wabush resource property	110,000	165,000	147,143
Other assets and liabilities	15,973	15,973	15,973

Net Asset Value	$303,799	$365,133	$337,544
Shares outstanding (1)	37,897,538	37,897,538	37,897,538

NAV per share	$8.02	$9.63	$8.91

(1)	Includes 328,239 Terra Nova Common Shares held by Mass which will be eliminated after completion of this offer.
Mass NAV Analysis
Raymond James applied the NAV approach in its analysis of Mass. Under the NAV approach Raymond James separately considered the assets and liabilities of Mass using assumptions and methodologies which were considered appropriate in the circumstances. The financial statements of Mass are prepared in accordance with IFRS and as such Mass records the majority of its assets and liabilities at their estimated fair value on the balance sheet date. In addition, the majority of Mass’s assets are comprised of cash and other current assets.
As part of the NAV analysis for Mass, among other things, Raymond James:
•	met with senior management of Mass to review the business, operations and future prospects of the company;

•	reviewed with management of Mass each line item on the balance sheet to understand the nature and approach to value of each asset and liability;

•	compared the audited December 31, 2009 balance sheet amounts with the unaudited June 30, 2010 balance sheet amounts;

•	reviewed management’s estimated balance sheet amounts as at mid-September 2010;

•	discussed with management of Mass the trading and investment policies employed in the commodities business;

•	confirmed with management that historically their accounting procedures employed for interim financial reporting have consistently resulted in accurate information;

•	reviewed an independent valuation of the resource property; and

•	met with the auditors of Mass.

A summary of the NAV approach for Mass is as follows:
Mass Net Asset Value Summary
(dollars in thousands, except per share amounts)

		June 30,
	December 31, 2009	2010
	(audited)	(unaudited)
Cash and cash equivalents	$329,554	$235,312
Other current assets	107,713	141,245
Long term assets	75,064	87,577

Total assets	512,331	464,134
Current liabilities	204,693	151,062
Long-term liabilities	96,322	80,018

Total liabilities	301,015	231,080
Minority interest	996	17,692

Shareholders’ equity	$210,320	$215,362
Fair value of resource property	18,000	18,000
Conversion of debt instruments	2,610	2,610

Net Asset Value	$230,930	$235,972
Shares outstanding (1)	25,133, 278	26,204,716

NAV per share	$9.19	$9.00

(1)	Includes 1,203,627 Mass Common Shares held by Terra Nova which will be eliminated after completion of this offer.
Historical Exchange Ratio Analysis
Raymond James reviewed the daily closing prices for the shares of Terra Nova and Mass over the period from March 30, 2010 (the date of the Arrangement) to September 21, 2010. By dividing the volume weighted average closing price of the shares of Mass by the volume weighted average closing price of the shares of Terra Nova for the same time period, Raymond James derived implied exchange ratios ranging from 1.08x to 1.37x. Raymond James did not make any adjustment in this analysis for trading liquidity and trading volumes.
General
As described above, the Raymond James opinion was among several factors relied upon by Terra Nova’s board of directors in making its determination to approve this offer. The foregoing summary does not purport to be a complete description of the analyses performed by Raymond James in connection with the opinion and is qualified in its entirety by reference to the written opinion of Raymond James attached as Exhibit 99.4.

Terra Nova’s Reasons for Making this Offer and the Merger
     Terra Nova’s board of directors believes that the acquisition of Mass represents an opportunity to enhance value for Terra Nova shareholders. The decision of Terra Nova’s board of directors to enter into the Agreement was the result of careful consideration by the board of directors of numerous factors. Significant factors considered by the Terra Nova’s board of directors include, among others:
•	Strategic Growth through Acquisition. Terra Nova’s board of directors believes that the most successful companies are those with greater financial resources and a global presence. The acquisition of Mass furthers Terra Nova’s strategy of expanding its operations through combinations with well-established companies. Terra Nova’s board of directors believes that the combined network of international operations and subsidiaries of both companies could be leveraged on a worldwide basis and would provide Terra Nova with greater penetration into the fast-growing Asian markets.

•	Adjusted Book Value Valuation — The exchange ratio under this offer is based upon the fully-diluted net book value of each company adjusted: (i) in the case of Terra Nova, for the Terra Nova Adjustments, comprising the change in the fair value of its Wabush royalty interest; the Arbitration Award; a payment for a resource property in the third quarter of 2010; the Rights Offering; and the Third Distribution; and (ii) in the case of Mass, to reflect the Mass Adjustments. Based upon the foregoing adjustments, for the purposes of this offer, Terra Nova and Mass determined the adjusted book value of Terra Nova and Mass to be approximately equal. See “Background and Reasons for this Offer and the Merger — The Offer Ratio”.

•	Increased Scope — Terra Nova’s board of directors believes that the acquisition of Mass would create a combined company that will be well-positioned to exploit and execute on opportunities relating to the mining and commodities trading businesses with greater capital and resources. As a result, Terra Nova intends to distribute to its shareholders the balance of the KID Shares after the completion of this offer. Based on the unaudited balance sheets as at June 30, 2010 for each of Terra Nova and Mass, after giving pro forma effect to this offer, the Offer Ratio Adjustments and the intended distribution of the remaining KID Shares to Terra Nova’s shareholders, the combined company is expected to have total assets of approximately $830.5 million, cash and cash equivalents of approximately $363.0 million and working capital of approximately $353.9 million. The combined resources of Terra Nova and Mass will enhance Terra Nova’s ability to execute and exploit opportunities in the current businesses of the parties.

•	Complementary Businesses. Terra Nova’s board of directors believes that the commodities business of Mass is complimentary to Terra Nova’s current focus on mineral royalties and other natural resource interests. In particular, the expertise and resources of Mass will be valuable to Terra Nova as it seeks to grow in the natural resource sector.

•	Management Team. Terra Nova’s board of directors believes that Mass’s management team has skill sets that complement and enhance those of Terra Nova’s personnel.

•	Fairness Opinion — The Special Committee retained Raymond James as its financial advisor in connection with the proposed acquisition of Mass. Raymond James provided the Special Committee with a fairness opinion to the effect that, as of the date thereof, and subject to the assumptions and qualifications set out therein, the consideration being offered under this offer was fair, from a financial point of view, to Terra Nova’s shareholders.

•	Meaningful Cost Savings and Other Synergies — Although no assurance can be given that any particular level of cost savings and other synergies will be achieved, the Terra Nova’s board of directors believes that the acquisition of Mass will provide the potential for meaningful cost synergies over time.
     Terra Nova’s board of directors also considered the potential risks of this offer and the acquisition of Mass, including those set forth in the “Risk Factors” section of this prospectus.
     Additionally, as a result of the Arrangement, any conflict between Mass’s operations and Terra Nova’s former Industrial Business, which was one of the primary justifications of the Spin-Off, is no longer present. Prior to the Spin-Off, Terra Nova’s Industrial Business consumed a significant majority of our capital resources and management attention and thus overshadowed our other interests which we felt were not reflected in the market value of our shares.

     The foregoing discussion of the information and factors considered by the Terra Nova’s board of directors is not intended to be exhaustive, but is believed to include the material factors considered by such board members. In view of the wide variety of factors considered by Terra Nova’s board of directors in connection with its evaluation of this offer and the acquisition of Mass, Terra Nova’s board of directors did not consider it practical to, and did not, quantify, rank or otherwise assign specific weights to the factors that it considered in reaching its determination and recommendation. In considering the factors described above and other factors, individual members of the Terra Nova’s board of directors may have given different weight to different factors. Terra Nova’s board of directors considered this information as a whole, and overall considered the information and factors to be favorable to, and in support of, its determinations and recommendation.
Mass’s Reasons for Recommending this Offer and the Merger
     Based on the following positive factors, Mass’s board determined to unanimously (other than the Chairman who abstained due to his position as a director and officer of Terra Nova) approve the Agreement and this offer and the Merger and to recommend that all holders of Mass Common Shares accept this offer:
•	the creation of a significant well capitalized company with enhanced growth opportunities and global capabilities;

•	the potential to create value through integration and combination of the complementary businesses of the parties and eliminating overlap in the natural resources segment;

•	since Terra Nova Common Shares are listed and traded on the New York Stock Exchange, Mass shareholders will have access to a large, liquid trading market for their securities;

•	the exchange ratio under this offer is based upon the fully-diluted net book value of each company adjusted: (i) in the case of Terra Nova, to reflect the fair value of its Wabush royalty interest, the after-tax recovery for past royalty underpayments, its recently completed rights offering and the distribution by Terra Nova of KID Shares on September 23, 2010; and (ii) in the case of Mass, to reflect the conversion of its Convertible Bonds and the fair value of its iron ore interests.

•	the enhanced corporate governance requirements for companies incorporated in British Columbia and listed on the New York Stock Exchange;

•	reports from management and advisors as to the satisfactory results of the due diligence review of Terra Nova;

•	the likelihood that Mass shareholders will not recognize any gain or loss in the exchange of their Mass Common Shares for Terra Nova Common Shares as a result of the likelihood that this offer and the Merger constitute a reorganization within the meaning of Section 368(a) of the Code;

•	Mass shareholders will be granted dissent rights in connection with any compulsory acquisition by Terra Nova of Mass Common Shares not tendered in this offer or in any Subsequent Acquisition Transaction; and

•	the likelihood that this offer and the Merger will be consummated, including the reasonableness of the conditions to this offer and the closing thereof.
     Further details regarding the factors considered by Mass’s board of directors are set forth in the Mass Recommendation Statement. Although each of the foregoing factors was considered important by the Mass board in determining whether to recommend this offer to Mass shareholders, the most compelling reasons for such recommendation are the enhanced ability of Mass to grow and expand its businesses through Terra Nova as well as the consideration offered, which gives Mass shareholders the opportunity to invest in Terra Nova.
     The Mass board also evaluated and discussed the following risks that might arise:
•	the risk that the potential benefits sought in this offer would not be fully realized;

•	certain risks applicable to Terra Nova’s business after the completion of this offer and the Merger which are described under the heading “Risk Factors—Additional Risks Related to Terra Nova upon Successful Completion of the Merger or a Subsequent Acquisition Transaction”;

•	the risk that the fixed exchange ratio of the offer consideration could lead, in the event of a decline in the market price of Terra Nova Common Shares, to a reduced value of the consideration received by Mass’s shareholders;

•	the risk that the conditions of this offer and/or the Merger would not be met; and

•	the risk that Mass’s shareholders will not tender sufficient shares in this offer to meet the minimum number of Mass Common Shares required to be tendered and not validly withdrawn prior to the expiration of this offer or that Terra Nova’s shareholders will not approve the issuance of the Terra Nova Common Shares required to be issued as part of this offer.
     Mass’s board of directors believes that the foregoing risks are outweighed by the potential benefits of this offer and the Merger to Mass’s shareholders. Mass’s board of directors also considered various alternatives to this offer and the Merger, including remaining independent, and determined that this offer and the Merger represents the best potential opportunity for Mass and its shareholders.
RECOMMENDATION OF MASS’S BOARD OF DIRECTORS
     On September 24, 2010, Mass’s board of directors unanimously approved (other than the Chairman who abstained due to his position as a director and officer of Terra Nova) this offer and the Merger. Mass’s board of directors also has recommended that Mass shareholders tender their Mass Common Shares in this offer.
THIS OFFER
     We are offering to exchange one (1) Terra Nova Common Share for each outstanding Mass Common Share validly tendered and not properly withdrawn prior to the expiration of this offer, upon the terms and subject to the conditions set forth in the Agreement, including those described in this prospectus and the related letter of transmittal.
     This offer is conditioned on, among other things (1) there being validly tendered, and not properly withdrawn prior to the expiration of this offer such number of Mass Common Shares that, together with Mass Common Shares held by Terra Nova and its affiliates, constitute at least 50.1% of the total outstanding Mass Common Shares, calculated on a fully diluted basis as described in this prospectus, and (2) the other conditions set out in the Agreement, including those described in this prospectus under “This Offer—Conditions of this Offer” on page 62, unless such conditions are waived by Terra Nova and the Merger Subsidiary at or prior to the expiration of this offer.
     When we refer to the expiration of this offer, we mean 11:59 p.m., New York City time, on November 8, 2010, unless we extend (for any reason) the period of time for which this offer is open, in which case this offer will expire, and references to the expiration of this offer will mean, the latest time and date on which this offer is open.
     If you are the record owner of your shares and you tender your shares directly to the exchange agent and depositary, you will not be obligated to pay any charges or expenses of the exchange agent and depositary or any brokerage commissions. If you own your shares through a broker or other nominee, and your broker or nominee tenders the shares on your behalf, your broker or nominee may charge you a fee for doing so. You should consult your broker or nominee to determine whether any charges will apply.
Timing of this offer
     We are commencing this offer on October 7, 2010. This offer is scheduled to expire at 11:59 p.m., New York City time, on November 8, 2010, unless we extend the period of this offer. For more information, see the discussion under “—Extension, Termination and Amendment” immediately below.

Extension, Termination and Amendment
     We have the option at our discretion to extend this offer for one or more subsequent offering periods or for any period required by any SEC rule, regulation or position or any period required by applicable law.
     Subject to the SEC’s applicable rules and regulations, we also reserve the right to waive any of the conditions to this offer and to make any change in the terms of or conditions to this offer. However, without Mass’s consent, we cannot:
•	decrease the consideration offered for each Mass Common Share tendered in this offer;

•	change the form of consideration to be paid in this offer to a form other than Terra Nova Common Shares;

•	reduce the number of Mass Common Shares to be purchased in this offer;

•	impose conditions to this offer in addition to those set forth in the Agreement;

•	modify or waive the minimum number of Mass Common Shares required to be tendered and not properly withdrawn prior to the expiration of this offer; or

•	make any other change that is adverse to Mass’s shareholders.
     We can extend this offer by giving oral or written notice of an extension to the exchange agent and depositary for this offer. If we decide to extend this offer, we will make a public announcement to that effect no later than 9:00 a.m., New York City time, on the next business day after the previously scheduled expiration. We are not giving any assurance that we will extend this offer. During any extension, all Mass Common Shares previously tendered and not validly withdrawn will remain deposited with the exchange agent and depositary, subject to your right to withdraw your Mass Common Shares. If we exercise our right to use a subsequent offering period, we will first consummate the exchange with respect to the Mass Common Shares tendered and not withdrawn in the initial offer period.
     Subject to the SEC’s applicable rules and regulations, we also reserve the right, in our discretion:
•	to terminate this offer and not accept for exchange or exchange any Mass Common Shares not previously accepted for exchange, or exchanged, upon the termination of the Agreement or upon the failure of any of the conditions of this offer to be satisfied prior to the expiration of this offer; and

•	to waive any condition (subject to certain conditions requiring Mass’s consent to waive) or otherwise amend this offer (subject to certain conditions requiring Mass’s consent to amend) in any respect prior to the expiration of this offer, by giving oral or written notice of such termination, waiver or amendment to the exchange agent and depositary and by making a public announcement.
     We will follow any extension, termination, waiver or amendment, as promptly as practicable, with a public announcement. Subject to the requirements of the Exchange Act, and other applicable law, and without limiting the manner in which we may choose to make any public announcement, we assume no obligation to publish, advertise or otherwise communicate any public announcement other than by issuing a press release.
     If we make a material change in the terms of this offer or the information concerning this offer, or if we waive a material condition of this offer, we will extend this offer to the extent required under the Exchange Act.
Procedure for Tendering Shares
     For you to validly tender Mass Common Shares in this offer, you must do one of the following:
•	for registered shareholders, deliver certificate(s) representing your shares, a properly completed and duly executed letter of transmittal or a duly executed copy thereof, along with any other required documents, to the exchange agent and depositary at one of its addresses set forth on the back cover of this prospectus prior to the expiration of this offer;

•	for non-registered shareholders, arrange for a book-entry transfer of your shares to be made to the exchange agent and depository’s account at DTC and receipt by the exchange agent and depositary of a confirmation of this transfer prior to the expiration of this offer, and the delivery of a properly completed and duly executed letter of transmittal or a duly executed copy thereof, and any other required documents, to the exchange agent and depositary at one of its addresses set forth on the back cover of this prospectus prior to the expiration of this offer;

•	arrange for a book-entry transfer of your shares to the exchange agent and depositary’s account at DTC and receipt by the exchange agent and depositary of confirmation of this transfer, including an “agent’s message,” prior to the expiration of this offer; or

•	comply with the guaranteed delivery procedures described below.
     These deliveries and arrangements must be made before the expiration of this offer. The term “agent’s message” means a message, transmitted by DTC to, and received by, the exchange agent and depositary and forming a part of a book-entry confirmation, which states that DTC has received an express acknowledgment from the participant in DTC tendering the Mass Common Shares which are the subject of the book-entry confirmation, that the participant has received and agrees to be bound by the terms of the letter of transmittal and that we may enforce that agreement against the participant.
     The exchange agent and depositary will establish an account with respect to the Mass Common Shares at DTC for purposes of this offer within two business days after the date of the distribution of this prospectus, and any financial institution that is a participant in DTC may make book-entry delivery of the Mass Common Shares by causing DTC to transfer these Mass Common Shares into the exchange agent and depositary’s account in accordance with DTC’s procedure for the transfer. For a tender made by transfer of Mass Common Shares through book-entry delivery at DTC to be valid, the exchange agent and depositary must receive, prior to the expiration of this offer, a book-entry confirmation of transfer and either a duly executed letter of transmittal or a duly executed copy thereof, along with any other required documents, at one of its addresses set forth on the back cover of this prospectus, or an agent’s message as part of the book-entry confirmation. Signatures on all letters of transmittal must be guaranteed by an eligible institution, except in cases in which Mass Common Shares are tendered either by a registered holder of Mass Common Shares who has not completed the box entitled “Special Delivery Instructions” on the letter of transmittal or for the account of an eligible institution. An “eligible institution” means a bank, broker, dealer, credit union, savings association or other entity which is a member in good standing of a recognized Medallion Program approved by the Securities Transfer Association Inc., including the Securities Transfer Agent’s Medallion Program (STAMP), the Stock Exchange Medallion Program (SEMP) and the New York Stock Exchange Medallion Signature Program (MSP), or any other “eligible guarantor institution,” as that term is defined in Rule 17Ad-15 under the Exchange Act.
     If the certificate(s) for Mass Common Shares are registered in the name of a person other than the person who signs the letter of transmittal, the certificate(s) must be endorsed or accompanied by appropriate stock powers, in either case signed exactly as the name or names of the registered owner(s) appear on the certificate(s), with the signature(s) on the certificate(s) or stock power(s) guaranteed in the manner described above.
     If your certificate(s) representing Mass Common Shares are not immediately available or if you cannot deliver your certificate(s) representing Mass Common Shares to the exchange agent on or prior to the expiration of this offer or for book-entry confirmation, you may receive the consideration for your Mass Common Shares by properly completing and duly executing a notice of guaranteed delivery, in the form substantially provided by us. Pursuant to this procedure, (i) a properly completed and duly executed notice of guaranteed delivery must be received by the exchange agent prior to the expiration of this offer, and (ii) the certificate(s) evidencing all physically surrendered Mass Common Shares or book-entry confirmations, as the case may be, together with a properly completed and duly executed letter of transmittal or a duly executed copy thereof, together with any required signature guarantees, or an agent’s message in the case of a book-entry transfer, and any other documents required by the letter of transmittal, must be received by the exchange agent within three New York Stock Exchange trading days after the date of execution of the notice of guaranteed delivery. You may deliver the notice of guaranteed delivery by hand or transmit it by facsimile transmission or mail to the exchange agent and you must include a guarantee by an eligible institution in the form set forth in that notice.
     The method of delivery of certificate(s) representing Mass Common Shares and all other required documents, including delivery through DTC, is at your option and risk, and the delivery will be deemed made only when actually received by the exchange agent and depositary. If delivery is by mail, we recommend registered mail with return receipt requested, properly insured. In all cases, you should allow sufficient time to ensure timely delivery before expiration of this offer.

Withdrawal Rights
     You may withdraw Mass Common Shares that you tender pursuant to this offer at any time before the expiration of this offer. After the expiration of this offer, tenders are irrevocable. However, if we have not accepted tendered shares for exchange by November 8, 2010, you may withdraw tendered shares at any time thereafter.
     For your withdrawal to be effective, the exchange agent and depositary must receive from you, prior to the expiration of this offer, a written or facsimile transmission notice of withdrawal at one of its addresses set forth on the back cover of this prospectus, and your notice must include your name, address, social security number, the certificate number(s) and the number of Mass Common Shares to be withdrawn, as well as the name of the registered holder, if it is different from that of the person who tendered those Mass Common Shares. If Mass Common Shares have been tendered pursuant to the procedures for book-entry tender discussed above under “—Procedure for Tendering Shares,” any notice of withdrawal must specify the name and number of the account at DTC to be credited with the withdrawn Mass Common Shares and must otherwise comply with DTC’s procedures. If certificate(s) have been delivered or otherwise identified to the exchange agent and depositary, the name of the registered holder and the serial numbers of the particular certificate(s) evidencing the Mass Common Shares withdrawn must also be furnished to the exchange agent and depositary, as stated above, prior to the physical release of the certificate(s). We will decide all questions as to the form and validity (including time of receipt) of any notice of withdrawal, in our sole discretion, and our decision will be final and binding, subject to a court of law having jurisdiction regarding such matters and the rights of Mass shareholders to challenge our determinations.
     An eligible institution must guarantee all signatures on the notice of withdrawal unless the Mass Common Shares have been tendered for the account of an eligible institution.
     None of Terra Nova, the exchange agent and depositary, the information agent or any other person will be under any duty to give notification of any defects or irregularities in any notice of withdrawal or will incur any liability for failure to give any notification. Any Mass Common Shares that you properly withdraw will be deemed not to have been validly tendered for purposes of this offer. However, you may retender withdrawn Mass Common Shares by following one of the procedures discussed under “—Procedure for Tendering Shares” at any time before the expiration of this offer.
Effect of Tendering Shares
     By executing a letter of transmittal, you will agree and acknowledge that our acceptance for exchange of Mass Common Shares you tender in this offer will, without any further action, revoke any prior powers of attorney and proxies that you may have granted in respect of those shares and you will not grant any subsequent proxies and, if any are granted, they will not be deemed effective. We reserve the right to require that, in order for Mass Common Shares to be validly tendered, we must be able to exercise full voting, consent and other rights with respect to those Mass Common Shares immediately upon our acceptance of those Mass Common Shares for exchange.
     We will determine questions as to the validity, form, eligibility (including time of receipt) and acceptance for exchange of any tender of Mass Common Shares, in our sole discretion, and our determination will be final and binding, subject to a court of law having jurisdiction regarding such matters and the rights of Mass shareholders to challenge our determinations. We reserve the absolute right to reject any and all tenders of Mass Common Shares that we determine are not in proper form or the acceptance of or exchange for which may, in the opinion of our counsel, be unlawful. No tender of Mass Common Shares will be deemed to have been validly made until all defects and irregularities in tenders of those shares have been cured or waived. None of Terra Nova, the exchange agent and depositary, the information agent, or any other person will be under any duty to give notification of any defects or irregularities in the tender of any Mass Common Shares or will incur any liability for failure to give any such notification. Our interpretation of the terms and conditions of our offer, including the letter of transmittal and instructions, will be final and binding, subject to a court of law having jurisdiction regarding such matters and the rights of Mass shareholders to challenge our determinations.
     The tender of Mass Common Shares pursuant to any of the procedures described above will constitute a binding agreement between you and us upon the terms and subject to the conditions of the exchange offer.
Exchange of Mass Common Shares
     Prior to the date on which Terra Nova accepts for exchange Mass Common Shares tendered in this offer, Terra Nova will deposit into an exchange fund administered by the exchange agent the depositary certificate(s) representing Terra Nova Common Shares that will be exchanged in this offer.

     Subject to the satisfaction (or, where permissible, waiver) of the conditions to this offer as of the expiration of this offer, we will accept for exchange Mass Common Shares validly tendered and not properly withdrawn and will exchange Terra Nova Common Shares and cash in lieu of fractional shares for the tendered Mass Common Shares promptly afterwards. In all cases, the exchange of Mass Common Shares tendered and accepted for exchange pursuant to this offer will be made only if the exchange agent and depositary timely receives:
•	certificate(s) representing those Mass Common Shares, or a timely confirmation of a book-entry transfer of those Mass Common Shares in the exchange agent and depositary’s account at DTC, and a properly completed and duly executed letter of transmittal, or a manually signed copy, and any other required documents; or

•	a timely confirmation of a book-entry transfer of those Mass Common Shares in the exchange agent and depositary’s account at DTC, together with an “agent’s message” as described above under “—Procedure for Tendering Shares.”
     For purposes of this offer, we will be deemed to have accepted for exchange Mass Common Shares validly tendered and not properly withdrawn when, as and if we notify the exchange agent and depositary of our acceptance of the tender of those Mass Common Shares pursuant to this offer. The exchange agent and depositary will deliver Terra Nova Common Shares and cash in lieu of a fraction of a share promptly after receipt of our notice. The exchange agent and depositary will act as agent for tendering Mass shareholders for the purpose of receiving Terra Nova Common Shares and cash in lieu of a fraction of a share and transmitting shares to you. You will not receive any interest on any cash that you are entitled to receive, even if there is a delay in making the payment or exchange. If we do not accept Mass Common Shares for exchange pursuant to this offer, we will return certificate(s) for these unexchanged Mass Common Shares without expense to the tendering shareholder. If we do not accept Mass Common Shares for exchange pursuant to this offer, Mass Common Shares tendered by book-entry transfer into the exchange agent and depositary’s account at DTC pursuant to the procedures set forth under “—Procedure for Tendering Shares” will be credited to the account maintained with DTC from which those shares were originally transferred, promptly following expiration or termination of this offer.
Conditions of this Offer
     This offer is subject to a number of conditions, which we describe below. Notwithstanding any other provision of this offer, Terra Nova shall not be required to accept for exchange or, subject to any applicable rules and regulations of the SEC, including Rule 14e-l(c) under the Exchange Act (relating to Terra Nova’s obligation to exchange or return tendered Mass Common Shares promptly after termination or withdrawal of this offer), exchange and may delay the acceptance of the exchange of, subject to the restriction referred to above, any tendered Mass Common Shares in anticipation of governmental regulatory approvals, and (subject to the provisions of the Agreement) may terminate this offer and not accept for exchange any tendered shares if any of these conditions are not satisfied or, where permissible, waived as of the expiration of this offer. Terra Nova and the Merger Subsidiary may not assert any such conditions after the expiry of this offer.
Minimum Condition
     There must be validly tendered and not properly withdrawn prior to the expiration of this offer such number of Mass Common Shares that, together with Mass Common Shares held by Terra Nova, constitute at least 50.1% of the Mass Common Shares outstanding, calculated on a fully diluted basis. The Agreement provides that this minimum tender condition cannot be decreased to less than 50.01% of the outstanding Mass Common Shares (calculated on a fully-diluted basis) without the prior written consent of Mass, provided that the Merger Subsidiary may decrease such minimum tender condition at its sole discretion to take up no more than 20% of the then outstanding Mass Common Shares.
Registration Statement Effectiveness
     The registration statement on Form F-4, of which this prospectus is a part, must have been declared effective under the Securities Act and not be the subject of any stop order or proceedings seeking a stop order.
Approval of Share Issuance Resolution
     An ordinary resolution approving the issuance of 25,001,089 Terra Nova Common Shares, to be issued in connection with this offer shall have been approved by Terra Nova’s shareholders.

New York Stock Exchange Listing
     The additional listing of Terra Nova Common Shares issuable in exchange for Mass Common Shares in this offer shall have been approved for listing on the New York Stock Exchange. We cannot waive this condition without the consent of Mass.
Agreement
     The Agreement shall not have been terminated in accordance with its terms.
Waiver of Shareholder Rights Plan
     We shall have reasonably determined that Mass’s restated shareholder rights plan agreement dated May 13, 2008 (amending and restating the shareholder rights plan agreement dated July 2, 2006), referred to as the “Mass Rights Plan”, does not provide rights to Mass’s shareholders to purchase any securities of Mass as a result of any transaction contemplated under the Agreement, and does not and will not adversely affect this offer, Terra Nova or any of its affiliates either before or on consummation of this offer or any related transaction covered by the Agreement.
Mass Approval
     Mass’s board of directors shall not have withdrawn or modified, in any manner (other than non-substantive modifications), its approval or recommendation of this offer.
Receipt of Government Approvals
     All government and regulatory approvals, waiting or suspensory periods, waivers, permits, consents, reviews, investigations, orders, rulings, decisions, statements of no objection and exemptions (including, without limitation, those required under any applicable law, regulation or other requirement of any government entity), which Terra Nova shall have determined, acting reasonably, are necessary or desirable to complete this offer or the Agreement shall have been obtained or concluded or, in the case of waiting or suspensory periods, expired or been terminated, each on terms and conditions satisfactory to Terra Nova acting reasonably.
Absence of Litigation
     Terra Nova shall have determined, acting reasonably, that (i) no act, action, suit or proceeding shall have been threatened or taken before or by any domestic or foreign court, tribunal or governmental agency or other regulatory authority or administrative agency or commission or by any elected or appointed public official or private person (including, without limitation, any individual, corporation, firm, group or other entity) whether or not having the force of law, and (ii) no law shall have been proposed, enacted, promulgated or applied, in either case:
•	to cease trade, enjoin, prevent, prohibit, make illegal or impose material limitations or conditions on the purchase by or the sale to Terra Nova or the Merger Subsidiary of the Mass Common Shares, or the right of Terra Nova to own or exercise full rights of ownership of the Mass Common Shares or the consummation of this offer or any related transaction covered by the Agreement ;

•	which, if this offer or any related transaction covered by the Agreement were consummated, would reasonably be expected to have a “Material Adverse Effect” (as defined in the Agreement) in respect of Mass or Terra Nova;

•	which would materially and adversely affect (i) the value of the Mass Common Shares to Terra Nova or the Merger Subsidiary, or (ii) the ability of Terra Nova or the Merger Subsidiary to proceed with this offer, acquire the Mass Common Shares pursuant to the Top-Up Option, effect any transaction contemplated under the Agreement or take up and pay for any Mass Common Shares deposited under this offer or any related transaction covered by the Agreement;

•	seeking to prohibit or limit the ownership or operation by Terra Nova or the Merger Subsidiary of any material portion of the business or assets of Mass or a subsidiary or significant investee of Mass or to dispose of or hold separate any material portion of the business or assets of such parties as a result of this offer or any related transaction covered by the Agreement;

•	seeking to or compelling Terra Nova or the Merger Subsidiary to dispose of any Mass Common Shares; or

•	seeking to impose damages on Terra Nova, Mass or any of their respective affiliates as a result of the this offer or any related transaction covered by the Agreement
Absence of Legal Prohibitions
     There shall not exist any prohibition at law against Terra Nova or the Merger Subsidiary making or maintaining this offer or taking up and paying for any Mass Common Shares deposited under this offer or completing related transaction covered by the Agreement.
No Material Adverse Effect
     Terra Nova shall have determined, acting reasonably, that there does not exist and shall not have occurred (or, if there does exist or shall have occurred prior to the commencement of this offer, there shall not have been disclosed generally or to Terra Nova in writing on or before the execution and delivery of the Agreement) any change (or any condition, event or development involving a prospective change) in the business, operations (including results of operations), properties, assets, liabilities (including contingent liabilities that may arise through outstanding, pending or threatened litigation), condition (financial or otherwise), operations, results of operations or prospects of Mass or any of Mass’s subsidiaries or significant investees that, when considered either individually or in the aggregate, has resulted or would reasonably be expected to result in a Material Adverse Effect in respect of Mass, or which, if this offer or the related transactions under the Agreement were consummated, would be reasonably expected to have a Material Adverse Effect in respect of Terra Nova.
Compliance by Mass
     Mass shall have complied in all material respects with its covenants and obligations under the Agreement to be complied with at or prior to the expiration of this offer (without giving effect to, applying or taking into consideration any materiality qualification already contained in such covenant or obligation).
Absence of Misrepresentations
     Terra Nova shall not have become aware of any untrue statement of a material fact, or an omission to state a material fact that is required to be stated or that is necessary to make a statement not misleading in light of the circumstances in which it was made and at the date it was made (after giving effect to all subsequent filings in relation to all matters covered in earlier filings), in any document filed by or on behalf of Mass with any securities commission or similar securities regulatory authority or any applicable stock exchange or self-regulatory authority, including any prospectus, financial statement, management proxy circular, press release or any other document so filed by Mass which Terra Nova shall have determined in its reasonable judgment constitutes a Material Adverse Effect in respect of Mass or, if this offer or any Subsequent Acquisition Transaction were consummated, would reasonably be expected to have a Material Adverse Effect in respect of Terra Nova.
Market Disruptions
     There shall not have occurred: (A) any general suspension of trading in securities on the New York Stock Exchange, the American Stock Exchange or on the NASDAQ, for a period in excess of twenty-four hours (excluding suspensions or limitations resulting solely from physical damage or interference with such exchanges not related to market conditions); (B) a declaration of a banking moratorium or any suspension of payments in respect of banks in the United States (whether or not mandatory); (C) any limitation or proposed limitation (whether or not mandatory) by any United States governmental authority that has a material adverse effect generally on the extension of credit by banks or other financial institutions; (D) the commencement of a war involving the United States that, in the reasonable judgment of Terra Nova, materially affects Terra Nova, Mass, Terra Nova’s ability to consummate this offer or materially adversely affects securities markets in the United States generally; or (E) in the case of any of the situations in clauses (A) through (D) of this paragraph existing at the time of the commencement of this offer, a material acceleration or worsening thereof.
General
     The foregoing conditions are for the sole benefit of Terra Nova and the Merger Subsidiary and may be asserted by Terra Nova and the Merger Subsidiary regardless of the circumstances giving rise to any such assertion.

Subject to the provisions of the Agreement at any time, Terra Nova or the Merger Subsidiary may waive any of the foregoing conditions in whole or in part at any time and from time to time without prejudice to any other rights which Terra Nova or the Merger Subsidiary may have. The failure by Terra Nova or the Merger Subsidiary at any time to exercise any of the foregoing rights will not be deemed to be a waiver of any such right, the waiver of any such right with respect to particular facts and circumstances will not be deemed a waiver with respect to any other facts and circumstances and each such right shall be deemed to be an ongoing right which may be asserted at any time and from time to time. Notwithstanding the foregoing, the condition set out under the caption “Market Disruptions” above may not be waived by Terra Nova or the Merger Subsidiary without the written consent of Mass.
     Terra Nova, the Merger Subsidiary and Mass cannot assure you that all of the conditions to completing this offer will be satisfied or waived.
Material U.S. Federal Income Tax Consequences
     The following discussion is the opinion of Davis Wright Tremaine LLP, U.S. tax counsel to Terra Nova, as to the material U.S. federal income tax consequences to U.S. holders (as defined below) of Mass Common Shares of (1) this offer and the Merger and (2) the ownership of the Terra Nova Common Shares received pursuant to this offer. This summary applies only to those U.S. holders of Mass Common Shares that hold their Mass Common Shares, and will hold their Terra Nova Common Shares received pursuant to this offer, as “capital assets” within the meaning of Section 1221 of the Code (generally, property held for investment). This summary is based on current provisions of the Code, United States Treasury regulations, published rulings of the IRS and court decisions, all of which are subject to change (possibly with retroactive effect). Any such change could affect the accuracy of the statements and the conclusions discussed below and the tax consequences of this offer and the Merger, or the ownership of Terra Nova Common Shares. In addition, this discussion does not address any tax considerations under state, local or non-U.S. laws, or U.S. federal laws other than those pertaining to income tax.
     For purposes of this discussion, the term “U.S. holder” means a beneficial owner of Mass Common Shares or Terra Nova Common Shares, as the case may be, that is for U.S. federal income tax purposes:
(1)	An individual who is a citizen or resident of the United States;

(2)	a corporation, or other entity treated as a corporation, created or organized in or under the laws of the United States, any state thereof or the District of Columbia;

(3)	an estate the income of which is subject to U.S. federal income taxation regardless of its source; or

(4)	a trust (A) subject to the primary supervision of a U.S. court and the control of one or more U.S. persons over all substantial decisions of the trust or (B) that has made a valid election to be treated as a U.S. person for U.S. federal income tax purposes.
     If an entity treated as a partnership for U.S. federal income tax purposes holds Mass Common Shares or Terra Nova Common Shares, the tax treatment of a partner will generally depend upon the status of the partner and the activities of the partnership. Entities that are treated as partnerships for U.S. federal income tax purposes and partners in such partnerships holding Mass Common Shares or Terra Nova Common Shares should consult their tax advisors regarding the U.S. federal income tax consequences of this offer and the Merger and the ownership of Terra Nova Common Shares.
     This summary does not address all aspects of U.S. federal income taxation that may be relevant to particular holders of Mass Common Shares or Terra Nova Common Shares in light of their individual circumstances, or to holders of Mass Common Shares or Terra Nova Common Shares that are subject to special rules under U.S. federal income tax law, including, without limitation:
•	financial institutions;

•	insurance companies;

•	tax-exempt organizations;

•	real estate investment trusts or regulated investment companies;

•	dealers in securities, commodities or foreign currencies;

•	traders in securities that elect to use a mark-to-market method of accounting for their securities holdings;

•	persons that hold Mass Common Shares or Terra Nova Common Shares as part of a hedge, straddle, conversion transaction or other integrated transaction or risk reduction strategy;

•	persons whose functional currency is not the U.S. dollar;

•	S corporations, partnerships or other pass-through entities (or investors in S corporations, partnerships or other pass-through entities) that hold Mass Common Shares or Terra Nova Common Shares;

•	persons deemed to sell their Mass Common Shares or Terra Nova Common Shares under the constructive sale provisions of the Code;

•	persons that acquired their Mass Common Shares through stock option or stock purchase programs or otherwise as compensation;

•	persons that hold Mass Common Shares or Terra Nova Common Shares in an individual retirement or other tax-deferred account;

•	persons subject to the alternative minimum tax;

•	persons who are not U.S. holders;

•	U.S. expatriates and former long-term residents of the United States; and

•	persons who own, or will own, directly, indirectly or constructively, 5% or more of Mass’s Common Shares, or Terra Nova’s Common Shares, as the case may be.
     In addition, consistent with representations made by Mass and Terra Nova, this summary assumes that Mass is not a “passive foreign investment company” within the meaning of Section 1297 of the Code and neither Mass nor Terra Nova is a “controlled foreign corporation” within the meaning of Section 957 of the Code.
     U.S. HOLDERS SHOULD CONSULT THEIR TAX ADVISORS CONCERNING THE U.S. FEDERAL INCOME TAX CONSEQUENCES WITH RESPECT TO TENDERING MASS COMMON SHARES AND OWNING TERRA NOVA COMMON SHARES IN LIGHT OF THEIR PARTICULAR SITUATIONS, AS WELL AS ANY CONSEQUENCES ARISING UNDER OTHER U.S. FEDERAL TAX LAWS OR THE LAWS OF ANY STATE, LOCAL, FOREIGN OR OTHER TAXING JURISDICTION.
Treatment of this Offer and the Merger as a Reorganization
     Davis Wright Tremaine LLP is of the opinion that this offer and the Merger should constitute a single integrated transaction that qualifies as a “reorganization” within the meaning of Section 368(a) of the Code (with exchanges pursuant to this offer treated as part of the Merger transaction). This opinion of counsel is given in reliance on customary representations provided by Terra Nova, Merger Subsidiary and Mass as to certain factual matters, and assumptions, including the following: (1) this offer and the Merger will occur and be consummated in accordance with the Agreement, and all of the terms and conditions of this offer and the Merger as described in this prospectus, without the waiver, amendment or modification of any of those terms or conditions; (2) no more than 50% of the outstanding Mass Common Shares will be acquired by Terra Nova, Mass, or Merger Subsidiary pursuant to this offer, the Merger and any Subsequent Acquisition Transaction for cash or property other than Terra Nova Common Shares; (3) neither Mass nor Terra Nova (or any party related to Terra Nova) will acquire or redeem, in connection with this offer or the Merger, Terra Nova Common Shares issued pursuant to this offer, the Merger or any Subsequent Acquisition Transaction; (4) after the Merger, the surviving corporation in the Merger will remain a wholly-owned subsidiary of Terra Nova and will continue Mass’s historic business or will use a significant portion of Mass’s historic business assets in a business; and (5) the surviving corporation in the Merger will acquire in the Merger at least 90% of the fair market value of the net assets and at least 70% of the fair market value of the gross assets of Mass held immediately before this offer (taking into account any amounts paid by Mass to its shareholders in connection with this offer, the Merger or any Subsequent Acquisition Transaction, Mass assets used to pay transaction expenses and any and all redemptions and distributions made by Mass). In rendering its opinion, Davis Wright Tremaine LLP has assumed that the representations of Terra Nova, Merger Subsidiary and Mass are accurate, correct and complete in all respects at the time of the closing of the Merger, without regard to any qualifications as to knowledge, belief or intent. The determination as to whether this offer is a step in a series of transactions constituting an integrated transaction qualifying as reorganization is based on the application of principles to the relevant facts and circumstances. Because of the factual nature of this inquiry, counsel is unable to provide an unqualified opinion as to whether this offer and the Merger constitute an integrated transaction qualifying as a reorganization. No opinion of counsel as to the qualification of this offer and the Merger as a reorganization is required by the Agreement.
     No ruling has been or will be sought from the IRS regarding any tax consequences of this offer and the Merger. The opinion of counsel will not bind the courts or the IRS, nor will it preclude the IRS from adopting a position contrary to those expressed herein. Consequently, no assurance can be given that the IRS would not assert, or that a court would not sustain, a position contrary to any of those summarized below. In addition, this opinion of counsel is being delivered prior to the consummation of this offer and the Merger and therefore is prospective and dependent on future events. No assurance can be given that future legislative, judicial or administrative changes, on either a prospective or retroactive basis, or future factual developments, would not adversely affect the accuracy of the conclusions stated herein.
     The following are the material federal income tax consequences to Mass shareholders who, consistent with the opinion of counsel referred to above, receive Terra Nova Common Shares pursuant to a transaction constituting a reorganization within the meaning of Section 368(a) of the Code.
Mass Shareholders Who Exchange Mass Common Shares Solely for Terra Nova Common Shares
     A Mass shareholder who exchanges Mass Common Shares solely for Terra Nova Common Shares in this offer will not recognize gain or loss for U.S. federal income tax purposes, except in respect of cash, if any, received instead of a fractional Terra Nova Common Share. The aggregate adjusted tax basis in the Terra Nova Common Shares received in this offer will be the same as the aggregate adjusted tax basis of the Mass Common Shares surrendered in this offer, reduced by the amount of any adjusted tax basis allocable to any fractional share for which cash is received. The holding period of the Terra Nova Common Shares received in this offer will include the holding period of the Mass Common Shares surrendered in this offer. A Mass shareholder who acquired Mass Common Shares at different times or at different prices should consult with a tax advisor in order to identify the tax bases and/or holding periods of the particular Terra Nova Common Shares received in this offer.
     U.S. holders that own 5% or more of Terra Nova’s Common Shares after the Merger should consult their tax advisors as to the treatment of this offer and the Merger to them, including the requirement that they enter into a “gain recognition agreement” with the IRS if this offer and the Merger are treated as an integrated transaction that is an “indirect stock transfer” within the meaning of Section 367 of the Code and the Treasury regulations promulgated thereunder.
Mass Shareholders Who Receive Cash Instead of a Fractional Terra Nova Common Share
     A Mass shareholder who receives cash instead of a fractional Terra Nova Common Share will generally recognize gain or loss equal to the difference between the amount of cash received and such holder’s adjusted tax basis in the Mass Common Shares that is allocable to the fractional share. If the Mass shareholder has held the Mass Common Shares for more than one year at the effective time of this offer, such gain or loss will be long-term capital gain or loss. Long-term capital gains of individuals are generally eligible for reduced tax rates as compared to ordinary income. The deductibility of capital losses is subject to limitations. A Mass shareholder who acquired Mass Common Shares at different times or at different prices should consult with a tax advisor in order to determine the tax basis and/or holding period of the portion of the Mass Common Shares exchanged for cash.
Consequences if this Offer and the Merger do not Constitute a Single Integrated Transaction Qualifying as a Reorganization
     If this offer and the Merger do not constitute a single integrated transaction qualifying as a reorganization within the meaning of Section 368(a) of the Code, the exchange of Mass Common Shares for Terra Nova Common Shares pursuant to this offer will be a taxable exchange unless this offer independently, or together with a Subsequent Acquisition Transaction, separately qualifies as a reorganization, an issue that is not addressed by the opinion of counsel. Assuming that this offer is a taxable exchange, each Mass shareholder will recognize capital gain or loss equal to the amount by which (a) the sum of the fair market value of the Terra Nova Common Shares and any cash instead of a fractional Terra Nova Common Share received by such holder exceeded (b) the adjusted tax basis of the Mass Common Shares surrendered in this offer. Any recognized gain would be long-term capital gain if the Mass Shareholder had held the Mass Common Shares for more than one year at the effective time of this offer. Long-term capital gains of individuals are generally eligible for reduced tax rates as compared to ordinary income. The deductibility of capital losses is subject to limitations. A Mass shareholder who acquired Mass Common Shares at different times or at different prices should consult with a tax advisor in order to determine the capital gain or loss recognized with respect to such shares. The tax bases of the Terra Nova Common Shares received in this offer would equal the fair market value of those shares at the effective time of this offer, and the holding period for such shares would begin on the date immediately following the effective time of this offer.
Information Reporting and Backup Withholding
     Certain U.S. holders may be subject to information reporting with respect to any cash received in exchange for Mass Common Shares, including any cash received instead of a fractional Terra Nova Common Share. In addition, if this offer does not constitute part of an integrated transaction qualifying as a reorganization, information reporting may apply to the Terra Nova Common Shares received in this offer. U.S. holders who are subject to information reporting and who do not provide appropriate information when requested (including a taxpayer identification number, such as a social security number or an employer identification number) may also be subject to backup withholding, currently at a rate of 28% (but scheduled to increase to 31% beginning in 2011). Each U.S. holder is required to complete and sign the IRS Form W-9 that will be included as part of the transmittal letter to avoid being subject to backup withholding, unless an applicable exemption exists and is proved in a manner satisfactory to Terra Nova and the exchange agent. Any amount withheld under the backup withholding rules is not an additional tax and may be refunded or credited against such holder’s U.S. federal income tax liability, provided the required information is properly furnished in a timely manner to the IRS.
     Mass shareholders will be required to retain records pertaining to this offer and the Merger and may be required to file with their U.S. federal income tax returns for the year in which this offer occurs a statement setting forth specified facts relating to this offer and the Merger. U.S. holders should consult a tax advisor concerning their reporting obligations with respect to this offer and the Merger.

Consequences of Owning Terra Nova Common Shares Received in this Offer
Cash Dividends and Other Distributions With Respect to Terra Nova Common Shares
     Subject to the discussion below under the heading “Potential Application of Passive Foreign Investment Company Provisions,” distributions by Terra Nova to holders of Terra Nova Common Shares will be treated as dividends for U.S. federal income tax purposes to the extent Terra Nova has either accumulated or current earnings and profits. Distributions in excess of Terra Nova’s current and accumulated earnings and profits, as determined for U.S. federal income tax purposes, will be treated as a non-taxable return of capital to the extent of a U.S. holder’s adjusted tax basis in the Terra Nova Common Shares, and thereafter as capital gain from the sale of such shares. Because the Terra Nova Common Shares are traded on the New York Stock Exchange, dividends paid to non-corporate U.S. holders of Terra Nova Common Shares in taxable years beginning before January 1, 2011 that constitute “qualified dividend income” will be taxable at the reduced rates that apply to capital gains if the Terra Nova Common Shares have been held for more than 60 days during the 121-day period that begins 60 days before the ex-dividend date and certain other holding period requirements are met. Under current law, dividends paid on or after January 1, 2011 will be subject to ordinary income tax rates. U.S. holders that are restricted in their ability to sell or exchange Terra Nova Common Shares should consult with their tax advisors regarding whether such shares are considered “readily tradable” for purposes of the qualified dividend income rules. For corporate U.S. holders, dividends paid by Terra Nova will not be eligible for the dividends received deduction generally allowed to U.S. corporations in respect of dividends received from U.S. corporations.
Sale or Other Disposition of Terra Nova Common Shares
     Subject to the discussion below under the heading “Potential Application of Passive Foreign Investment Company Provisions,” a U.S. holder will recognize capital gain or loss upon the sale of Terra Nova Common Shares received in this offer equal to the difference between the amount realized upon such sale or exchange and such holder’s adjusted tax basis in the Terra Nova Common Shares. Any recognized gain would be long-term capital gain if the holder has held the Terra Nova Common Shares for more than one year at the time of the sale or exchange. Long-term capital gains of individuals are generally eligible for reduced tax rates as compared to ordinary income. The deductibility of capital losses is subject to limitations.
Potential Application of Passive Foreign Investment Company Provisions
     Special rules apply to dividends received from, and gain recognized on the sale or other disposition of stock in, a non-U.S. corporation that is a PFIC. In general, a non-U.S. corporation will be a PFIC if:
•	75% or more of its gross income is “passive income”; or

•	50% or more of the average value of its assets produce, or are held for the production of, “passive income.”
     Terra Nova believes that it is not a PFIC. If, however, Terra Nova is or becomes a PFIC, U.S. holders of Terra Nova Common Shares would be subject to a penalty tax if such shares were sold at a gain, or if such holder received an “excess distribution” with respect to the shares, unless such shareholder elected either (a) to be taxed annually on the holder’s pro rata share of Terra Nova’s earnings and profits regardless of whether dividends were distributed or shares were sold or (b) to be treated as selling the Terra Nova Common Shares at the end of each year and treating any gain from such sale as ordinary income (assuming such shares are considered to be “regularly traded” within the meaning of the PFIC rules). A U.S. holder should consult its tax advisor with respect to the ability to make any such election, including on a protective basis, and the tax consequences of making any such election. In general, a shareholder receives an “excess distribution” if the amount of the distributions during any taxable year is more than 125% of the average distributions with respect to the stock during the three preceding taxable years (or shorter period during which the taxpayer has held the stock). In general, the penalty tax is equivalent to an interest charge on taxes that are deemed due during the period the shareholder owned the shares, computed by assuming that the excess distribution or gain (in the case of a sale) with respect to the shares was taxed in equal portions at the highest applicable tax rate throughout the shareholder’s period of ownership. The interest charge is equal to the applicable rate imposed on underpayments of U.S. federal income tax for such period.
Information Reporting and Backup Withholding.
     Certain U.S. holders may be subject to information reporting with respect to dividends paid by Terra Nova. U.S. holders who are subject to information reporting and who do not provide appropriate information when requested (including a taxpayer identification number, such as a social security number or an employer identification number) may also be subject to backup withholding, currently at a rate of 28% (but scheduled to increase to 31% beginning in 2011). Any amount withheld under the backup withholding rules is not an additional tax and may be refunded or credited against such holder’s U.S. federal income tax liability, provided the required information is properly furnished in a timely manner to the IRS.
Transferability of the Terra Nova Common Shares
     The Terra Nova Common Shares offered hereby are intended to be registered under the Securities Act and quoted on the New York Stock Exchange. Accordingly, such Terra Nova Common Shares will likely be freely tradable in the United States except by persons deemed to be an “affiliate” of Terra Nova (as defined in the Securities Act). In general, the Securities Act provides that persons deemed to be “affiliates” may not transfer Terra Nova Common Shares received in this offer except pursuant to further registration of those shares under the Securities Act or in compliance with Rule 144 under the Securities Act or another available exemption from registration under the Securities Act.
Appraisal or Dissent Rights
     Mass shareholders do not have appraisal or dissent rights in connection with this offer. However, such rights may exist in connection with other transactions contemplated by the Agreement.
     If after the completion of this offer we beneficially own less than 90% of the outstanding Mass Common Shares, we may exercise the Top-Up Option to purchase additional Mass Common shares directly from Mass in order to hold one Mass Common Share more than 90% of the number of Mass Common Shares that would be outstanding immediately after the exercise of such option (excluding any Mass Common Shares held by Terra Nova or its affiliates at the commencement of this offer). Pursuant to the Barbados Act, once we acquire at least 90% of the outstanding Mass Common Shares, other than the Mass Common Shares held by us or any of our affiliates at the commencement of this offer, we intend to initiate a compulsory acquisition whereby holders of Mass Common Shares not previously exchanged in this offer will be given the right to receive the same consideration offered to Mass’s shareholders in this offer. Conversely, such shareholders may elect to receive dissent rights consisting of the “fair value” (as defined in accordance with the Barbados Act) of the Mass Common Shares they hold. If Terra Nova or the Merger Subsidiary acquires all of the outstanding Mass Common Shares, Terra Nova intends to cause Mass to complete the Merger in accordance with the Barbados Act.
THE AGREEMENT
     Terra Nova, the Merger Subsidiary and Mass entered into the Agreement on September 24, 2010. The Agreement sets forth, among other things: (i) the terms and conditions upon which Terra Nova and the Merger Subsidiary agreed to make this offer and Mass agreed to recommend that Mass’s shareholders accept this offer; and (ii) the subsequent Merger of the Merger Subsidiary and Mass.
     The following is a summary of certain provisions of the Agreement. It does not purport to be complete and is subject to, and is qualified in its entirety by reference to, the provisions of the Agreement filed with the SEC on Form 6-K dated September 27, 2010, incorporated by reference into this registration statement, which includes this prospectus.
     Terra Nova has agreed to make this offer, through the Merger Subsidiary, on the terms and conditions set forth in the Agreement. For a description of the conditions to this offer set out in the Agreement, please see “This Offer- Conditions of this Offer”.
     The Merger Subsidiary may, in its sole discretion, modify or waive any term or condition of this offer; provided that the Merger Subsidiary shall not, without the prior consent of Mass, increase the minimum number of Mass Common Shares required to be tendered and not properly withdrawn prior to the expiration of this offer, decrease the consideration per Mass Common Share, decrease the number of Mass Common Shares in respect of which this offer is made, change the form of consideration payable under this offer (other than to increase the total consideration per Mass Common Share and/or add additional consideration or consideration alternatives) or otherwise vary this offer or any terms or conditions thereof (which for greater certainty does not include a waiver of a condition) in a manner which is adverse to Mass’s shareholders. Additionally, the Merger Subsidiary may not, without the prior written consent of Mass, decrease (including by waiver thereof) the minimum number of Mass Common Shares required to be tendered and not properly withdrawn prior to the expiration of this offer to less than 50.01% of the Mass Common Shares (calculated on a fully-diluted basis), provided that the Merger Subsidiary may do so in order to take up no more than 20% of the then outstanding Mass Common Shares under this offer.
     For further information respecting this offer, please refer to the section of this prospectus entitled “This Offer”.

Support of this Offer
     Upon consultation with its financial and legal advisors and on receipt of a recommendation from a special committee of its directors, Mass’s board of directors has unanimously approved (with the Chairman abstaining on account of his position as a director and officer of Terra Nova) entering into the Agreement and determined that this offer is fair, from a financial point of view, to Mass’s shareholders and that this offer is in the best interests of Mass. Accordingly, Mass’s board of directors has resolved unanimously to recommend to Mass’s shareholders that they accept this offer and deposit their Mass Common Shares under this offer. Mass has agreed to take all reasonable actions to support this offer and ensure that this offer will be successful.
Shareholder Rights Plan
     Mass and the board of directors of Mass have agreed to take all action necessary to ensure that: (a) the “Separation Time” (as defined in the Mass Rights Plan) of the rights under the Mass Rights Plan does not occur in connection with the Agreement and any related transaction covered by the Agreement and (b) the Mass Rights Plan does not otherwise interfere with or impede the success of any of this offer or any related transaction covered by the Agreement. Mass further agreed that it will not waive the application of the Mass Rights Plan to any “Acquisition Proposal” unless it is a “Superior Proposal” (both defined elsewhere in this section) and the five business day right to match period provided for in the Agreement has expired, nor amend the Mass Rights Plan or authorize, approve or adopt any other shareholder rights plan or enter any agreement providing therefor.
Board Representation
     At the time that at least a majority of the then outstanding Mass Common Shares (calculated on a fully-diluted basis) are acquired by Terra Nova, the Merger Subsidiary or an affiliate of Terra Nova and from time to time thereafter, Terra Nova will be entitled to designate such number of members of Mass’s board of directors, and any committees thereof, as is proportionate to the percentage of the outstanding Mass Common Shares beneficially owned from time to time by Terra Nova, the Merger Subsidiary and any affiliate of Terra Nova, referred to as the “Terra Nova Percentage”, and Mass has agreed not to frustrate Terra Nova’s attempt to do so and to co-operate fully with Terra Nova, subject to all applicable laws, to enable Terra Nova’s designees to be elected or appointed to Mass’s board of directors, and any committee thereof, and to constitute the Terra Nova Percentage, including, at the request of Terra Nova, using its reasonable best efforts to increase the size of Mass’s board of directors and to secure the resignations of such directors as Terra Nova may request.
No Solicitation Covenant
     Mass has agreed that on and after the date of the Agreement, except as provided in the Agreement, it will not, and it will cause each of its subsidiaries not to, directly or indirectly, through any officer, director or representative (including financial or other advisors) of Mass or any subsidiary, or consultant to Mass previously identified to Terra Nova, collectively referred to as the “Mass Parties”, take any action of any kind that might reasonably be expected to, directly or indirectly, interfere with the successful acquisition of the Mass Common Shares by the Merger Subsidiary under this offer and/or any related transaction covered by the Agreement, including any action to:
•	make, solicit, assist, initiate, knowingly encourage or otherwise facilitate (including by way of furnishing information, permitting any visit to any facilities or properties of Mass or any subsidiary of Mass or significant investee of Mass, or entering into any form of written or oral agreement, arrangement or understanding) any inquiries, proposals or offers regarding an “Acquisition Proposal” (as defined below);

•	engage or participate in any discussions or negotiations regarding, or provide any information with respect to, any Acquisition Proposal or co-operate in any way, or assist or participate in, facilitate or encourage, an effort or attempt by another person to do or seek to do any of the foregoing, provided that Mass may advise any person making an unsolicited Acquisition Proposal that such Acquisition Proposal does not constitute a Superior Proposal when Mass’s board of directors has so determined;

•	withdraw, modify or qualify, or propose publicly to withdraw, modify or qualify, in any manner adverse to Terra Nova or the Merger Subsidiary, the approval or recommendation of Mass’s board of directors or any committee thereof of the Agreement or this offer;

•	approve or recommend, or propose publicly to approve or recommend any Acquisition Proposal; or

•	accept or enter into, or publicly propose to accept or enter into, any letter of intent, agreement in principle, agreement, arrangement or undertaking related to any Acquisition Proposal.
     The Agreement defines an “Acquisition Proposal” as: (a) any merger, take-over bid, issuer bid, amalgamation, plan of arrangement, business combination, consolidation, recapitalization, tender offer, issuer bid, reorganization, dividend, distribution, liquidation, dissolution or winding-up in respect of Mass or any of its subsidiaries; (b) any sale or acquisition of any of the assets of Mass (other than sales of products in the ordinary course of business consistent with past practice and other than sales or acquisitions that are not prohibited under the Agreement); (c) any sale or acquisition of an equity interest in Mass or of any subsidiary of Mass or rights or interests therein or thereto (other than a sale or acquisition that is not prohibited under the Agreement); (d) any sale by Mass or by any subsidiary of Mass of an interest in any significant investee of Mass (other than a sale that is not prohibited under the Agreement); (e) any similar business combination or transaction of or involving Mass or any subsidiary of Mass or any significant investee of Mass, other than with Terra Nova or any subsidiary of Terra Nova; or (f) any proposal or offer to, or public announcement of an intention to do, any of the foregoing from any person other than Terra Nova or any subsidiary of Terra Nova.
     Mass has agreed to cease, and to instruct its advisors and other representatives and agents to cease, and cause to be terminated any existing solicitation, discussion or negotiation with any person (other than Terra Nova), by or on behalf of Mass or any of its subsidiaries or significant investee of Mass or any Mass Party with respect to or which could lead to any potential Acquisition Proposal, whether or not initiated by Mass or any of its subsidiaries or any Mass Party, and to discontinue access to any data rooms. Mass has agreed to request the return or destruction of all information provided to any third parties who have entered into a confidentiality agreement with Mass relating to any potential Acquisition Proposal and to use all commercially reasonable efforts to ensure that such requests are honored in accordance with the terms of such confidentiality agreements.
     Mass has agreed not to waive or release any person from, or fail to enforce on a timely basis any confidentiality agreement or standstill agreement or amend any such agreement, except to allow the person to propose confidentially to Mass’s board of directors an “Unsolicited Proposal” (as defined below) or otherwise make a Superior Proposal, provided that the remaining provisions of the Agreement are complied with.
     The Agreement defines an “Unsolicited Proposal” as a bona fide unsolicited Acquisition Proposal to purchase or otherwise acquire, directly or indirectly, by means of a merger, take-over bid, amalgamation, plan of arrangement, business combination, consolidation, recapitalization, liquidation, winding-up or similar transaction, all of the Mass Common Shares and offering or making available to all of Mass’s shareholders the same consideration in form and amount per Mass Common Share to be purchased or otherwise acquired.
Ability of Mass to Accept a Superior Proposal
     Mass has agreed not to accept, approve or recommend, nor enter into any agreement (other than a confidentiality agreement permitted under the Agreement relating to an Acquisition Proposal) unless:
•	the Acquisition Proposal constitutes a Superior Proposal;

•	Mass has complied with its no solicitation covenant;

•	Mass has given Terra Nova and the Merger Subsidiary notice in writing that there is a Superior Proposal, and all documentation relating to and detailing the Superior Proposal, at least five clear business days before Mass’s board of directors proposes to accept, approve, recommend or enter into any agreement relating to such Superior Proposal;

•	five clear business days have elapsed from the later of the date that Terra Nova received the notice and other documentation referred to in the bullet above in respect of the Acquisition Proposal and the date that Terra Nova received notice of Mass’s proposed determination to accept, approve, recommend or enter into any agreement relating to such Superior Proposal, and, if Terra Nova and the Merger Subsidiary have proposed to amend the terms of the Agreement and this offer in accordance with the Agreement, Mass’s board of directors (after receiving advice from its financial advisors and outside legal counsel) has determined in good faith that the Acquisition Proposal is a Superior Proposal compared to the proposed amendment to the terms of this offer by the Merger Subsidiary;

•	Mass concurrently terminates the Agreement in order to enter into a definitive agreement with respect to the Superior Proposal, under the terms of the Agreement; and

•	Mass has previously, or concurrently will have, paid to Terra Nova the Terra Nova Termination Payment.
     The Agreement defines a “Superior Proposal” as an Acquisition Proposal received after September 24, 2010 that: (a) complies with all applicable laws; (b) is not subject to a financing contingency and in respect of which such person has delivered to Mass’s board of directors a letter of commitment of one or more financial institutions of nationally recognized standing, such letter(s) committing the required funds to effect payment in full for all of the Mass Common Shares on a fully-diluted basis; (c) is not subject to any due diligence and/or access condition; (d) that Mass’s board of directors has determined in good faith (after receipt of advice from its financial advisors and with its outside legal counsel) is reasonably capable of completion without undue delay taking into account all legal, financial, regulatory and other aspects of such Acquisition Proposal and the person making such Acquisition Proposal; and (e) in respect of which Mass’s board of directors determines in good faith after receipt of advice from its outside legal counsel that failure to recommend such Acquisition Proposal to Mass’s shareholders would be inconsistent with its fiduciary duties and from its financial advisors that such Acquisition Proposal would, if consummated in accordance with its terms (but not assuming away any risk of non-completion), result in a transaction more favorable to Mass’s shareholders from a financial point of view than this offer (including any adjustment to the terms and conditions of this offer proposed by the Merger Subsidiary pursuant to the Agreement).
Terra Nova’s Right to Match
     Under the Agreement, Mass has agreed that, during the five business day periods referred to above or such longer period as Mass may approve for such purpose, Terra Nova and the Merger Subsidiary shall have the opportunity, but not the obligation, to propose to amend the terms of this offer and the Agreement. Mass has agreed that it shall co-operate with Terra Nova and the Merger Subsidiary with respect thereto, including negotiating in good faith with Terra Nova and the Merger Subsidiary to enable Terra Nova and the Merger Subsidiary to make such adjustments to the terms and conditions of the Agreement and this offer as Terra Nova and the Merger Subsidiary deem appropriate and as would enable Terra Nova and the Merger Subsidiary to proceed with this offer or any related transaction covered by the Agreement on such adjusted terms. Mass’s board of directors shall review any proposal by Terra Nova and the Merger Subsidiary to amend the terms of this offer in order to determine, in good faith in the exercise of its fiduciary duties, whether the proposal to amend this offer would result in the Acquisition Proposal not being a Superior Proposal compared to the proposed amendment to the terms of this offer.
Top-Up Option
     Pursuant to the Agreement, Mass granted Terra Nova and the Merger Subsidiary the Top-Up Option to purchase from Mass up to such number of newly issued Mass Common Shares, referred to as the “Top-Up Shares”, that is equal to the number of Mass Common Shares that, when added to the number of Mass Common Shares owned by Terra Nova and the Merger Subsidiary at the time of the exercise of the Top-Up Option (excluding any Mass Common Shares held by Terra Nova and the Merger Subsidiary or its affiliates at the time of the commencement of this offer), constitutes one share more than ninety percent (90%) of the number of Mass Common Shares that would be outstanding immediately after the issuance of the Top-Up Shares, provided, however, that Mass’s obligation to deliver the Top-Up Shares on the exercise of the Top-Up Option is subject to Terra Nova and/or the Merger Subsidiary having accepted all Mass Common Shares tendered in this offer and not withdrawn and will have met or exceeded the minimum number of Mass Common Shares required to be tendered and not properly withdrawn prior to the expiration of this offer.
     The Agreement provides that the consideration for any Mass Common Shares acquired under the Top-Up Option must be equivalent to the consideration provided to Mass’s shareholders under this offer. Terra Nova may pay such consideration under the Top-Up Option in the form of: (a) Terra Nova Common Shares; (b) in cash (based upon the closing trading price of the Terra Nova Common Shares on the last business day prior to the date of delivery of the notice exercising the Top-Up Option multiplied by the number of Top-Up Shares being acquired pursuant to the Top-Up Option); or (c) if permitted under law, a full recourse promissory note having a principal amount equal to the aggregate cash purchase price for the Top-Up Shares.
Subsequent Acquisition Transaction
     If the Merger cannot be consummated for any reason, Terra Nova and the Merger Subsidiary will use their commercially reasonable efforts to pursue other means of causing an amalgamation or merger of the Merger Subsidiary and Mass, provided that the consideration per Mass Common Share offered in connection with such other means of causing such merger or amalgamation shall be at least equivalent in value to the consideration per Mass Common Share offered under this offer. If the Merger Subsidiary takes up and pays for Mass Common Shares under this offer representing at least a simple majority of the outstanding Mass Common Shares (calculated on a fully diluted basis as at the expiration of this offer), Mass will assist Terra Nova and the Merger Subsidiary in connection with any proposed amalgamation, statutory arrangement, amendment to articles, consolidation, capital reorganization or other transaction involving Mass, Terra Nova or a subsidiary of Terra Nova that Terra Nova may, in its sole discretion, undertake to pursue to acquire the remaining Mass Common Shares or cause the merger or amalgamation of the Merger Subsidiary and Mass, provided that the consideration per Mass Common Share offered in connection with the Subsequent Acquisition Transaction is at least equivalent in value to the consideration per Mass Common Share offered under this offer.
Termination of the Agreement
     The Agreement may be terminated at any time prior to the time at which a Certificate of Merger is issued under the Barbados Act in respect of the Merger or any other merger or amalgamation effected by the parties pursuant to a Subsequent Acquisition Transaction:
•	by mutual written consent of Terra Nova, the Merger Subsidiary and Mass;

•	by Terra Nova or the Merger Subsidiary, if the minimum number of Mass Common Shares required to be tendered and not properly withdrawn prior to the expiration of this offer or any other condition of this offer is not satisfied or waived at or prior to the expiration of this offer and the Merger Subsidiary has not elected to waive such condition to the extent permitted by the Agreement;

•	by Mass, if the Merger Subsidiary does not take up and pay for the Mass Common Shares deposited under this offer by the date that is three months following the date of mailing of the offer documents, subject to certain conditions, provided that if the take-up and payment of Mass Common Shares deposited under this offer has been delayed as a result of an injunction or order made by a governmental entity, or Terra Nova or the Merger Subsidiary’s failure to get any waiver, consent or approval of any governmental entity, which is necessary to permit the Merger Subsidiary to take-up and pay for Mass Common Shares deposited under this offer, the Agreement may not be terminated by Mass until the fifth business day following the date on which such injunction or order ceases to be in effect or such waiver, consent or approval is obtained or six months from the date of mailing of the offer documents, whichever occurs first;

•	by Terra Nova or the Merger Subsidiary, if Mass is in default of any of its no solicitation covenants or obligations under the Agreement, is in material default of any other covenant or obligation under the Agreement or if any representation or warranty of Mass under the Agreement shall have been untrue or incorrect on September 24, 2010 or shall have become untrue or incorrect in any material respect at any time prior to the Appointment Time (without giving effect to, applying or taking into consideration any materiality or “Material Adverse Effect” qualification already contained within such representation or warranty) where such default of the covenants or obligations under the Agreement (other than any no solicitation covenant or obligation) or inaccuracy is not curable or, if curable, is not cured by the earlier of the date which is 15 days from the date of written notice of such breach and the Appointment Time;

•	by Mass, if Terra Nova or the Merger Subsidiary is in material default of any covenant or obligation under the Agreement and such default is not curable or, if curable, is not cured by the earlier date which is five days from the date of written notice of such breach and the Appointment Time;

•	by Mass, if any representation or warranty of Terra Nova or the Merger Subsidiary under the Agreement was untrue or incorrect in any material respect on September 24, 2010 or shall have become untrue or incorrect in any material respect at any time prior to the Appointment Time and such inaccuracy is reasonably likely to prevent, restrict or materially delay the consummation of this offer and is not curable or, if curable, is not cured by the earlier of the date which is 15 days from the date of written notice of such breach and the Appointment Time;

•	by Terra Nova or the Merger Subsidiary, if: (i) Mass’s board of directors fails to publicly reaffirm its approval of this offer in accordance with the terms of the Agreement; (ii) Mass’s board of directors or any committee thereof withdraws, modifies, changes or qualifies its approval or recommendation of the Agreement or this offer in any manner adverse to Terra Nova; (iii) Mass’s board of directors or any committee thereof recommends or approves or publicly proposes to recommend or approve an Acquisition Proposal; or (iv) Mass fails to take any action with respect to the Mass Rights Plan to defer the “Separation Time” (as such term is defined in the Mass Rights Plan) of the rights thereunder or to allow the timely completion of this offer or any other transactions contemplated under the Agreement;

•	by Mass, if Mass proposes to enter into a definitive agreement with respect to a Superior Proposal in compliance with the provisions of the Agreement provided that Mass has previously or concurrently will have paid to Terra Nova the “Terra Nova Termination Payment” (defined below) and further provided that Mass has not breached in a material respect any of its covenants, agreements or obligations in the Agreement;

•	by Terra Nova or the Merger Subsidiary if: (i) any court of competent jurisdiction or other governmental authority issues an order, decree or ruling enjoining or otherwise prohibiting any of the transactions contemplated under the Agreement (unless such order, decree or ruling has been withdrawn, reversed or otherwise made inapplicable); or (ii) any litigation or other proceeding is pending or has been threatened to be instituted by any person or governmental authority, which, in the good faith judgment of Terra Nova or the Merger Subsidiary, could reasonably be expected to result in a decision, order, decree or ruling which enjoins, prohibits, grants damages in a material amount in respect of, or materially impairs the benefits of, any of the transactions contemplated under the Agreement; or

•	by either Terra Nova, the Merger Subsidiary or Mass if the required approval of the resolution related to the issuance of the Terra Nova Common Shares to be registered under this registration statement is not obtained at the meeting of Terra Nova’s shareholders to be held on October 29, 2010.
Termination Payment
     Pursuant to the Agreement, Mass will be entitled to a cash termination payment from Terra Nova in the amount of $6,000,000, referred to as the “Mass Termination Payment”, if the Agreement is terminated as a result of Terra Nova being in material breach of its obligations under the Agreement with respect the preparation and mailing of its management information circular relating to the special meeting of Terra Nova’s shareholders to be held on October 29, 2010 and the holding of such meeting, provided however that Mass will not be entitled to such payment if it is in breach of its obligations respecting the same.
     Pursuant to the Agreement, Terra Nova will be entitled to a cash termination payment from Mass in the amount of $6,000,000, referred to as the “Terra Nova Termination Payment”, if:
•	the Agreement is terminated by Terra Nova as a result of: (i) Mass’s board of directors failing to publicly reaffirm its approval of this offer in accordance with the terms of the Agreement; (ii) Mass’s board of directors or any committee thereof withdraws, modifies, changes or qualifies its approval or recommendation of the Agreement or this offer in any manner adverse to Terra Nova; (iii) Mass’s board of directors or any committee thereof recommends or approves or publicly proposes to recommend or approve an Acquisition Proposal; or (iv) Mass fails to take any action with respect to the Mass Rights Plan to defer the Separation Time of the rights thereunder or to allow the timely completion of this offer or other related transaction covered by the Agreement;

•	the Agreement is terminated by Mass if Mass proposes to enter into a definitive agreement with respect to a Superior Proposal in compliance with the provisions of the Agreement; or

•	during the period commencing on the date of the Agreement and ending 12 months following the termination of the Agreement, (i) a Competing Proposal (as defined below) is consummated or (ii) Mass’s board of directors approves or recommends a Competing Proposal, or Mass enters into a definitive agreement with respect to a Competing Proposal, provided, in each case, that Terra Nova is not in material default in the performance of its obligations under the Agreement.
     The Agreement defines a “Competing Proposal” as: (a) any merger, take-over bid, amalgamation, plan of arrangement, business combination, consolidation, or similar transaction in respect of Mass; (b) any purchase or other acquisition by a person of such number of Mass Common Shares or any rights or interests therein or thereto which together with such person’s other direct or indirect holdings of Mass Common Shares and the holdings of any other person or persons with whom such first person may be acting jointly or in concert constitutes at least 30% of the outstanding Mass Common Shares; (c) any similar business combination or transaction, of or involving Mass; or (d) any proposal or offer to, or public announcement of an intention to do, any of the foregoing from any person other than Terra Nova or a subsidiary of Terra Nova, in any case that is made either (i) prior to the termination of the Agreement or (ii) prior to the termination of another Competing Proposal.
Expenses Payments
     Under the Agreement, Mass is obligated to pay Terra Nova, or an assignee of Terra Nova, an expense reimbursement payment in an amount equal to $750,000 if the Agreement is terminated as a result of: (i) Mass being in material default of any covenant or obligation under the Agreement other than the no solicitation covenant; or (ii) any representation or warranty made by Mass in the Agreement having been untrue or incorrect as of the date of the Agreement or becoming untrue or incorrect in any material respect at any time prior to the Appointment Time, where such default of the covenants or obligations under the Agreement (other than any non-solicitation covenant or obligation) or inaccuracy is not curable or, if curable, is not cured by the earlier of the date which is 15 days from the date of written notice of such breach and the Appointment Time.
     Pursuant to the terms of the Agreement, Terra Nova is obligated to pay Mass an expense reimbursement payment in an amount equal to $250,000 if the Agreement is terminated as a result of (i) Terra Nova being in material default of any covenant or obligation under the Agreement and such default is not curable or, if curable, is not cured by the earlier of the date which is five days from the date of the written notice of such default and the Appointment Time; or (ii) any representation or warranty made by Terra Nova or the Merger Subsidiary in the Agreement having been untrue or incorrect as of the date of the Agreement or becoming untrue or incorrect in any material respect at any time prior to the Appointment Time and such inaccuracy is not curable or, if curable, is not cured by the earlier of the date which is 15 days from the date of written notice of such breach and the Appointment Time;
Representations and Warranties
     The Agreement contains a number of customary representations and warranties of Terra Nova, the Merger Subsidiary and Mass relating to, among other things, corporate status and the corporate authorization and enforceability of, and board approval of, the Agreement and this offer. The representations and warranties of Mass also address various matters relating to the business, operations and properties of Mass and its subsidiaries, including: capitalization; fair presentation of financial statements; absence of any “Material Adverse Effect” (as defined in the Agreement) and certain other changes or events since the date of the last audited financial statements; absence of litigation or other actions which if determined adversely would reasonably be expected to have a Material Adverse Effect; employee severance payments upon a change of control; accuracy of reports required to be filed with applicable securities regulatory authorities; and environmental matters.
Conduct of Business by Mass
     Mass has covenanted and agreed that, prior to the earlier of the Appointment Time and the termination of the Agreement, except with the prior written consent of Terra Nova, acting reasonably, or as expressly contemplated or permitted by the Agreement, Mass will carry on its business (which includes the business of its subsidiaries and significant investees), in a manner consistent in all material respects with prior practice and use commercially reasonable efforts to otherwise preserve intact its present business organization and goodwill, to preserve intact its respective real property interests or rights or contractual or other legal rights or claims in good standing, to keep available the services of its officers and employees as a group and to maintain satisfactory relationships with suppliers, distributors, employees and others having business relationships with them. Mass has also agreed that it will not and will cause each of its subsidiaries not to take certain actions specified in the Agreement. Mass has also agreed to notify Terra Nova of (a) any material change in relation to Mass and of any material governmental or third party complaints, investigations or hearings (or communications indicating that the same may be contemplated); and (b) the occurrence, or failure to occur, of any event or state of facts which occurrence or failure would or would be likely to (i) cause any of the representations or warranties of Mass contained in the Agreement to be untrue or inaccurate (without giving effect to, applying or taking into consideration any materiality or Material Adverse Effect qualification already contained within such representation or warranty) in any material respect, or (ii) result in the failure in any material respect of Mass to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied prior to the date on which designees of Terra Nova represent a majority of Mass’s board of directors.
Conduct of Business by Terra Nova
     Terra Nova has covenanted and agreed that prior to the time at which the Certificate of Merger is issued under the Barbados Act in respect of the Merger and the termination of the Agreement, except with the prior written consent of Mass, acting reasonably or as expressly contemplated or permitted by the Agreement, Terra Nova will continue to carry on its business (which includes the business of its subsidiaries) in a manner consistent in all material respects with prior practice and use commercially reasonable efforts to preserve intact its present business organization and goodwill, to preserve intact its respective real property interests or rights or contractual or other legal rights or claims in good standing, to keep available the services of its officers and employees as a group and to maintain satisfactory relationships with suppliers, distributors, employees and others having business relationships with them. Terra Nova has also agreed that it will not and will cause each of its subsidiaries not to take certain actions specified in the Agreement.
Shareholders’ Meeting and Circular Requirements
     Pursuant to the Agreement, Terra Nova agreed to convene and conduct a special meeting of its shareholders to approve the Terra Nova Common Shares to be registered on this registration statement in accordance with its articles and by-laws as soon as reasonably practicable, and in any event no later than November 4, 2010. Furthermore, except as required for quorum purposes or otherwise permitted under the Agreement, Terra Nova agreed not to adjourn (except as required by law or valid action of Terra Nova’s shareholders), postpone or cancel (or propose or permit the adjournment, except as required by applicable law or by valid action of Terra Nova’s shareholders) such meeting without Mass’s prior consent. Terra Nova also provided Mass certain covenants respecting the preparation and mailing of a management information circular distributed to Terra Nova’s shareholders in connection with the special meeting of shareholders described above.
     In addition, Terra Nova agreed to (i) solicit proxies in favor of the shareholders’ resolution related to the issuance of the Terra Nova Common Shares to be registered on this registration statement and against any resolution contrary to the same submitted by any shareholder of Terra Nova, and take all other actions that are reasonably necessary or desirable to seek the approval of the shareholders’ resolution related to the issuance of the Terra Nova Common Shares to be registered on this registration statement; (ii) recommend to its shareholders that they vote in favor of the resolution related to the issuance of the Terra Nova Common Shares to be registered on this registration statement; and (iii) not change such recommendation.
Other Covenants
     Each of Terra Nova, the Merger Subsidiary and Mass has agreed to a number of mutual covenants, including to co-operate in good faith and use all reasonable efforts to take all action and do all things necessary, proper or advisable: (a) to consummate and make effective as promptly as is practicable this offer and other related transactions covered by the Agreement; (b) for the discharge by each of them of its respective obligations under this offer and the Agreement, including its obligations under applicable laws or regulations; and (c) to obtain all necessary waivers, consents, rulings, orders and approvals and to effect all necessary registrations and filings, including filings under applicable laws and submissions of information requested by governmental entities in connection with this offer and other related transactions covered by the Agreement, including in each case the execution and delivery of such documents reasonably required by the other party. In addition, upon reasonable notice, and subject to the terms of the Confidentiality Agreement, Mass has agreed to provide Terra Nova with reasonable access (without disruption to the conduct of Mass’s business) during normal business hours, to: (i) all books, records and other materials in Mass’s possession and control, including material contracts; (ii) the personnel of Mass, its subsidiaries and significant investees; and (iii) the properties of Mass and its subsidiaries, in order to allow Terra Nova to perform confirmatory due diligence and for strategic planning purposes.
Mass Officers and Directors
     From and after the Appointment Time, Terra Nova and the Merger Subsidiary will cause Mass (or its successor) to indemnify the current and former directors and officers of Mass and its subsidiaries to the fullest extent to which Mass is required to indemnify such officers and directors under its charter, by-laws and applicable laws for a minimum period of six years following completion of this offer. Mass may also purchase directors’ and officers’ insurance, provided that the aggregate insurance is reasonable and consistent with current market practices for similarly situated companies.
CERTAIN LEGAL MATTERS AND REGULATORY APPROVALS
Regulatory Approvals
     We do not believe that there is any regulatory license or permit material to the business of Terra Nova that may be materially adversely affected by our acquisition of Mass Common Shares, or any regulatory filing or approval that would be required for our acquisition of Mass Common Shares under the Agreement. However, the New York Stock Exchange must approve the listing of the Terra Nova Common Shares issued in connection with this offer.
Non-U.S. Approvals
     We do not believe that there is any requirement to obtain the approval of, governmental authorities in any non-U.S. jurisdiction that is applicable to this offer.

State Takeover Laws
     A number of states have adopted takeover laws and regulations which purport, to varying degrees, to be applicable to attempts to acquire securities of corporations which have substantial assets, stockholders, principal executive offices or principal places of business in those states. We have not attempted to comply with any state takeover statutes in connection with this offer, the Merger or any Subsequent Acquisition Transaction, since we do not believe that any of these apply. However, we reserve the right to challenge the validity or applicability of any state law allegedly applicable to this offer, the Merger or any Subsequent Acquisition Transaction, and nothing in this prospectus or any action taken in connection herewith is intended as a waiver of that right. If one or more takeover statutes apply to this offer or the Merger and are not found to be invalid, we may be required to file documents with, or receive approvals from, relevant state authorities and we may also be unable to accept for exchange Mass Common Shares tendered into this offer or may delay this offer. See “This Offer—Conditions of this Offer” on page 58.
CERTAIN EFFECTS OF THIS OFFER
Effects on the Market
     The acceptance for exchange by Terra Nova or the Merger Subsidiary of Mass Common Shares in this offer will reduce the number of Mass Common Shares that might otherwise trade publicly and also the number of holders of Mass Common Shares. This could adversely affect the liquidity and market value of the remaining Mass Common Shares held by the public. Depending upon the number of Mass Common Shares tendered to and accepted by us in this offer, the Mass Common Shares may no longer meet the requirements of the Third market of the Vienna Stock Exchange for continued inclusion thereon.
     If the Vienna Stock Exchange ceased publishing quotations for the Mass Common Shares, it is possible that the Mass Common Shares would continue to trade in an over-the-counter market such as the Pink Sheets and that price or other quotations would be reported by other sources. The extent of the public market for such Mass Common Shares and the availability of such quotations would depend, however, upon such factors as the number of shareholders and/or the aggregate market value of such securities remaining at such time, the interest in maintaining a market in the Mass Common Shares on the part of securities firms, the possible termination of registration under the rules of the Third Market of the Vienna Stock Exchange and other factors. We cannot predict whether the reduction in the number of Mass Common Shares that might otherwise trade publicly would have an adverse or beneficial effect on the market price for, or marketability of, the Mass Common Shares.
Source and Amount of Funds
     This offer is not conditioned on the receipt of financing. Terra Nova intends to pay cash for fractional shares from available cash resources. Terra Nova intends to deliver the Terra Nova Common Shares offered in this offer from its available authorized shares.
Conduct of Mass if this Offer is not Completed
     If this offer is not completed because a condition to this offer is not satisfied or, if permissible, waived, we expect that Mass will continue to operate its business as presently operated, subject to market and industry conditions.
Accounting Treatment
     Our acquisition of Mass Common Shares pursuant to this offer will be accounted for under the acquisition method of accounting in accordance with Canadian GAAP.
Fees and Expenses
     We have retained Georgeson Inc. as our information agent in connection with this offer. The information agent may contact holders of Mass Common Shares using several means including: regular mail, electronic mail, facsimile, telephone and personal interviews and may request brokers, dealers and other nominee stockholders to forward materials relating to this offer to beneficial owners of Mass Common Shares. We will pay the information agent $10,000 for these services in addition to reimbursing the information agent for its reasonable out-of-pocket expenses. We have agreed to indemnify the information agent against certain liabilities and expenses in connection with this offer, including certain liabilities under U.S. federal securities laws. In addition, we have retained BNY Mellon Shareowner Services as the exchange agent and depositary with respect to this offer. We will pay the exchange agent and depositary for its services in connection with this offer, will reimburse the exchange agent and depositary for its reasonable out-of-pocket expenses and will indemnify the exchange agent and depositary against certain liabilities and expenses in connection with the performance of its services. We will reimburse brokers, dealers, commercial banks and trust companies and other nominees, upon request, for customary clerical and mailing expenses incurred by them in forwarding offering materials to their customers. We will not pay any costs or expenses associated with this offer of any Mass shareholder.
     Raymond James is acting as our financial advisor in connection with this offer described in this prospectus. We will pay Raymond James customary fees for these services in addition to reimbursing them for their reasonable out-of-pocket expenses.
INTERESTS OF CERTAIN PERSONS IN THIS OFFER AND THE MERGER
Interests of Management and the Mass Board
     In considering the recommendations of the Mass board of directors regarding this offer, Mass shareholders should be aware that certain of the directors and officers of Mass have interests in this offer that differ from those of other shareholders of Mass, as described below. The members of Mass’s board of directors were aware of these matters and considered them in recommending the tender of Mass Common Shares in this offer.
     Michael Smith, our Chairman, President and Chief Executive Officer, is also President and Chief Executive Officer of Mass and also serves as Chairman of Mass’s board of directors. Mr. Smith has abstained from voting on any resolution director’s resolution (for both Terra Nova and Mass) relating this offer or the Agreement.
Indemnification and Insurance
     Pursuant to the terms of the Agreement, from and after the effective time, Terra Nova shall cause Mass (or its successor) to indemnify the current and former directors and officers of Mass and its subsidiaries to the fullest extent to which Mass is required to indemnify such officers and directors under its charter, by-laws and applicable law for a minimum period of six years following the completion of this offer. Terra Nova will ensure that Mass has adequate financial resources to satisfy such indemnity obligations.
     Additionally, the Agreement provides that Mass may purchase directors’ and officers’ insurance or amend any existing directors’ and officers’ insurance policies, provided that the aggregate insurance is reasonable and consistent with current market practice for similarly situated companies.
PRINCIPAL SHAREHOLDERS
     The following table sets forth information regarding the beneficial ownership of Mass Common Shares as of the date prior to the date of this offer, by each Mass shareholder known by us to own more than ten percent (10%) of the outstanding Mass Common Shares. Such information is based solely upon statements made in filings with the SEC or other information we believe to be reliable.

Name and Address of Owner	Number of Shares Owned(1)	Percent of Outstanding Shares
Peter R. Kellogg	5,115,630 Mass Common Shares(2)	19.5%
120 Broadway, 6th Floor
New York, NY 10271

Mass Employees Incentive Corporation (3)	3,394,614 Mass Common Shares	13.0%
c/o Suite 803
8th Floor, Dina House
Ruttonjee Centre
11 Duddell St., Central
Hong Kong

(1)	Based on 26,204,716 Mass Common Shares issued and outstanding on September 29, 2010.

(2)	In his public filings in relation to Terra Nova, Mr. Kellogg disclaims beneficial ownership of a significant majority of Terra Nova Common Shares held. As there are no statutory public filings for holders of Mass Common Shares, Terra Nova is unaware whether Mr. Kellogg disclaims beneficial ownership of some or all such shares.

(3)	Michael Smith, the Chairman of Mass, is the sole director and officer of Mass Employees Incentive Corporation, referred to as “MEIC”, and, as such, has sole voting and dispositive power over Mass Common Shares held by MEIC. MEIC holds Mass Common Shares as discretionary equity-based awards for employees of Mass.

PRIOR TRANSACTIONS WITH MASS
     Except as set forth below or incorporated by reference in this prospectus, during the past four years, there have been no contacts, negotiations or transactions between us, on the one hand, and Mass or any of its officers, directors or affiliates, on the other hand, concerning a merger, consolidation or acquisition, a tender offer or other acquisition of securities, an election of directors or a sale or other transfer of a material amount of assets.
Spin-off Related Transactions
     Following the Spin-off, Mass agreed to provide management services to Terra Nova in connection with the review, supervision and monitoring of the royalty earned by Terra Nova from its interest in a resource property. Pursuant to this agreement, Terra Nova paid to Mass 8% of the net royalty income (calculated as the royalty income net of any royalty expenses and mining and related taxes) received by Mass from such royalty. Mass may terminate this agreement at any time upon at least six months prior notice, after which Mass entitled to receive compensation prorated to the end of the notice period.
     In February 2006, Mass redeemed 65,000 of its preferred shares held by Terra Nova by setting-off the redemption amount against amounts owed by Terra Nova to Mass.
     In November 2006, Terra Nova sold MFC Corporate Services AG, referred to as “MFC Corporate Services” to MFC Commodities GmbH, a wholly-owned subsidiary of Mass. MFC Corporate Services was a fully—licensed bank in Switzerland until 2007 when it voluntarily surrendered its banking license. Mass had a put option to sell 9.9% of the common shares in MFC Corporate Services to Terra Nova on April 30, 2007, which Mass exercised for C$8.0 million ($8.9 million). In October 2007, Terra Nova sold the 9.9% common shares of MFC Corporate Services to an affiliate for $8.2 million. Mass subsequently acquired the same 9.9% of the common shares of MFC Corporate Services from such affiliate for $8.3 million.
     In November 2006, MFC Corporate Services held an approximate 20% equity interest in a German company, which was a non—wholly—owned subsidiary of Terra Nova. Mass and Terra Nova agreed that the economic interest in such German company held by MFC Corporate Services was to be retained by Terra Nova. To achieve this objective, Terra Nova subscribed for shares in a subsidiary of Mass that tracked the benefits from this 20% equity position in the German company. These shares entitled Terra Nova to retain its commercial and economic interest in and benefits from this 20% equity position in its German subsidiary, net of related costs and taxes, which interest is referred to as the “Tracking Stock Participation”. The total consideration for the tracking stock subscription was $9.4 million, being the carrying value to Terra Nova. Under the tracking stock agreement, Terra Nova was the beneficiary, the tracking stock company was the debtor and Mass was the guarantor. Furthermore, MFC Corporate Services granted to Terra Nova the right to acquire its common shares in the German company at fair market value and a right of first refusal in case of a potential sale or other disposal of all or parts of its common shares in the German company. The price payable by Terra Nova was offset against the Tracking Stock Participation and therefore was commercially netted to $nil, except for related costs and taxes, if any. In 2007, MFC Corporate Services distributed its entire shareholding of the German company to MFC Commodities GmbH (its immediate parent company), referred to as “MFC Commodities”, by way of a dividend—in—kind distribution and both the right to acquire the common shares of the German company and the right of first refusal expired as provided for in the relevant agreements. In March 2010, Mass and Terra Nova entered into an agreement whereby both parties agreed to cancel and unwind the Tracking Stock Participation. The transaction resulted in no gain or loss to either party.
     Pursuant to an agreement made with Terra Nova in May 2009, Mass acquired all of its remaining preferred shares of Mass held by Terra Nova.
Confidentiality Agreement
     In connection with this offer, we entered into a confidentiality agreement with Mass dated August 18, 2010, pursuant to which we agreed, among other things, not to disclose the proprietary information of the disclosing party, or any discussions between the parties without the prior written consent of each party, or to use such information for any purpose other than to evaluate, or negotiate a possible transaction between the parties. The restrictions of the confidentiality agreement do not apply to information that the recipient can demonstrate is or becomes generally available to the public other than as a result of a disclosure by the recipient in breach of the terms of the agreement, was within the recipient’s possession prior to its being furnished to the recipient by or on behalf of the disclosing party pursuant to the confidentiality agreement, or becomes available to the recipient from a source other than the disclosing party, provided that in the latter two cases, the source of the information is not known by the recipient to be bound by a confidentiality agreement or other obligation of confidentiality to the disclosing party.

COMPARISON OF TERRA NOVA SHAREHOLDERS’ AND MASS SHAREHOLDERS’ RIGHTS
     Holders of Mass Common Shares will receive Terra Nova Common Shares under this offer. Mass is organized under the laws of Barbados and Terra Nova is organized under the laws of the Province of British Columbia, Canada. The following is a summary of the material differences between (a) the current rights of Mass shareholders under Barbados law and Mass’s articles of continuance and bylaws and (b) the current rights of Terra Nova shareholders under the laws of British Columbia and Terra Nova’s articles.
     The following summary is not a complete statement of the rights of shareholders of the two companies or a complete description of the specific provisions referred to below. This summary is qualified in its entirety by reference to Barbados law, the laws of British Columbia (and the laws of Canada applicable therein) and Mass’s and Terra Nova’s respective constating documents.

	Mass	Terra Nova
Capitalization	Mass is authorized to issue an unlimited number of Mass Common Shares, an unlimited number of Class A redeemable preferred shares, and an unlimited number of Class B preferred shares.
	In accordance with Barbados corporate legislation, all shares issued by Mass are to be without nominal or par value.	Terra Nova is authorized to issue an unlimited number of common shares without par value, an unlimited number of Class A common shares without par value, an unlimited number of Terra Nova Common Shares without par value, an unlimited number of Series 1 Class A preference shares without par value and an unlimited number of Series 2 Class A preference shares without par value.

Dividend Policy	Mass directors have complete discretion to declare dividends on the Mass Common Shares to the exclusion of other classes of shares entitled to receive dividends. However, no dividend can be declared or paid on any class of shares at any time if to do so would reduce the net assets of Mass to an amount insufficient to redeem all of Mass’s preferred shares then issued and outstanding.	Terra Nova’s board of directors have the discretion to, from time to time, declare and authorize payment of any dividends. Directors also are not required to give notice to any shareholder of any dividend declaration and may solely determine when the dividend is payable.

Quorum for Shareholders’ Meetings	According to Mass’s constating documents, quorum for transacting business at any meeting of Mass’s shareholders consists of at least two persons holding between them a minimum of at least 50 percent of the issued voting shares of Mass. However, Mass’s directors have the power to establish quorum requirements in respect of any meeting of Mass’s shareholders of between 5 and 50 percent of the issued voting shares of Mass.	Subject to any special rights and restrictions attached to any shares or any class of shares, the quorum for the transaction of business at a meeting of shareholders is two persons who are entitled to vote at the meeting in person or by proxy.

Number of Directors and Size of Board	The board of directors of Mass must consist of between 3 and 20 directors, or such other number as the directors may from time to time determine.

	Mass’s board of directors currently has three directors.	The board of directors of Terra Nova must consist of at least three directors. Terra Nova’s board of directors currently has four directors.

Term of Directors	The directors of Mass are divided into three classes: Class A, Class B and Class C. Each class of directors must have the same number of directors, except where the total number of directors is not divisible by three, in which case Class A and Class B will have the same number of directors and Class C the remaining balance. Each director will hold office until the close of the third annual meeting of shareholders after the date of their appointment.	The directors of Terra Nova are divided into three classes: Class I, Class II and Class III. Each class of director holds a three year term, with such terms staggered over three years. For example, Class I directors were elected in the first annual general meeting of Terra Nova under the Business Corporations Act (British Columbia) referred to as the “BCA” to hold office for a three year term, whereas Class I and Class III directors were elected in the second and third annual meetings of Terra Nova, respectively. Each Class of director will hold office until the third annual general meeting following their election as director. A successor director who replaces a director who resigned before the expiration of his or her term shall be appointed or elected for the remaining term of such resigned director.

	Mass	Terra Nova
Removal of Directors	In accordance with Barbados corporate legislation, Mass shareholders may, by ordinary resolution at a special meeting, remove any director from office. However, according to Mass’s constating documents, directors of Mass may only be removed for cause.	Shareholders may, by special resolution, remove any director before the expiration of his or her term of office, and may, by ordinary resolution, elect or appoint a director to fill the resulting vacancy. If the shareholders do not contemporaneously elect or appoint a director to fill the vacancy created by the removal of a director, then the remaining directors may appoint, or the shareholders may elect or appoint by ordinary resolution, a director to fill that vacancy.

Alternatively, the directors of Terra Nova may remove any fellow director before the expiration of his or her term of office, if such director is convicted of an indictable offense, or if the director ceases to be qualified to act as a director of a company and does not promptly resign. In such a situation, the directors may appoint a director to fill the resulting vacancy.

Vacancies on the Board	Where there is any vacancy or vacancies among Mass’s directors, the directors then in office may exercise all powers of the board of directors so long as a quorum of three directors remain in office. Any vacancy occurring among Mass’s directors can be filled for the remainder of the term by such directors.	Any casual vacancy occurring on Terra Nova’s board of directors may be filled by the other remaining directors. Alternatively, if Terra Nova has no directors or fewer directors than required to establish quorum, the shareholders of Terra Nova may elect or appoint directors to fill any vacancy.

Board Quorum and Vote Requirements	According to Mass’s constating documents with the exception of the appointment of directors as described above, a majority of directors shall constitute a quorum for the transaction of business.	According to Terra Nova’s articles of incorporation, the quorum necessary for the transaction of the business of Terra Nova’s directors may be set by the directors and, if not so set, is the majority of directors.

Preemptive Rights	The Mass Common Shares do not have preemptive, conversion or other subscription rights.	The Terra Nova Common Shares do not have preemptive, conversion or other subscription rights.

Annual Shareholders’ Meetings	Mass’s directors have discretion to determine when and where to hold Mass’s required annual meeting of shareholders. However, Mass’s directors must call the annual meeting within 15 months after the date of the last annual meeting.

Notice of the annual meeting must be given to Mass’s shareholders between 21 and 50 days prior to the date of such meeting.	Terra Nova’s articles of incorporation require that an annual general meeting of shareholders must be held at least once in a calendar year and not more than 15 months after the last annual general meeting.

The directors of Terra Nova may, at their discretion, call a meeting of shareholders. However, according to Terra Nova’s articles of incorporation, Terra Nova must send notice of the date, time and location of any meeting of shareholders 21 days before the meeting. Additionally, the record date for the purpose of determining shareholders entitled to notice of any annual general meeting of shareholders must be between 21 days and two months (or four months if such meeting is requisitioned by shareholders) prior to the meeting date.

Special Shareholders’ Meetings	Special meetings of Mass’s shareholders can be convened by order of the chairman, deputy chairman, managing director, or by the directors of Mass at the time and place of their choice.	According to Terra Nova’s articles of incorporation, at a meeting of shareholders that is not an annual general meeting, all business is “special business” except business relating to the conduct of voting. Further, the majority of votes required to pass a special resolution at a meeting of shareholders is two-thirds of the votes cast on the resolution.

	Mass	Terra Nova
Advance Notice Procedures for a Shareholder Proposal	According to Mass’s constating documents, notice of a meeting at which special business is being transacted must state:	If a meeting of shareholders is to consider special business, the notice of the meeting must:

(a)  the nature of the special business in sufficient detail to permit Mass’s shareholders to form a reasoned judgment thereon; and

(b)  the text of any special resolution to be submitted to the meeting.

(a)  state the general nature of the special business; and

(b)  if the special business includes considering, approving, ratifying, adopting or authorizing any document or the signing of or giving of effect to any documents, have attached to it a copy of the document or state that a copy of the document will be available for inspection by shareholders:

(i)  at Terra Nova’s records office, or at such other reasonably accessible location in British Columbia as is specified in the notice; and

(ii)  during statutory business hours on any one or more specified days before the day set for holding the meeting.

Amendment of Governing Documents	In accordance with Barbados corporate legislation, shareholder approval by a special resolution is required for “fundamental changes” to Mass’s constating documents including:

(a)  name changes;

(b)  changes to capital structure and the rights associated with unissued classes or series of shares;

(c)  increase or decrease in the minimum or maximum number of directors required to serve on Mass’s board of directors;
The directors of Terra Nova may, by resolution alter any part of Terra Nova’s articles of incorporation unless the BCA requires that such resolution be approved by Terra Nova’s shareholders, in which case, such alteration must be approved by the type of resolution specified in the BCA. In particular, the BCA requires that shareholders must pass a special resolution in connection with any alteration to Terra Nova’s articles of incorporation that specify or cha nge the majority votes required to pass a special resolution or a separate special resolution in connection with changes to a class or series of shares. Specifically, Terra Nova’s articles of incorporation provide that directors may:
(d) to add, remove or modify any restrictions on shares; and (e) to add change or remove any other provision in Mass’s constating documents that is permitted by the Business Company Act (Barbados).
(a)  create one or more classes or series of shares;

(b)  eliminate any class or series of shares if none of the shares of such class or series are allotted or issued;

(c)  increase, reduce or eliminate the maximum number of shares that Terra Nova is authorized to issue out of any class or series of shares;

(d)  establish a maximum number of shares that Terra Nova is authorized to issue out of any class or series of shares for which no maximum is established;

(e)  if Terra Nova is authorized to issue shares of a class of shares with par value:

(i)  decrease the par value of those shares; or

(ii)  if none of the shares of that class of shares are allotted or issued, increase the par value of those shares;

(f)  change all or any unissued, or fully paid issued, shares with a par value into shares without par value or any of its unissued shares without par value into shares with par value;

(g)  consolidate all or any of its unissued, or fully paid issued, shares with par value into shares of larger par value;

(h)  consolidate all or any of its unissued, or fully paid issued, shares without par value;

(i)  subdivide all or any of its unissued or fully paid issued, shares without par value;

	Mass	Terra Nova
(j) alter the identifying name of any of its shares; or (k) otherwise alter its shares or authorized share structure when required or permitted to do so by the BCA.

Additionally, directors of Terra Nova may by resolution authorize an alteration to Terra Nova’s notice of articles in order to change its name or adopt or change any translation of that name.

Acquisition of the Company’s own Shares	In accordance with Barbados corporate legislation, Mass can purchase or otherwise acquire any of its own shares. However, no purchase, redemption or other acquisition of shares can be made unless Mass’s directors reasonably determine that, immediately after the acquisition, the aggregate value of the assets of Mass will exceed its aggregate liabilities and stated capital, and that it will be able to pay its liabilities as they fall due.	Subject to any special rights or restrictions attached to any class or series of shares, Terra Nova may, if it is authorized to do so by its directors:

(a)  redeem, purchase or otherwise acquire any of its outstanding shares;

(b)  accept a surrender of any of its shares by way of gifts or cancelations; or

(c)  convert any of its fractional shares into whole shares in accordance with the BCA.

Indemnification of Directors, Officers and Employees	Except in respect of an action by or on behalf of Mass to obtain a judgment in its favor, Mass will indemnify, including the making of a cash deposit or posting of a security deposit, a director or officer of Mass, a former director or officer of Mass or a person who acts or acted at Mass’s request as a director or officer of a body corporate of which Mass is or was a shareholder or creditor, and his or her personal representatives, against all costs, charges and expenses, including an amount paid to settle an action or satisfy a judgment, reasonably incurred by such person in respect of any civil, criminal or administrative action or proceeding to which such person is made a party by reason of being or having been a director or officer of such company, if:

(a)  he or she acted honestly and in good faith with a view to the best interest of Mass; and

(b)  in the case of a criminal or administrative action or proceeding that is enforced by a monetary penalty, such person had reasonable grounds for believing that his conduct was lawful.
Terra Nova’s articles of incorporation contain indemnification provisions and Terra Nova has entered into agreements with respect to the indemnification of its officers and directors against all costs, charges, and expenses, including amounts payable to settle actions or satisfy judgments, actually and reasonably incurred by them, and amounts payable to settle actions and satisfy judgments, in civil, criminal or administrative actions or proceedings to which they are made party by reason of being or having been a director or officer of Terra Nova.

Rights Plan	Pursuant to a rights plan passed by Mass’s shareholders, referred to as the “Mass Rights Plan”, Mass’s board of directors authorized and declared a distribution of one right in respect of each Mass Common Share outstanding at the close of business on July 2, 2006 and authorized the issuance of one right in respect of each Mass Common Share issued after July 2, 2006 but prior to the earlier of the separation time and the expiration time (both defined in the Mass Rights Plan). Each right entitles the holder, after the separation time but before the expiration time, to purchase securities of Mass pursuant to the terms and conditions set forth in the Mass Rights Plan. The expiration time is the date of termination of the 2025 annual meeting of shareholders of Mass, or earlier if one of the events defined in the Mass Rights Plan occurs.	Terra Nova does not have a shareholders rights plan in effect

ENFORCEABILITY OF CIVIL LIABILITIES
     Terra Nova is organized under the laws of the Province of British Columbia, Canada, and all or substantial portions of its assets are located outside of the United States. In addition, substantially all of its directors and officers, as well as certain experts named herein, reside outside the United States. As a result, it may be difficult for investors to effect service of process within the United States upon Terra Nova or such other persons, or to enforce outside the U.S. judgments obtained against such persons in U.S. courts, in any action, including actions predicated upon the civil liability provisions of U.S. securities laws. In addition, it may be difficult for investors to enforce, in original actions brought in courts in jurisdictions located outside the United States, rights predicated upon the U.S. securities laws. Based on the foregoing, there can be no assurance that U.S. investors will be able to enforce against Terra Nova, its directors, officers or certain experts named herein who are residents of Canada or countries other than the United States any judgments obtained in U.S. courts in civil and commercial matters, including judgments under the federal securities laws. In addition, there is doubt as to whether a court in British Columbia would impose civil liability on Terra Nova, its directors, officers or certain experts named herein in an original action predicated solely upon the federal securities laws of the United States brought in a court of competent jurisdiction in British Columbia against Terra Nova or such directors, officers or experts, respectively.
EXPERTS
     The consolidated financial statements incorporated in this prospectus by reference from Terra Nova Royalty Corporation’s (formerly KHD Humboldt Wedag International Ltd.) Annual Report on Form 20-F for the year ended December 31, 2009 and the effectiveness of Terra Nova Royalty Corporation’s internal control over financial reporting, have been audited by Deloitte & Touche LLP, independent registered chartered accountants, as stated in their reports (which reports (1) express an unqualified opinion and includes a separate report titled Comments by Independent Registered Chartered Accountants on Canada — United States of America Reporting Differences relating to changes in accounting principles and (2) express an unqualified opinion on the effectiveness of internal control over financial reporting), which are incorporated herein by reference. Such consolidated financial statements have been so incorporated in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.
     A member of Nexia International, Davidson & Company LLP, an independent registered public accounting firm, has audited Mass’s consolidated financial statements and schedule included in Mass’s annual reports for the years ended December 31, 2009 and 2008. MAZARS Hemmelrath GmbH, formerly RSM Hemmelrath GmbH, independent public accounting firm, has audited Mass’s consolidated financial statements and schedule included in Mass’s annual report for the year ended December 31, 2007.
LEGAL MATTERS
     The validity of the issuance of Terra Nova Common Shares registered under this registration statement has been passed upon for Terra Nova by Sangra Moller LLP, British Columbia, Canada. Attorneys at Sangra Moller LLP own nil Terra Nova Common Shares. Davis Wright Tremaine LLP, counsel to Terra Nova, are expected to render opinions concerning the U.S. federal income tax consequences of this offer and the Merger. An attorney at Davis Wright Tremaine LLP owns approximately 15,411 Mass Common Shares.
INCORPORATION BY REFERENCE
     As allowed by SEC rules, this prospectus does not contain all the information you can find in the Terra Nova registration statement or the exhibits to the registration statement. The SEC allows Terra Nova to “incorporate by reference” information into this prospectus, which means that Terra Nova can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is deemed to be a part of this prospectus, except for any information that is superseded by information that is included directly in this document. This prospectus incorporates by reference the documents set forth below that Terra Nova has previously filed with the SEC. These documents contain important information about Terra Nova and its financial condition.
     The following documents, which were filed by Terra Nova with the SEC, are incorporated by reference into this prospectus:
•	Terra Nova’s Annual Report on Form 20-F for the fiscal year ended December 31, 2009, filed with the SEC on March 26, 2010 (File No.: 001-04192);

•	Terra Nova’s Report on Form 6-K, submitted to the SEC on January 29, 2010 (File No.: 001-04192);

•	Terra Nova’s Report on Form 6-K, submitted to the SEC on March 3, 2010 (File No.: 001-04192);

•	Terra Nova’s Report on Form 6-K, submitted to the SEC on March 24, 2010 (File No.: 001-04192);

•	Terra Nova’s Report on Form 6-K, submitted to the SEC on April 6, 2010 (File No.: 001-04192);

•	Terra Nova’s Report on Form 6-K, submitted to the SEC on June 15, 2010 (File No.: 001-04192);

•	Terra Nova’s Report on Form 6-K, submitted to the SEC on June 25, 2010 (File No.: 001-04192);

•	Terra Nova’s Report on Form 6-K, submitted to the SEC on August 6, 2010 (File No.: 001-04192);

•	Terra Nova’s Report on Form 6-K, submitted to the SEC on August 16, 2010 (File No.: 001-04192);

•	Terra Nova’s Report on Form 6-K, submitted to the SEC on September 14, 2010 (File No.: 001-04192);

•	Terra Nova’s Report on Form 6-K, submitted to the SEC on September 30, 2010 (File No.: 001-04192);

•	Terra Nova’s Report on Form 6-K, submitted to the SEC on October 4, 2010 (File No.: 001-04192); and

•	Terra Nova’s Registration Statement on Form 8A12B (with respect to the description of Terra Nova Common Shares) (File No.: 001-04192).
     In addition, all documents filed by Terra Nova pursuant to Sections 31(a), 13(c) or 15(d) of the Exchange Act from the date of this prospectus to the date that Mass Common Shares are accepted for payment or exchange pursuant to this offer or the date that this offer is terminated will also be deemed to be incorporated in this prospectus and are deemed to be incorporated by reference into, and to be a part of, this prospectus from the date of filing of those documents.
WHERE YOU CAN FIND MORE INFORMATION
     Terra Nova is a public company and files or furnishes annual, quarterly and special reports, proxy statements and other information with the SEC. You may read and copy any reports, statements or other information filed or furnished by Terra Nova at the SEC’s Public Reference Room at Station Place, 100 F Street, N.E., Washington, D.C. 20549. You can request copies of these documents by writing to the SEC and paying a fee for the copying cost. Please call the SEC at 1-800-SEC-0330 for more information about the operation of the Public Reference Room. Terra Nova’s SEC filings are also available to the public at the SEC’s web site at http://www.sec.gov, or at their web sites at http://www.terranovaroyalty.com.
     Terra Nova filed the registration statement on Form F-4 to register with the SEC the Terra Nova Common Shares to be issued to Mass stockholders in this offer. This prospectus is a part of that registration statement and constitutes a prospectus of Terra Nova. You may obtain copies of the Form F-4 (and any amendments to those documents) in the manner described above.
     This prospectus is only part of a registration statement on Form F-4 that we have filed with the SEC under the Securities Act and therefore omits certain information contained in the registration statement. We have also filed exhibits and schedules with the registration statement that are excluded from this prospectus, and you should refer to the applicable exhibit or schedule for a complete description of any statement referring to any contract or other document. You may:
•	inspect a copy of the Registration Statement, including the exhibits and schedules, without charge at the Public Reference Room,

•	obtain a copy from the SEC upon payment of the fees prescribed by the SEC, or

•	obtain a copy from the SEC’s web site.
     Any statement contained in this prospectus or in a document incorporated or deemed to be incorporated by reference into this prospectus will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus or any other subsequently filed document that is deemed to be incorporated by reference into this prospectus modifies or supersedes the statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus.
     All information contained in this document or incorporated in this document by reference relating to Mass has been supplied by Mass, and all such information relating to Terra Nova has been supplied by Terra Nova. Information provided by either entity does not constitute any representation, estimate or projection of the other.
     If you would like additional copies of this document, or if you have questions, you should contact:
Terra Nova Royalty Corporation
400 Burrard Street, Suite 1620
Vancouver, British Columbia V6C 3A6
Canada
(604) 683-5767
Attention: Investor Relations
     You should rely only on the information contained or incorporated by reference in this prospectus to make your decision regarding the tender of your Mass Common Shares. Terra Nova and Mass have not authorized anyone to provide you with information that is different from what is contained in this prospectus. This prospectus is dated October 7, 2010, and is intended to be first mailed to stockholders on October 8, 2010. You should not assume that the information contained in the prospectus is accurate as of any date other than that date, and neither the mailing of this prospectus to the stockholders nor the issuance of Terra Nova Common Shares in this offer shall create any implication to the contrary.
Miscellaneous
     This offer is being made solely by this prospectus and the related letter of transmittal and is being made to holders of all outstanding Mass Common Shares. We are not aware of any jurisdiction where the making of this offer is prohibited by any administrative or judicial action or pursuant to any valid state statute. If we become aware of any valid state statute prohibiting the making of this offer or the acceptance of shares pursuant thereto, we will make a good faith effort to comply with any such state statute. If, after making a good faith effort, we cannot comply with that state statute, this offer will not be made to (nor will tenders be accepted from or on behalf of) the holders of shares in that state. In any jurisdiction where the securities, blue sky or other laws require this offer to be made by a licensed broker or dealer, this offer shall be deemed to be made on our behalf by one or more registered brokers or dealers licensed under the laws of that jurisdiction. No person has been authorized to give any information or make any representation on behalf of Terra Nova not contained in this prospectus or in the letter of, and if given or made, such information or representation must not be relied upon as having been authorized.
THE EXCHANGE AGENT AND DEPOSITARY FOR THIS OFFER IS:
BNY MELLON SHAREOWNER SERVICES

By Mail:	By Hand or Courier:

BNY Mellon Shareowner Services P.O. Box 3301 South Hackensack, New Jersey 07606 Attention: Corporate Action	BNY Mellon Shareowner Services 27th Floor, 480 Washington Boulevard Jersey City, New Jersey 07310 Attention: Corporate Action
By Facsimile (For Eligible Institutions Only)
(201) 296-4626
To Confirm Facsimile Transmissions:
(For Eligible Institutions Only)
(201) 680-4860
     Questions and requests for assistance may be directed to the information agent at the address and telephone numbers listed below. Additional copies of this prospectus, the letter of transmittal and any other offer materials may be obtained from the information agent as set forth below, and will be furnished promptly at our expense. You may also contact your broker, dealer, commercial bank, trust company or other nominee for assistance concerning this offer.

THE INFORMATION AGENT FOR THIS OFFER IS:
GEORGESON INC.
You may obtain information regarding this offer from the information agent as follows:
Georgeson Inc.
199 Water Street, 26th Floor
New York, New York 10038
Toll-Free: (800) 561-2871
Banks and Brokerage Firms call collect: (212) 440-9800

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS
Item 20. Indemnification of Directors and Officers
     Terra Nova’s constating documents contain indemnification provisions and Terra Nova has entered into agreements with respect to the indemnification of its officers and directors against all costs, charges, and expenses, including amounts payable to settle actions or satisfy judgments, actually and reasonably incurred by them, and amounts payable to settle actions and satisfy judgments, in civil, criminal or administrative actions or proceedings to which they are made party by reason of being or having been a director or officer of Terra Nova.
Constating Documents
     Article 16 of the Articles of Terra Nova provides as follows:
     16.1 Indemnification of directors
     The directors must cause Terra Nova to indemnify its directors and former directors, and their respective heirs and personal or other legal representatives to the greatest extent permitted by Division 5 of Part 5 of the BCA.
     16.2 Deemed contract
     Each director is deemed to have contracted with Terra Nova on the terms of the indemnity referred to in Article 16.1.
Applicable Legislation
     Division 5 of Part 5 of the BCA provides as follows:
     159 In this Division:
“associated corporation” means a corporation or entity referred to in paragraph (b) or (c) of the definition of “eligible party”;
“eligible party”, in relation to a company, means an individual who
(a)	is or was a director or officer of the company,

(b)	is or was a director or officer of another corporation
(i)	at a time when the corporation is or was an affiliate of the company, or

(ii)	at the request of the company, or
(c)	at the request of the company, is or was, or holds or held a position equivalent to that of, a director or officer of a partnership, trust, joint venture or other unincorporated entity, and includes, except in the definition of “eligible proceeding” and except in sections 163 (1) (c) and (d) and 165, the heirs and personal or other legal representatives of that individual;

“eligible penalty” means a judgment, penalty or fine awarded or imposed in, or an amount paid in settlement of, an eligible proceeding;

“eligible proceeding” means a proceeding in which an eligible party or any of the heirs and personal or other legal representatives of the eligible party, by reason of the eligible party being or having been a director or officer of, or holding or having held a position equivalent to that of a director or officer of, the company or an associated corporation is or may be joined as a party, or is or may be liable for or in respect of a judgment, penalty or fine in, or expenses related to, the proceeding;

“expenses” includes costs, charges and expenses, including legal and other fees, but does not include judgments, penalties, fines or amounts paid in settlement of a proceeding;

“proceeding” includes any legal proceeding or investigative action, whether current, threatened, pending or completed
     160 Subject to section 163, a company may do one or both of the following:
(a)	indemnify an eligible party against all eligible penalties to which the eligible party is or may be liable;

(b)	after the final disposition of an eligible proceeding, pay the expenses actually and reasonably incurred by an eligible party in respect of that proceeding.
     161 Subject to section 163, a company must, after the final disposition of an eligible proceeding, pay the expenses actually and reasonably incurred by the eligible party in respect of that proceeding if the eligible party
(a)	has not been reimbursed for those expenses, and

(b)	is wholly successful, on the merits or otherwise, in the outcome of the proceeding or is substantially successful on the merits in the outcome of the proceeding.
     162  (1) Subject to section 163 and subsection (2) of this section, a company may pay, as they are incurred in advance of the final disposition of an eligible proceeding, the expenses actually and reasonably incurred by an eligible party in respect of that proceeding.
             (2) A company must not make the payments referred to in subsection (1) unless the company first receives from the eligible party a written undertaking that, if it is ultimately determined that the payment of expenses is prohibited by section 163, the eligible party will repay the amounts advanced.
     163  (1) A company must not indemnify an eligible party under section 160(a) or pay the expenses of an eligible party under section 160(b), 161 or 162 if any of the following circumstances apply:
(a)	if the indemnity or payment is made under an earlier agreement to indemnify or pay expenses and, at the time that the agreement to indemnify or pay expenses was made, the company was prohibited from giving the indemnity or paying the expenses by its memorandum of articles;

(b)	if the indemnity or payment is made otherwise than under an earlier agreement to indemnify or pay expenses and, at the time that the indemnity or payment is made, the company is prohibited from giving the indemnity or paying the expenses by its memorandum or articles;

(c)	if, in relation to the subject matter of the eligible proceeding, the eligible party did not act honestly and in good faith with a view to the best interests of the company or the associated corporation, as the case may be;

(d)	in the case of an eligible proceeding other than a civil proceeding, if the eligible party did not have reasonable grounds for believing that the eligible party’s conduct in respect of which the proceeding was brought was lawful.
             (2) if an eligible proceeding is brought against an eligible party by or on behalf of the company or by or on behalf of an associated corporation, the company must not do either of the following:
(a)	indemnify the eligible party under section 160(a) in respect of the proceeding;

(b)	pay the expenses of the eligible party under section 160(b), 161 or 162 in respect of the proceeding.

     164 Despite any other provision of this Division and whether or not payment of expenses or indemnification has been sought, authorized or declined under this Division, on the application of a company or an eligible party, the court may do one or more of the following:
(a)	order a company to indemnify an eligible party against any liability incurred by the eligible party in respect of an eligible proceeding;

(b)	order a company to pay some or all of the expenses incurred by an eligible party in respect of an eligible proceeding;

(c)	order the enforcement of, or any payment under, an agreement of indemnification entered into by a company;

(d)	order a company to pay some or all of the expenses actually and reasonably incurred by any person in obtaining an order under this section;

(e)	make any other order the court considers appropriate.
     165 A company may purchase and maintain insurance for the benefit of an eligible party or the heirs and personal or other legal representatives of the eligible party against any liability that may be incurred by reason of the eligible party being or having been a director or officer of, or holding or having held a position equivalent to that of a director or officer of, the company or an associated corporation.
Item 21. Exhibits and Financial Statement Schedules
(a) (1) Financial Statements of Mass Financial Corp.

(b) Exhibits
     The following exhibits are included as exhibits to this registration statement.

Exhibit
Number	Description
2.1*	Agreement dated September 24, 2010 between Terra Nova Royalty Corporation and Mass Financial Corp. Incorporated by reference from our Form 6-K dated September 30, 2010.

3.1*	Articles of Terra Nova Royalty Corporation.

5.1	Opinion of Sangra Moller LLP regarding the legality of the securities issued.

8.1	Opinion of Davis Wright Tremaine LLP regarding United States tax matters.

10.1	Amendment to Mining Lease Agreement dated January 1, 1987 between Terra Nova Royalty Corporation and Wabush Iron Co. Limited, Stelco Inc. and Dofasco Inc. Incorporated by reference from our Form 10-K for the year ended December 31, 1989.

10.2	Memorandum of Agreement dated November 24, 1987 between Terra Nova Royalty Corporation and Wabush Iron Co. Limited, Stelco Inc. and Dofasco Inc. Incorporated by reference from our Form 10-K for the year ended December 31, 1989.

10.3	First Amendment to the Memorandum of Agreement between Terra Nova Royalty Corporation and Wabush Iron Co. Limited, Stelco Inc. and Dofasco Inc. Incorporated by reference from our Form 10-K for the year ended December 31, 1989.

10.4	Arrangement Agreement dated February 26, 2010 between Terra Nova Royalty Corporation and KHD Humboldt International (Deutschland) AG. Incorporated by reference from our Form 6-K dated March 3, 2010.

10.5	Amended 1997 Stock Option Plan. Incorporated by reference from our Form S-8 dated May 23, 2007.

10.6*	2008 Equity Incentive Plan.

23.1	Consent of Independent Registered Chartered Accountants — Deloitte & Touche LLP.

23.2	Consent of Independent Registered Chartered Accountants — Davidson & Company LLP, a member of Nexia International.

23.3	Consent of Independent Chartered Accountants — MAZARS Hemmelrath GmbH.

23.4	Consent of Sangra Moller LLP (included in Exhibit 5.1).

23.5	Consent of Davis Wright Tremaine LLP (included in Exhibit 8.1).

24.	Power of Attorney (included on the signature page to this registration statement as filed on October 7, 2010).

99.1*	Form of Letter of Transmittal, including therein the Form of Notice of Guaranteed Delivery and Guidelines for Certification of Taxpayer Identification Number on Substitute Form W-9.

99.2*	Form of Letter to Brokers, Dealers, Commercial Banks, Trust Companies and other Nominees.

99.3*	Form of Letter to Clients for use by Brokers, Dealers Commercial Banks, Trust Companies and other Nominees.

99.4	Opinion of Raymond James Ltd. as to the fairness of the transaction from a financial point of view to the shareholders of Terra Nova Royalty Corporation.

99.5	Consent of Raymond James Ltd.

* Previously filed.
Item 22. Undertakings
     The undersigned registrant hereby undertakes:
     1. to file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:
(i)	to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)	to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)	to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;
     2. that, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;
     3. to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering;
     4. to file a post-effective amendment to the registration statement to include any financial statements required by Item 8.A of Form 20-F at the start of any delayed offering or throughout a continuous offering. Financial statements and information otherwise required by Section 10(a)(3) of the Securities Act need not be furnished, provided, that the registrant includes in the prospectus, by means of a post-effective amendment, financial statements required pursuant to this paragraph and other information necessary to ensure that all other information in the prospectus is at least as current as the date of those financial statements.
     5. that, for the purpose of determining liability under the Securities Act of 1933 to any purchaser, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.
     6. that, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:
(i)	any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)	any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)	the portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)	any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.
     7. that, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934, as amended) that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
     8. that prior to any public reoffering of the securities registered hereunder through use of a prospectus which is a part of this registration statement by any person or party who is deemed to be an underwriter within the meaning of Rule 145(c), the registrant undertakes that such reoffering prospectus will contain the information called for by the applicable registration form with respect to reofferings by persons who may be deemed underwriters, in addition to the information called for by the other items of the applicable form.
     9. that every prospectus (i) that is filed pursuant to paragraph (8) above, or (ii) that purports to meet the requirements of Section 10(a)(3) of the Securities Act and is used in connection with an offering of securities subject to Rule 415, will be filed as a part of an amendment to this registration statement and will not be used until such amendment has become effective, and that, for the purpose of determining liabilities under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
     10. (i) to respond to requests for information that is incorporated by reference into the prospectus pursuant to Items 4, 10(b), 11 or 13 of this Form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means, and (ii) to arrange or provide for a facility in the United States for responding to such requests. The undertaking in subparagraph (i) above includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.
     11. to supply by means of a post-effective amendment all information concerning a transaction and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.
     Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES
     Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Vancouver, Province of British Columbia, Canada on October 25, 2010.
TERRA NOVA ROYALTY CORPORATION

By	/s/ Michael J. Smith Michael J. Smith Chairman, President and Chief Executive Officer
     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signatures	Title	Date

/s/ Michael J. Smith	Chairman, President and Chief

Michael J. Smith	Executive Officer and Interim Chief Financial Officer (Principal Executive Officer, Principal Financial Officer, Principal Accounting Officer and Authorized Representative in the United States)	October 25, 2010

*

Indrajit Chatterjee	Director	October 25, 2010

*

Robert Ian Rigg	Director	October 25, 2010

*

Dr. Shuming Zhao	Director	October 25, 2010
* By	/s/ Michael J. Smith Michael J. Smith Attorney-in-Fact

EXHIBIT INDEX

Exhibit
Number	Description
2.1*	Agreement dated September 24, 2010 between Terra Nova Royalty Corporation and Mass Financial Corp. Incorporated by reference from our Form 6-K dated September 30, 2010.

3.1*	Articles of Terra Nova Royalty Corporation.

5.1	Opinion of Sangra Moller LLP regarding the legality of the securities issued.

8.1	Opinion of Davis Wright Tremaine LLP regarding United States tax matters.

10.1	Amendment to Mining Lease Agreement dated January 1, 1987 between Terra Nova Royalty Corporation and Wabush Iron Co. Limited, Stelco Inc. and Dofasco Inc. Incorporated by reference from our Form 10-K for the year ended December 31, 1989.

10.2	Memorandum of Agreement dated November 24, 1987 between Terra Nova Royalty Corporation and Wabush Iron Co. Limited, Stelco Inc. and Dofasco Inc. Incorporated by reference from our Form 10-K for the year ended December 31, 1989.

10.3	First Amendment to the Memorandum of Agreement between Terra Nova Royalty Corporation and Wabush Iron Co. Limited, Stelco Inc. and Dofasco Inc. Incorporated by reference from our Form 10-K for the year ended December 31, 1989.

10.4	Arrangement Agreement dated February 26, 2010 between Terra Nova Royalty Corporation and KHD Humboldt International (Deutschland) AG. Incorporated by reference from our Form 6-K dated March 3, 2010.

10.5	Amended 1997 Stock Option Plan. Incorporated by reference from our Form S-8 dated May 23, 2007.

10.6*	2008 Equity Incentive Plan.

23.1	Consent of Independent Registered Chartered Accountants — Deloitte & Touche LLP.

23.2	Consent of Independent Registered Chartered Accountants — Davidson & Company LLP, a member of Nexia International.

23.3	Consent of Independent Chartered Accountants — MAZARS Hemmelrath GmbH.

23.4	Consent of Sangra Moller LLP (included in Exhibit 5.1).

23.5	Consent of Davis Wright Tremaine LLP (included in Exhibit 8.1).

24	Power of Attorney (included on the signature page to this registration statement as filed on October 7, 2010).

99.1*	Form of Letter of Transmittal, including therein the Form of Notice of Guaranteed Delivery and Guidelines for Certification of Taxpayer Identification Number on Substitute Form W-9.

99.2*	Form of Letter to Brokers, Dealers, Commercial Banks, Trust Companies and other Nominees.

99.3*	Form of Letter to Clients for use by Brokers, Dealers Commercial Banks, Trust Companies and other Nominees.

99.4	Opinion of Raymond James Ltd. as to the fairness of the transaction from a financial point of view to the shareholders of Terra Nova Royalty Corporation.

99.5	Consent of Raymond James Ltd.

*  Previously filed.

APPENDIX “A”
2009 ANNUAL AUDITED CONSOLIDATED FINANCIAL STATEMENTS OF MASS

Davidson & Company llp            Chartered Accountants
A Partnership of Incorporated Professionals
INDEPENDENT AUDITORS’ REPORT
To the Directors of
Mass Financial Corp.
We have audited the accompanying consolidated balance sheets of Mass Financial Corp. as of December 31, 2009 and 2008, and the related consolidated statements of operations, comprehensive income, changes in equity and cash flows for the years then ended. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits.
We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.
In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Mass Financial Corp. as of December 31, 2009, and 2008, and the results of its operations and its cash flows for the years then ended in conformity with International Financial Reporting Standards as issued by the International Accounting Standards Board.

“DAVIDSON & COMPANY LLP”
Vancouver, Canada	Chartered Accountants

May 28, 2010
1200-609 Granville Street, P.O. Box 10372, Pacific Center, Vancouver, B.C., Canada V7Y 1G6
Telephone:604-687-0947  Fax 604-687-6172

MASS FINANCIAL CORP.
CONSOLIDATED BALANCE SHEETS
December 31, 2009 and 2008
(U.S. Dollars in Thousands)

	Notes	2009	2008
ASSETS
Current Assets
Cash and cash equivalents		$329,554	$201,622
Securities	3	17,196	4,493
Restricted cash	4	2,466	16,054
Loan receivables	5	111	1,357
Trade and other receivables	6	19,778	30,315
Inventories	7	46,197	20,075
Properties for sale		13,616	13,374
Tax receivables	8	3,138	2,237
Prepaid and other		5,211	6,934

Total current assets		437,267	296,461

Non-current Assets
Restricted cash		29	28
Securities	9	5,880	9,150
Securities, restricted	10	9,357	9,357
Receivables	6	—	286
Property, plant and equipment	11	5,460	2,806
Investment property	12	41,290	39,744
Goodwill	13	5,657	4,513
Deferred tax assets	14	3,317	2,149
Equity method investments	15	4,074	5,421

Total non-current assets		75,064	73,454

Total assets		$512,331	$369,915

LIABILITIES
Current Liabilities
Financial liabilities, short-term bank loans	16	$141,016	$65,067
Trade and other payables and accrued expenses	17	45,714	39,040
Accrued dividend on preferred shares	18	—	9,265
Provisions	19	959	487
Income tax liabilities		933	1,134
Long-term debt, current portion	20	16,071	2,770

Total current liabilities		204,693	117,763
Long-term liabilities
Long-term debt, less current portion	20	58,097	52,634
Financial liabilities	21	9,357	9,357
Deferred tax liabilities	14	1,367	1,030
Due to prior owner and former subsidiaries	22	—	71,506
Note payable	22	1,672	—

Other non-current liabilities	7	25,829	91

Total long-term liabilities		96,322	134,618

Total Liabilities		301,015	252,381

EQUITY
Shareholders’ equity
Common stock, net	23	46,132	18,090
Equity component of convertible debt		800	1,000
Other reserves		(3,073)	(11,656)
Retained earnings		166,461	108,576

Total shareholders’ equity		210,320	116,010
Noncontrolling interests		996	1,524

Total equity		211,316	117,534

Total liabilities and equity		$512,331	$369,915

The accompanying notes are an integral part of these consolidated financial statements.

MASS FINANCIAL CORP.
CONSOLIDATED STATEMENTS OF OPERATIONS
For the Years Ended December 31, 2009 and 2008
(U.S. Dollars in Thousands, Except Per Share Amounts)

	Notes	2009	2008
Revenues from sales, services and other		$402,786	$594,545
Share of the results of associates and joint ventures		3,619	4,263

Total revenues	24	406,405	598,808

Expenses
Cost of sales		273,793	494,391
General and administrative		30,631	28,216
Interest		13,350	15,464
Dividend on preferred shares classified as liabilities		—	3,744
Other		7,108	8,267

		324,882	550,082

Operating profit		81,523	48,726

Other items
Currency transaction gain (loss)		(6,148)	(18,151)
Goodwill impairment		—	(5,235)

Income before income taxes		75,375	25,340
Recovery of income taxes	25	43	1,272

Net income		$75,418	$26,612

Attributable to:
Shareholders of Mass Financial Corp.		$75,179	$23,288
Non-controlling interests		239	3,324

		$75,418	$26,612

Earnings per share	26
basic		$3.69	$1.20

diluted		$2.70	$0.91

Number of weighted average shares outstanding, basic		20,353,302	19,468,454

Number of weighted average shares outstanding, diluted		28,089,650	25,977,458

The accompanying notes are an integral part of these consolidated financial statements.

MASS FINANCIAL CORP.
CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME
For Years Ended December 31, 2009 and 2008
(U.S. Dollars in Thousands)

	2009	2008
Net foreign exchange translation differences	$1,263	$9,407

Unrealized gains (losses) on available-for-sale securities	7,313	(9,513)

Net income (loss) recognized directly in equity:	8,576	(106)

Net income	75,418	26,612

Total comprehensive income for the year	$83,994	$26,506

Attributable to:
Shareholders of Mass Financial Corp.	$83,762	$23,224
Non-controlling interests	232	3,282

	$83,994	$26,506

The accompanying notes are an integral part of these consolidated financial statements.

MASS FINANCIAL CORP.
CONSOLIDATED STATEMENTS OF CHANGES IN EQUITY
For the Years Ended December 31, 2009 and 2008
(U.S. Dollars in Thousands)

	Shareholders’ equity
				Other reserves
	Common stock		Equity component of	Foreign	Available-for-sale		Treasury stock
	Number		convertible	exchange	fair value		Number			Non-controlling
	of shares	Amount	debt	reserve	reserve	Retained earnings	of shares	Amount	Total	interests	Total equity
As at December 31, 2007	17,044,229	$2,591	$1,000	$(9,025)	$(2,567)	$89,584	—	$—	$81,583	$1,134	$82,717

Issuance of stock for cash	1,800,000	11,700	—	—	—	—	—	—	11,700	—	11,700
Acquisitions and dispositions of subsidiaries, net	—	—	—	—	—	(4,296)	(1,800,000)	(6,568)	(10,864)	11,131	267
Issuance of shares pursuant to an asset purchase	5,684,413	36,948	—	—	—	—	(4,089,421)	(26,581)	10,367	(13,700)	(3,333)
Net income	—	—	—	—	—	23,288	—	—	23,288	3,324	26,612
Dividend from a non-wholly-owned subsidiary	—	—	—	—	—	—	—	—	—	(323)	(323)
Fair value losses taken to equity	—	—	—	—	(9,605)	—	—	—	(9,605)	92	(9,513)
Exchange translation difference	—	$—	—	9,541	—	—	—	—	9,541	(134)	9,407

As at December 31, 2008	24,528,642	$51,239	$1,000	$516	$(12,172)	$108,576	(5,889,421)	$(33,149)	$116,010	$1,524	$117,534

Cancellation of treasury stock	(1,800,000)	(6,568)	—	—	—	—	1,800,000	6,568	—	—	—
Stock dividend	2,075,132	20,001	—	—	—	(16,418)	(371,766)	(3,583)	—	—	—
Conversion of a note	1,203,627	10,748	—	—	—	—	—	—	10,748	—	10,748
Conversion of bonds	1,190,476	1,876	(200)	—	—	(876)	—	—	800	—	800
Repurchase of shares	(1,090,476)	(1,000)	—	—	—	—	—	—	(1,000)	—	(1,000)
Purchase of additional shares in a subsidiary	—	—	—	—	—	—	—	—	—	(489)	(489)
Net income	—	—	—	—	—	75,179	—	—	75,179	239	75,418
Dividend from a non-wholly-owned subsidiary	—	—	—	—	—	—	—	—	—	(271)	(271)
Fair value gains taken to equity	—	—	—	—	7,315	—	—	—	7,315	(2)	7,313
Exchange translation difference	—	—	—	1,268	—	—	—	—	1,268	(5)	1,263

As at December 31, 2009	26,107,401	$76,296	$800	$1,784	$(4,857)	$166,461	(4,461,187)	$(30,164)	$210,320	$996	$211,316

The accompanying notes are an integral part of these consolidated financial statements.

MASS FINANCIAL CORP.
CONSOLIDATED STATEMENTS OF CASH FLOWS
For the Years Ended December 31, 2009 and 2008
(U.S. Dollars in Thousands)

	2009	2008
Cash flows from operating activities
Net income for the year	$75,418	$26,612
Adjustments for:
Amortization and depreciation	1,231	596
Share of the results of associates and joint ventures	(3,619)	(4,263)
Currency transaction loss	6,148	18,151
(Gains) losses on securities at fair value through profit or loss	(4,031)	4,343
Gains on long-term securities and subsidiaries	(139)	(961)
Extinguishment of preferred share liability	(49,142)	—
Bad debts	571	6,022
Goodwill impairment	—	5,235
Change in fair value of investment property	(336)	(32,340)
Deferred income taxes	(587)	(1,313)
Debt extinguishments	(15,335)	—
Mark-to-market valuation adjustment on inventories	(7,151)	—
Changes in operating assets and liabilities, net of effects of acquisitions and dispositions:
Short-term securities	(5,678)	29,422
Restricted cash	13,573	(16,082)
Trade receivables	10,075	7,234
Receivables, other	4,937	2,097
Inventories	(18,041)	26,797
Prepaid and other	1,652	3,185
Trade and other payables and accrued expenses	(5,036)	(28,399)
Financial liabilities, short-term trading loans	70,530	(14,877)
Other	2,655	(1,415)

Cash flows provided by operating activities	77,695	30,044

Cash flows from investing activities
Net increase in loan receivables	(5,056)	(7,806)
Sales (purchases) of long-term securities, net	5,316	(12,780)
Purchases of property, plant and equipment, net	(2,651)	(883)
Purchases of investment property	(58)	(179)
Purchases (dispositions) of subsidiaries, net of cash acquired (disposed), net	2,123	(8,095)
Distributions from joint ventures, net	5,016	5,542
Other	(4)	(11)

Cash flows (used in) provided by investing activities	4,686	(24,212)
Cash flows from financing activities
Borrowings	45,295	30,814
Debt repayments	(3,964)	(3,109)
Dividend paid to non-controlling interests	(271)	(323)
Issuance of common shares	—	11,700
Other	(4)	(369)

Cash flows provided by financing activities	41,056	38,713
Exchange rate effect on cash and cash equivalents	4,495	(26,826)

Increase in cash and cash equivalents	127,932	17,719
Cash and cash equivalents, beginning of year	201,622	183,903

Cash and cash equivalents, end of year	$329,554	$201,622

Cash and cash equivalent at end of year consisted of:
Cash and cash deposits	$329,554	$126,255
Money market funds	—	75,367

	$329,554	$201,622

The accompanying notes are an integral part of these consolidated financial statements.

MASS FINANCIAL CORP.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
December 31, 2009
Note 1. The Company and summary of significant accounting policies
(a) Corporate information and nature of operations
Mass Financial Corp. (“MFC” or the “Company”) was incorporated in British Virgin Islands in 1997 and continued into Barbados in 2003.
MFC and its subsidiaries (collectively, the “Group”) are in the merchant banking business and their principal activities focus on provision of financial services. This includes financial, proprietary investing and trading activities on an international basis which are facilitated by the Group. The Group seeks investments in many industries, emphasizing those business opportunities where the perceived intrinsic value is not properly recognized. The Group uses its financial and management expertise to add or unlock value. The Group also purchases commodities, properties and provides trade financing.
The Group’s operations include commodities and properties, principally for its own account. To a lesser extent, the Group also acts as an agent for clients. The commodities, financing and properties are primarily conducted through subsidiaries.
The Group’s commodities activities often utilize innovative and sophisticated strategies and structures. The Group currently conducts business with commodity and other producers who are unable to effectively execute sales because of credit or currency issues affecting them or their principal customers. The Group is often able to facilitate purchases and sales of commodities with more efficient and effective execution than many producers and customers can do on their own. Commodity producers and end customers often work with the Group to better manage their internal supply, distribution risk, currency and capital requirements. In such activities, the Group tries to capture and realize various trading and financing spreads. The activities have allowed the Group to develop ongoing relationships with commodity producers, end customers and financiers and integrate them into the Group’s financial activities.
The Group offers its clients financing and bridge financing through its financial services activities. The Group also markets medical equipment, instruments and supplies and holds commercial and industrial real estate.
(b) Basis of preparation
The consolidated financial statements are prepared in accordance with the International Financial Reporting Standards (“IFRS”), which include International Accounting Standards (“IAS”) and Interpretations (“IFRIC” and “SIC”) adopted by the International Accounting Standards Board (the “IASB”).
The consolidated financial statements have been prepared under the historical cost convention, except for certain financial instruments and investment property as described under Note 1(j). The significant accounting policies are set out under Note 1(j) and have been applied consistently throughout the year and the preceding year.
The presentation currency of the Group’s consolidated financial statements is United States (U.S.) dollars ($). Cdn$ means Canadian dollars and € means the official currency which is adopted by the majority of the member states of the European Union as their legal tender. All currency amounts in the consolidated financial statements are stated in thousands (except per share amounts).
(c) Basis of presentation
The Group presents current and non-current assets, and current and non-current liabilities, as separate classifications with reference to its operating cycle. The classification of income and expenses in the consolidated statement of operations is based on their function within the Group. Additional information on the balance sheet and statement of operations items is provided and explained in the notes to the consolidated financial statements.

(d) Effect of the application of new standards
In 2009, the Group adopted the following standards and amendments to existing standards which are effective in the current accounting period and relevant to its operations:

IAS 1 (revised 2007)	Presentation of Financial Statements

IAS 23 (revised 2007)	Borrowing Costs

Amendments to IFRS 1	Cost of an Investment in a Subsidiary, Jointly Controlled

and IAS 27	Entity or Associate

Amendments to IFRS 7	Improving Disclosures about Financial Instruments

Amendments to IAS 40	Investment Property
With the exception of amendments to IFRS 1, IAS 27 and IAS 40, there are no changes in accounting policies that affect the Group’s financial statements resulting from adoption of the above standards and amendments as they are consistent with the policies already adopted by the Group.
As a result of adoption of IAS 1 (revised 2007), a new primary statement, “Consolidated Statement of Comprehensive Income”, has been presented in these financial statements which replaces the “Consolidated Statement of Recognized Income and Expense” presented in the 2008 annual financial statements. This change in presentation has no effect on reported profit or loss, total income and expense or net assets for all periods presented.
IAS 27 (Revised) requires the capitalization of borrowing costs relating to qualifying assets.
Amendments to IFRS 1 and IAS 27, Cost of an Investment in a Subsidiary, Jointly Controlled Entity or Associate, remove the definition of the cost method from IAS 27 and allow an entity to recognize a dividend from subsidiary, jointly controlled entity or associate in profit and loss in its separate financial statements when its right to receive the dividend is established. There is no impact on the consolidated financial statements as the changes only affect the separate financial statements of the investing entity.
Amendments to IFRS 7, Enhancing Disclosures about Fair Value and Liquidity Risk, expand the disclosures required in respect of fair value measurements recognized in the statement of financial position. For the purpose of these expanded disclosures, a three-level hierarchy has been introduced. The amendments also clarify the scope of items to be included in the maturity analyses required under IFRS 7 by changing the definition of liquidity risk to state that liquidity risk only includes financial liabilities that are settled by delivering cash or another financial asset. This results in the exclusion of financial liabilities that are settled by the entity delivering its own equity instruments or non-financial assets. Furthermore, the amendments specify different liquidity risk disclosure requirements for derivative and non-derivative financial liabilities.
Amendments to IAS 40, Investment Property, require investment property under construction to be carried at fair value at the earlier of when the fair value first becomes reliably measurable and the date of completion of the property with any gain or loss recognized in profit and loss. This is a change in accounting policy as previously such property was carried at cost until the construction was completed. However, there is no effect in the prior and current periods’ financial statements.
Standards, amendments and interpretations effective after 2009 which are relevant to the Group’s operations and will have a material impact on the Group’s accounting policies but are yet to be adopted:
IFRS 3 (Revised), Business Combinations, will be effective for fiscal years beginning on or after July 1, 2009. It replaces IFRS 3 (as issued in 2004) and the related amendment to IAS 27, Consolidated and Separate Financial Statements, (effective for years beginning on or after July 1, 2009). They provide guidance for applying the acquisition method for business combinations. The major changes from the existing standards include: the immediate expensing of all acquisition costs, the inclusion in the cost of acquisition of the fair value at acquisition date of any contingent purchase consideration, the removal of the requirement to measure at fair value every asset and liability at each step in a step acquisition for the purposes of calculating goodwill, and changes in a parent’s ownership interest in a subsidiary undertaking that do not result in the loss of control should be accounted for as equity transactions. The Group will apply IFRS 3 and IAS 27 (as amended in 2008) from January 1, 2010 and will revise its accounting policy on business combinations accordingly.

IFRS 5 (Amendment), Non-current Assets Held for Sale and Discontinued Operations, will be effective for fiscal years beginning on or after July 1, 2009. It specifies that if a sale plan involving loss of control of a subsidiary undertaking meets the held-for-sale criteria, the assets and liabilities of the subsidiary undertaking should be reclassified and accounted for as a disposal group in accordance with IFRS 5. The Group will apply the amendment from January 1, 2010, but it is not expected to have any significant impact on the results of the Group.
IFRS 9, Financial Instruments, which will be effective January 1, 2013, introduces new requirements for the classification and measurement of financial assets. Early adoption is permitted. New requirements for classification and measurement of financial liabilities, derecognition of financial instruments, impairment and hedge accounting are expected to be added to IFRS 9 in 2010. As a result, IFRS 9 will eventually be a complete replacement for IAS 39 and IFRS 7. The Group will apply the amendment from January 1, 2013 and is reviewing the impacts of the new standards on the results of the Group.
IAS 24 (Revised), Related Party Disclosures, which will be effective January 1, 2011, simplifies the disclosure requirements for entities that are controlled, jointly controlled or significantly influenced by a government (referred to as government-related entities). The revised standard simplified the definition of a related party, clarified its intended meaning and eliminated a number of inconsistencies. The revised definition is based on certain principles in the treatment of related party relationships; among which the symmetry principle applies if the revised definition treats one party as related to a second party, the second party is also treated as related to the first party. The Group will apply the revised standards from January 1, 2011 and is reviewing the impacts of the new standards on the results of the Group.
Amendments to IAS 32, Classification of Rights Issues, will be effective for years beginning on or after February 1, 2010. Under the amendment to IAS 32, rights, options and warrants — otherwise meeting the definition of equity instruments in IAS 32.11 — issued to acquire a fixed number of an entity’s own non-derivative equity instruments for a fixed amount in any currency are classified as equity instruments, provided the offer is made pro-rata to all existing owners of the same class of the entity’s own non-derivative equity instruments. The Group will apply the amendments from January 1, 2011 and is reviewing the impacts of the amendments on the results of the Group.
Amendments to IAS 39, Eligible Hedged Items, will be effective for years beginning on or after July 1, 2009. The amendments to IAS 39 provide clarification on two issues in relation to hedge accounting — identifying inflation as a hedged risk and hedging with options. The amendments make clear that the intrinsic value, not the time value, of an option reflects a one-sided risk and therefore an option designated in its entirety cannot be perfectly effective. The Group will apply the amendments from January 1, 2010 and is reviewing the impacts of the amendments on the results of the Group.
IFRIC 17, Distribution of Non-cash Assets to Owner, will be effective for years beginning on or after July 1, 2009. IFRIC 17 clarifies that a dividend payable should be recognized when the dividend is appropriately authorized and is no longer at the discretion of the entity. The most significant conclusion reached by the IFRIC is that the dividend should be measured at the fair value of the assets distributed, and that any difference between this amount and the previous carrying amount of the assets distributed should be recognized in profit or loss when the entity settles the dividend payable. The interpretation does not apply to distributions of non-cash assets where the asset is ultimately controlled by the same party or parties before and after the distribution (e.g. distributions of non-cash assets between entities under common control) which is the most common circumstance in which such distributions occur. The Group will apply the interpretation from January 1, 2010 and is reviewing the impacts of the interpretation on the results of the Group.
IFRIC 19, Extinguishing Financial Liabilities with Equity Instruments, will be effective for years beginning on or after July 1, 2010. IFRIC 19 addresses divergent accounting by entities issuing equity instruments in order to extinguish all or part of a financial liability (often referred to as “debt for equity swaps”). The interpretation concludes that the issue of equity instruments to extinguish an obligation constitutes consideration paid. The consideration should be measured at the fair value of the equity instruments issued, unless that fair value is not readily determinable, in which case the equity instruments should be measured at the fair value of the obligation extinguished. Any difference between the fair value of the equity instruments issued and the carrying value of the liability extinguished is recognized in profit or loss. The Group will apply the interpretation from January 1, 2011 and is reviewing the impacts of the interpretation on the results of the Group.

(e) Scope and principles of consolidation
The Group accounts include the accounts of MFC and its subsidiaries. All significant companies in which the Group has direct or indirect control are consolidated from the acquisition dates. A subsidiary ceases to be consolidated at the date when the Group loses its control over the subsidiary. The consolidated financial statements comprise the financial statements of the Company and its subsidiaries as at December 31 each year, using consistent accounting policies. Intragroup balances, transactions, income and expenses are eliminated in full.
Non-controlling interests are presented in the consolidated balance sheet within equity, separately from the parent shareholders’ equity. Non-controlling interests in the profit or loss of the Group, which are included in net income, are also separately disclosed in the consolidated statement of operations.
Non-consolidated subsidiaries are accounted for at cost and are reduced by an impairment charge, if applicable. Generally, these companies are inactive and insignificant in magnitude.
The following table shows the direct and indirect significant subsidiaries as at December 31, 2009:

Company	Country of Incorporation	Beneficial Interest
MFC Holding Austria GmbH	Austria	100%
MFC Commodities GmbH	Austria	100%
MFC Trade & Financial Service GmbH	Austria	100%
IC Management Service GmbH	Austria	100%
Global Bulk Transport GmbH	Austria	100%
International Trade Service GmbH	Austria	100%
Magnum Minerals Private Limited	India	100%
AFM Aluminiumfolie Merseberg GmbH	Germany	55%
MAW Mansfelder Alumiumwerk GmbH	Germany	55%
MFC (A) Ltd	Marshall Islands	100%
MFC (D) Ltd	Marshall Islands	100%
Brock Metals s.r.o.	Slovakia	100%
Redas Tracking Corp	Marshall Islands	100%
MFC (F) Ltd	Marshall Islands	100%
MFC Corporate Services AG	Switzerland	100%
MFC China and Asia Co. Ltd	Liberia	90%
Mednet (Shanghai) Medical Technical Developing Co., Ltd	China	90%
Chongqing Lasernet Guangji Eye Hospital (a limited company)	China	52%
Hangzhou Zhe-er Optical Co. Ltd	China	46%
MFC Metal Trading GmbH	Austria	100%
Altmark Immobilien Management GmbH	Germany	100%
MEG International Services Ltd	Canada	100%
KHD S.A.	Switzerland	100%
Business combinations are accounted for using the purchase method. All subsidiaries are recognized in the consolidated financial statements through full consolidation. Pursuant to IFRS 3, Business Combinations, the acquirer measures the cost of a business combination as the aggregate of (a) the fair values, at the date of exchange, of assets given, liabilities incurred or assumed, and equity instruments issued by the acquirer, in exchange for control of the acquiree; plus (b) any costs directly attributable to the business combination. The acquirer, at the acquisition date, allocates the cost of a business combination by recognizing the acquiree’s identifiable assets, liabilities and contingent liabilities at their fair values at the date of acquisition. Any difference between the cost of the business combination and the acquirer’s proportionate interest in the net fair value of the identifiable assets, liabilities and contingent liabilities are accounted for: (a) as goodwill when the difference is positive; or (b) as income after the reassessment of the identification and measurement of the acquiree’s identifiable assets, liabilities and contingent liabilities and the measurement of the cost of the combination when the difference is negative.

Goodwill arising on a business combination is recognized as an asset and initially measured at cost, being the excess of the cost of the business combination over the Group’s interest in the net fair value of the identifiable assets, liabilities and contingent liabilities recognized. After initial recognition, goodwill is subject to an impairment review at least once a year. If a potential impairment is identified, then the amount of the impairment is quantified by comparing the carrying amount of the goodwill to its fair value based on the present value of its estimated future cash flows.
Losses applicable to the non-controlling interests in a consolidated subsidiary may exceed the non-controlling interest in the subsidiary’s equity. The excess, and any further losses applicable to the non-controlling interests, are allocated against the majority interest except to the extent that the non-controlling interests have a binding obligation and are able to make an additional investment to cover the losses. Additional purchase of equity shares in a non-wholly-owned subsidiary is accounted for as a step-by-step purchase and will result in an accounting income when there is an excess in the Group’s proportionate interest in the net fair value of the subsidiary’s identifiable assets, liabilities and contingent liabilities over the cost of additional purchase.
(f) Investments accounted for by equity method
Companies which are not controlled or jointly controlled but in which the Group has significant influence over their financial and operating policy decisions are accounted for by the equity method pursuant to IAS 28, Investments in Associates. The investment in an associate is initially recognized at cost and the carrying amount is increased or decreased to recognize the investors’ share of the profit or loss of the investee after the date of acquisition. The profit or loss of the investments accounted for by the equity method is recognized in the consolidated statement of operations. Distributions received from an investee reduce the carrying amount of the investment. Adjustments to the carrying amount may also be necessary for changes in the investor’s proportionate interest in the investee arising from changes in the investee’s equity. Such changes include those arising from the revaluation of assets and from currency translation adjustment. Those changes are recognized directly in equity of the investor. Goodwill relating to an investment accounted for by the equity method is included in the carrying amount of the investment.
Through its 90% partnership interest in a limited partnership, the Group is participating in certain real estate property interests in Germany. The investment is accounted for by the equity method.
Through its 90%-owned subsidiary, the Group is participating in various joint ventures with hospitals in China. The Group provides the joint ventures with medical equipment and instruments as well as medical supplies and the joint venture partners provide premises, licenses and personnel for the medical operations. The joint control is established by contractual arrangements which also stipulate the profit sharing. The Group recognizes its interest in the joint ventures using the equity method, in accordance with IAS 31, Interests in Joint Ventures.
(g) Spin-off from and significant transactions with Prior Owner
In January 2006, Terra Nova Royalty Corporation (“Terra Nova”, formerly known as KHD Humboldt Wedag International Ltd.), the prior owner of MFC, completed the restructuring of its financial services business whereby (1) MFC held all of the financial services business of Terra Nova, other than MFC Corporate Services AG (“MFC Corporate Services”) and Terra Nova’s interest in a resource property; and (2) Terra Nova held all of the issued preferred shares and Class A common shares in MFC. On January 31, 2006, Terra Nova distributed all of its Class A common shares to its shareholders on a pro rata basis by way of a dividend-in-kind (the “Spin-off”). Terra Nova held the preferred shares in MFC until May 2009. (see Note 22.)
In November 2006, Terra Nova sold MFC Corporate Services to MFC Commodities GmbH (“MFCC”, a wholly-owned subsidiary of MFC). At the time of its sale to MFC, MFC Corporate Services held an approximately 20% equity interest in a German company which was a non-wholly-owned subsidiary of Terra Nova. MFC and Terra Nova agreed that the economic interest in such German company held by MFC Corporate Services was to be retained by Terra Nova. To achieve this objective, Terra Nova subscribed for shares in a subsidiary of MFC that track the benefits from this 20% equity position in the German company. These shares entitle Terra Nova to retain its commercial and economic interest in and benefits from this 20% equity position in its German subsidiary, net of related costs and taxes (the “Tracking Stock Participation”). The total consideration for the tracking stock subscription was $9,357 (which was the carrying value to Terra Nova). Under the tracking stock agreement, Terra Nova is the beneficiary, the tracking stock company is the debtor and MFC is the guarantor. Furthermore, MFC Corporate Services granted to Terra Nova the right to acquire its common shares in the German company at fair market value and a right of first refusal in case of a potential sale or other disposal of all or parts of its common shares in the German company (collectively, the “Rights”). The price payable by Terra Nova will be offset against the Tracking Stock Participation and therefore will be commercially netted to $nil, except for related costs and taxes, if any. In 2007, MFC Corporate Services distributed its entire shareholding of the German company to MFCC (its immediate parent company) by way of dividend-in-kind and the Rights expired as provided for in the relating agreements. The Tracking Stock Participation remains in force.
Terra Nova held 1,203,627 and none of Class A common shares in MFC as of December 31, 2009 and 2008, respectively. The Group did not hold any common shares in Terra Nova as of both December 31, 2009 and 2008. As of December 31, 2009, one director of MFC was also a director of Terra Nova.
(h) Foreign currency translation
The presentation currency (or reporting currency) of the Group accounts is the U.S. dollar. Where the financial statements of subsidiaries are presented in a currency other than the U.S. dollar, their reported figures are translated into the U.S. dollar. Pursuant to IAS 21, assets, liabilities, contingent liabilities and other financial obligations of self-sustaining subsidiaries are translated at the closing rate at the date of the balance sheet and revenues and expenses are translated at exchange rates approximating those at the dates of the transactions. Goodwill and fair value adjustments arising on the acquisition of a foreign entity are treated as assets and liabilities of the foreign entity and translated at the rates of exchange prevailing at the balance sheet date. The resulting currency translation adjustments are recognized as a separate component of equity and do not affect earnings.
Transaction gains and losses that arise from exchange rate fluctuations on transactions denominated in a currency other than the local functional currency are included in the consolidated statements of operations.
The following table sets out exchange rates for the conversion of Canadian dollars (CAD), Swiss Francs (CHF), Euros (EUR) and Chinese yuans (Renminbi or RMB) into U.S. dollars:

	CAD	CHF	EUR	RMB
Closing rate at December 31, 2009	0.9555	0.9657	1.4332	0.1465
Average rate for the year 2009	0.8757	0.9199	1.3884	0.1464
Closing rate at December 31, 2008	0.8166	0.9368	1.3920	0.1466
Average rate for the year 2008	0.9381	0.9231	1.4637	0.1441
(i) Use of estimates and assumptions
The preparation of financial information requires the use of estimates and assumptions about future conditions. Use of available information and application of judgment are inherent in the formation of estimates. Management’s best estimates are based on the facts and circumstances available at the time estimates are made, historical experience, general economic conditions and trends, and management’s assessment of probable future outcomes of these matters. These estimates and assumptions affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the period. In this regard, management believes that the critical accounting policies where significant judgment is necessarily applied are those which relate to allowance for credit losses, goodwill impairment, deferred income taxes, provision for income taxes and the valuation of financial instruments and investment property. Actual results in the future could differ from these estimates, and such differences could be material.
Further information about key assumptions concerning the future, and other key sources of estimation uncertainty, are set out in the notes to the consolidated financial statements.
(j) Summary of significant accounting policies
Financial instruments
The Group uses IFRS 7 which complements the principles for recognizing, measuring and presenting financial assets and financial liabilities in IAS 32, Financial Instruments: Presentation, and IAS 39, Financial Instruments: Recognition and Measurement.
Except for certain financial instruments which are excluded from the scope of IFRS 7, all financial assets are classified into one of four categories: at fair value through profit or loss, held-to-maturity, loans and receivables, and available-for-sale; and all financial liabilities are classified into one of two categories: at fair value through profit or loss and other financial liabilities.
Generally, a financial asset or financial liability at fair value through profit or loss is a financial asset or financial liability that meets either of the conditions: (a) it is classified as held for trading if it is: (i) acquired or incurred principally for the purpose of selling or repurchasing it in the near term; (ii) part of a portfolio of identified financial instruments that are managed together and for which there is evidence of a recent actual pattern of short-term profit taking; or (iii) a derivative (except for a derivative that is a financial guarantee contract or a designated and effective hedging instrument); or (b) it is designated by the Group upon initial recognition as at fair value through profit or loss. Investment in equity instruments that do not have a quoted market price in an active market, and whose fair value cannot be reliably measured, cannot be designated as at fair value through profit or loss. A financial instrument cannot be reclassified into the fair value through profit and loss category while it is held or issued; however, if a financial asset is no longer held for the purpose of selling it in the near term, the entity may reclassify that financial asset out of the fair value through profit or loss category in rare circumstances. Furthermore, a financial asset in the fair value through profit or loss category that would have met the definition of loans and receivables (if the financial asset had not been required to be classified as at fair value through profit or loss at initial recognition) may also be reclassified out of the fair value through profit or loss category if the entity has the intention and ability to hold the financial asset for the fore able future or until maturity.
Held-to-maturity investments are non-derivative financial assets with fixed or determinable payments and fixed maturity that the Group has the positive intention and ability to hold to maturity, other than: (a) those that the Group upon initial recognition designates as at fair value through profit or loss; (b) those that the Group designates as available for sale; and (c) those that meet the definition of loans and receivables.
Loans and receivables are non-derivative financial assets with fixed or determinable payments that are not quoted in an active market, other than: (a) those that the Group intends to sell immediately or in the near term and those that the Group upon initial recognition designates as at fair value through profit or loss; (b) those that the Group upon initial recognition designates as available for sale; or (c) those for which the Group may not recover substantially all of its initial investment, other than because of credit deterioration, which are classified as available for sale.
Available-for-sale financial assets are those non-derivative financial assets that are designated as available for sale, or are not classified as loans and receivables, held-to-maturity investments, or financial assets at fair value through profit or loss.
Non-derivative financial liabilities are classified as other financial liabilities.
When a financial asset or financial liability is recognized initially, the Group measures it at its fair value plus, in the case of a financial asset or financial liability not at fair value through profit or loss, transaction costs that are directly attributable to the acquisition or issue of the financial asset or financial liability. The subsequent measurement of a financial instrument and the recognition of associated gains and losses is determined by the financial instrument classification category.
After initial recognition, the Group measures financial assets, including derivatives that are assets, at their fair values, without any deduction for transaction costs it may incur on sale or other disposal, except for the following financial assets: (a) loans and receivables which are measured at amortized cost using the effective interest method; (b) held-to-maturity investments which are measured at amortized cost using the effective interest method; and (c) investments in equity instruments that do not have a quoted market price in an active market and whose fair value cannot be reliably measured and derivatives that are linked to and must be settled by delivery of such unquoted equity instruments are measured at cost. All financial assets, except those measured at fair value through profit or loss, are subject to review for impairment.
After initial recognition, the Group measures all financial liabilities at amortized cost using the effective interest method, except for: (a) financial liabilities at fair value through profit or loss; (b) financial liabilities that arise when a transfer of a financial asset does not qualify for derecognition or when the continuing involvement approach applies; (c) financial guarantee contracts as defined in IAS 39; and (d) commitments to provide a loan at a below-market interest rate.
A gain or loss on a financial asset or financial liability classified as at fair value through profit or loss is recognized in net income for the period in which it arises. A gain or loss on an available-for-sale financial asset is recognized directly in equity on an after-tax basis, through the consolidated statement of changes in equity, except for impairment losses and certain foreign exchange gains and losses, until the financial asset is derecognized, at which time the cumulative gain or loss previously recognized in equity is recognized in net income for the period. For financial assets and financial liabilities carried at amortized cost, a gain or loss is recognized in net income when the financial asset or financial liability is derecognized or impaired, and through the amortization process.
Whenever quoted market prices are available, bid prices are used for the valuation of financial assets while ask prices are used for financial liabilities. When the market for a financial instrument is not active, the Group establishes fair value by using a valuation technique. Valuation techniques include using recent arm’s length market transactions between knowledgeable, willing parties, if available; reference to the current fair value of another instrument that is substantially the same; discounted cash flow analysis; option pricing models and other valuation techniques commonly used by market participants to price the instrument.
An entity classifies fair value measurements using a fair value hierarchy that reflects the significance of the inputs used in making the measurements. The fair value hierarchy has the following levels:
(a) quoted prices (unadjusted) in active markets for identical assets or liabilities (Level 1)
(b) inputs other than quoted prices included in Level 1 that are observable for the asset or liability, either directly (i.e., as prices) or indirectly (i.e., derived from prices) (Level 2); and
(c) inputs for the asset or liability that are not based on observable market data (unobservable inputs) (Level 3).
Assessing the significance of a particular input to the fair value measurement in its entirety requires judgment, considering factors specific to the asset or liability.
If there is a designated hedging relationship between a hedging instrument and a hedged item, the Group will apply hedge accounting to account for the gain or loss on the hedging instrument and the hedged item, in accordance with IAS 39.
Cash and cash equivalents
Cash and cash equivalents are classified as held for trading and comprise deposits with banks and financial institutions, bank and cash balances, and highly liquid investments, all with original maturities of three months or less and are generally interest bearing. Highly liquid investments, which are readily convertible to known amounts of cash and which are subject to an insignificant risk of change in value, are included in cash and cash equivalents and are stated at market value.
Restricted cash
Restricted cash represents cash at banks with restrictions on their use pursuant to trade customs or court arrangements.
Securities
Securities are classified as held for trading and short-term or long-term available-for-sale securities.
Publicly-traded securities (debt and equity) which are acquired principally for the purpose of selling in the near term are classified as held for trading. Securities held for trading are marked to their bid prices on the balance sheet date and unrealized gains and losses are included in the results of operations.
Available-for-sale securities consist of publicly-traded securities (debt and equity) and unlisted equity securities which are not held for trading and not held to maturity. Short-term available-for-sale securities are purchased with management’s intention to sell in the near term and are designated as available for sale by management upon initial recognition. Long-term available-for-sale securities are purchased with the intention to hold until market conditions render alternative investments more attractive. The available-for-sale securities are stated at bid price whenever quoted market prices are available. When the market for the available-for-sale security is not active, the Company establishes fair value by using a valuation technique. Unrealized gains and losses are recorded in equity unless there has been an other than temporary decline in value, at which time the available-for-sale security is written down and the write-down is included in the results of operations.
Gains and losses on sales of securities are recognized on the average cost basis on the settlement dates.
Loans and receivables
Loans and receivables are non-derivative financial assets with fixed or determinable payments that are not quoted in an active market, other than those classified as fair value through profit or loss or available for sale. Loans and receivables are measured at amortized cost without regard to the Group’s intention to hold them to maturity. Amortized cost is calculated under consideration of any discount or premium at the time of the purchase. The amortized cost includes any fees that are an integral part of the effective interest rate and of the transaction costs. Gains and losses are recognized in the statement of operations at the time the loans and receivables are cancelled from the books or impaired, as well as through amortization.
Loans and receivables are net of an allowance for credit losses, if any. The Group performs ongoing credit evaluation of customers and adjusts the allowance accounts for specific customer risks and credit factors. Loans and receivables are considered past due on an individual basis based on the terms of the contracts.
Assets acquired in satisfaction of loans and receivables are recorded at the lesser of their fair value at the date of transfer or the carrying value of the loans and receivables. Any excess of the carrying value of the loans and receivables over the fair value of the assets acquired is written off and is included in the results of operations.
When the Group makes a loan advance with a conversion right or share purchase warrant which entitle the Group to either convert the loan into or purchase equity shares of a corporation, such conversion rights or warrants are embedded derivatives. The principal amount of the loan is split between the debt instrument without the equity conversion option (or the warrants) and the equity conversion option (or the warrants). Changes in the fair value of the equity conversion option (or the warrants) are recognized in profit or loss unless the option (or the warrants) is part of a cash flow hedging relationship. Over the term of the loan, the debt instrument will be accreted to its face value. The equity conversion option and the share purchase warrants are classified as separate financial assets and are valued by valuation techniques if a quoted market price is not available.
Allowance for credit losses
The Group’s allowance for credit losses is maintained at an amount considered adequate to absorb estimated credit-related losses for its trade receivables. Ongoing credit evaluation is performed on the financial condition of a receivable using independent ratings where available or by assessment of the customer’s credit quality based on its financial position, past experience and other factors. The allowance for credit losses reflects management’s best estimate of the losses in the Group’s credit portfolio and judgments about economic conditions. Estimates and judgments could change in the near-term, and could result in a significant change to a recognized allowance. An allowance for credit losses is increased by provisions which are charged to income and reduced by write-offs net of any recoveries.
Specific provisions are established on an individual basis. A country risk provision may be made based on exposures in less developed countries and on management’s overall assessment of the underlying economic conditions in those countries. Write-offs are generally recorded after all reasonable restructuring or collection activities have taken place and there is no realistic prospect of recovery. If the amount of the impairment loss decreases in subsequent periods, and provided that the decrease is related to an event which occurs after the impairment has been recognized, the previously recognized impairment loss is reversed. However, the loss can only be reversed to the extent that the carrying value of the asset does not exceed its amortized cost at the date of impairment.
The Group also applies credit risk assessment and valuation methods to its loans and receivables (other than trade receivables). The assessment and valuation are performed on an individual basis, and if an impairment loss arises, the Group will write down the loans or receivables directly.
Credit losses arise primarily from loans and receivables but may also relate to other credit instruments such as guarantees and letters of credit.

Inventories
Inventories are valued at the lower of cost or net realizable value. The costs of inventories comprise all costs of purchase, costs of conversion and other costs incurred in bringing the inventories to their present location and condition. The cost of inventories is assigned by using the weighted average cost formula. The net realizable value is the estimated selling price in the normal course of ordinary business less estimated costs of completion and the estimated costs necessary to make the sale.
Allowance is provided to cover risks relating to slow-moving or obsolete items. Whenever the reasons for previous write-downs no longer apply, the allowance will be reversed. A reversal of write-down is limited to the lower of cost or net realizable value.
Commodities acquired in commodity broker-trader activities are measured at fair value less costs to sell.
Properties for sale
Properties for sale, comprising real estate, are accounted for as inventories at the lower of cost and net realizable value. Net realizable value is determined by reference to sale proceeds of properties sold in the ordinary course of business less all estimated selling expenses after the balance sheet date, or by management estimates based on prevailing market conditions.
Property, plant and equipment
Property, plant and equipment is stated at cost, less accumulated depreciation. Depreciation is calculated using the straight-line method over the estimated useful lives of the assets. Useful lives for property, plant and equipment range from 3 to 10 years. An impairment loss is recognized if the carrying value exceeds the recoverable amount of equipment. Borrowing costs are not capitalized into equipment.
The gain or loss on disposal of property, plant and equipment is recognized by reference to their carrying amounts.
Investment property
Investment property is property that is held for generating rental income or for capital appreciation or both. The Group’s investment property comprises freehold land and buildings. Investment property is initially recognized at historical cost including related transaction costs. After initial recognition, investment property is held at fair value, with changes in value recognized in the Group’s profit or loss for the period in which it arises.
The fair value of investment property is the price at which the property could be exchanged between knowledgeable, willing parties in an arm’s length transaction. Fair value specifically excludes an estimated price inflated or deflated by special terms or circumstances, special considerations or concessions granted by anyone associated with the sale. An entity determines fair value without any deduction for transaction costs it may incur on sale or other disposal. Fair value on the Group’s investment property is based on valuations prepared annually by external evaluators in accordance with guidance issued by the International Valuation Standard Committee and reviewed by the Group in accordance with guidance on fair value in IAS 40, Investment Property, and other IFRS.
Gains and losses on disposals are determined by comparing the net disposal proceeds and the carrying amount and are included in the statement of operations.
Goodwill
Goodwill represents the excess of the cost of an acquisition over the fair value of the Group’s share of the net identifiable assets of the acquired subsidiary, associate or joint venture at the effective date of acquisition, and, in respect of an increase in holding in a subsidiary, the excess of the cost of acquisition over the carrying amount of the proportion of the non-controlling interests acquired. Goodwill on acquisitions of subsidiaries is shown separately on the consolidated balance sheet. Goodwill on acquisitions of associates and joint ventures is included in investment in associates and joint ventures. Goodwill is allocated to cash-generating units for the purpose of impairment testing and is carried at cost less accumulated impairment loss.

Goodwill acquired in a business combination is not amortized. Instead, goodwill is tested for impairment annually, or more frequently if events or changes in circumstances indicate that it might be impaired.
The profit or loss on disposal of subsidiaries, associates and joint ventures includes the carrying amount of goodwill relating to the entity sold.
Impairment
Assets that have indefinite useful lives are not subject to amortization and are tested for impairment annually and whenever there is an indication that the assets may be impaired. Assets that are subject to amortization are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount may not be recoverable. An impairment loss is recognized for the amount by which the carrying amount of the asset exceeds its recoverable amount, which is the higher of an asset’s fair value less costs to sell and value in use. For the purpose of assessing impairment, assets are grouped at the lowest level for which there is separately identifiable cash flows.
An impairment loss recognized in prior periods for an asset other than goodwill is reversed and the carrying amount of the asset other than goodwill is increased to its recoverable amount, if and only if, there has been a change in the estimates used to determine the asset’s recoverable amount since the last impairment loss was recognized. The increased carrying amount of an asset shall not exceed the carrying amount that would have been determined (net of amortization or depreciation) had no impairment loss been recognized for the asset in prior periods. An impairment loss recognized for goodwill shall not be reversed in a subsequent period.
Derivative financial instruments
A derivative is a financial instrument: (1) whose value changes in response to changes in a specified interest rate, security price, commodity price, foreign exchange rate, index of prices or rates, a credit rating or credit index, or similar variable; (2) that requires no initial net investment or an initial net investment that is smaller than would be required for other types of contracts that would be expected to have a similar response to changes in market factors; and (3) that is settled at a future date. The derivative financial instruments are either exchange-traded or negotiated. Derivatives are included in the consolidated balance sheet and are measured at fair value. Derivatives that qualify as hedging instruments are accounted for in accordance with IAS 39. For derivatives that do not qualify as hedging instruments, the unrealized gains and losses are included in the results of operations.
The Group uses fair value hedges to hedge the exposure to changes in fair value of a recognized asset or liability or an unrecognized firm commitment, or an identified portion of such an asset, liability or firm commitment, that is attributable to a particular risk and could affect profit or loss. For fair value hedges, the gain or loss from remeasuring the hedging instrument at fair value is recognized in the statement of operations, and the gain or loss on the hedged item adjusts the carrying amount of the hedged item and is also recognized in the statement of operations.
Where the Company has both the legal right and intent to settle derivative assets and liabilities simultaneously with a counterparty, the net fair value of the derivative positions is reported as an asset or liability, as appropriate.
The Group does not use cash flow hedges or hedges of a net investment in a foreign operation.
Provisions
In accordance with IAS 37, Provisions, Contingent Liabilities and Contingent Assets, provisions are set up wherever a past event has created a present obligation in respect of third parties that will probably lead to a future outflow of resources, particularly in cases where reliable estimates can be made. Provisions are set up for perceived risks and uncertain obligations in line with the probability that contingent conditions will occur.
Convertible debt
The Company’s convertible bonds include liability and equity components. On the date of the issuance of convertible bonds, the fair value of the liability component is determined using a market interest rate for an equivalent non-convertible bond and this amount is included in the long-term borrowings on the amortized cost basis. The remainder of the proceeds is allocated to the equity component. Over the term of the debt obligation, the liability component will be accreted to the face value of the convertible bonds.

On conversion of the convertible bonds at maturity, the Company will derecognize the liability component and recognizes it as equity and there will be no gain or loss. When the Company extinguishes the convertible bonds before maturity through an early redemption or repurchase, the Company allocates the consideration paid and any transaction costs for the repurchase or redemption to the liability and equity components of the convertible bonds at the date of the transaction. The method used in allocating the consideration paid and transaction costs to the separate components is consistent with that used in the original allocation to the separate components of the proceeds received by the Company when the convertible bonds were issued. As a result, a gain or loss may arise from the early redemption or repurchase of the convertible bonds.
Taxes on income
Current income tax assets and liabilities for the current and prior periods are measured at the amount expected to be recovered from or paid to the taxation authorities. Current income tax relating to items recognized directly in equity is recognized in equity and not in the statement of operations.
In accordance with IAS 12, Income Taxes, deferred tax assets and liabilities are formed to cover all temporary differences between valuations required for tax reporting and IFRS-compliant financial statements, and to cover consolidation measures except those affecting neither accounting profit nor taxable profit (tax loss) in a non-business combination. Moreover, deferred tax assets are calculated for tax losses carried forward. The recognition of deferred tax assets on deductible temporary differences and tax losses carried forward is limited to the extent that taxable profits are likely to arise in the future.
Deferred taxes are calculated on the basis of the tax rates that, in light of the prevailing legal situation, will be valid or are expected in the countries concerned at the time of realization. Deferred tax relating to items recognized directly in equity is recognized in equity and not in the statement of operations.
Deferred tax assets and liabilities are offset if a legally enforceable right exists to set off current income tax assets against current income tax liabilities and the deferred tax relate to the same taxable entity and the same taxation authority.
A deferred asset or liability is not recognized for all taxable temporary differences associated with investments in subsidiaries, branches and associates, and interests in joint ventures when (a) the Group is able to control the timing of the reversal of the temporary difference and (b) it is probable that the temporary difference will not reverse in the foreseeable future.
Revenue recognition
Revenues include revenues from sales of commodities, properties, medical instruments and supplies, proprietary investments, provisions of financial services and other services and income from and gains on investment property.
Revenue from the sale of goods is recognized when: (a) the Group has transferred to the buyer the significant risks and rewards of ownership of the goods (which generally coincides with the time when the goods are delivered to customers and title has passed); (b) the Group retains neither continuing managerial involvement to the degree usually associated with ownership nor effective control over the goods sold; (c) the amount of revenue can be measured reliably; (d) it is probable that the economic benefits associated with the transaction will flow to the Group; and (e) the costs incurred or to be incurred in respect of the transaction can be measured reliably.
Revenue from rendering of services is recognized when: (a) the amount of revenue can be measured reliably; (b) it is probable that the economic benefits associated with the transaction will flow to the Group; (c) the stage of completion of the transaction at the balance sheet date can be measured reliably; and (d) the costs incurred for the transaction and the costs to complete the transaction can be measured reliably.
Revenues also include the gain or loss on sales of proprietary investments and other securities.
Dividend income is recognized when the right to receive payment is established.
The revenue is reported net of discounts and sales taxes.

Cost of sales
The cost of sales comprises the costs of commodities. The cost of sales includes both the direct cost of materials and indirect costs (including write-downs of inventories and trade receivables). The cost of sales also includes provision for warranty. The reversal of write-downs of inventories and allowance for debts reduce the cost of sales.
The cost of sales also includes the write-down of long-term securities and credit losses on loans and receivables.
Other expenses comprise primarily the cost of goods sold, other than commodities.
Earnings per share
Basic earnings per share is determined by dividing profit after taxes attributable to the shareholders of MFC by the weighted average number of common shares outstanding for the year, net of treasury stock. Diluted earnings per share is determined using the same method as basic earnings per share except that the weighted average number of common shares outstanding includes the potential dilutive effect of stock options and warrants and convertible debt. The dilutive effect of convertible debt is computed under the if-converted method. However, such potential dilution is not recognized in a loss year. MFC did not have any stock options and warrants granted or issued in 2009 and 2008.
Reclassifications
Certain 2008 amounts have been reclassified to conform to the 2009 presentation.
(k) Capital management
The Group’s objectives when managing capital are to safeguard the Group’s ability to continue as a going concern while seeking to maximize benefits to shareholders and other stakeholders.
The Group actively and regularly reviews and manages its capital structure to ensure optimal capital structure and shareholder returns, taking into consideration the future capital requirements of the Group and capital efficiency, prevailing and projected profitability, projected operating cash flows, projected capital expenditures and projected strategic investment opportunities. In order to maintain or adjust the capital structure, the Group may purchase MFC shares, return capital to shareholders, issue new shares or sell assets to reduce debt.
The Group monitors capital on the basis of the Group’s consolidated gearing ratio and current ratio. The gearing ratio is calculated as net debt divided by total equity. Net debt is calculated as total borrowings less cash and cash equivalents. The current ratio is calculated as total current assets divided by total current liabilities. The Group does not have a defined gearing or current ratio benchmark or range.
The ratios at December 31, 2009 and 2008 are as follows:

	2009	2008
Gearing ratio (%)	Not applicable	Not applicable
Current ratio	2.1	2.5
As at December 31, 2009 and 2008, the Group had cash and cash equivalents in excess of total borrowings and, therefore, the gearing ratio is not applicable.
Note 2. Acquisitions of subsidiaries
2009
Effective July 1, 2009, the Group commenced to consolidate the financial position and results of Brock Metals s.r.o. (“Brock”) as a wholly-owned subsidiary. Brock was acquired in 2008 with management having an initial intention to dispose of it within twelve months after its acquisition. Accordingly, it was classified as available-for-sale security at December 31, 2008. Effective July 1, 2009, management reassessed the operating and economic environment and decided to change its intention to hold it as an operating subsidiary. As a result, Brock’s financial statements have been consolidated into the Group since then. This acquisition was not considered as a material business combination. Goodwill of $1,011 was recognized. Brock is engaged in a manufacturing business and is expected to generate operating and marketing synergies.
2008
In the first quarter of 2008, the Group received common shares in an affiliate when the common shares of the affiliate were distributed by Terra Nova to its shareholders by way of a dividend. The Group also purchased common shares in the affiliate in the open market. The Group held approximately a 9.3% equity interest.
In May 2008, the Group acquired new common shares in the affiliate by way of the conversion of its loan amount aggregating $23,967 into equity, resulting in the Group holding a 53.7% equity interest.
In early June 2008, the Group purchased common shares in the acquiree from an affiliate for cash of $15,912, increasing the Group’s equity interest to 72.4%.
The acquiree, through its subsidiaries, holds a portfolio of real estate. The acquiree, through its 55%-owned subsidiary, Mansfelder Metals Ltd., is also engaged in a manufacturing business. The acquisition of the manufacturing business was accounted for as a business combination pursuant to IFRS 3. The reason for the acquisition was that the manufacturing business would be integrated into the Group’s commodities business which was expected to generate operating and marketing synergies. The purchase of real property portfolios was considered as an acquisition other than a business combination.
The aggregated cost of the acquisitions of the subsidiaries totaled $38,528, comprising $6,276 for the manufacturing business and $32,252 for the real property portfolios. The fair value of the assets acquired and liabilities and contingent liabilities assumed relating to the manufacturing business at the acquisition dates was allocated as follows:

Cash	$6,746
Other current assets	15,877
Non-current assets	1,801
Current liabilities	(20,171)
Non-current liabilities	(27)
Non-controlling interests	929

Fair value of net assets acquired	5,155
Cost of combinations	6,276

Goodwill recognized	$1,121

This business combination was not considered as a material business combination. No intangible assets were recognized.
In July 2008, the shareholders of the affiliate approved an Asset Purchase Agreement whereby the affiliate sold all of its assets to MFC and MFC assumed all obligations and liabilities. As consideration, the affiliate received one new MFC Class A common share for every 17 common shares of the affiliate. As a result, 1,594,992 MFC Class A common shares (with a fair value of $10,367) were issued to non-controlling shareholders. The fair value was determined by a valuation process. Goodwill of $4,114 was recognized.
The manufacturing business has been consolidated into the Group since the acquisition date. The manufacturing business’ income, which was included in the Group’s consolidated statement of operations for the year 2008 since the acquisition date, was $385.
The real estate portfolios were classified as either properties for sale or investment property (see Note 12).
Note 3. Current securities

	2009	2008
Securities at fair value through profit or loss	$14,379	$4,493
Available-for-sale securities	2,817	—

	$17,196	$4,493

Securities at fair value through profit or loss comprise publicly-traded equity securities and investment funds. At December 31, 2009, the largest investment represented 39% of the portfolio and the second largest represented 10%.
Available-for-sale security comprises a publicly-traded debt security which matures in October 2010.
In November 2008, the Group entered into a share purchase agreement whereby the Group purchased 100% of the equity shares in a corporation for $4,960 (€3,563), with all voting rights and commercial and economic benefits to be transferred to the Group only as of January 1, 2009. Since management expected to dispose of this investment within twelve months after its acquisition, the control was intended to be temporary. Management also concluded that the investee was not a special purpose entity. An impairment charge of $4,960 relating to goodwill included in the acquisition cost was recognized and included in cost of sales in the consolidated statement of operations in 2008. The Group also had other receivables of $4,841 due from the investee as at December 31, 2008. As a result of a change of management’s intention to hold the investee corporation as an ongoing operating entity, the investee corporation is accounted for as a wholly-owned subsidiary effective July 1, 2009 (see Note 2).
Note 4. Restricted cash

	2009	2008
Cash pledged with banks as security for banks’ credit facilities	$—	$16,054
Cash pledged with a bank in connection with sales of securities	2,203	—
Bank accounts temporarily frozen pursuant to court orders	263	—

	$2,466	$16,054

Cash pledged with a bank in connection with sales of publicly-traded equity securities will be released whenever the securities are bought back.
Note 5. Loan receivables

	2009	2008
Loans to an affiliate under a credit facility of $20,000, interest at London Inter-Bank Offered Rate (“LIBOR”) plus 3.5% per annum (3.75% at December 31, 2009) and payable monthly, collateralized by a charge on all the borrower’s undertaking, goodwill and other assets and property, ranking only behind the charges created in favor of the purchaser under a forward sales agreement. The credit facility is to expire in December 2010 and may be extended for one additional term of up to six months at the option of the lender. At December 31, 2009, $15,195 was drawn and outstanding, of which $15,084 was discounted with a bank
	$111	$1,357

Total — current	$111	$1,357

At December 31, 2009, none of the loans receivable was past due or impaired.
Note 6. Trade and other receivables
The receivables arise from a broad spectrum of activities which cover commodities as well as other commercial trade and financial services. Generally, they are expected to be collected within one year from the year end.

	2009	2008
Trade receivables (of which $75 and $11,187 are due from affiliates at 2009 and 2008, respectively)	$8,645	$25,044
Investment income (of which $nil and $3 are due from affiliates at 2009 and 2008, respectively)	1,339	2,065
Dividend receivable from an affiliate	768	—
Due from affiliates	1,552	649
Due from an investee	—	5,217
Holding gain on derivatives	771	—
Sale of shares in and receivables due from a former affiliate	6,246	—
Interest due from the prior owner	—	2,681
Other	1,290	2,146

	20,611	37,802
Less: allowance for credit losses	(833)	(7,487)

	$19,778	$30,315

Trade receivables primarily arise from commodities. The terms with affiliates in the normal course of the Group’s activities are no different from third party customers.
The Group has a non-recourse factoring arrangement with a bank for the Group’s trade receivables (see Note 16).
As at December 31, 2009, trade receivables of $6,054 (2008: $1,167) were past due but not impaired. The aging analysis of these trade receivables as at December 31, 2009 and 2008 is as follows:

Past due	2009	2008
Below 30 days	$5,699	$330
Between 31 and 60 days	45	9
Between 61 and 90 days	108	23
Over 90 days	202	805

	$6,054	$1,167

As at December 31, 2009, trade receivables of $1,190 (2008:$14,924) were impaired. Not all of the impaired receivable balances were uncollectible as some of them were collected in cash subsequently and, accordingly, an allowance for credit losses of $833 (2008: $7,487) has been provided. The aging analysis of these trade receivables as at December 31, 2009 and 2008 is as follows:

Past due	2009	2008
Below 30 days	$—	$11,128
Between 31 and 60 days	—	13
Between 61 and 90 days	1	14
Over 90 days	1,189	3,769

	$1,190	$14,924

The movement of the allowance for credit losses is as follows:

	2009		2008
Beginning balance	$7,487		$3,021
Additions through acquisitions	—		29
Provisions during the year	214		5,643
Charge-offs	(6,947	)*	(1,025)
Reversals	—		(59)
Currency exchange effect	79		(122)

Ending balance	$833		$7,487

*	An allowance account of $6,947 was provided for in 2008 and written off in 2009.
The long-term receivables of $286 outstanding at December 31, 2008 represented the trade receivables which arose in the normal course of the Group’s business.
As at December 31, 2009 and 2008, none of the other receivables were past due or impaired, except for the interest due from the former parent company which was past due at December 31, 2008 but was paid in cash in January 2009. There was no allowance for other receivables as at December 31, 2009 and 2008.

Note 7. Inventories

	2009	2008
Commodities inventories
- in stock	$23,753	$17,339
- in transit	20,696	—

Total commodities inventories	44,449	17,339
Medical instruments and supplies and other	1,748	2,736

	46,197	20,075

Less: valuation allowance	—	—

	$46,197	$20,075

In December 2009, the Group entered into a sale and repurchase agreement with a third-party commodities corporation pursuant to which the Group sold an agreed quantity of commodities at agreed prices of $26,790 in aggregate and undertakes to buy back the same quantity of commodities at the same agreed prices in 2011. This sale and repurchase transaction is accounted for as a financing arrangement. The cash received was discounted at the market interest rate and shown at $25,829 under long-term liabilities at December 31, 2009.
As at December 31, 2009 and 2008, the carrying amount of inventories carried at fair value less costs to sell was $31,923 and $nil, respectively. As at December 31, 2009 and 2008, there was no inventory pledged as security for liabilities.
Note 8. Tax receivables
As of December 31, 2009 and 2008, the tax receivables primarily comprised value-added and sales taxes.
Note 9. Long-term securities

	2009	2008
Available-for-sale securities	$5,880	$9,150

	$5,880	$9,150

At December 31, 2009, available-for-sale securities comprised publicly-traded equity securities and investment funds. Included in available-for-sale securities was an investment in a corporation in which the Group has approximately a 10% equity interest. The carrying amount of such investment was $2,959 and $1,703, respectively, as at December 31, 2009 and 2008. The corporation is related to MFC as a result of a common director and a common officer.
During the second half of 2008, in the midst of the world’s financial crisis and in response to the amendments to IFRS 7, the Group, after concluding that the 2008 financial crisis was a rare situation, reclassified a short-term security out of the fair value through profit and loss category into the long-term available-for-sale category. Fair value loss of $nil and $132, respectively, on the reclassified security was recognized in the profit and loss in 2009 and 2008. Additional information on the reclassified security is as follows:

	2009	2008
Amount reclassified into available-for-sale category out of held-for-trading category	$—	$596
Carrying amount of the financial asset that has been reclassified	284	135
Fair value of the financial asset that has been reclassified	284	135
Fair value gain (loss) which would have been recognized in net income*	109	(345)

*	The amount was included in the equity section directly.

Note 10. Long-term securities, restricted
The restricted long-term securities represent approximately a 20% interest in a Germany company which is a non-wholly-owned subsidiary of Terra Nova. The shares are stated at cost. Terra Nova has been granted a right of first refusal for a period of 15 years under a Tracking Stock Agreement (see Note 21).
Note 11. Property, plant and equipment
The following changes in property, plant and equipment were recorded in 2009:

		Changes in			Currency
	Opening	basis of			translation	Ending
Historical costs	balance	consolidation	Additions	Divestiture	adjustments	balance
Land	$217	$—	$—	$—	$(1)	$216
Building	15	—	3	—	(1)	17
Manufacturing plant and equipment	1,537	915	1,480	(148)	137	3,921
Exploration assets	—	—	934	—	229	1,163
Office equipment	2,797	149	426	(424)	(88)	2,860

	$4,566					$8,177

		Changes in			Currency
Accumulated	Opening	basis of			translation	Ending
depreciation	balance	consolidation	Additions	Divestiture	adjustments	balance
Land	$—	$—	$—	$—	$—	$—
Building	—	—	6	—	—	6
Manufacturing plant and equipment	41	—	597	(29)	60	669
Exploration assets	—	—	323	—	52	375
Office equipment	1,719	—	305	(332)	(25)	1,667

	$1,760					$2,717

Net book value	$2,806					$5,460

The following changes in property, plant and equipment were recorded in 2008:

		Changes in			Currency
	Opening	basis of			translation	Ending
Historical costs	balance	consolidation	Additions	Divestiture	adjustments	balance
Land	$—	$—	$217	$—	$—	$217
Building	—	—	15	—	—	15
Manufacturing plant and equipment	—	1,801	175	—	(439)	1,537
Office equipment	2,509	—	547	(167)	(92)	2,797

	$2,509					$4,566

		Changes in			Currency
Accumulated	Opening	basis of			translation	Ending
depreciation	balance	consolidation	Additions	Divestiture	adjustments	balance
Land	$—	$—	$—	$—	$—	$—
Building	—	—	—	—	—	—
Manufacturing plant and equipment	—	—	257	—	(216)	41
Office equipment	1,517	—	341	(143)	4	1,719

	$1,517					$1,760

Net book value	$992					$2,806

Note 12. Investment property

	2009	2008
Balance at beginning of the year	$39,744	$—
Acquired through acquisitions of subsidiaries other than business combinations	—	9,522
Additions	18	179
Transfer from properties for sale	—	18,095
Change of fair value during the year	336	32,340
Cumulative translation adjustment	1,192	(7,018)
Transfer to properties for sale	—	(13,374)

Balance at end of the year	$41,290	$39,744

The change of fair value of the investment property was included in the revenues in the consolidated statement of operations.
The amounts recognized in the statement of operations in relation to the investment property during 2009 and 2008 are as follows:

	2009	2008
Rental income	$1,872	$1,024
Direct operating expenses (including repairs and maintenance) from investment on property that generated rental income during the year	1,321	766
There were no restrictions on the realizability of investment property or the remittance of income and proceeds or disposal.
As at December 31, 2009, contractual obligations to purchase, construct or develop the investment property or for repairs, maintenance or enhancements were $nil.
Note 13. Goodwill
For impairment testing, goodwill is allocated to the cash generating units. As of December 31, 2009 and 2008, goodwill of $5,657 and $4,513, respectively, was attributable to the Group’s commodities activities. In 2009, the Group commenced to consolidate a manufacturing entity, resulting in goodwill of $5,971 of which $4,960 was written down in 2008 (see Notes 2 and 3). In 2008, the Group purchased a manufacturing business, resulting in goodwill of $5,235 which was written off in the same year, as the manufacturing business itself is not expected to generate a return higher than the market rate.

	2009	2008
Opening balance	$4,513	$4,754
Addition	1,011	5,235
Impairment	—	(5,235)
Currency translation adjustment	133	(241)

Ending balance	$5,657	$4,513

	2009	2008
Gross amount of goodwill	$27,013	$20,175
Accumulated impairment losses	(21,356)	(15,662)

Goodwill, net	$5,657	$4,513

Note 14. Deferred tax assets and liabilities
The tax effect of temporary differences and tax loss carry forwards that give rise to significant components of deferred tax assets and liabilities are as follows:

	2009	2008
Tax loss carry forwards	$11,368	$9,759
Other	(1,875)	(913)
Valuation allowance	(7,543)	(7,727)

	$1,950	$1,119

Deferred tax assets and liabilities are included in the consolidated balance sheet as follows:

	2009	2008
Deferred tax assets	$3,317	$2,149
Deferred tax liabilities	(1,367)	(1,030)

Net deferred tax assets	$1,950	$1,119

In assessing the realizability of deferred tax assets, management considers whether it is probable that some portion or all of the future tax assets will be realized. The ultimate realization of deferred tax assets is dependent upon the generation of future taxable income during the periods in which those temporary differences become deductible or before the tax loss carryforwards expire. Management considers the future reversals of existing temporary differences, projected future taxable income, taxable income in prior years and tax planning strategies in making this assessment. Management believes it is probable that the Group will realize the benefits of these future income tax assets, net of the valuation allowances.
At December 31, 2009, the Group had estimated accumulated non-capital losses which expire in the following countries as follows:

Country	Amount		Expiration dates
Austria	$10,463		Indefinite
India	2,116		2010-2017
India	434		Indefinite
Slovakia	1,671		2010-2016
China	561		2012-2014
Germany	97		Indefinite
U.S.A.	21,174	*	2010-2029

*	Management believes that it is likely that the Group will not realize the benefit of these U.S. deferred income tax assets. Accordingly, the deferred tax assets have been fully provided for.
MFC does not recognize any deferred tax liabilities with respect to the temporary differences associated with investments in subsidiaries and interests in joint ventures or disclose the aggregate amount of such temporary differences because, under the income tax laws of Barbados, there is no capital gain tax on the disposition of investments in subsidiaries and interests in joint ventures.
Note 15. Equity method investments

	2009	2008
Joint ventures in China	$3,865	$5,226
Limited partnership in Germany	205	195
A corporation in Germany (24.9% owned)	4	—

	$4,074	$5,421

The following table presents the book values of the assets and liabilities related to the Group’s interest in the joint ventures as of December 31, 2009 and 2008, respectively:

	2009	2008
Current assets	$1,581	$1,537
Long-term assets	3,791	4,602

	5,372	6,139
Liabilities	(1,507)	(913)

	$3,865	$5,226

In respect of its interests in the joint ventures, the Group recognized assets (primarily medical equipment) under joint ventures with an amount of $3,865 and $5,226, respectively, as of December 31, 2009 and 2008, which were financed by its own funds. The Group’s proportionate share of revenues and expenses from the joint ventures were $12,293 and $7,488 in 2009, and $12,050 and $6,892, respectively, in 2008. The equity income from the joint ventures was $3,624 and $4,260, respectively, in 2009 and 2008. The Group did not receive any fees to manage the joint ventures in 2009 and 2008.
As at December 31, 2009, the Group has not incurred any contingent liabilities or capital commitments in relation to its interests in joint ventures, by the Group itself, or through the joint venturers or the joint ventures.
During 2008, the Group acquired a 90% partnership interest in a Germany limited partnership which is accounted for by the equity method. The Group recognized equity income (loss) of $(5) in 2009 and $3 in 2008. The summarized financial information of the limited partnership is as follows:

Aggregated amounts of	2009	2008
Assets	$205	$195
Liabilities	—	—
Revenues	(2)	11
Profit or loss	(4)	10
Note 16. Current financial liabilities
Generally, these current liabilities are repayable within a year.
Short-term bank loans

	2009	2008
Short-term bank loans	$108,053	$47,763
Structured trade finance	32,963	17,304

	$141,016	$65,067

As at December 31, 2009, the Group had credit facilities aggregating $390,498 for its commodities activities as follows:
Short-term bank loans are used to finance the Group’s day-to-day business, primarily trade financing and activities in commodities. As at December 31, 2009, the Group had credit facilities aggregating $219,549 from banks. The banks generally charge an interest rate at inter-bank rate plus an interest margin. The facilities are renewable on a yearly basis. The Group also has credit facilities aggregating $49,120 from banks for structured trade finance (“STF”), a special trade financing. The margin is negotiable when the facility is used.
In addition, the Group has a non-recourse factoring arrangement with a bank up to a credit limit of $121,829 for the Group’s commodities activities. Generally, the Group factors its trade receivable accounts upon invoicing, at inter-bank rate plus a margin. The factoring facility is renewable on a yearly basis.

Note 17. Trade and other payables and accrued expenses

	2009	2008

Trade payables (of which $1,951 and $2,939 were due to affiliates in 2009 and 2008, respectively)	$19,876	$28,286
Interest (of which $43 and $nil were due to affiliates in 2009 and 2008, respectively)	137	94
Compensation	1,209	1,492
Due to affiliates	1,469	—
VAT and other taxes	1,824	2,044
Holding loss on derivatives	730	884
Balance payment for repurchase of common shares	1,000	—
Credit balance in customer accounts	8,833	—
Sales of securities	2,157	—
Other payables and accruals	8,479	6,240

	$45,714	$39,040

The trade payables arise from the Group’s day-to-day trading activities. The terms with affiliates in the normal course of the Group’s activities are no different from third parties. The Group’s expenses for services, consulting and other operational expenses are included in other payables. Generally, these payable and accrual accounts do not bear interest and they have a maturity of less than a year.
Note 18. Accrued dividend on preferred shares
The Group accrued dividends of $nil and $9,265 as at December 31, 2009 and 2008, respectively, on MFC Preferred Shares. Pursuant to the corporate laws in Barbados, MFC is allowed to pay the dividend on the preferred shares in either in-kind or cash. In 2009, MFC settled all of the accrued dividend amount by way of the issuance of a payment-in-kind note with a term of 24 months (see Note 22).
Note 19. Provisions
The provisions comprised loss contracts and warranty and their movements in 2009 and 2008 are as follows:

2009	Loss contracts	Warranty	Total

Opening balance	$418	$69	$487
Additions	764	96	860
Paid and payable	(139)	—	(139)
Reversal	(278)	—	(278)
Currency translation adjustment	24	5	29

Ending balance	$789	$170	$959

2008	Loss contracts	Warranty	Total

Opening balance	$—	$—	$—
Additions through acquisitions	—	263	263
Additions	439	—	439
Reversal	—	(167)	(167)
Currency translation adjustment	(21)	(27)	(48)

Ending balance	$418	$69	$487

Note 20. Long-term debt

	2009	2008

Convertible bonds, $4,000 and $5,000 at December 31, 2009 and 2008, respectively, interest fixed at 4.5% per annum (effective interest rate at 8.36%) and payable semi-annually, unsecured, and due in July 2015 or an earlier date. The bonds are convertible into MFC Class A common shares at a conversion price which is the base conversion price increased by 5% on the anniversary of the indenture.	$3,317	$4,029
Due to a bank, €nil and €840 at December 31, 2009 and 2008, respectively, on an EURIBOR one month basis plus an interest margin (4.29% at December 31, 2008) and payable quarterly, unsecured and due in October 2009.	—	1,169
Due to a bank, €14,350 at December 31, 2009 and 2008, respectively, interest fixed at Austria’s Oesterreichische Kontrollbank Aktiengesellschaft (“OeKB”) financing rate of 3.7% per annum and payable quarterly, secured by a guarantee of the Republic of Austria and due in January 2012.	20,568	19,975
Due to a bank, €1,150 at December 31, 2008, interest fixed at 6.0% per annum and due in December 2009.	—	1,601
Due to a bank, €1,010 at both December 31, 2009 and 2008, interest fixed at 4.05% per annum and payable quarterly, secured by a charge on land and due in March 2010. The debt was carried at its accreted value of €931 and €568 at December 31, 2009 and 2008, respectively.	1,335	790
Due to a bank, €5,000 at December 31, 2009, interest at interbank rate plus an interest margin (2.4% at December 31, 2009) and payable quarterly and due in 2010 to 2012.	7,166	—
Due to a bank, €3,000 at December 31, 2009, interest at interbank rate plus an interest margin (1.8% at December 31, 2009) and payable monthly and due in December 2012.	4,300	—
Due to a bank, €6,000 at December 31, 2009, interest at OeKB financing rate plus an interest margin (2.3% at December 31, 2009) and payable quarterly, secured by a guarantee of the Republic of Austria and due in 2010 to 2014 in five equal installments.	8,600	—
Due to a bank, €151 at December 31, 2009, interest fixed at 5.0% per annum and payable monthly, secured by a charge on land and due in June 2010.	216	—
Due to a bank, €20,000 at both December 31, 2009 and 2008, interest fixed at OeKB’s financing rates between 1.95% and 4.9% per annum and payable quarterly, secured by a guarantee of the Republic of Austria and due in 2010 to 2013.	28,666	27,840

	74,168	55,404
Less: current portion	(16,071)	(2,770)

	$58,097	$52,634

As at December 31, 2009, the maturities of debt are as follows:

Maturity	Principal	Interest*

2010	$16,071	$2,242
2011	4,386	2,062
2012	29,755	1,256
2013	18,919	783
2014	1,720	210
Thereafter	3,317	90

	$74,168	$6,643

*	Undiscounted.
There were no borrowing costs capitalized during 2009 and 2008.

Note 21. Long-term financial liabilities
In November 2006, Redas Tracking Corp. (“RTC”, a wholly-owned subsidiary of MFC) as the issuer, MFC as the guarantor and Terra Nova as the beneficiary entered into a Tracking Stock Agreement. RTC has agreed to make available to Terra Nova its commercial interest in certain common shares of a Germany company (Note 9) for a consideration of $9,357, which is shown as a long-term financial liability in MFC’s consolidated balance sheet. MFC has agreed to guarantee RTC’s performance obligations under the Tracking Stock Agreement. The Tracking Stock Agreement terminates only upon the occurrence of a termination event as defined in the Tracking Stock Agreement. At such time, the Tracking Stock Agreement will be automatically terminated upon payment of the tracking stock participation related to the respective termination event and any other unpaid monies, in accordance with the terms and conditions of the Tracking Stock Agreement.
Note 22. Long-term liabilities: Due to prior owner and former subsidiaries
Amounts due to prior owner and former subsidiaries include the MFC Preferred Shares which pursuant to IAS 32 were classified as liabilities and amounts due to former subsidiaries as follows:

	2009	2008

Preferred shares consist of the following
MFC preferred shares	$—	$83,667
Offset of amount owed by the prior owner	—	(30,214)

Net	—	53,453
Due to former subsidiaries	—	18,053

Total	$—	$71,506

The MFC Preferred Shares were created in connection with the Spin-off of MFC from Terra Nova in 2006.
The preferred shares of MFC were issuable in series, non-voting, non-transferable and, subject to the laws of Barbados, paid an annual dividend of 4.4367%, commencing December 31, 2007. MFC was allowed to pay the dividend on the preferred shares in either in-kind or cash.
Pursuant to the loan agreement and pledge agreement, Terra Nova had an inter-corporate indebtedness due to MFC of Cdn$37,000 as at December 31, 2006, as evidenced and secured by a promissory note. The promissory note bore interest at 4.4367% per annum, with the first annual interest payment to be made on December 31, 2007. Under the pledge agreement, Terra Nova pledged all of its MFC Preferred Shares to MFC as continuing security for the due payment of the promissory note.
December 31, 2008, MFC owed $18,053 to two entities which were indirect wholly-owned subsidiaries of MFC until December 2008 when MFC sold its common shares in the immediate parent company of these two entities to a third party. The prior owner held the preferred shares in the aforesaid parent company of the former subsidiaries at December 31, 2008.
On May 12, 2009, MFC entered into and completed an agreement with the prior owner to acquire the preferred shares of MFC and of the parent company of the former subsidiaries for a net consideration of Cdn$12,284, which represented the gross settlement amount of Cdn$49,284 offset by the indebtedness of Cdn$37,000 owed by the prior owner to MFC. The payment of the Cdn$12,284 was settled as follows: (a) Cdn$2,762 being satisfied by MFC transferring to the prior owner 262,734 of Terra Nova common shares (of which 114,292 of Terra Nova common shares were acquired from an affiliate for $920); (b) Cdn$1,710 and Cdn$5,522 being satisfied by way of cash payment by MFC to Terra Nova on May 12, 2009 and in July 2009, respectively; (c) Cdn$1,750 being satisfied by way of issuance by MFC to the prior owner of a promissory note having a principal amount of Cdn$1,750 (equivalent to $1,672 at exchange rate prevailing on December 31, 2009); and (d) Cdn$540 being satisfied by setting-off accrued and unpaid interest on indebtedness owed by the prior owner. MFC also settled Cdn$11,346 in respect of the accrued dividends on the preferred shares of MFC by way of the issuance of a promissory note having a principal amount of Cdn$11,346. Both promissory notes have a term of 24 months and an interest rate of 4% per annum payable annually in cash. The notes are repayable at the option of MFC by the issuance of common shares of MFC based on the number of common shares of MFC equaling the amount being repaid divided by the 30-day volume weighted average trading price for MFC’s common shares. The promissory notes can be repaid or be redeemed at any time in cash at the option of MFC.

Note 23. Share capital
Pursuant to its Articles, Mass Financial Corp. is authorized to issue: (i) an unlimited number of Class A Common Shares; (ii) an unlimited number of Class A Redeemable Preferred Shares; and (iii) an unlimited number of Class B Preferred Shares, issuable in series. The Barbados Companies Act states that shares in a company are to be without nominal or par value.
The net common stock comprised the following:

	2009		2008
	Number		Number
	of shares	Amount	of shares	Amount

Shares issued	26,107,401	$76,296	$24,528,642	$51,239
Shares held by subsidiaries	(4,461,187)	(30,164)	(5,889,421)	(33,149)

Shares issued and outstanding	21,646,214	$46,132	$18,639,221	$18,090

Pursuant to the corporate laws of Barbados, the Company is allowed to pay dividends in either in-kind or cash.
On December 28, 2009, the Board of Directors approved and declared dividend. The stock dividend was one share for every 11 shares held, resulting in 2,075,132 Class A common shares being issued with an aggregated value of 20,001.
Shareholder rights plan agreement
At the shareholders’ meeting held on December 28, 2009, shareholders also approved the a shareholder rights plan agreement dated May 13, 2008 between MFC and a corporate trust company as the rights agent. Pursuant to a rights plan, the board of directors of the Company authorized and declared a distribution of one right in respect of each common share outstanding at the close of business on July 2, 2006 and authorized the issuance of one right in respect of each common share issued after the record time and prior to the earlier of the separation time and the expiration time. Each right entitles the holder, after the separation time but before expiration time, to purchase securities of MFC pursuant to the terms and condition set forth in the shareholder rights plan agreement. The expiration time is the date of termination of the 2025 annual meeting of shareholders of MFC, or earlier if one of the events (as defined in the shareholder rights plan agreement) occurs.
Subscription right agreement
Pursuant to a subscription right agreement in July 2006 and amended in May 2008, MFC granted a subscription right to the Mass Employees Incentive Corporation (“MEIC”) to subscribe, subject to certain exceptions, for up to 20% of any new issue of common shares.
Note 24. Consolidated statement of operations
Revenues
The majority portions of the revenues are derived from sales of commodities and properties. The remaining portions are derived from the provision of consulting and financial services and net realized and unrealized gains/losses on the securities.
The Group’s total revenues comprised:

	2009	2008

Commodities	$191,238	$294,404
Trade and financial services	113,889	229,410
Debt settlements	15,335	—
Interest and dividend	14,418	19,443
Extinguishment of preferred share liability	49,142	—
Securities and investment properties	10,162	37,863
Equity income	3,619	4,263
Other income	8,557	13,425

Total revenues	$406,405	$598,808

The Group’s revenues included the following items:

	2009	2008

Interest income	$12,274	$17,742
Dividend income	2,144	1,701
Gains (loss) on securities at fair value through profit or loss*	4,031	(4,343)
Realized gain on available-for-sale securities	(2,099)	45
Gains on sales of subsidiaries and an equity method investee	2,576	867
Holding gains on advance sales of securities	214	—
Fair value gain on derivatives	458	2,635
Market value adjustment on commodities	7,151	—

*	including a holding gain (loss) on change in fair value of securities of $9,823 and $(5,601), respectively in 2009 and 2008.
Expenses
The Group included the following items in its cost of sales:

	2009	2008

Inventories as costs of goods sold	$175,774	$473,146
Write-down of inventories	278	439
Write-down of available-for-sale securities	429	—
Impairment losses on loans and receivables	907	6,593
Additional information on the nature of expenses

	2009	2008

Depreciation and amortization	$1,231	$596
Employee benefits expenses	11,661	12,459
Note 25. Income taxes

	2009	2008

Current income tax
Current year	$(725)	$(444)
Adjustments in respect of current income tax of previous periods	194	386

	$(531)	$(58)

Deferred income tax
Current year	$155	$(424)
Adjustment in respect of change in taxation rates	(19)	(129)
Adjustments in respect of deferred income tax of previous periods	—	(236)
Adjustments in respect of tax losses previously unrecognized	438	2,041
Adjustments in respect of reversal of deferred tax asset previously written down	—	78

	$574	$1,330

Recovery of income taxes	$43	$1,272

MFC is a company organized under the laws of Barbados and is licensed as an “international business company” under the Barbados International Business Companies Act, 1991 (as amended). As an international business company MFC is subject to Barbados income tax at regressive rates ranging from 2.5% to 1%; such rates being 2.5% on all profits and gains up to Barbados dollars (“Bds”) $10,000, 2% on all profits and gains exceeding Bds$10,000 but not exceeding Bds$20,000, 1.5% on all profits and gains exceeding Bds$20,000 but not exceeding Bds$30,000 and 1% on all profits and gains in excess of Bds$30,000. Barbados does not levy any form of tax on capital gains, nor does it subject MFC to tax on earnings of foreign corporations in which MFC has an equity interest. As at December 31, 2009, Bds$2 approximated $1.

A reconciliation of the provision for income taxes calculated at applicable statutory rates in Barbados to the provision in the consolidated statements of operations is as follows:

	2009	2008
Profits before income taxes	$75,375	$25,340

Computed provision for income taxes at statutory rates	$(1,884)	$(633)
(Increase) decrease in taxes resulting from:
Statutory tax rate differences	(1,517)	89
Non-taxable income	1,952	403
Non-deductible expense	(364)	(1,059)
Permanent differences: capital gains	2,054	178
Change in valuation allowance	(36)	(137)
Change in future tax rates	(19)	(128)
Income relating to non-business combination acquisitions	—	868
Adjustment in respect of previous years	61	151
Utilization of previously recognized tax losses	438	2,041
Other, net	(642)	(501)

Recovery of income taxes	$43	$1,272

Consisting of:
Current taxes	$(531)	$(58)
Deferred taxes	574	1,330

	$43	$1,272

The aggregate current and deferred tax relating to items that are charged (credited) to equity was $68 charge and ($121), respectively, in 2009 and 2008.
Note 26. Earnings per share
Earnings per share data for years ended December 31 is summarized as follows:

	2009	2008
Profit attributable to shareholders of Class A common share	$75,179	$23,288
Effect of dilutive securities: Interest on convertible bonds	652	165

Diluted earnings	$75,831	$23,453

	Number of shares
	2009	2008
Weighted average number of common shares outstanding — basic	20,353,302	19,468,454
Effect of dilutive securities:
Convertible bonds and payment-in-kind notes	7,736,348	6,509,004

Weighted average number of common shares outstanding — diluted	28,089,650	25,977,458

As explained in Note 23, the Company declared a stock dividend on December 29, 2009. As a result, the earnings per shares for prior periods have been recomputed to reflect the effect of the stock dividend so that the comparison can be performed on a consistent basis.

Note 27. Consolidated statement of cash flows
The consolidated statement of cash flows is prepared in accordance with IAS 7, Cash Flow Statements.
Supplemental disclosure with respect to consolidated statements of cash flows
Income and expenses paid on a cash basis during 2009 and 2008 are as follows:

	2009	2008

Interest income	$8,711	$14,128
Dividend income	1,307	21
Interest expense	(5,799)	(11,714)
Income taxes	(731)	(445)
In addition to nonmonetary transactions that are disclosed elsewhere in the consolidated financial statements, the Group had the following significant nonmonetary transactions:
Nonmonetary transactions in 2009: MFC issued 100,000 Class A Common Shares and paid $1,000 cash in exchange for 1,190,476 Class A Common Shares which were previously issued from the conversion of $1,000 (face value) convertible bonds.
Nonmonetary transactions in 2008: (1) the Group received shares in an affiliate from the former parent company with a fair value of $1,647; (2) the Group converted its loans totaling $23,967 to equity in an affiliate; (3) the Group issued its common shares valued at $10,367 to acquire certain assets and liabilities of a non-wholly-owned subsidiary, resulting in an accounting gain of $2,982 (see Note 2); (4) available-for-sale security with carrying value of $1,425 was reclassified from short-term to long-term.
Note 28. Related party transactions
In the normal course of its operations, the Group enters into transactions with related parties which include affiliates which the Group has a significant equity interest (10% or more) in the affiliates or which has the ability to influence the affiliates’ or the Company’s operating and financing policies through significant shareholding, representation on the board of directors, corporate charter and/or bylaws. In the normal course of business, the Group enters into sales, service and financing transactions with these related parties. All transactions with related parties are conducted on the same commercial terms that are normally conducted with unrelated third parties.
In addition to transactions disclosed elsewhere in these consolidated financial statements, the Group had the following transactions with affiliates:

Year ended December 31,	2009	2008

Sales of goods	$2,717	$408
Interest income	814	726
Fee income	7,054	8,436
Dividend income	768	1,647
Gain on derivatives	400	—
Purchases of goods	13,745	71,578
Dividend on preferred shares classified as liabilities	—	3,744
General and administrative fee expense	50	160
Interest expense	310	—
Other transaction in 2009: In December 2009, MFC exercised its right to deliver 1,203,627 Class A Common Shares to the prior owner for the settlement of the liability of Cdn$11,346.
Other transactions in 2008: (1) MFC issued 1,800,000 Class A common shares to an affiliate for $11,700 in cash. The 1,800,000 Class A common shares in MFC were subsequently acquired by another affiliate for $11,700 in cash. As a result of the acquisition and consolidation of the latter affiliate, these 1,800,000 Class A common shares were, for accounting and financial reporting purposes, reacquired for an allocated cost of $6,568 based on the relative fair values and are classified as treasury stock in the equity section as a deduction to common stock; (2) the Group also acquired a majority equity interest in an affiliate and subsequently, pursuant to the asset purchase agreement, acquired all the assets and liabilities of the affiliate (see Note 2).

Key management personnel
The remuneration of key management personnel of the Group was as follows:

Year ended December 31,	2009	2008
Short-term employee benefits	$639	$609
Post-employment benefits	—	—
Other long term benefits	—	—
Termination benefits	—	—
Share-based payments	—	—
Key management personnel comprise the members of the Board of Directors. MFC did not pay director fees to its directors in 2009 and 2008.
Note 29. Commitments and contingencies
Future minimum commitments under long-term non-cancellable leases are as follows:

Year	Amount
2010	$1,151
2011	1,015
2012	683
2013	343
2014	331
Thereafter	344

$3,867

Rent expense was $1,575 and $1,123 for the years ended December 31, 2009 and 2008, respectively.
Litigation
The Company and its subsidiaries are subject to litigation in the normal course of business. Management considers the aggregate liability which may result from such litigation not material at December 31, 2009.
Guarantees
As at December 31, 2009, the Group had issued guarantees up to a maximum of $45,072 to its trading and financing partners in the normal course of its commodities activities. As of December 31, 2009, $4,610 has been used and outstanding and has not been recorded as liabilities in the consolidated balance sheet. There has been no claim against the guarantees.
Commitment
The Group has granted a credit facility up to $20,000 to an affiliate, of which $15,195 had been drawn and outstanding as at December 31, 2009 (see Note 5). The credit facility is to expire in December 2010 and may be extended for one additional term of up to six months at the option of the Group.
As at December 31, 2009, the Group had open purchase contracts aggregating $5,372 with respect to its commodities activities.

Note 30. Financial instruments
The fair value of financial instruments at December 31 is summarized as follows:

	2009		2008
	Carrying	Fair	Carrying	Fair
	Amount	Value	Amount	Value
Financial Assets
At fair value through profit or loss:
Cash and cash equivalents, including restricted cash	$332,020	$332,020	$217,676	$217,676
Short-term securities	14,379	14,379	4,493	4,493
Derivative assets	771	771		—
Loans and receivables:
Loans	111	111	1,357	1,357
Current receivables*	19,007	19,007	30,315	30,315
Non-current receivables	—	—	286	286
Available-for-sale securities that have a quoted market price in an active market:
Short-term securities	2,817	2,817	—	—
Long-term securities	5,880	5,880	9,150	9,150
Held-to-maturity:
Long-term restricted cash	29	29	28	28
Restricted stock:
Long-term securities	9,357	9,357	9,357	9,357

Total	$384,371	$384,371	$272,662	$272,662

Financial Liabilities
At fair value through profit or loss:
Derivative liabilities	$730	$730	$884	$884
Other financial liabilities:
Current financial liabilities	141,016	141,016	65,067	65,067
Payables and accrued expenses*	43,160	43,160	45,377	45,377
Debt (including note payable)	75,840	75,727	55,404	54,398
Long-term financial liabilities	9,357	9,357	9,357	9,357
Due to prior owner and former subsidiaries	—	—	71,506	10,000
Long-term liabilities, other	25,829	25,829	91	91

Total	$295,932	$295,819	$247,686	$185,174

*	not including derivative financial instruments.
Fair value is defined in terms of a price agreed to by a willing buyer and a willing seller in an arm’s length transaction. Therefore, fair value is not the amount that an entity would receive or pay in a forced transaction, involuntary liquidation or distress sale. Fair value reflects the credit quality of the instrument. A financial instrument is regarded as quoted in an active market if quoted prices are readily and regularly available from an exchange, dealer, broker, industry group, pricing service or regulatory agency, and those prices represent actual and regularly occurring market transactions on an arm’s length basis. The existence of published price quotations in an active market is the best evidence of fair value and when they exist, they are used to measure the financial asset or financial liability. If the market for a financial instrument is not active, an entity establishes fair value by using a valuation technique. The chosen valuation technique makes maximum use of inputs observed from markets, and relies as little as possible on inputs generated by the entity. Entity-generated inputs take into account factors that market participants would consider when pricing the financial instruments at the balance sheet date, such as liquidity and credit risks. Use of judgment is significantly involved in estimating fair value of financial instruments in inactive markets and actual results could materially differ from the estimates.
The fair value of cash and cash equivalents is based on reported market value. The fair values of listed investments are based on quoted market prices (Level 1 fair value hierarchy). The unlisted securities are based on their estimated net realizable values. The fair values of current receivables, financial liabilities and payables and accrued expenses, due to their short-term nature and normal trade credit terms, approximate their carrying values. The fair values of non-current receivables, long-term debt and long-term financial liabilities are determined using discounted cash flows at prevailing market rates of interest for a similar instrument with a similar credit rating. The fair values of the derivative financial instruments are based on the quotes from dealers and brokers and reviewed and confirmed by management of the Company using readily observable market input, such as forward rates (Level 2 fair value hierarchy). Restricted stock is not considered to be quoted in an active market and their carrying amounts are deemed to be their fair values. The long-term financial liability and the long-term restricted securities offset each other. The fair value of liabilities due to prior owner and former subsidiaries at December 31, 2008 approximated their value settled in May 2009.
The following table presents the financial instruments measured at fair value classified by the fair value hierarchy as at December 31, 2009. In its basis for conclusions, the IASB makes clear that this hierarchy has relevance only for disclosures, not measurement, and there is no link between the fair value measurement hierarchy in IAS 39 and the disclosures required by IFRS 7.

	Level 1	Level 2	Total
Financial Assets
Held-for-trading:
Short-term securities	$14,379	$—	$14,379
Derivative assets	—	771	771
Available-for-sale:
Short-term securities	2,817	—	2,817
Long-term securities	5,880	—	5,880

Total	$23,076	$771	$23,847

Financial Liabilities
Held-for-trading:
Derivative liabilities	$—	$730	$730

There was no transfer between levels of fair value hierarchy in 2009. There was no financial instrument whose fair value was measured by Level 3 fair value hierarchy.
Generally, management of the Group believes that the current financial assets and financial liabilities, due to their short-term nature, do not pose significant financial risks. The Group uses various financial instruments to manage its exposure to various financial risks. The policies for controlling the risks associated with financial instruments include, but are not limited to, standardized company procedures and policies on matters such as hedging of risk exposures, avoidance of undue concentration of risk and requirements for collateral (including letters of credit) to mitigate credit risk.
Many of the Group’s strategies, including the use of derivative instruments and the types of derivative instruments selected by the Group, are based on historical trading patterns and correlations and the Group’s management’s expectations of future events. However, these strategies may not be fully effective in all market environments or against all types of risks. Unexpected market developments may affect the Group’s risk management strategies during this time, and unanticipated developments could impact the Group’s risk management strategies in the future. If any of the variety of instruments and strategies the Group utilizes are not effective, the Group may incur losses.
The nature of the risk that the Group’s financial instruments are subject to is set out in the following table:

Risks
Market risks
Financial instrument	Credit	Liquidity	Currency	Interest rate	Other price
Cash and cash equivalents, including restricted cash	☐		☐	☐
Securities			☐	☐	☐
Derivative assets	☐	☐	☐		☐
Loans and receivables	☐		☐	☐
Long-term restricted cash	☐
Financial liabilities		☐	☐
Derivative liabilities		☐	☐
Payables and accrued expenses		☐	☐
Long-term debt			☐	☐
Due to prior owner and former subsidiaries			☐	☐
Long-term liabilities, other				☐

Interest rate risk
Interest rate risk is the risk that the fair value or future cash flows of a financial instrument will fluctuate due to changes in market interest rates. Short-term financial assets and financial liabilities are generally not exposed to interest rate risk, because of their short-term nature. The majority of the Group’s long-term debt is not exposed to interest rate cash flow risk as the interest rate has been fixed, though they are exposed to interest rate price risk.
Sensitivity analysis:
At December 31, 2009, if benchmark interest rates (such as LIBOR and prime rates) at that date had been 100 basis points (1.00% per annum) lower with all other variables held constant, profit after taxes for the year would have been $475 higher. Conversely, if benchmark interest rates at that date had been 100 basis points (1.00% per annum) higher with all other variables held constant, profit after taxes for the year would have been $475 lower. The reason for such change is primarily due to the net financial assets position subject to variable interest rates. There would have been no material impact on the Group’s other components of equity in either case.
Credit risk
Credit risk is the risk that one party to a financial instrument will fail to discharge an obligation and cause the other party to incur a financial loss. Financial instruments which potentially subject the Group to concentrations of credit risk consist of cash and cash equivalents, derivatives and loans and receivables. The Group regularly maintains cash balances in financial institutions in excess of insured limits. The Group has deposited the cash and cash equivalents with reputable financial institutions with high credit ratings, from which management believes the risk of loss to be remote. The Group has trade receivables from various entities including customers and affiliates. Management does not believe that any single customer or geographic region represents a significant credit risk. Credit risk concentration with respect to trade receivables is limited due to the Group’s large and diversified customer base. Credit risk from trade receivables is remote since the customers generally have high credit quality and/or provide letters of credit, bank guarantees, credit insurance and other credit enhancements. The credit ratings are performed by the Group internally. Generally, the trade receivables are factored under a non-recourse financing agreement with a bank upon invoicing.
The standard credit period for trade receivables is between 14 -175 days, depending on product type, sale market and export country.
The Group had a one loan outstanding as at December 31, 2009. The Group from time to time makes loans to affiliates or third parties as part of the Group’s propriety investments. Due to the nature of the propriety investments which involve a great deal of work to analyze and monitor a company’s business and financial information, management does not believe that any single borrower represents a significant credit risk.
The maximum credit risk exposure as at December 31, 2009 is computed as follows:

Amounts recognized on the consolidated balance sheet
Cash and cash equivalents, including restricted cash	$332,020
Available-for-sale, debt security	2,817
Held-to-maturity, long-term restricted cash	29
Derivative assets	771
Loans and receivables	19,118

354,755
Amount of credit facility committed but not drawn (Note 29)	4,805
Guarantees (Note 29)	4,610

Maximum credit risk exposure	$364,170

As at December 31, 2009, the Group had issued guarantees up to a maximum of $45,072 to its trading and financing partners in the normal course of its commodities activities. As of December 31, 2009, $4,610 has been used and outstanding and has not been recorded as liabilities in the consolidated balance sheet. There has been no claim against the guarantees. In the past five years, no claim has been made against the guarantees issued by the Group. Typically, these guarantees are issued on behalf of the Group’s trading and financing partners and, in case of non-performance by a trading or financing partner and a claim is made against the Group, the Group can make the claim against the defaulting trading or financing partner to recover the loss.

Currency risk
Currency risk is the risk that the value of a financial instrument will fluctuate due to changes in foreign exchange rates. Currency risk does not arise from financial instruments that are non-monetary items or from financial instruments denominated in the functional currency. The Group operates internationally and is exposed to risks from changes in foreign currency rates, particularly Euros and U.S. dollars. In order to reduce the Group’s exposure to foreign currency risk, the Group may use foreign currency forward contracts and options to protect its financial position. As at December 31, 2009 and 2008, the Group had currency derivative financial instruments with aggregate notional amounts of $847 and $40,883, respectively, and a net unrealized fair value loss of $83 and $884, respectively.
Sensitivity analysis
The major trading currencies of the Group are U.S. dollars and Euros, and to a lesser extent, Chinese yuans.
At December 31, 2009, if the U.S. dollar had weakened 10% against the local functional currencies with all other variables held constant, profit after taxes for the year would have been $27 higher. Conversely, if the U.S. dollar had strengthened 10% against the local functional currencies with all other variables held constant, profit after taxes would have been $179 higher. Both changes were immaterial. There would have been no material impact on other components of equity in either case.
At December 31, 2009, if the Euro had weakened 10% against the local functional currencies with all other variables held constant, profit after taxes for the year would have been $748 lower. Conversely, if the Euro had strengthened 10% against the local functional currencies with all other variables held constant, profit after taxes would have been $724 higher. The reason for such change is primarily due to certain Euro-denominated financial assets held by entities whose functional currencies are not Euros. There would have been no impact on other components of equity in either case.
At December 31, 2009, if the Chinese yuan had weakened 10% against the local functional currencies with all other variables held constant, profit after taxes for the year would have been $682 lower. Conversely, if the Chinese yuan had strengthened 10% against the local functional currencies with all other variables held constant, profit after taxes would have been $682 higher. The reason for such change is primarily due to certain Chinese yuan-denominated financial assets held by entities whose functional currencies are not Chinese yuans. There would have been no material impact on other components of equity in either case.
Other price risk
Other price risk is the risk that the value of a financial instrument will fluctuate as a result of changes in market prices, whether those changes are caused by factors specific to the individual instrument or its issuer or factors affecting all instruments traded in the market. The Group’s other price risk includes equity price risk with respect to the Group’s investments in securities. The Group does not hold any asset-backed securities.
The Group buys and sells commodities future contracts on the London Metal Exchange. These contracts usually meet the conditions for fair value hedges as stipulated in IAS 39 and management concludes that these fair value hedges are highly effective in achieving offsetting changes in fair value attributable to the hedged risk, consistently with the originally documented risk management strategy for that particular hedging relationship. Accordingly, the Group does not have any material commodities price risk with respect to its commodities derivative contracts because any fair value change on the hedging instrument will be offset by the change in the carrying amount of the hedged item. As at December 31, 2009, the Group had London Metal Exchange derivative financial instruments with aggregate notional amounts of $3,170 and a net unrealized fair value gain of $125.
Sensitivity analysis:
At December 31, 2009, if the equity price in general had weakened 10% with all other variables held constant, profit after taxes for the year would have been $862 lower, and other components of equity would have been $805 lower. Conversely, if the equity price in general had strengthened 10% with all other variables held constant, profit after taxes would have been $862 higher, and other components of equity would have been $805 higher.

Liquidity risk
Liquidity risk is the risk that an entity will encounter difficulty in raising funds to meet commitments associated with financial instruments. The Group is not subject to material liquidity risks because of its strong cash balance and working capital position. The Group’s approach to managing liquidity is to ensure, as far as possible, that it will always have sufficient liquidity to meet its liabilities when they fall due, under both normal and stressed conditions, without incurring unacceptable losses. It is the Group’s policy to invest excess cash in highly liquid, diversified money market funds or bank deposits, for periods of less than three months.
Generally, trades payables are due within 60 days and other payables and accrued expenses are due within one year. Please also refer to Note 20 for debt maturity schedule.
As of December 31, 2009, the Group did not have significant purchase obligations (see Note 29).
Cash flow risk
Cash flow risk is the risk that future cash flows associated with a monetary financial instrument will fluctuate in amount. The Group is not exposed to material cash flow risk as the Group does not have significant long-term floating interest rate financial assets and financial liabilities.
Concentration risk
Management determines the concentration risk threshold amount as any single financial asset (or liability) exceeding 10% of the aggregate financial assets (or liabilities) in the Group’s consolidated balance sheet.
The Group regularly maintains cash balances in financial institutions in excess of insured limits. The Group has deposited the cash and cash equivalents with reputable financial institutions with high credit ratings, and management believes the risk of loss to be remote. At December 31, 2009, the Group had cash and cash equivalents aggregating $188,264, with a banking group in Austria and owed short-term bank loans of $45,320 and long-term debt of $30,099 to the same banking group.
Additional disclosures of income, expense, gains or losses relating to financial instruments
In addition to information disclosed elsewhere in these financial statements, the Group had significant items of income, expenses, and gains and losses resulting from financial assets and financial liabilities which were included in the result of operations as follows:

	2009	2008

Net gains on financial liabilities measured at amortized cost	$29	$55
Total interest income on financial assets not at fair value through profit or loss	9,593	11,119
Total interest expense on financial liabilities not at fair value through profit or loss	7,451	4,005
Total dividend expense on preferred shares classified as liabilities	—	3,744
Total dividend income on financial assets at fair value through profit or loss	78	54
Total dividend income on financial assets classified as available-for-sale	2,066	1,647
Fee income arising from financial assets that are not at fair value through profit or loss	1,076	—
Fee income arising from trust and other fiduciary activities that result in the holding or investing of assets on behalf of other person or entity	2	3
Note 31. Segment information
The Group has one principal business which is the merchant banking business whose principal activities focus on provision of financial services. This includes financial advisory services, proprietary investing and trading activities on an international basis which are facilitated by the Group’s subsidiaries. The Group seeks investments in many industries, emphasizing those business opportunities where the perceived intrinsic value is not properly recognized. The Group uses its financial and management expertise to add or unlock value within a relatively short time period. The Group also trades in commodities and properties, and provides trade financing. The business activities of the financial services and trading are integrated and interdependent as the Group deals with some of its major clients or customers in both financial services and trading activities. Services to these clients and customers share the use of the same pool of human and capital resources with respect to finance, accounting, general support and risk management.
The Group also has activities in medical equipment, instruments and supplies. The Group does not consider this business activity as a reportable segment as none of its revenue, profit or loss and assets, both individually and in aggregate, results in 10% or more of the combined revenue, profit or loss or assets.
The Company is incorporated in Barbados and maintains an executive office in Hong Kong SAR, China. The majority of merchant banking activities are conducted through its offices in Europe.
The following table presents revenues by geographic areas based upon the customers’ location:

	2009	2008

Africa	$20,727	$15,151
Asia	40,234	80,059
Europe	248,303	494,320
North America	97,141	9,278

	$406,405	$598,808

The Group did not earn any revenue in Barbados in 2009 and 2008. There were no revenue concentrations by customer in 2009 and 2008.
The following table presents non-current assets (other than financial instruments and deferred tax assets) by geographic area based upon the location of the assets:

	2009	2008

Asia	$1,524	$769
Europe	50,135	45,960
North America	748	334

	$52,407	$47,063

Note 32. Subsequent events
1. In March 2010, convertible bonds with a face value of $900 were converted into 1,071,429 Class A common shares of MFC.
2. In March 2010, MFC and the prior owner entered into: (i) an agreement whereby MFC agreed to offset its note payable of $1,672 plus accrued interest thereon against its receivables due from the prior owner; and (ii) agreements whereby MFC agreed to unwind MFC’s restricted securities (see Note 10) and the long-term financial liabilities (see Note 21). The transactions resulted in no gain or loss to both parties.
Note 33. Approval of consolidated financial statements
The consolidated financial statements were approved by the Board of Directors and authorized for issue on May 28, 2010.

APPENDIX “B”
2007 ANNUAL AUDITED CONSOLIDATED FINANCIAL STATEMENTS OF MASS

RSM Hemmelrath GmbH
Wirtschaftsprüfungsgesellschaft
Steuerberatungsgesellschaft

Maximilianstraße 35
80539 München

Tel. (+49-89) 2 16 36-0
Fax (+49-89) 2 16 36-1 33
AUDITORS REPORT
To The Board of Directors and Shareholders
Mass Financial Corp., Barbados
     We have audited the accompanying consolidated balance sheet of Mass Financial Corp., organized under the law of Barbados, with an address at Unit 803, Dina House, Ruttonjee Centre, Duddell Street, Central Hong Kong SAR, China, and Subsidiaries as of December 31, 2007 and the related consolidated statements of operations, changes in stockholders’ equity and cash flows for the year then ended and a summary of significant accounting policies and other explanatory notes. Hereupon we have rendered our Auditors Report, dated April 22, 2008.
     These financial statements have been revised in Note 19. Share Capital by adding more detailed information.
     Management is responsible for the preparation and fair presentation of these financial statements in accordance with International Financial Reporting Standards. This responsibility includes: designing, implementing and maintaining internal control relevant to the preparation and fair presentation of financial statements that are free from material misstatement, whether due to fraud or error; selecting and applying appropriate accounting policies; and making accounting estimates that are reasonable in the circumstances.
     Our responsibility is to express an opinion on these financial statements based on our audit. We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.
     We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.
     In our opinion, the consolidated financial statements give a true a fair view in all material respects, the financial position of Mass Financial Corp. and Subsidiaries as of December 31, 2007, and the results of their operations and their cash flows for the year then ended, in accordance with generally accepted International Financial Reporting Standards (IFRS) which include International Accounting Standards (IAS) and Interpretations adopted by the International Accounting Standards Board.
Munich, Germany
July 30, 2008
“RSM Hemmelrath GmbH”
 Wirtschaftsprüfungsgesellschaft
Steuerberatungsgesellschaft

MASS FINANCIAL CORP.
CONSOLIDATED BALANCE SHEETS
December 31, 2007 and 2006
(U.S. Dollars in Thousands)

	Notes	2007	2006
ASSETS
Current Assets
Cash and cash equivalents		$183,903	$99,078
Securities	2	45,984	36,787
Loans	3	1,992	7,587
Trade and other receivables	4	37,053	28,587
Inventories	5	43,907	21,764
Real estate held for sale	6	—	597
Tax receivables	7	1,051	656
Prepaid and other		1,366	406

Total current assets		315,256	195,462

Non-current Assets Securities	8	5,989	3,403
Securities, restricted	9	9,357	9,357
Loans	3	11,869	—
Receivables	10	972	625
Property, plant and equipment	11	992	469
Goodwill	12	4,754	4,257
Deferred tax assets		368	318
Equity method investments	13	6,019	16,546

Total non-current assets		40,320	34,975

		$355,576	$230,437

LIABILITIES
Current Liabilities
Financial liabilities	14	$85,185	$53,000
Trade and other payables and accrued expenses	15	56,716	36,879
Income tax liabilities		1,423	1,201
Long-term debt, current portion	16	—	200

Total current liabilities		143,324	91,280
Long-term liabilities
Long-term debt, less current portion	16	28,068	4,710
Financial liabilities	17	9,357	9,357
Deferred tax liabilities		154	168
Liabilities, preferred shares	18	91,956	77,976

Total long-term liabilities		129,535	92,211

Total Liabilities		272,859	183,491

EQUITY
Shareholders’ equity
Common stock, net	19	2,591	2,591
Equity component of convertible debt	16	1,000	1,000
Other reserves		(11,592)	448
Retained earnings	20	89,584	41,092

Total shareholders’ equity		81,583	45,131
Minority interests		1,134	1,815

Total equity		82,717	46,946

		$355,576	$230,437

The accompanying notes are an integral part of these consolidated financial statements

MASS FINANCIAL CORP.
CONSOLIDATED STATEMENTS OF OPERATIONS
For the Years Ended December 31, 2007 and 2006
(U.S. Dollars in Thousands, Except Per Share Amounts)

	Notes	2007	2006
Revenues from sales, services and other	21	$540,483	$440,660
Share of the results of associates and joint ventures		3,465	1,900

Total revenues		543,948	442,560

Expenses
Costs of sales		454,051	386,463
General and administrative		21,554	26,816
Interest		15,887	5,313
Other		2,880	769

		494,372	419,361

Operating profit		49,576	23,199

Other items
Currency transaction gain		2,212	1,278
Goodwill impairment	12	(1,930)	(9,231)

Profit before income taxes		49,858	15,246
Provision for income taxes	22	(824)	(857)

Profit after taxes		$49,034	$14,389

Attributable to:
Shareholders of Mass Financial Corp.		48,492	14,223
Minority interests		542	166

		$49,034	$14,389

Earnings per share	23
basic		$2.85	$0.93

diluted		$2.09	$0.80

Number of weighted average shares outstanding, basic		17,044,229	15,307,118

Number of weighted average shares outstanding, diluted		23,309,893	18,043,411

The accompanying notes are an integral part of these consolidated financial statements

MASS FINANCIAL CORP.
CONSOLIDATED STATEMENTS OF CHANGES IN EQUITY
For the Years Ended December 31, 2007 and 2006
(U.S. Dollars in Thousands)
(Unaudited)

	Shareholders’ equity
			Other reserves
		Equity component of		Available- for-sale fair
	Common	convertible	Foreign exchange	value	Retained		Minority
	stock	debt	reserve	reserve	earnings	Total	interests	Total equity
As at December 31, 2005	$—	$—	$—	$—	$25,470	$25,470	$1,907	$27,377

Issuance of convertible bonds	—	1,000	—	—	—	1,000	—	1,000
Issuance of stock	2,591	—	—	—	—	2,591	—	2,591
Amount allocated to a subsidiary disposed of	—	—	—	—	1,056	1,056	—	1,056
Amount allocated to KHD upon deconsolidation	—	—	—	—	343	343	—	343
Net income	—	—	—	—	14,223	14,223	166	14,389
Exchange translation difference	—	—	448	—	—	448	(258)	190

As at December 31, 2006	2,591	1,000	448	—	41,092	45,131	1,815	$46,946

Acquisitions and dispositions of subsidiaries, net	—	—	—	—	—	—	(1,238)	(1,238)
Net income	—	—	—	—	48,492	48,492	542	49,034
Dividend from a non-wholly-owned subsidiary	—	—	—	—	—	—	(118)	(118)
Fair value losses taken to equity	—	—	—	(2,567)	—	(2,567)	—	(2,567)
Exchange translation difference	—	—	(9,473)	—	—	(9,473)	133	(9,340)

As at December 31, 2007	$2,591	$1,000	$(9,025)	$(2,567)	$89,584	$81,583	$1,134	$82,717

The accompanying notes are an integral part of these consolidated financial statements

MASS FINANCIAL CORP.
CONSOLIDATED STATEMENTS OF RECOGNIZED INCOME AND EXPENSE
For the Years Ended December 31, 2007 and 2006
(U.S. Dollars in Thousands)

	2007	2006
Net exchange translation differences	$(9,340)	$190
Losses on available-for-sale securities	(2,567)	—

Net income (loss) recognized directly in equity	(11,907)	190
Profit for the year	49,034	14,389

Total recognized income and expense for the year	$37,127	14,579

Attributable to:
Shareholders of Mass Financial Corp.	$36,452	$14,671
Minority interests	675	(92)

	$37,127	14,579

The accompanying notes are an integral part of these consolidated financial statements

MASS FINANCIAL CORP.
CONSOLIDATED STATEMENTS OF CASH FLOWS
For the Years Ended December 31, 2007 and 2006
(U.S. Dollars in Thousands)

	2007	2006
Cash flows from operating activities
Profit for the year	$49,034	$14,389
Adjustments for:
Amortization and depreciation	284	230
Gains on securities at fair value through profit or loss	(27,150)	(25,263)
(Gains) losses on long-term securities and subsidiaries	(7,534)	5,231
Bad debt expense	3,487	4,005
Goodwill impairment	1,930	9,231
Deferred income taxes	(432)	519
Changes in operating assets and liabilities, net of effects of acquisitions and dispositions
Short-term securities	3,255	3,633
Trade receivables	(12,392)	(2,673)
Receivables, other	6,518	(1,365)
Inventories	(19,872)	7,161
Real estate held for sale	597	(22)
Trade and other payables and accrued expenses	34,405	(12,517)
Financial liabilities, short-term trading loans	55,975	28,990
Prepaid and other	(928)	(4)
Other	(5,380)	(2,736)

Cash flows provided by operating activities	81,797	28,809
Cash flows from investing activities
Net decrease (increase) in loans	4,609	(3,695)
Sales of long-term securities, net	2,695	8,694
Purchases of property, plant and equipment, net	(754)	(64)
Purchases of subsidiaries, net of cash acquired	(8,336)	31,387
Distributions from joint ventures, net	3,696	2,305

Cash flows provided by investing activities	1,910	38,627
Cash flows from financing activities
Net decrease in amounts owed to depositors	(11,673)	(2,696)
Borrowings	2,690	6,275
Debt repayments	(234)	(1,500)
Issuance of common shares	—	2,591
Other	—	(67)

Cash flows (used in) provided by financing activities	(9,217)	4,603
Exchange rate effect on cash and cash equivalents	10,335	822

Increase in cash and cash equivalents	84,825	72,861
Cash and cash equivalents, beginning of period	99,078	26,217

Cash and cash equivalents, end of period	$183,903	$99,078

The accompanying notes are an integral part of these consolidated financial statements

MASS FINANCIAL CORP.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
December 31, 2007
Note 1. The Company and summary of significant accounting policies
(a) Corporate information
On December 29, 2005, the board of directors of KHD Humboldt Wedag International Ltd. (“KHD”) publicly announced the realignment of its business to focus on the expansion of its industrial plant engineering and equipment supply business. In a corporate restructuring of KHD, its board approved the consolidation of its financial services business into Mass Financial Corp. (“MFC”, or the “Company”). MFC was incorporated in British Virgin Islands in 1997 and continued into Barbados in 2003.
As proposed and accomplished under a restructuring agreement dated December 29, 2005 between KHD and MFC, KHD’s merchant banking business, which includes commodities and natural resources trading and provision of financial services, was restructured in a series of internal corporate transactions. Subsidiaries of KHD which were involved or related to the merchant banking business were sold to MFC, with the exception of MFC Corporate Services AG (formerly MFC Merchant Bank S.A., “MFC Corporate Services”) and KHD’s royalty interest in an iron ore mine. Upon completion of the internal restructuring, MFC held the merchant banking business that KHD intended to distribute to its shareholders.
On January 31, 2006, KHD distributed to its shareholders all of its Class A common shares in MFC so that MFC became a separate company owned by the shareholders of KHD.
In November 2006, MFC, through its wholly-owned subsidiary, MFC Commodities GmbH (“MFCC”) in Vienna, Austria, purchased all of the shares of MFC Corporate Services from KHD.
(b) Nature of operations
The Company was a wholly-owned subsidiary of KHD until January 31, 2006 when KHD distributed to its shareholders all of its Class A common shares in the Company so that the Company became a separate company owned by the shareholders of KHD. In November 2006, the Company, through MFCC, purchased the entire equity interest in MFC Corporate Services from KHD. In April 2007, MFC exercised a put option to sell its 9.9% equity interest in MFC Corporate Services to KHD. In October 2007, the Company purchased the same 9.9% equity interest in MFC Corporate Services from an affiliate.
MFC and its subsidiaries (collectively, the “Group”) are in the merchant banking business and their principal activities focus on provision of financial services. This includes financial advisory services, proprietary investing and trading activities on an international basis which are facilitated by the Company’s trading subsidiaries. The Company seeks investments in many industries, emphasizing those business opportunities where the perceived intrinsic value is not properly recognized. The Group uses its financial and management expertise to add or unlock value within a relatively short time period. The Group also trades in commodities and natural resources, engages in logistics business and provides trade financing.
MFC operates its merchant banking business in a similar manner as previously conducted under KHD. The assets and operating interests which constituted the merchant banking business under KHD are and will be substantially similar to the assets and operating interests under MFC.
Since January 31, 2006, MFC is a legal business entity independent of KHD and its merchant banking business is conducted by management of MFC. As of December 31, 2007, KHD did not own any common shares or Class A common shares of MFC. As of December 31, 2007 and 2006, MFC owned a minor position (in terms of percentage) in the outstanding common shares of KHD. As of December 31, 2007, there is one common director between MFC and KHD. Management of MFC is of opinion that MFC does not control KHD nor is controlled by KHD. The two companies are considered as related parties under accounting rules.

The Group’s operations include trading of commodities and natural resources, principally for its own account. To a lesser extent, the Group also acts as a trading agent for clients. The commodities and natural resources trading, and the related logistic business and trade financing, are primarily conducted through its subsidiaries.
The Group’s commodities and natural resources trading activities often utilize innovative and sophisticated trading strategies and structures. The Group currently trades with commodity and other producers who are unable to effectively execute sales because of credit, insurance or currency issues affecting them or their principal customers. The Group is often able to facilitate purchases and sales of commodities with more efficient and effective execution than many producers and customers can do on their own. Commodity producers and end customers often work with the Group to better manage their internal supply, distribution risk, currency and capital requirements. In such trading activities, the Group tries to capture and realize various trading, financing and currency spreads. The trading activities have allowed the Group to develop ongoing relationships with commodity producers, end customers, trade financiers and insurers and integrate them into the Group’s financial services activities.
The Group has historically focused its trading activities in Europe, and in 2003 commenced trading activities with offices in China and India. The Group believes that the trade, finance and insurance infrastructure necessary to support the purchases and sales of commodities and natural resources in Central and Eastern Europe, China and India are not as developed as Western Europe and North America. The location of the Group’s trading professionals in Vienna permits the Group to effectively and efficiently pursue trading opportunities in Europe and Asia, in particular, to participate in trade flows.
The Group offers its clients financing services, financial advice and bridge financing through its financial services activities. The Group offers its services to corporations only.
The Group, through its regional office based in Shanghai, China and joint ventures, also markets medical equipment, instruments and supplies.
(c) Basis of preparation
The consolidated financial statements are prepared in accordance with the International Financial Reporting Standards (“IFRS”), which include International Accounting Standards (“IAS”) and Interpretations (“IFRIC”) adopted by the International Accounting Standards Board (the “IASB”). The presentation currency of the Group’s consolidated financial statements is United States (U.S.) dollars ($). Cdn$ means Canadian dollars and € means the official currency which is adopted by the majority of the member states of the European Union as their legal tender. All currency amounts in the consolidated financial statements are stated in thousands (except per share amounts).
The consolidated financial statements comprise the financial statements of the Company and its subsidiaries as at December 31 each year, using consistent accounting policies. Intragroup balances, transactions, income and expenses are eliminated in full.
Minority interests are presented in the consolidated balance sheet within equity, separately from the parent shareholders’ equity. Minority interests in the profit or loss of the Group are also separately disclosed under equity.
(d) First-time adoption of International Financial Reporting Standards in 2006
MFC adopted IFRS for the first time by an explicit and unreserved statement of compliance with IFRS for its business year beginning January 1 and ending December 31, 2006.
MFC elected to measure property, plant and equipment at the date of transition to IFRS at their fair values and use those fair values as their deemed costs at that time. MFC believed that the continuing book values of prior period represented the fair values.
According to IFRS 1, Presentation of Financial Statements, a first-time adopter needs not comply with the requirements under IAS 21, The Effects of Changes in Foreign Exchange Rates, for cumulative translation to IFRS. MFC adopted this exemption.
MFC believed that estimates under IFRS at the date of transition to IFRS was consistent with estimates made for the same date under previous generally accepted accounting principles (“GAAP”) applicable in Canada.

According to IFRS 1, MFC is required to explain how the transition from GAAP to IFRS affected its reported financial positions, financial performance and cash flows. MFC believed that the transition to IFRS did not affect its reported financial position, financial performance and cash flows, except for common shares of KHD held by the Group. Such KHD common shares were recorded at the lower of cost or market under Canadian GAAP while were marked to market under IAS 39. Accordingly, the Group’s shareholders’ equity under Canadian GAAP to its shareholders’ equity under IFRS for January 1, 2006 (date of transition to IFRS) and December 31, 2005 (end of latest period presented in the Group’s most recent annual financial statements under Canadian GAAP) is reconciled as follows:

Shareholders’ equity under Canadian GAAP	$0.1
Holding gain on KHD common shares held for trading recognized under IFRS	25,470.3

Shareholders’ equity under IFRS	$25,470.4

(e) Basis of presentation
Until January 31, 2006, MFC was a wholly-owned subsidiary of KHD and was included in KHD’s consolidated financial statements.
The Group presents current and non-current assets, and current and non-current liabilities, as separate classifications with reference to its operating cycle. The classification of income and expenses in the consolidated statement of operations is based on their function within the Group. Additional information on the balance sheet and statement of operations items is provided and explained in the notes to the consolidated financial statements.
Although the Company was separated from KHD on January 31, 2006 and became an independent company since then, the consolidated statement of operations in 2006 covered the period from January 1 to December 31, 2006. The Company incurred a loss of $342 in the month of January 2006.
(f) Effect of the application of new standards
In 2007, the Group adopted the following standards and interpretations to existing standards which are relevant to its operations:
IFRS 7, Financial Instruments: Disclosures, introduces new disclosures relating to financial instruments. The complementary amendment to IAS 1, Presentation of Financial Statements — Capital Disclosures, introduces disclosures about the level of an entity’s capital and how it manages capital. These standards do not have any impact on the classification and valuation of the Group’s financial instruments.
IFRIC 9, Reassessment of Embedded Derivatives, prohibits reassessment of any embedded derivatives contained in a contract since becoming a party to the contract unless there is a change in the terms of the host contract that significantly modifies the cash flows that otherwise would be required under the contract, in which case reassessment is required.
IFRIC 10, Interim Financial Reporting and Impairment, prohibits the impairment losses recognized in an interim period in respect of goodwill, investments in equity instruments and investments in financial assets carried at cost from being reversed at a subsequent balance sheet date.
There have been no changes to the accounting policies as a result of adoption of the above standards and interpretations.
The following standards and interpretations to existing standards, which are relevant to the Group’s operations, were published but are not yet effective in 2007:
IFRS 3, Business Combinations (effective for annual periods beginning on or after July 1, 2009), which replaces IFRS 3 (as issued in 2004), and the related amendment to IAS 27, Consolidated and Separate Financial Statements (effective for annual periods beginning on or after July 1, 2009), provide guidance for applying the acquisition method for business combinations. The Group will apply IFRS 3 and IAS 27 (as amended in 2008) from January 1, 2010 and will revise its accounting policy on business combinations accordingly.

IFRS 8, Operating Segments (effective for annual periods beginning on or after January 1, 2009), supersedes IAS 14, Segment Reporting, and requires the reporting of financial and descriptive information about an entity’s reportable segments on the basis of internal reports that are regularly reviewed by its management. The Group assessed the impact of IFRS 8 and concluded that the main additional disclosures will be an analysis of the Group’s revenue by products and services, and its non-current assets by geographical area. Early application is permitted and the Group applied IFRS 8 to its 2007 consolidated financial statements.
IAS 1, Presentation of Financial Statements (effective for annual periods beginning on or after January 1, 2009), replaces IAS 1 (as revised in 2003 and amended in 2005) and sets overall requirements for the presentation of financial statements, guidelines for their structure and minimum requirements for their content. The Group will apply IAS 1 from January 1, 2009.
IAS 23, Borrowing Costs (effective for annual periods beginning on or after January 1, 2009), supersedes IAS 23 (as revised in 1993) and requires the capitalization of borrowing costs relating to qualifying assets. The Group will apply IAS 23 from January 1, 2009 and it is not expected to have any significant impact on the results of the Group.
Amendments to IFRS 2, Share-based Payment — Vesting Conditions and Cancellations (effective for annual periods beginning on or after January 1, 2009), clarify the definition of vesting conditions and provide guidance on the accounting treatment of cancellations by parties other than the entity. The Group will apply the amendments to IFRS 2 from January 1, 2009 and it is not expected to have any significant impact on the results of the Group.
IFRIC 11, IFRS 2 — Group and Treasury Share Transactions (effective for annual periods beginning on or after March 1, 2007), addresses the accounting for share-based payment transactions involving two or more entities within a group. The Group will apply IFRIC 11 from January 1, 2009 and it is not expected to have any significant impact on the results of the Group.
(g) Scope and principles of consolidation
All significant companies in which MFC has direct or indirect control are consolidated from the acquisition dates. A subsidiary ceases to be consolidated at the date when MFC loses its control over the subsidiary.
Non-consolidated subsidiaries are accounted for at cost basis and are reduced by an impairment charge, if applicable. Generally, these companies are inactive and insignificant in magnitude.
The following table shows the direct and indirect significant subsidiaries as at December 31, 2007:

Company	Country of Incorporation	Beneficial Interest
Lasernet Limited	Liberia	86%
Lasernet Medical Equipment Industrial (Shenzhen) Co., Ltd.	China	86%
Mednet (Shanghai) Medical Technical Developing Co., Ltd.	China	86%
Jiaxing Lasernet Hospital Management Co., Ltd.	China	86%
Jiaxing Lasernet Eye Hospital (an incorporation)	China	86%
Chongqing Lasernet Guangji Eye Hospital (a limited company)	China	50%
Hangzhou Zhe-er Optical Co. Ltd.	China	44%
Hovis Commodities Trading GmbH	Austria	100%
MFC Commodities GmbH	Austria	100%
MFC Trade & Financial Service GmbH	Austria	100%
IC Management Service GmbH	Austria	100%
Global Bulk Transport GmbH	Austria	100%
International Trade Service GmbH	Austria	100%
Magnium Minerals Private Limited	India	100%
Danzas Corp.	Marshall Islands	100%
K-Logistics GmbH	Austria	60%
Redas Tracking Corp.	Marshall Islands	100%
MFC Corporate Services AG	Switzerland	100%
Ballinger Corporation	Canada	100%
Ellsway Holdings Limited	Canada	100%
Constitution Insurance Company of Canada (in run-off)	Canada	100%
Altmark Immobilien Management GmbH	Germany	100%
MEG International Services Ltd.	Canada	100%

Business combinations are accounted for using the purchase method. All subsidiaries are recognized in the consolidated financial statements through full consolidation. Pursuant to IFRS 3, Business Combinations, the acquirer measures the cost of a business combination as the aggregate of (a) the fair values, at the date of exchange, of assets given, liabilities incurred or assumed, and equity instruments issued by the acquirer, in exchange for control of the acquiree; plus (b) any costs directly attributable to the business combination. The acquirer, at the acquisition date, allocates the cost of a business combination by recognizing the acquiree’s identifiable assets, liabilities and contingent liabilities at their fair values at the date of acquisition. Any difference between the cost of the business combination and the acquirer’s proportionate interest in the net fair value of the identifiable assets, liabilities and contingent liabilities are accounted for: (a) as goodwill when the difference is positive; or (b) as an income after the reassessment of the identification and measurement of the acquiree’s identifiable assets, liabilities and contingent liabilities and the measurement of the cost of the combination when the difference is negative.
Goodwill arising on business combination is recognized as an asset and initially measured at cost, being the excess of the cost of the business combination over the Group’s interest in the net fair value of the identifiable assets, liabilities and contingent liabilities recognized. After initial recognition, goodwill is subject to an impairment review at least once a year. If a potential impairment is identified, then the amount of the impairment is quantified by comparing the carrying amount of the goodwill to its fair value based on the present value of its estimated future cash flows.
(h) Investments accounted for by equity method
Companies, which are not controlled or jointly controlled, but in which MFC has significant influence over their financial and operating policy decisions are accounted for by the equity method pursuant to IAS 28, Investments in Associates. The investment in an associate is initially recognized at cost and the carrying amount is increased or decreased to recognize the investors’ share of the profit or loss of the investee after the date of acquisition. The profit or loss of the investments accounted for by the equity method is recognized in the consolidated statement of operations. Distributions received from an investee reduce the carrying amount of the investment. Adjustments to the carrying amount may also be necessary for changes in the investor’s proportionate interest in the investee arising from changes in the investee’s equity. Such changes include those arising from the revaluation of assets and from currency translation adjustment. Those changes are recognized directly in equity of the investor. Goodwill relating to an investment accounted for by the equity method is included in the carrying amount of the investment.
Until December 2007, MFC held a 27.8% equity interest in an affiliate which operates in a processing industry. MFC’s investment in the affiliate comprised its investment in and advances to the affiliate, with adjustments for its proportionate share in the affiliate’s post-acquisition profit or loss. The Company’s 27.8% equity interest in the affiliate was sold to another affiliate in December 2007.
Through its 86% interest in Lasernet Limited, MFC is participating in various joint ventures with hospitals in China. MFC provides the joint ventures with medical equipment and instruments as well as medical supplies. On the other hand, the joint venture partners provide premises, licenses and personnel for the medical operations. The joint control is established by contractual arrangements which also stipulate the profit sharing. MFC recognizes its interest in the joint ventures using the equity method, in accordance with IAS 31, Interests in Joint Ventures.
(i) Significant transactions with KHD
In December 2005, KHD’s board of directors passed a resolution to distribute the majority of KHD’s financial services business to its shareholders. In connection with the distribution, KHD ensured that KHD preserved its entitlement to MFC’s exempt surplus earned in respect of KHD and that any inter-corporate indebtedness between KHD and MFC be eliminated in a tax-efficient basis. Pursuant to this resolution, KHD and MFC entered into a restructuring agreement, a share exchange agreement, an amending agreement, a loan agreement, a pledge agreement, a set-off agreement and a letter agreement. All these agreements were transacted in Canadian dollars. At the time of the share exchange, KHD’s carrying amount of its investment in the Group was $168,603 (Cdn$192,866). KHD’s equity interest in MFC was exchanged for preferred shares in MFC and one of its subsidiaries. Upon the closing of the restructuring and share exchange agreements, MFC held all the financial services business of the Company, except for MFC Corporate Services and KHD’s interest in a resource property; and KHD held all Class B preferred shares and Class A common shares in the capital of MFC. On January 31, 2006, KHD distributed all its Class A common shares in MFC to shareholders of KHD on a pro rata basis by way of a dividend in kind of a nominal amount. Included in the assets of MFC on the distribution date were common shares of KHD with a carrying amount of $9,330. In February 2006, 65,000 Class B preferred shares in MFC with a redemption value of $56,823 (Cdn$65,000) were redeemed and the payment was effected by setting off $56,823

(Cdn$65,000) owing to MFC by KHD under the set-off agreement. Upon completion of all agreements, KHD owned Class B preferred shares in MFC and preferred shares in one of its subsidiaries which have an aggregate carrying value of $109,727 (Cdn$127,866) (collectively, “MFC Preferred Shares”). The MFC Preferred Shares are classified as a financial liability instrument by MFC under IAS 32, Financial Instruments: Presentation, as the preferred shares are retractable by the holder.
For the terms of MFC Preferred Shares and related loan agreement, pledge agreement and letter agreement, please refer to Note 18 to the consolidated financial statements.
Following the distribution of Class A common shares in MFC to the shareholders of KHD, MFC agreed to provide certain management services to KHD. Firstly, MFC agreed to provide management services in connection with the investment in MFC Corporate Services in consideration for KHD paying MFC 15% of the after tax profits of MFC Corporate Services and granting a right of first refusal. The right of first refusal granted MFC an option whereby MFC had the right to: (i) purchase MFC Corporate Services on the same terms as any bona fide offer from a third-party purchaser acceptable to KHD; or (ii) assist in the sale, if ever, of MFC Corporate Services for an additional service fee of 5% of the purchase price. This agreement was terminated in November 2006 when KHD sold its equity position in MFC Corporate Services to the Group. KHD did not pay any fees to MFC under this management services agreement.
Secondly, MFC agreed to provide management services to KHD in connection with the review, supervision and monitoring of the royalty earned by KHD in connection with KHD’s interest in resource property. KHD agreed to pay 8% of the net royalty income (calculated as the royalty income net of any royalty expenses and mining and related taxes) that KHD receives in connection with the royalty in consideration for the management services.
The services agreement provides that the agreement may be terminated at any time if agreed to in writing by both parties. KHD also has the right to terminate the services agreement at any time upon at least six months prior notice after which MFC is entitled to receive compensation prorated to the end of the notice period.
Pursuant to the terms of the restructuring agreement, KHD and MFC agreed that all current and outstanding guarantees issued by the respective parties would continue to be in force for a reasonable period of time following the consummation of the distribution. Similarly, both parties agreed to issue guarantees when required for a reasonable period of time following consummation of the distribution. As at December 31, 2006, there was one outstanding guarantee of $1,056 which had been issued by KHD on behalf of a 27.8% equity method investee of MFC and this guarantee expired in March 2007. As at December 31, 2007, there were no guarantees which were issued by KHD on behalf of MFC, nor by MFC on behalf of KHD.
In November 2006, KHD completed the sale of its entire equity interest in MFC Corporate Services to MFCC, a wholly-owned subsidiary of MFC. MFC Corporate Services was a fully-licensed bank in Switzerland until 2007 when it voluntarily surrendered its banking license. The consideration was determined by reference to KHD’s carrying value of its investment in MFC Corporate Services as of September 30, 2006 of $68,245 (Cdn$77,902) and comprised cash of Cdn$38,792 (Cdn$31,081 paid in November 2006 and Cdn$7,711 to be paid on or before the Payment Date), a short-term promissory note of Cdn$8,000 due November 2007 bearing interest at 5% per annum and 1,580,000 common shares of KHD valued at an initial share value of Cdn$31,110. The initial valuation of 1,580,000 common shares of KHD was subject to an adjustment which equaled the positive balance, if any, between the initial share value and the market price on the Payment Date. MFC had a put option to sell 9.9% of the common shares in MFC Corporate Services to KHD on the Payment Date.
Prior to 2006, KHD issued a guarantee in favor of MFC Corporate Services with respect to MFC Corporate Services’ advances to a former associate of KHD. In December 2006, MFC Corporate Services exercised the guarantee and KHD paid $2,243 (Cdn$2,614) to MFC Corporate Services. KHD and MFC agreed that MFC would reimburse this amount to KHD, which amount was paid in 2007.
KHD and MFC agreed that April 30, 2007 was the Payment Date and the market price of common shares of KHD was $23.815 per share on the Payment Date. Accordingly, an adjustment of $10,073 (Cdn$10,892) was recorded as a gain to MFC as part of this transaction. MFC also exercised the put option to sell 9.9% of the common shares of MFC Corporate Services to KHD for Cdn$8,010 on the Payment Date.
In October 2007, KHD sold the 9.9% of the common shares of MFC Corporate Services to an affiliate at purchase price of $8,163 (Cdn$8,010). MFC subsequently acquired the same 9.9% of the common shares of MFC Corporate Services from the affiliate for $8,264 (Cdn$8,100).

At the time of the sale of MFC Corporate Services in November 2006, MFC Corporate Services held approximately a 20% equity interest in a German company which is a non-wholly-owned subsidiary of KHD. It was the intention of both parties that the economic interest in the German company held by MFC Corporate Services be retained by KHD. To achieve this objective, KHD subscribed for shares in a subsidiary of MFC that track the benefits from this 20% equity position in the German company. These shares entitle KHD to retain its commercial and economic interest in and benefits from this 20% equity position in its German subsidiary, net of related costs and taxes (the “Tracking Stock Participation”). The total consideration for the tracking stock subscription was $9,357 (which was the carrying value to KHD). Under the tracking stock agreement, KHD is the beneficiary, the tracking stock company is the debtor and MFC is the guarantor. Furthermore, MFC Corporate Services granted to KHD the right to acquire its common shares in the German company at fair market value and a right of first refusal in case of a potential sale or other disposal of all or parts of its common shares in the German company (collectively, the “Rights”). The price payable by KHD will be offset against the Tracking Stock Participation and therefore will be commercially netted to $nil, except for related costs and taxes, if any. In 2007, MFC Corporate Services distributed its entire shareholding of the German company to MFCC (the immediate parent company of MFC Corporate Services) by way of dividend-in-kind and the Rights expired as provided for in the relating agreements. The Tracking Stock Participation remains in force.
As at December 31, 2007 and 2006, KHD owned all MFC Preferred Shares. In October 2006, KHD received 35,000 Class A common shares in MFC in an asset exchange transaction with a third party corporation, of which 16,618 Class A common shares were sold in 2006 and 18,382 Class A common shares were sold in January 2007. KHD did not hold any common shares or Class A common shares in MFC as of December 31, 2007. MFC held a minority equity position (in terms of ownership percentage) in KHD as of December 31, 2007. As of December 31, 2007, there is one common director and one common officer between KHD and MFC.
(j) Foreign currency translation
The presentation currency (or reporting currency) of MFC is U.S. dollars. Where the financial statements of subsidiaries are presented in a currency other than U.S. dollars, their reported figures are translated into U.S. dollars. Pursuant to IAS 21, assets, liabilities, contingent liabilities and other financial obligations of self-sustaining subsidiaries are translated at the closing rate at the date of the balance sheet and revenues and expenses are translated at exchange rates at the dates of the transactions. The resulting currency translation adjustments are recognized as a separate component of equity and do not affect earnings.
Transaction gains and losses that arise from exchange rate fluctuations on transactions denominated in a currency other than the local functional currency are included in the consolidated statements of income.
The following table sets out exchange rates for the conversion of Canadian dollars (CAD), Swiss francs (CHF), Euros (EUR) and Chinese yuans (Renminbi or RMB) into U.S. dollars:

	CAD	CHF	EUR	RMB
Closing rate at December 31, 2007	1.0120	0.8825	1.4603	0.1369
Average rate for the year 2007	0.9304	0.8323	1.3669	0.1314
Closing rate at December 31, 2006	0.8581	0.8198	1.3196	0.1281
Average rate for the year 2006	0.8818	0.7983	1.2549	0.1254
(k) Use of estimates and assumptions
The preparation of financial information requires the use of estimates and assumptions about future conditions. Use of available information and application of judgment are inherent in the formation of estimates. In this regard, management believes that the critical accounting policies where judgment is necessarily applied are those which relate to allowance for credit losses, goodwill impairment and the valuation of financial instruments. Therefore, actual results in the future may differ from those reported.
Further information about key assumptions concerning the future, and other key sources of estimation uncertainty, are set out in the notes to the consolidated financial statements.

(l) Capital management
The Group’s objectives when managing capital are to safeguard the Group’s ability to continue as a going concern while seeking to maximize benefits to shareholders and other stakeholders.
The Group actively and regularly reviews and manages its capital structure to ensure optimal capital structure and shareholder returns, taking into consideration the future capital requirements of the Group and capital efficiency, prevailing and projected profitability, projected operating cash flows, projected capital expenditures and projected strategic investment opportunities. In order to maintain or adjust the capital structure, the Group may purchase MFC shares, return capital to shareholders, issue new shares or sell assets to reduce debt.
The Group monitors capital on the basis of the Group’s consolidated gearing ratio and current ratio. The gearing ratio is calculated as net debt divided by total equity. Net debt is calculated as total borrowings less cash and cash equivalents. The current ratio is calculated as total current assets divided by total current liabilities. The Group does not have a defined gearing or current ratio benchmark or range.
The ratios at December 31, 2007 and 2006 are as follows:

	2007	2006
Gearing ratio (%)	Not applicable	Not applicable
Current ratio	2.2	2.1
As at December 31, 2007 and 2006, the Group had cash and cash equivalents in excess of total borrowings and, therefore, the gearing ratio is not applicable.
(m) Summary of significant accounting policies
Financial instruments
Effective January 1, 2007, the Group adopted IFRS 7 which complements the principles for recognizing, measuring and presenting financial assets and financial liabilities in IAS 32, Financial Instruments: Presentation, and IAS 39, Financial Instruments: Recognition and Measurement.
Except for certain financial instruments which are excluded from the scope of IFRS 7, all financial assets are classified into one of four categories: at fair value through profit or loss, held-to-maturity, loans and receivables, and available-for-sale; and all financial liabilities are classified into one of two categories: at fair value through profit or loss and other financial liabilities.
Generally, a financial asset or financial liability at fair value through profit or loss is a financial asset or financial liability that meets either of the conditions: (a) it is classified as held for trading if it is: (i) acquired or incurred principally for the purpose of selling or repurchasing it in the near term; (ii) part of a portfolio of identified financial instruments that are managed together and for which there is evidence of a recent actual pattern of short-term profit taking; or (iii) a derivative (except for a derivative that is a financial guarantee contract or a designated and effective hedging instrument); or (b) it is designated by the Group upon initial recognition as at fair value through profit or loss. Investment in equity instruments that do not have a quoted market price in an active market, and whose fair value cannot be reliably measured, cannot be designated as at fair value through profit or loss. A financial instrument cannot be reclassified into or out of the fair value through profit or loss category while it is held or issued.
Held-to-maturity investments are non-derivative financial assets with fixed or determinable payments and fixed maturity that the Group has the positive intention and ability to hold to maturity, other than: (a) those that the Group upon initial recognition designates as at fair value through profit or loss; (b) those that the Group designates as available for sale; and (c) those that meet the definition of loans and receivables.
Loans and receivables are non-derivative financial assets with fixed or determinable payments that are not quoted in an active market, other than: (a) those that the Group intends to sell immediately or in the near term and those that the Group upon initial recognition designates as at fair value through profit or loss; (b) those that the Group upon initial recognition designates as available for sale; or (c) those for which the Group may not recover substantially all of its initial investment, other than because of credit deterioration, which are classified as available for sale.

Available-for-sale financial assets are those non-derivative financial assets that are designated as available for sale, or are not classified as loans and receivables, held-to-maturity investments, or financial assets at fair value through profit or loss.
Non-derivative financial liabilities are classified as other financial liabilities.
When a financial asset or financial liability is recognized initially, the Group measures it at its fair value plus, in the case of a financial asset or financial liability not at fair value through profit or loss, transaction costs that are directly attributable to the acquisition or issue of the financial asset or financial liability. The subsequent measurement of a financial instrument and the recognition of associated gains and losses is determined by the financial instrument classification category.
After initial recognition, the Group measures financial assets, including derivatives that are assets, at their fair values, without any deduction for transaction costs it may incur on sale or other disposal, except for the following financial assets: (a) loans and receivables which are measured at amortized cost using the effective interest method; (b) held-to-maturity investments which are measured at amortized cost using the effective interest method; and (c) investments in equity instruments that do not have a quoted market price in an active market and whose fair value cannot be reliably measured and derivatives that are linked to and must be settled by delivery of such unquoted equity instruments are measured at cost. All financial assets, except those measured at fair value through profit or loss, are subject to review for impairment.
After initial recognition, the Group measures all financial liabilities at amortized cost using the effective interest method, except for: (a) financial liabilities at fair value through profit or loss; (b) financial liabilities that arise when a transfer of a financial asset does not qualify for derecognition or when the continuing involvement approach applies; (c) financial guarantee contracts as defined in IAS 39; and (d) commitments to provide a loan at a below-market interest rate.
Typically, a gain or loss on a financial asset or financial liability classified as at fair value through profit or loss is recognized in net income for the period in which it arises. A gain or loss on an available-for-sale financial asset is recognized directly in equity, through the consolidated statement of changes in equity, except for impairment losses and certain foreign exchange gains and losses, until the financial asset is derecognized, at which time the cumulative gain or loss previously recognized in equity is recognized in net income for the period. For financial assets and financial liabilities carried at amortized cost, a gain or loss is recognized in net income when the financial asset or financial liability is derecognized or impaired, and through the amortization process.
Whenever quoted market prices are available, bid prices are used for the valuation of financial assets while ask prices are used for financial liabilities. When the market for a financial instrument is not active, the Group establishes fair value by using a valuation technique. Valuation techniques include using recent arm’s length market transactions between knowledgeable, willing parties, if available; reference to the current fair value of another instrument that is substantially the same; discounted cash flow analysis; option pricing models and other valuation techniques commonly used by market participants to price the instrument.
If there is a designated hedging relationship between a hedging instrument and a hedged item, the Group will apply hedge accounting to account for the gain or loss on the hedging instrument and the hedged item, in accordance with IAS 39.
Cash and cash equivalents
Cash and cash equivalents are classified as held for trading and comprise deposits with banks and financial institutions, bank and cash balances, and liquid investments. Liquid investments, which are readily convertible to known amounts of cash and which are subject to an insignificant risk of change in value, are included in cash and cash equivalents and are stated at market value. The Group regularly maintains cash balances in financial institutions in excess of insured limits.
Securities
Securities are classified as held for trading and short-term or long-term available-for-sale securities.

Publicly-traded securities (debt and equity) which are acquired principally for the purpose of selling in the near term are classified as held for trading. Securities held for trading are marked to their bid prices on the balance sheet date and unrealized gains and losses are included in the result of operations.
Available-for-sale securities consist of publicly-traded securities (debt and equity) and unlisted equity securities which are not held for trading and not held to maturity. Short-term available-for-sale securities are purchased with management’s intention to sell in the near term and are designated as available for sale by management upon initial recognition. Long-term available-for-sale securities are purchased with the intention to hold until market conditions render alternative investments more attractive. The available-for-sale securities are stated at bid price whenever quoted market prices are available. When the market for the available-for-sale security is not active, the Company establishes fair value by using a valuation technique. Unrealized gains and losses are recorded in equity unless there has been an other than temporary decline in value, at which time the available-for-sale security is written down and the write-down is included in the result of operations.
Gains and losses on sales of securities are recognized on the average cost basis on the settlement dates.
Loans and receivables
Loans and receivables are non-derivative financial assets with fixed or determinable payments that are not quoted in an active market, other than those classified as fair value through profit or loss or available for sale. Loans and receivables are measured at amortized cost without regard to the Group’s intention to hold them to maturity. Amortized cost is calculated under consideration of any discount or premium at the time of the purchase. The amortized cost includes any fees that are an integral part of the effective interest rate and of the transaction costs. Gains and losses are recognized in the income statement at the time the loans and receivables are cancelled from the books or impaired, as well as through amortization.
Loans and receivables are net of an allowance for credit losses, if any. The Group performs ongoing credit evaluation of customers and adjusts the allowance accounts for specific customer risks and credit factors. Loans and receivables are considered past due on an individual basis based on the terms of the contracts.
Assets acquired in satisfaction of loans and receivables are recorded at the lesser of their fair value at the date of transfer or the carrying value of the loans and receivables. Any excess of the carrying value of the loans and receivables over the fair value of the assets acquired is written off and is included in the determination of the income.
When the Group makes a loan advance with a conversion right or share purchase warrants which entitle the Group to either convert the loan into or purchase equity shares of a corporation, such conversion right or warrants are embedded derivatives. The principal amount of the loan is split between the debt instrument without the equity conversion option (or the warrants) and the equity conversion option (or the warrants). Changes in the fair value of the equity conversion option (or the warrants) are recognized in profit or loss unless the option (or the warrants) is part of a cash flow hedging relationship. Over the term of the loan, the debt instrument will be accreted to its face value. The equity conversion option and the share purchase warrants are classified as separate financial assets and are valued by the valuation techniques if a quoted market price is not available.
Allowance for credit losses
The Group’s allowance for credit losses is maintained at an amount considered adequate to absorb estimated credit-related losses for its trade receivables. Such allowance reflects management’s best estimate of the losses in the Group’s credit portfolio and judgments about economic conditions. Estimates and judgments could change in the near-term, and could result in a significant change to a recognized allowance. An allowance for credit losses is increased by provisions which are charged to income and reduced by write-offs net of any recoveries.
Specific provisions are established on an individual basis. A country risk provision may be made based on exposures in less developed countries and on management’s overall assessment of the underlying economic conditions in those countries. Write-offs are generally recorded after all reasonable restructuring or collection activities have taken place and there is no realistic prospect of recovery. If the amount of the impairment loss decreases in subsequent periods, and provided that the decrease is related to an event which occurs after the impairment has been recognized, the previously recognized impairment loss is reversed. However, the loss can only be reversed to the extent that the carrying value of the asset does not exceed its amortized cost at the date of impairment.

The Group also applies credit risk assessment and valuation methods to its loans and receivables (other than trade receivables). The assessment and valuation are performed on an individual basis, and if an impairment loss arises, the Group will write down the loans or receivables directly.
Credit losses arise primarily from loans and receivables but may also relate to other credit instruments such as guarantees and letters of credit.
Inventories
Inventories are valued at the lower of cost or net realizable value. The costs of inventories comprise all costs of purchase, costs of conversion and other costs incurred in bringing the inventories to their present location and condition. The cost of inventories is assigned by using the weighted average cost formula. The net realizable value is the estimated selling price in the normal course of ordinary business less estimated costs of completion and the estimated costs necessary to make the sale.
Allowance is provided to cover risks relating to slow-moving or obsolete items. Whenever the reasons for previous write-downs no longer apply, the allowance will be reversed. A reversal of write-down is limited to the lower of cost or net realizable value.
Tangible assets
Equipment is stated at cost, less accumulated depreciation. Depreciation is calculated using the straight-line method over the estimated useful lives of the assets. Useful lives for equipment range from 3 to 10 years. An impairment loss is recognized if the carrying value exceeds the recoverable amount of equipment. Borrowing costs are not capitalized into equipment.
The gain or loss on disposal of tangible fixed assets is recognized by reference to their carrying amounts.
Goodwill
Goodwill represents the excess of the cost of an acquisition over the fair value of the Group’s share of the net identifiable assets of the acquired subsidiary, associate or joint venture at the effective date of acquisition, and, in respect of an increase in holding in a subsidiary, the excess of the cost of acquisition over the carrying amount of the proportion of the minority interests acquired. Goodwill on acquisitions of subsidiary is shown separately on the consolidated balance sheet. Goodwill on acquisitions of associates and joint ventures is included in investment in associates and joint ventures. Goodwill is allocated to cash-generating units for the purpose of impairment testing and is carried at cost less accumulated impairment loss.
Goodwill acquired in a business combination is not amortized. Instead, goodwill is tested for impairment annually, or more frequently if events or changes in circumstances indicate that it might be impaired.
The profit or loss on disposal of subsidiaries, associates and joint ventures includes the carrying amount of goodwill relating to the entity sold.
Impairment
Assets that have indefinite useful lives are not subject to amortization and are tested for impairment annually and whenever there is an indication that the assets may be impaired. Assets that are subject to amortization are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount may not be recoverable. An impairment loss is recognized for the amount by which the carrying amount of the asset exceeds its recoverable amount, which is the higher of an asset’s fair value less costs to sell and value in use. For the purpose of assessing impairment, assets are grouped at the lowest level for which there is separately identifiable cash flows.
Derivative financial instruments
A derivative is a financial instrument: (1) whose value changes in response to changes in a specified interest rate, security price, commodity price, foreign exchange rate, index of prices or rates, a credit rating or credit index, or similar variable; (2) that requires no initial net investment or an initial net investment that is smaller than would be required for other types of contracts that would be expected to have a similar response to changes in market factors; and (3) that is settled at a future date. The derivative financial instruments are either exchange-traded or negotiated.

Derivatives are included in the consolidated balance sheet and are measured at fair value. Derivatives that qualify as hedging instruments are accounted for in accordance with IAS 39. For derivatives that do not qualify as hedging instruments, the unrealized gains and losses are included in the result of operations.
The Group uses fair value hedge to hedge the exposure to changes in fair value of a recognized asset or liability or an unrecognized firm commitment, or an identified portion of such an asset, liability or firm commitment, that is attributable to a particular risk and could affect profit or loss. For fair value hedge, the gain or loss from remeasuring the hedging instrument at fair value is recognized in income statement, and the gain or loss on the hedged item adjusts the carrying amount of the hedged item and is also recognized in income statement.
The Group does not use cash flow hedge or hedge of a net investment in a foreign operation.
Provisions
In accordance with IAS 37, Provisions, Contingent Liabilities and Contingent Assets, provisions are set up wherever a past event has created a present obligation in respect of third parties that will probably lead to a future outflow of resources, particularly in cases where reliable estimates can be made. Provisions are set up for perceivable risks and uncertain obligations in line with the probability that contingent conditions will occur.
Convertible debt
The Company’s convertible bonds include liability and equity components. On the date of the issuance of convertible bonds, the fair value of the liability component is determined using a market interest rate for an equivalent non-convertible bond and this amount is included in the long-term borrowings on the amortized cost basis. The remainder of the proceeds is allocated to the equity component. Over the term of the debt obligation, the liability component will be accreted to the face value of the convertible bonds.
Taxes on income
Current income tax assets and liabilities for the current and prior periods are measured at the amount expected to be recovered from or paid to the taxation authorities. Current income tax relating to items recognized directly in equity is recognized in equity and not in the income statement.
In accordance with IAS 12, Income Taxes, deferred tax assets and liabilities are formed to cover all temporary differences between valuations required for tax reporting and IFRS-compliant valuations, and to cover consolidation measures that affect earnings. Moreover, deferred tax assets are calculated for tax losses carried forward. The recognition of deferred tax assets on deductible temporary differences and tax losses carried forward is limited to the extent that taxable profits are likely to arise in the future.
Deferred taxes are calculated on the basis of the tax rates that, in light of the prevailing legal situation, will be valid or are expected in the countries concerned at the time of realization. Deferred tax relating to items recognized directly in equity is recognized in equity and not in the income statement.
Deferred tax assets and liabilities are offset if a legally enforceable right exists to set off current income tax assets against current income tax liabilities and the deferred tax relate to the same taxable entity and the same taxation authority.
Revenue recognition
Revenues include revenues from sales of commodities and natural resources, medical instruments and supplies, proprietary investments, and provisions of financial services and other services.
Revenue from the sale of goods is recognized when: (a) the Group has transferred to the buyer the significant risks and rewards of ownership of the goods (which generally coincides with the time when the goods are delivered to customers and title has passed); (b) the Group retains neither continuing managerial involvement to the degree usually associated with ownership nor effective control over the goods sold; (c) the amount of revenue can be measured reliably; (d) it is probable that the economic benefits associated with the transaction will flow to the Group; and (e) the costs incurred or to be incurred in respect of the transaction can be measured reliably.

Revenue from rendering of services is recognized when: (a) the amount of revenue can be measured reliably; (b) it is probable that the economic benefits associated with the transaction will flow to the Group; (c) the stage of completion of the transaction at the balance sheet date can be measured reliably; and (d) the costs incurred for the transaction and the costs to complete the transaction can be measured reliably.
Revenues also include the gain or loss on sales of proprietary investments and other securities.
Dividend income is recognized when the right to receive payment is established.
The revenue is reported net of discount and sale taxes.
Cost of sales
The cost of sales comprises the costs of commodities and natural resources. The cost of sales includes both the direct cost of materials and indirect costs (including write-downs of inventories and trade receivables). The cost of sales also includes provision for warranty. The reversal of write-downs of inventories and allowance for debts reduce the cost of sales.
The cost of sales also includes the write-down of long-term securities and credit losses on loans and receivables.
Earnings per share
Basic earnings per share is determined by dividing net income applicable to common shares by the average number of common shares outstanding for the year. Diluted earnings per share is determined using the same method as basic earnings per share except that the weighted average number of common shares outstanding includes the potential dilutive effect of stock options and warrants granted under the treasury stock method and convertible debt. The treasury stock method determines the number of additional common shares by assuming that outstanding stock warrants and options whose exercise price is less than the average market price of the Company’s common stock during the period are exercised and then reduced by the number of common shares assumed to be repurchased with the exercise proceeds. The dilutive effect of convertible debt is computed under the if-converted method. However, such potential dilution is not recognized in a loss year.
Foreign currency translation
The Group translates assets and liabilities of its self-sustaining foreign subsidiaries at the rate of exchange at the balance sheet date. Revenues and expenses have been translated at the average rate of exchange throughout the year. Unrealized gains or losses from these translations, or currency translation adjustments, are included in equity.
Transaction gains and losses that arise from exchange rate fluctuations on transactions denominated in a currency other than the local functional currency are included in the consolidated statements of income.
Reclassifications
Certain 2006 amounts have been reclassified to conform to the 2007 presentation.
Note 2. Current securities

	2007	2006
Securities at fair value through profit or loss	$39,904	$36,603
Available-for-sale securities	5,811	—
Restricted shares	269	184

	$45,984	$36,787

Included in securities held at fair value through profit or loss were common shares of KHD at fair value of $31,393 and $31,308 as at December 31, 2007 and 2006, respectively.

Note 3. Loans

	2007	2006
Loan to an affiliate, €1,364 at December 31, 2007, interest at London Inter-Bank Offered Rate (“LIBOR”) plus 2% per annum (6% at December 31, 2007) and payable monthly, collateralized by the borrower’s shares in its subsidiaries. The loan is repayable on demand	$1,992	$—
Loan to an affiliate under a credit facility of $20,000, $12,852 outstanding as at December 31, 2007, interest rate at LIBOR plus 3.5% per annum (8.75% at December 31, 2007) (effective interest rate at 11.30%) and payable monthly, collateralized by assets of the borrower. The loan is to mature in December 2012, with an option to extend to June 2013. (See Notes 4 and 8)	11,394	—
Loan, interest rate at 3.83% per annum and repayable on demand, unsecured	—	6,300
Loan of Cdn$1,500 at December 31, 2006, interest at a Canadian bank’s prime rate, repayable on demand and unsecured	—	1,287
Other	475	—

	$13,861	$7,587

Current loans	$1,992	$7,587
Long-term loans	11,869	—

Total	$13,861	$7,587

Note 4. Trade and other receivables
The receivables arise from a broad spectrum of activities which cover trading in commodities and natural resources as well as other commercial trade and financial services.

	2007	2006
Trade receivables	$31,803	$18,886
Investment income	213	138
Dividend receivable from an affiliate	1,616	—
Due from affiliates	2,917	10,136
Fair value gain on a fair value hedge	1,101	—
Fair value gain on an embedded derivative	458	—
Other	1,966	2,527

	40,074	31,687
Less: allowance for credit losses	(3,021)	(3,100)

	$37,053	$28,587

Trade receivables primarily arise from commodities and natural resources trading, and included $638 and $2,565, respectively, due from affiliates as of December 31, 2007 and 2006. The terms with affiliates in the normal course of the Company’s trading activities are no different from third party customers.
The Group has a non-recourse factoring arrangement with a bank up to a credit limit of $146,028 (€100,000) for the Group’s commodities and natural resources trading. Generally, the Group factors its trade receivable accounts upon invoicing, at inter-bank rate plus a margin. The factoring facility is renewable on a yearly basis.
The Group entered a fair value hedge contract at a commodities future exchange to hedge against its exposure to the decline in the fair value of its commodities inventory. As at December 31, 2007, the Group recognized a holding gain of $1,101 on its fair value hedge contract and made a valuation allowance of $1,101 for its inventories (Note 5).
Under the credit facility agreement with an affiliate (Note 3), the Group has an option to demand the loan repayment in a currency (other than the U.S. dollars) at a fixed currency exchange rate. This privilege is considered as an embedded currency derivative and the Group recognized a holding fair value gain of $458 as at December 31, 2007.

The Group sets up an allowance for credit losses to absorb the estimated credit-related losses with respect to its commodities and natural resources trading. The following table discloses the movement of the allowance for credit losses during 2007 and 2006, respectively.

	2007	2006
Beginning balance	$3,100	$2,509
Provisions during the year	454	643
Write-offs	(733)	(40)
Reversals	(104)	(314)
Currency exchange effect	304	302

Ending balance	$3,021	$3,100

Note 5. Inventories

	2007	2006
Commodities inventories
- in stock or in transit	$9,645	$1,744
- prepaid	31,278	18,016

Total commodities inventories	40,923	19,760
Medical instruments and supplies	4,085	2,004

	45,008	21,764
Less: valuation allowance	(1,101)	—

	$43,907	$21,764

Note 6. Real estate held for sale
It represented a piece of land at December 31, 2006, which was sold in 2007.
Note 7. Tax receivables
As of December 31, 2007 and 2006, the tax receivables primarily comprised value-added and sales taxes.
Note 8. Long-term securities

	2007	2006
Available-for-sale securities	$4,528	$3,370
Equity instruments in affiliates that do not have a quoted market price	3	33
Share purchase warrants and equity conversion option of a convertible loan	1,458	—

	$5,989	$3,403

Included in available-for-sale securities was an investment in a corporation in which the Group has approximately 10% equity interest. The corporation is related to MFC as a result of a common director and a common officer between MFC and the corporation.
Pursuant to the terms of a credit facility which is granted to an affiliate by the Company (Note 3), the affiliate has issued warrants to the Company which entitles the Company to purchase up to 5,501,510 common shares in the affiliate until December 31, 2017 at a conversion price defined in the credit facility agreement. The credit facility is also convertible, which allows the Company to convert the loan (including principal plus any unpaid interest, fees, reimbursable costs and expenses and any other monies outstanding) into the common shares of the affiliate at the conversion price before the conversion expiry date.
Note 9. Long-term securities, restricted
The restricted long-term securities represent approximately 20% equity interest in a Germany company which is a public-listed company in Germany and a non-wholly-owned subsidiary of KHD. The shares are stated at the historical cost. KHD has been granted a right of first refusal for a period of 15 years under a Tracking Stock Agreement (Note 17).

Note 10. Long-term receivables
The long-term receivables represent the receivables which arise in the normal course of the Group’s business.
Note 11. Property, plant and equipment
The following changes in equipment (which comprises office equipment, furniture and fixtures only) were recorded in 2007 and 2006, respectively:

		Changes in			Currency
	Opening	basis of			translation	Ending
2007	balance	consolidation	Additions	Divestiture	adjustments	balance
Historical costs	$1,563	$—	$855	$(140)	$231	$2,509
Accumulated depreciation	1,094	—	284	(77)	216	1,517

Net book value	$469					$992

		Changes in			Currency
	Opening	basis of			translation	Ending
2006	balance	consolidation	Additions	Divestiture	adjustments	balance
Historical costs	$1,473	$116	$78	$(238)	$134	$1,563
Accumulated depreciation	915	84	230	(232)	97	1,094

Net book value	$558					$469

Note 12. Goodwill
For impairment test, goodwill is allocated to the cash generating units. As of December 31, 2007 and 2006, the goodwill of $4,754 and $4,257, respectively, was attributable to the Group’s commodities and natural resources trading activities. Goodwill of $9,231 created in connection with the purchase of MFC Corporate Services in 2006 was fully written off in December 2006 due to the uncertainties associated with the future business direction. In April 2007, when the Group sold 9.9% of the common shares of MFC Corporate Services to KHD under the put option, the Group recognized a gain of $1,127 on the disposition. In October 2007, when the Group purchased the 9.9% common shares of MFC Corporate Services from an affiliate, goodwill of $1,930 was created and was written off immediately.

	2007	2006
Opening balance	$4,257	$3,779
Addition	1,930	9,231
Impairment	(1,930)	(9,231)
Currency translation adjustment	497	478

Ending balance	$4,754	$4,257

Note 13. Equity method investments

	2007	2006
Joint ventures in China	$6,019	$6,187
Investment in a 27.8% equity method investee	—	10,359

	$6,019	$16,546

The following table presents the book values of the assets and liabilities related to the Group’s interest in the joint ventures as of December 31, 2007 and 2006, respectively:

	2007	2006
Current assets	$1,802	$1,025
Long-term assets	4,908	5,676

	6,710	6,701
Liabilities	(691)	(514)

	$6,019	$6,187

In respect of its interests in the joint ventures, the Group recognized assets (primarily medical equipment) under joint ventures with an amount of $6,019 and $6,187, respectively, as of December 31, 2007 and 2006, which were financed by its own funds. The Group’s proportionate share of revenues and expenses from the joint ventures were $9,554 and $6,012, respectively, in 2007 and $9,504 and $6,654, respectively, in 2006. The equity income from the joint ventures was $3,401 and $2,656, respectively, in 2007 and 2006. The Group did not receive any fees to manage the joint ventures in 2007 and 2006.
The Group recognized equity income of $64 in 2007 and equity loss of $717 in 2006 in a 27.8% equity method investee. Prior to 2006, MFC Corporate Services issued a line of credit with a maximum amount of $20,000 in favor of the equity method investee and $1,575 had been drawn and repaid. This credit facility was terminated in 2007.
As of December 31, 2006, the investment in the equity method investee included advances totaling $11,265. During 2007, the Group’s investments in the equity method investee (including 27.8% equity interest and two advances) were sold to an affiliate, resulting in an aggregate gain of $5,121.
Note 14. Current financial liabilities

	2007	2006
Amounts owed to depositors	$—	$11,506
Bank credit	8,981	26,672
Short-term trading loans	76,204	14,822

	$85,185	$53,000

The amounts owed to depositors represented the deposit amounts taken by MFC Corporate Services as a licensed bank. The deposit liabilities were generally non-interest-bearing. During 2006, MFC Corporate Services paid interest on certain selected deposit accounts at interest rates up to 3.5% per annum. The deposit liabilities were due within a short-term of notice. In 2007, MFC Corporate Services voluntarily surrendered its banking services and, since then, has not taken any deposits.
In November 2006, the Group borrowed from a bank a short-term credit for financing the purchase of MFC Corporate Services. In 2007, the Company refinanced the amount with a short- and long-term loan. The short-term loan of $8,891 (€6,150) is due on August 31, 2008 at a fixed interest rate. The long-term loan is $20,955 (€14,350) and is included in long-term debt (Note 16).
Short-term trading loans are used to finance the Group’s day-to-day business, primarily trade financing and trading in commodities and natural resources. As at December 31, 2007, the Group had unsecured credit facilities aggregating $216,493 from banks for the commodities and natural resources trading. The banks generally charge an interest rate at inter-bank rate plus an interest margin. The facilities are renewable on a yearly basis. In addition, the Group also has unsecured credit facilities aggregating $65,327 from banks for structured trade finance (“STF”), a special trade financing. The margin is negotiable when the facility is used. As at December 31, 2007, the Group did not draw on these STF credit facilities.
Note 15. Trade and other payables and accrued expenses

	2007	2006
Purchase of MFC Corporate Services	$—	$15,809
Trade payables	46,164	10,458
Interest on MFC Preferred Shares	4,080	—
Other interest	283	300
Due to affiliates	494	332
Other payables	5,695	9,980

	$56,716	$36,879

The trade payables arise from the Group’s day-to-day trading activities, and included $648 and $2,592, respectively, due to affiliates as of December 31, 2007 and 2006. The terms with affiliates in the normal course of the Group’s trading activities are no different from third parties.
The Group’s expenses for services, consulting and other operational expenses are included in other payables.

Note 16. Long-term debt

	2007	2006
Convertible bonds, $5,000 at both December 31, 2007 and 2006, interest fixed at 4.5% per annum (effective interest rate at 8.36%) and payable semi-annually, unsecured, and due in July 2015 or an earlier date*	$3,920	$3,842
Due to a bank, €1,680 at December 31, 2007, on an EURIBOR one month basis plus an interest margin (5.42% at December 31, 2007) and payable quarterly, unsecured and due in October 2009	2,453	—
Due to a bank, €14,350 at December 31, 2007, interest fixed at 3.7% per annum and payable quarterly, secured by the Austrian Government guarantee as issued by Oesterr. Kontrollbank AG (OeKB AG) and due in January 2012 (Note 14)	20,955	—
Bonds payable, interest fixed at 5% per annum, principal and interest due December 2016, unsecured	740	868
Mortgage payable, secured by real estate and repaid in 2007	—	200

	28,068	4,910
Less: current portion	—	(200)

	$28,068	$4,710

*	On July 3, 2006, the Company entered into a trust indenture agreement with respect to the issuance of convertible bonds up to an aggregate principal amount of $50,000. In 2006, $5,000 bonds were issued. The bonds are due on the maturity date of July 3, 2015 or an earlier date (which is defined as the date of the third or fifth anniversary of the indenture) if the holder elects. Holders of the convertible bonds can convert all or parts of their bonds into the Company’s Class A common shares anytime in accordance with the terms in the trust indenture agreement. The conversion price is the base conversion price increased by 5% (compounded) on the anniversary of the indenture following the relevant issue date, as defined in the trust indenture. 20% of the proceeds were assigned to the fair value of the equity component of the convertible bonds, based on the market comparison approach.
As of December 31, 2007, the principal maturities of debt are as follows

Maturity
2008	$—
2009	2,453
2010	—
2011	—
2012	20,955
Thereafter	4,660

$28,068

Note 17. Long-term financial liabilities
In November 2006, Redas Tracking Corp. (“RTC”, a wholly-owned subsidiary of MFC) as the issuer, MFC as the guarantor and KHD as the beneficiary entered into a Tracking Stock Agreement. RTC has agreed to make available to KHD its commercial interest in certain common shares of a Germany company (Note 9). KHD’s consideration amounted to $9,357, which is shown as a long-term financial liability in MFC’s consolidated balance sheet. MFC has agreed to guarantee RTC’s performance obligations under the Tracking Stock Agreement. The Tracking Stock Agreement terminates only upon the occurrence of a termination event as defined in the Tracking Stock Agreement. At such time, the Tracking Stock Agreement will be automatically terminated upon payment of the tracking stock participation related to the respective termination event and any other unpaid monies, in accordance with the terms and conditions of the Tracking Stock Agreement.
Note 18. Long-term liabilities, preferred shares
As of December 31, 2007 and 2006, the Group had MFC Preferred Shares outstanding which have an aggregate redemption value of Cdn$127,866 and all of which are held by KHD. In the legal format, MFC Preferred Shares are share capital of the companies and, accordingly, they are ranked behind the companies’ creditors in the event of liquidation, dissolution or winding up of the companies. MFC Preferred Shares were created in connection with the separation of MFC from KHD in 2006. MFC Preferred Shares are classified as financial liabilities by the Company under IAS 32, as MFC Preferred Shares are retractable by the holder.

The Class B preferred shares of MFC, which are issued in series, are non-voting and, subject to the law of Barbados, pay an annual dividend of 4.4367% on December 31 of each year, commencing December 31, 2007. MFC may, at its option and at any time, redeem all or any number of the outstanding Class B preferred shares. Beginning December 31, 2011 and each year thereafter, the holder of Class B preferred shares is entitled to cause MFC to redeem up to that number of Class B preferred shares which have an aggregate redemption amount equal to but not exceeding 6 2/3% of the redemption amount of the Class B preferred shares then outstanding. In the event of liquidation, dissolution or winding up of MFC, the holder of the Class B preferred shares is entitled to receive in preference and priority over the common shares and Class A common shares of MFC, an amount equal to the Class B redemption amount plus any declared and unpaid dividends thereon. No class of shares may be created or issued ranking, in the event of liquidation, dissolution or winding up of MFC, as to capital or dividend prior to or on parity with the Class B preferred shares without the prior approval of holder of the Class B preferred shares.
Pursuant to the loan agreement and pledge agreement, KHD had an inter-corporate indebtedness due to MFC of $31,751 (Cdn$37,000) as at December 31, 2006, as evidenced by a promissory note. The promissory note bears interest at 4.4367% per annum, with the first annual interest payment to be made on December 31, 2007. Beginning December 31, 2011 and each year thereafter, KHD will repay a principal amount of Cdn$2,467 each year, over a 15-year period. Under the pledge agreement, KHD deposits in pledge with MFC the collateral (KHD’s investment in Class B preferred shares in MFC) to be held for the benefit of MFC as continuing security for the due payment of the promissory note.
Under the letter agreement, KHD and MFC agreed that at any time KHD repays to MFC any portion of the principal amount of the promissory note, MFC shall redeem not less than Cdn$3.34784 Class B preferred shares for every Cdn$1 promissory note repaid. The two parties also agreed that at any time MFC redeems or retracts its Class B preferred shares, KHD shall repay to MFC Cdn$0.2987 of the promissory note for every Cdn$1 Class B preferred shares redeemed. Since KHD meets the criteria outlined in IAS 32, MFC preferred shares are offset and reduced by KHD’s promissory note owing to MFC and the net amount is reported in MFC’s consolidated balance sheet. As a result of the offset, MFC had a net financial liability of Cdn$90,866 due to KHD at both December 31, 2007 and 2006. As a result of the fluctuation of exchange rate between Canadian and U.S. dollars, MFC reported $91,956 and $77,976 as the financial liabilities in its consolidated balance sheet as at December 31, 2007 and 2006, respectively. Accordingly, MFC reported a currency translation adjustment loss of $13,980 which was included in equity as at December 31, 2007.
Note 19. Share capital
Class A common shares without par value
There were 17,044,229 Class A common shares without par value issued and outstanding at both December 31, 2007 and 2006.
In December 2005, KHD, being the sole shareholder of MFC, decided to reorganize the share capital structure of MFC. We refer to Note 1 (i). On January 31, 2006 13,635,383 Class A Common Share without par value were distributed by KHD to its shareholders on a one-to-one basis.
In July 2006, 3,408,846 Class A common shares of the company were issued to Mass Employees Incentive Corporation for $2,591 in cash.
There was no issuance of new shares in 2007.
Shareholder rights plan agreement
On July 2, 2006, the Company entered into a shareholder rights plan agreement with a corporate trust company as the rights agent. Pursuant to a rights plan, the board of directors of the Company authorized and declared a distribution of one right in respect of each common share outstanding at the close of business on July 2, 2006 and authorized the issuance of one right in respect of each common share issued after the record time and prior to the earlier of the separation time and the expiration time. Each right entitles the holder, after the separation time but before expiration time, to purchase securities of MFC pursuant to the terms and condition set forth in the shareholder rights plan agreement. The expiration time is the date of termination of the 2025 annual meeting of shareholders of MFC, or earlier if one of the events (as defined in the shareholder rights plan agreement) occurs.

Note 20. Retained earnings
Prior to January 31, 2006, MFC was a wholly-owned subsidiary of KHD. Following its parent company, MFC prepared its financial statements in conformity with Canadian GAAP which conformed in all material respects with those of IFRS, except for the accounting for securities at fair value through profit or loss.
Under IFRS, securities at fair value through profit or loss are marked to market with changes in fair value are debited or credited to profit and loss account. Under the Canadian GAAP prior to January 1, 2007, the short-term securities were recorded at the lower of cost or market. The accounting difference between Canadian GAAP and IFRS with respect to the short-term securities held by the Group as of December 31, 2005 has been reconciled in Note 1(d).
Note 21. Consolidated statement of operations
Revenues
The majority portion of the revenues are derived from sales of commodities and natural resources and the related logistics business. The remaining portion are derived from provision of consulting and financial services and net gain on the securities.
The Group’s revenues also included the following items:

	2007	2006
Interest income	$10,513	$3,457
Dividend income	4,066	438
Gains on securities at fair value through profit or loss*	27,150	25,263
Realized gain on available-for-sale securities	55	—
Gains on sales of subsidiaries and an equity method investee	7,479	—
Fair value gain on derivatives	1,559	—

*	including a holding gain on change in fair value of securities of $9,842 in 2007
Expenses
The Group recognized a valuation allowance for inventory of $1,101 and $nil, respectively, in 2007 and 2006. The Group recognized impairment losses on its loans and receivables of $3,487 and $4,005, respectively, in 2007 and 2006. In 2006, the Group recognized impairment losses of $5,231 on its long-term securities. These impairment losses were included in cost of sales.
Note 22. Income taxes
MFC is a company organized under the laws of Barbados and is licensed as an “international business company” under the Barbados International Business Companies Act, 1991 (as amended). As an international business company MFC is subject to Barbados income tax at regressive rates ranging from 2.5% to 1%; such rates being 2.5% on all profits and gains up to Barbados dollars (“Bds”) $10,000, 2% on all profits and gains exceeding Bds$10,000 but not exceeding Bds$20,000, 1.5% on all profits and gains exceeding Bds$20,000 but not exceeding Bds$30,000 and 1% on all profits and gains in excess of Bds$30,000. Barbados does not levy any form of tax on capital gains, nor does it subject MFC to tax on earnings of foreign corporations in which MFC has an equity interest. As at December 31, 2007, Bds$2 approximated $1.

A reconciliation of the provision for income taxes calculated at applicable statutory rates in Barbados to the provision in the consolidated statements of income is as follows:

	2007	2006
Income before income taxes and minority interests from continuing operations	$49,858	$15,246

Computed provision for income taxes at statutory rates	$1,246	$381
Increase (decrease) in taxes resulting from:
Statutory tax rate differences	2,546	(948)
Non-taxable income	(2,655)	(701)
Non-deductible expense	2,473	2,849
Permanent differences: capital gains	(3,259)	(910)
Change in valuation allowance	348	170
Other, net	125	16

Provision for income taxes	$824	$857

Consisting of:
Current taxes	$741	$368
Deferred taxes	83	489

	$824	$857

The tax effect of temporary differences and tax loss carryforwards that give rise to significant components of deferred tax assets and liabilities are as follows:

	2007	2006
Tax loss carryforwards	$676	$261
Other	(293)	(111)
Valuation allowance	(169)	—

	$214	$150

Deferred tax assets and liabilities are included in the consolidated balance sheet as follows:
Deferred tax assets	$368	$318
Deferred tax liabilities	(154)	(168)

Net deferred tax assets	$214	$150

In assessing the realizability of future tax assets, management considers whether it is more likely than not that some portion or all of the future tax assets will be realized. The ultimate realization of future tax assets is dependent upon the generation of future taxable income during the periods in which those temporary differences become deductible or before the tax loss carryforwards expire. Management considers the scheduled reversal of future tax liabilities, projected future taxable income and tax planning strategies in making this assessment. Management believes it is more likely than not that the Group will realize the benefits of these future income tax assets, net of the valuation allowances.
At December 31, 2007, the Group had estimated accumulated non-capital losses which expire in the following countries as follows:

Country	Amount	Expiration dates
Austria	$2,025	Indefinite
Canada	397	2037
China	143	2012
Note 23. Earnings per share
Earnings per share data for years ended December 31 is summarized as follows:

	2007	2006
Profit attributable to shareholders of Class A common shares	$48,492	$14,223
Effect of dilutive securities: Interest on convertible bonds	179	180

Diluted earnings	$48,671	$14,403

	Number of shares
	2007	2006
Weighted average number of common shares outstanding — basic	17,044,229	15,307,118
Effect of dilutive securities:
convertible bonds	6,265,664	2,736,293

Weighted average number of common shares outstanding — diluted	23,309,893	18,043,411

Note 24. Consolidated statement of cash flows
The consolidated statement of cash flows is prepared in accordance with IAS 7, Cash Flow Statements.
Supplemental disclosure with respect to consolidated statements of cash flows
Interest paid on a cash basis was $10,042 and $5,171 in 2007 and 2006, respectively. Income tax paid on a cash basis was $319 and $131 in 2007 and 2006, respectively.
Interest received on a cash basis was $10,438 and $3,684 in 2007 and 2006, respectively. Dividend received on a cash basis was $2,990 and $438 in 2007 and 2006, respectively.
In addition to nonmonetary transactions that are disclosed elsewhere in the consolidated financial statements, the Group had the following significant nonmonetary transactions in 2007: (1) the Group settled a payable of $2,296 due to an affiliate by delivery of certain trading securities at their fair market value; (2) the Group acquired short-term available-for-sale securities with fair market value of $8,878 from the affiliate by issuing a promissory note; and (3) the Group settled the promissory of $8,878 by delivery of certain trading securities at the fair value. The Group did not have significant nonmonetary transactions in 2006.
Note 25. Related party transactions
In the normal course of its operations, the Group enters into transactions with related parties which include affiliates which the Group has a significant equity interest (10% or more) in the affiliates or has the ability to influence the affiliates’ operating and financing policies through significant shareholding, representation on the board of directors, corporate charter and/or bylaws. In the normal course of business, the Group enters into sales, service and financing transactions with these related parties. All transactions with related parties are conducted on the same commercial terms that are normally conducted with unrelated third parties.
In addition to transactions disclosed elsewhere in these consolidated financial statements, the Group had the following transactions with affiliates:

Year ended December 31	2007	2006
Sales of goods	$2,172	$37,372
Interest income	1,436	69
Fee income	5,763	2,323
Dividend income	3,982	389
Purchases of goods	103,025	208,282
Interest expense*	3,853	50
General and administrative/fee expense	260	368

*	including interest on MFC Preferred Shares
Furthermore, the Group recognized credit losses of $1,593 and $1,118, respectively, relating to receivables from affiliates in 2007 and 2006. In 2007, the Group acquired common shares of $64 in a non-wholly-owned subsidiary from an affiliate and sold an investment in a private company to the same affiliate for $50. The Group also paid management fees of $53 and $72, respectively, in 2007 and 2006 to a corporation of which one of MFC’s former directors (who resigned in October 2007) is an officer.

Note 26. Commitments and contingencies
Leases
Future minimum commitments under long-term non-cancellable leases are as follows:

Year	Amount
2008	$954
2009	556
2010	22
2011	10
2012	—
Thereafter	—

$1,542

Rent expense was $984 and $766 for the years ended December 31, 2007 and 2006, respectively.
Litigation
The Company and its subsidiaries are subject to litigation in the normal course of business. Management considers the aggregate liability which may result from such litigation not material at December 31, 2007.
Guarantees
As at December 31, 2007, the Group had issued guarantees up to a maximum of $371,737 to its trading and financing partners in the normal course of its commodities and natural resources trading activities. As of December 31, 2007, $59,809 has been used and outstanding, and there has been no claim against the guarantees.
Commitment
The Group has granted a credit facility up to $20,000 to an affiliate, of which $12,852 had been drawn and outstanding as at December 31, 2007. The credit facility is to expire on December 31, 2012 or, if extended, June 30, 2013 (Note 3).
As at December 31, 2007, the Group had open purchase contracts aggregating $2,399 and open sale contracts aggregating $8,750, with respect to its commodities and natural resources trading.

Note 27. Financial instruments
The fair value of financial instruments at December 31 is summarized as follows:

	2007		2006
		Fair		Fair
	Carrying amount	value	Carrying amount	value
Financial Assets
At fair value through profit or loss:
Cash and cash equivalents	$183,903	$183,903	$99,078	$99,078
Short-term securities	39,904	39,904	36,603	36,603
Derivative assets	458	458	—	—
Loans and receivables:
Loans	13,861	15,319	7,587	7,587
Current receivables*	35,494	35,494	28,587	28,587
Non-current receivables	972	972	625	625
Available-for-sale securities that have a quoted market price in an active market:
Short-term securities	5,811	5,811	—	—
Long-term securities	4,528	4,528	3,370	3,370
Available-for-sale instruments that do no have a quoted market price in an active market:
Long-term securities, unlisted	1,461	1,461	33	33
Restricted stock:
Short-term securities	269	269	184	184
Long-term securities	9,357	9,357	9,357	9,357
Fair value hedge:
Derivative assets	1,101	1,101	—	—
Financial Liabilities
Other financial liabilities:
Current financial liabilities	85,185	85,185	53,000	53,000
Payables and accrued expenses	56,716	56,716	36,879	36,879
Debt	28,068	26,212	4,910	4,855
Long-term financial liabilities	9,357	9,357	9,357	9,357
MFC Preferred Shares	91,956	91,956	77,976	77,976

*	not including derivative financial instruments
The fair value of cash and cash equivalents is based on reported market value. The fair values of listed investments are based on quoted market prices. The unlisted securities are based on their estimated net realizable values. The fair values of current receivables, financial liabilities and payables and accrued expenses, due to their short-term nature and normal trade credit terms, approximate their carrying values. The fair values of non-current receivables, long-term debt and long-term financial liabilities are determined using discounted cash flows at prevailing market rates of interest for a similar instrument with a similar credit rating. The fair values of the derivative financial instruments are based on a quoted price or the Group’s valuation techniques if the quoted price is not available. The fair values of MFC Preferred Shares are determined by the Group’s valuation process. Restricted stock is not considered to be quoted in an active market and their carrying amounts are deemed to be their fair values. The long-term financial liability and the long-term restricted securities offset each other.
Generally, management of the Group believes that the current financial assets and financial liabilities, due to their short-term nature, do not pose significant financial risks. The Group uses various financial instruments to manage its exposure to various financial risks. The policies for controlling the risks associated with financial instruments include, but are not limited to, standardized company procedures and policies on matters such as hedging of risk exposures, avoidance of undue concentration of risk and requirements for collateral (including letters of credit) to mitigate credit risk.
Many of the Group’s strategies, including the use of derivative instruments and the types of derivative instruments selected by the Group, are based on historical trading patterns and correlations and the Group’s management’s expectations of future events. However, these strategies may not be fully effective in all market environments or against all types of risks. Unexpected market developments may affect the Group’s risk management strategies during this time, and unanticipated developments could impact the Group’s risk management strategies in the future. If any of the variety of instruments and strategies the Group utilizes are not effective, the Group may incur losses.
The nature of the risk that the Group’s financial instruments are subject to is set out in the following table:

Risks
Market risks
Financial instrument	Credit	Liquidity	Currency	Interest rate	Other price
Cash and cash equivalents	X		X	X
Securities			X	X	X
Derivative assets	X	X	X		X
Loans and receivables	X		X	X
Financial liabilities		X	X
Payables and accrued expenses		X	X
Long-term debt			X	X
MFC Preferred Shares			X
Interest rate risk
Interest rate risk is the risk that the fair value or future cash flows of a financial instrument will fluctuate due to changes in market interest rates. Short-term financial assets and financial liabilities are generally not exposed to interest rate risk, because of their short-term nature. The majority of the Group’s long-term debt is not exposed to interest rate cash flow risk as the interest rate has been fixed, though they are exposed to interest rate price risk.
Sensitivity analysis:
At December 31, 2007, if interest rates at that date had been 50 basis points (0.50% per annum) lower or higher with all other variables held constant, there would have been no material impact on the Group’s after-tax net income or other components of equity.
Credit risk
Credit risk is the risk that one party to a financial instrument will fail to discharge an obligation and cause the other party to incur a financial loss. Financial instruments which potentially subject the Group to concentrations of credit risk consist of cash and cash equivalents, derivatives and loans and receivables. The Group has deposited the cash and cash equivalents with reputable financial institutions, from which management believes the risk of loss to be remote. The Group has trade receivables from various entities including customers and affiliates and they are not concentrated in any specific geographic area. Management does not believe that any single customer or geographic region represents a significant credit risk. Credit risk concentration with respect to trade receivables is limited due to the Group’s large and diversified customer base. Credit risk from trade receivables is remote since the customers generally have high credit quality and/or provide letters of credit, bank guarantees, credit insurance and other credit enhancements. The credit ratings are performed by the Group internally. Generally, the trade receivables are factored under a non-recourse financing agreement with a bank upon invoicing.
The credit period for trade receivables is between 14-175 days, depending on product type, sale market and export country. As at December 31, 2007, and the Group provided for an allowance for credit losses of $3,021 for the past due accounts.
The Group had a few loans outstanding as at December 31, 2007. The Group from time to time makes loans to affiliates or third parties as part of the Group’s propriety investments. Due to the nature of the propriety investments which involve a great deal of work to analyze and monitor a company’s business and financial information, management does not believe that any single borrower represents a significant credit risk.

The maximum credit risk exposure as at December 31, 2007 is computed as follows:

Amounts recognized on the consolidated balance sheet
Cash and cash equivalents	$183,903
Derivative assets	1,559
Loans and receivables	50,327

235,789

Amount of credit facility committed but not drawn (Note 26)	7,148
Amount of indebtedness due from KHD and offset by MFC Preferred Shares (Note 18)	37,446
Guarantees (Note 26)	371,737

Maximum credit risk exposure	$652,120

As at December 31, 2007, the Group had issued guarantees up to a maximum of $371,737 to its trading and financing partners in the normal course of its commodities and natural resources trading activities. As of December 31, 2007, $59,809 has been used and outstanding, and there has been no claim against the guarantees. In the past two years, no claim has been made against the guarantees issued by the Group. Typically, these guarantees are issued on behalf of the Group’s trading and financing partners and, in case of non-performance by a trading or financing partner and a claim is made against the Group, the Group can make the claim against the defaulting trading or financing partner to recover the loss.
Currency risk
Currency risk is the risk that the value of a financial instrument will fluctuate due to changes in foreign exchange rates. Currency risk does not arise from financial instruments that are non-monetary items or from financial instruments denominated in the functional currency. The Group operates internationally and is exposed to risks from changes in foreign currency rates, particularly Euros and U.S. dollars. In order to reduce the Group’s exposure to foreign currency risk, the Group may use foreign currency forward contracts and options to protect its financial position. As at December 31, 2007 and 2006, the Group did not have any currency derivative financial instruments outstanding.
Sensitivity analysis:
The major trading currencies of the Group are U.S. dollars and Euro.
At December 31, 2007, if the U.S. dollar had weakened 10% against the local functional currencies with all other variables held constant, after-tax net income for the year would have been $5,687 higher. Conversely, if the U.S. dollar had strengthened 10% against the local functional currencies with all other variables held constant, after-tax net income would have been $4,585 lower. The reason for such change is primarily due to certain Euro- and Canadian dollar-denominated financial assets held an entity whose functional currency is U.S. dollars. There would have been no material impact on other components of equity in either case.
At December 31, 2007, if the Euro had weakened 10% against the local functional currencies with all other variables held constant, after-tax net income for the year would have been $3,986 lower. Conversely, if the Euro had strengthened 10% against the local functional currencies with all other variables held constant, after-tax net income would have been $3,982 higher. The reason for such change is primarily due to certain Euro-denominated financial assets held by entities whose functional currency is not Euros. There would have been no impact on other components of equity in either case.
Other price risk
Other price risk is the risk that the value of a financial instrument will fluctuate as a result of changes in market prices, whether those changes are caused by factors specific to the individual instrument or its issuer or factors affecting all instruments traded in the market. The Group’s other price risk includes equity price risk with respect to the Group’s investments in securities. The Group does not hold any asset-backed securities.
The Group buys and sells commodities future contracts on the London Metal Exchange. These contracts usually meet the conditions for fair value hedges as stipulated in IAS 39 and management concludes that these fair value hedges are highly effective in achieving offsetting changes in fair value attributable to the hedged risk, consistently with the originally documented risk management strategy for that particular hedging relationship. Accordingly, the

Group does not have any material commodities price risk with respect to its commodities derivative contracts because any fair value change on the hedging instrument will be offset by the change in the carrying amount of the hedged item.
Sensitivity analysis:
At December 31, 2007, if the equity price in general had weakened 10% with all other variables held constant, after-tax net income for the year would have been $3,816 lower, and other components of equity would have been $978 lower. Conversely, if the equity price in general had strengthened 10% with all other variables held constant, after-tax net income would have been $3,702 higher, and other components of equity would have been $978 higher.
Liquidity risk
Liquidity risk is the risk that an entity will encounter difficulty in raising funds to meet commitments associated with financial instruments. The Group is not subject to material liquidity risks because of its strong cash balance and working capital position.
Generally, trades payables are due within 60 days and other payables and accrued expenses are due within one year. Please also refer to Note 16 for debt maturity schedule.
As of December 31, 2007, the Group did not have significant purchase obligations (Note 26).
The Company has granted a credit facility up to $20,000 to an affiliate, of which $12,852 had been drawn and was outstanding as at December 31, 2007. An amount of $7,148 can be drawn by the affiliate at any time.
Cash flow risk
Cash flow risk is the risk that future cash flows associated with a monetary financial instrument will fluctuate in amount. The Group is not exposed to material cash flow risk as the Group does not have significant long-term floating interest rate financial assets and financial liabilities.
Concentration risk
Management determines the concentration risk threshold amount as any single financial asset (or liability) exceeding 10% of the aggregate financial assets (or liabilities) in the Group’s consolidated balance sheet. The Group identified that MFC Preferred Shares represented a material concentration risk as at December 31, 2007, which had a carrying value of $91,956. The sole holder of MFC Preferred Shares is KHD. There is one common director between MFC and KHD. MFC Preferred Shares are share capital in legal format, although they are classified and presented as financial liabilities in the consolidated financial statements in accordance with IAS 32.
The Group regularly maintains cash balances in financial institutions in excess of insured limits. The Group has deposited the cash and cash equivalents with reputable financial institutions, and management believes the risk of loss to be remote.
In addition to information disclosed elsewhere in these financial statements, the Group had significant items of income, expenses, and gains and losses resulting from financial assets and financial liabilities which were included in the result of operations in 2007 as follows:

	2007
Net gains on financial liabilities measured at amortized cost (debt extinguishment)	$466
Total interest income on financial assets not at fair value through profit or loss	1,437
Total interest expense on financial liabilities not at fair value through profit or loss	4,149	*
Total dividend income on financial assets at fair value through profit or loss	84
Total dividend income on financial assets classified as available-for-sale	2,366
Fee income arising from financial assets that are not at fair value through profit or loss	4,218
Fee expense arising from financial liabilities that are not at fair value through profit or loss	10

*	including expense of $3,853 on MFC Preferred Shares

Note 28. Segment information
The Group has one principal business which is merchant banking business whose principal activities focus on provision of financial services. This includes financial advisory services, proprietary investing and trading activities on an international basis which are facilitated by the Group’s trading subsidiaries. The Group seeks investments in many industries, emphasizing those business opportunities where the perceived intrinsic value is not properly recognized. The Group uses its financial and management expertise to add or unlock value within a relatively short time period. The Group also trades in commodities and natural resources, engages in logistics business and provides trade financing. The business activities of the financial services and trading are integrated and interdependent as the Group deals with some of its major clients or customers in both financial services and trading activities. Services to these clients and customers share the use of the same pool of human and capital resources with respect to finance, accounting, general support and risk management.
The Group also has trading in medical equipment, instruments and supplies. The Group does not consider this trading activity as a reportable segment as none of its revenue, profit or loss and assets, both individually and in aggregate, results in 10% or more of the combined revenue, profit or loss or assets.
The Company is incorporated in Barbados and maintains an office in Hong Kong SAR, China. The majority of merchant banking activities are conducted through its office in Europe.
The following table presents revenues by geographic areas based upon the customers’ location:

	2007	2006
Africa	$3,551	$189
Asia	35,935	26,544
Europe	450,919	405,789
North America	53,543	10,038

	$543,948	$442,560

There were no revenue concentrations by customer in 2007 and 2006.
The following table presents non-current assets (other than financial instruments, deferred tax assets) by geographic area based upon the location of the assets:

	2007	2006
Asia	$284	$215
Europe	4,938	4,511
North America	524	—

	$5,746	$4,726

Note 29. Information about members of the board of directors
The following table set forth the names of MFC’s directors as at December 31, 2007:

Director	Residency
Michael Smith	Hong Kong SAR, China
Eugene Chen	Shanghai, China
Ravin Prakash	New Delhi, India
During 2007, the Group did not pay any director fees, nor grant any stock options to its directors. At December 31, 2007, the directors beneficially owned the following Class A common shares in the Company:

Director	Number of shares
Michael Smith	85,000
Eugene Chen	None
Ravin Prakash	None
Note 30. Number of employees
As of December 31, 2007, the Group had 119 employees.

APPENDIX “C”
MASS FINANCIAL CORP.
UNAUUDITED INTERIM CONSOLIDATED FINANCIAL STATEMENTS
FOR THE SIX MONTHS ENDED JUNE 30, 2010

MASS FINANCIAL CORP.
CONSOLIDATED BALANCE SHEETS
June 30, 2010 and December 31, 2009
(U.S. Dollars in Thousands)
(Unaudited)

	June 30,	December 31,
	2010	2009
ASSETS
Current Assets
Cash and cash equivalents	$235,312	$329,554
Securities	17,171	17,196
Restricted cash	2,125	2,466
Loan receivable	12,723	111
Trade and other receivables	27,110	19,778
Inventories	50,759	46,197
Properties for sale	11,675	13,616
Tax receivables	1,747	3,138
Prepaid and other	17,935	5,211

Total current assets	376,557	437,267

Non-current Assets
Restricted cash	28	29
Securities	13,421	5,880
Securities, restricted	—	9,357
Property, plant and equipment	25,280	5,460
Investment property	35,595	41,290
Goodwill	4,793	5,657
Deferred tax assets	3,539	3,317
Equity method investments	4,921	4,074

Total non-current assets	87,577	75,064

	$464,134	$512,331

LIABILITIES
Current Liabilities
Financial liabilities, short-term bank loans	$102,978	$141,016
Trade and other payables and accrued expenses	44,233	45,714
Provisions	1,090	959
Income tax liabilities	840	933
Long-term debt, current portion	1,921	16,071

Total current liabilities	151,062	204,693

Long-term liabilities
Long-term debt, less current portion	50,922	58,097
Financial liabilities	—	9,357
Decommissioning and restoration liabilities	972	—
Deferred tax liabilities	1,953	1,367
Note payable	—	1,672

Other non-current liabilities	26,171	25,829

Total long-term liabilities	80,018	96,322

Total Liabilities	231,080	301,015

EQUITY
Shareholders’ equity
Common stock, net	47,032	46,132
Equity component of convertible debt	620	800
Other reserves	(11,221)	(3,073)
Retained earnings	178,931	166,461

Total shareholders’ equity	215,362	210,320
Noncontrolling interests	17,692	996

Total equity	233,054	211,316

	$464,134	$512,331

The accompanying notes are an integral part of these consolidated financial statements.

MASS FINANCIAL CORP.
CONSOLIDATED STATEMENTS OF OPERATIONS
For Six Months Ended June 30, 2010 and 2009
(U.S. Dollars in Thousands, Except Per Share Amounts)
(Unaudited)

	2010	2009
Revenues from sales, services and other	$170,635	$210,599
Share of the results of associates and joint ventures	3,066	1,898

Total revenues	173,701	212,497

Expenses
Cost of sales	139,907	124,577
General and administrative	13,767	14,884
Interest	4,787	4,920
Other	2,901	3,278

	161,362	147,659

Operating profit	12,339	64,838

Other items
Currency transaction gain (loss)	1,843	(3,836)

Profit before income taxes	14,182	61,002
Provision for income taxes	(805)	(482)

Net income	$13,377	$60,520

Attributable to:
Shareholders of Mass Financial Corp.	$12,470	$60,331
Non-controlling interests	907	189

	$13,377	$60,520

Earnings per share
basic	$0.56	$2.97

diluted	$0.48	$2.22

Number of weighted average shares outstanding, basic	22,244,083	20,333,696

Number of weighted average shares outstanding, diluted	26,478,659	27,264,252

The accompanying notes are an integral part of these consolidated financial statements.

MASS FINANCIAL CORP.
CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME
For Six Months Ended June 30, 2010 and 2009
(U.S. Dollars in Thousands)
(Unaudited)

	2010	2009
Net income	$13,377	$60,520

Net income (loss) recognized directly in equity:
Net exchange translation differences	(4,605)	2,538
Gains (loss) on available-for-sale securities	(3,749)	710

	(8,354)	3,248

Total comprehensive income for the period	$5,023	$63,768

Attributable to:
Shareholders of Mass Financial Corp.	$4,322	$63,570
Minority interests	701	198

	$5,023	$63,768

The accompanying notes are an integral part of these consolidated financial statements.

MASS FINANCIAL CORP.
CONSOLIDATED STATEMENTS OF CHANGES IN EQUITY
For Six Months Ended June 30, 2010 and 2009
(U.S. Dollars in Thousands)
(Unaudited)

	Shareholders’ equity
				Other reserves
	Common stock						Treasury stock
			Equity component	Foreign	Available-for-sale
	Number		of convertible	exchange	fair value	Retained	Number			Non-controlling
	of Shares	Amount	debt	reserve	reserve	Earnings	of shares	Amount	Total	interests	Total equity
As at December 31, 2009	26,107,401	$76,296	$800	$1,784	$(4,857)	$166,461	(4,461,187)	$(30,164)	$210,320	$996	$211,316
Conversion of bonds	1,071,429	900	(180)	—	—	—	—	—	720	—	720
Business combination	—	—	—	—	—	—	—	—	—	15,995	15,995
Net income	—	—	—	—	—	12,470	—	—	12,470	907	13,377
Fair value gains taken to equity	—	—	—	—	(3,751)	—	—	—	(3,751)	2	(3,749)
Exchange translation difference	—	—	—	(4,397)	—	—	—	—	(4,397)	(208)	(4,605)

As at June 30, 2010	22,178,830	$77,196	$620	$(2,613)	$(8,608)	$178,931	(4,461,187)	$(30,164)	$215,362	$17,692	$233,054

As at December 31, 2008	24,528,642	$51,239	$1,000	$516	$(12,172)	$108,576	(5,889,421)	$(33,149)	$116,010	$1,524	$117,534
Cancellation of treasury stock	(1,800,000)	(6,568)	—	—	—	—	1,800,000	6,568	—	—	—
Net income	—	—	—	—	—	60,331	—	—	60,331	189	60,520
Fair value gains taken to equity	—	—	—	—	716		—	—	716	(6)	710
Exchange translation difference	—	—	—	2,523	—	—	—	—	2,523	15	2,538

As at June 30, 2009	22,728,642	$44,671	$1,000	$3,039	$(11,456)	$168,907	(4,089,421)	$(26,581)	$179,580	$1,722	$181,302

The accompanying notes are an integral part of these consolidated financial statements.

MASS FINANCIAL CORP.
CONSOLIDATED STATEMENTS OF CASH FLOWS
For Six Months Ended June 30, 2010 and 2009
(U.S. Dollars in Thousands)
(Unaudited)

	2010	2009
Cash flows from operating activities
Net income	$13,377	$60,520
Adjustments for:
Amortization and depreciation	700	451
Share of the results of associates and joint ventures	(3,066)	(1,898)
Currency transaction (gain) loss	(1,841)	3,836
(Gains) losses on securities at fair value through profit or loss	1,780	(1,914)
(Gains) losses on long-term securities and subsidiaries	(58)	594
Extinguishment of preferred share liability	—	(49,142)
Bad debt expense (recovery)	(2)	225
Deferred income taxes	(149)	51
Warrants received for fees	(3,025)	—
Mark-to-market valuation adjustment on inventories	(4,173)	—
Debt settlements	—	(15,335)
Changes in operating assets and liabilities, net of effects of acquisitions and dispositions:
Short-term securities	(2,588)	(6,041)
Restricted cash	339	15,794
Trade receivables	(9,427)	6,271
Receivables, other	7,617	4,968
Inventories	(4,037)	12,637
Prepaid and other	(12,053)	(9,425)
Trade and other payables and accrued expenses	(2,716)	(11,563)
Financial liabilities, short-term trading loans	(19,332)	38,320
Other	429	443

Cash flows (used in) provided by operating activities	(38,225)	48,792

Cash flows from investing activities
Net increase in loans	(12,612)	(11,779)
(Purchase) sales of long-term securities, net	(11,289)	47
Purchases of property, plant and equipment, net	(398)	(1,263)
Purchases of investment property	—	(249)
Purchases of subsidiary, net of cash acquired	(1,621)	—
Distributions from joint ventures, net	2,169	2,356

Cash flows (used in) provided by investing activities	(23,751)	(10,888)

Cash flows from financing activities
Borrowings	—	3,994
Debt repayments	(11,603)	(3,729)

Cash flows (used in) provided by financing activities	(11,603)	265

Exchange rate effect on cash and cash equivalents	(20,663)	4,961

Increase in cash and cash equivalents	(94,242)	43,130
Cash and cash equivalents, beginning of period	329,554	201,622

Cash and cash equivalents, end of period	$235,312	$244,752

Cash and cash equivalent at end of period consisted of:
Cash and deposits	$233,970	$203,252
Money market funds	1,342	41,500

	$235,312	$224,752

The accompanying notes are an integral part of these consolidated financial statements.

MASS FINANCIAL CORP.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
June 30, 2010
(Unaudited)
Note 1. Basis of Presentation
The interim consolidated financial statements include the accounts of Mass Financial Corp. (“MFC”) and its subsidiaries (collectively, the “Company” or the “Group”). The notes are stated in United States dollars (except for per share amounts or unless otherwise indicated), as rounded to the nearest thousands.
The interim period consolidated financial statements have been prepared by the Company in accordance with International Financial Reporting Standards (“IFRS”), which include International Accounting Standards (“IAS”) and Interpretations adopted by the International Accounting Standards Board (the “IASB”). The preparation of financial statements is based on accounting principles and practices consistent with those used in the preparation of the most recent annual financial statements. Certain information and footnote disclosure normally included in the consolidated financial statements prepared in accordance with IFRS have been condensed or omitted. These interim consolidated financial statements should be read together with the audited consolidated financial statements and the accompanying notes included in the Company’s latest annual report.
The preparation of financial information requires the use of estimates and assumptions about future conditions. Use of available information and application of judgment are inherent in the formation of estimates. Management’s best estimates are based on the facts and circumstances available at the time estimates are made, historical experience, general economic conditions and trends, and management’s assessment of probable future outcomes of these matters. These estimates and assumptions affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the period.
The measurement procedures followed in the interim financial statements are designed to ensure that the resulting information is reliable and that all material financial information that is relevant to an understanding of the financial position or performance of the Company is appropriately disclosed. While measurements in both annual and interim financial statements are often based on reasonable estimates, the preparation of interim financial statements generally requires a greater use of estimation methods than annual financial statements. Actual results in the future could differ from these estimates, and such differences could be material.
In the opinion of the Company, its interim consolidated financial statements contain all normal recurring adjustments necessary in order to present a fair statement of the results of the interim periods presented. The results of the periods presented herein may not be indicative of the results for the entire year. There is no impact from seasonality or cyclicality on the Company’s interim operations.
The condensed interim consolidated financial statements have not been audited or reviewed by the Company’s auditors.
Certain prior period amounts have been reclassified to conform to the current period’s presentation.
Note 2. Nature of Business
The Group is in the merchant banking business and its principal activities focus on provision of financial services. This includes proprietary investing and trading activities on an international basis which are facilitated by the Group. The Group seeks investments in many industries, emphasizing those business opportunities where the perceived intrinsic value is not properly recognized. The Group uses its financial and management expertise to add or unlock value. The Group also purchases commodities, properties and provides trade financing.
The Group’s operations include commodities and properties, principally for its own account. To a lesser extent, the Group also acts as an agent for clients. The commodities, financing and properties are primarily conducted through subsidiaries.

Note 3. Foreign Currency Translation and Transaction
The presentation currency (or reporting currency) of MFC is United States dollars. Where the financial statements of subsidiaries are presented in a currency other than United States dollars, their reported figures are translated into United States dollars. Pursuant to IAS 21, the Effects of Changes in Foreign Exchange Rates, assets, liabilities, contingent liabilities and other financial obligations of self-sustaining subsidiaries are translated at the closing rate at the date of the balance sheet and revenues and expenses are translated at exchange rates at the dates of the transactions. The resulting currency translation adjustments are recognized as a separate component of equity and do not affect earnings.
Transaction gains and losses that arise from exchange rate fluctuations on transactions denominated in a currency other than the local functional currency are included in the consolidated statements of operations.
Note 4. Accounting Policies
In 2010, the Group adopted the following standards and amendments to existing standards which are effective in the current accounting period and relevant to its operations:

IFRS 3 (Revised)	Business Combinations
Amendments to IAS 27	Consolidated and Separate Financial Statements
Amendments to IFRS 39	Eligible Hedged Items
IFRC 17	Distribution of Non-cash Assets to Owner
With the exception of IFRS 3 (Revised) and amendments to IAS 27, there are no changes in accounting policies that affect the Group’s financial statements resulting from adoption of the above standards and amendments.
Business Combinations
Pursuant to IFRS 3 (Revised), a business combination is generally accounted for by applying the acquisition method whereby the identifiable assets acquired and the liabilities assumed are measured at their acquisition-date fair values.
IFRS 3 (Revised) and the related amendment to IAS 27 provide guidance for applying the acquisition method for business combinations. The major changes from the previous standards include: the immediate expensing of all acquisition-related costs, the inclusion in the cost of acquisition of the fair value at acquisition date of any contingent purchase consideration, the remeasurement of previously held equity interest in the acquiree at fair value in a business combination achieved in stages, and accounting for changes in a parent’s ownership interest in a subsidiary undertaking that do not result in the loss of control as equity transactions. The adoption of IFRS 3 (Revised) and the related amendment to IAS 27 has resulted in changes in the accounting policies for goodwill and change in attributable interests in subsidiary undertakings. Until December 31, 2009, acquisition-related costs were included in the cost of a business combination; contingent purchase consideration was recognized in goodwill as incurred; the cost of each exchange transaction in a business combination achieved in stages was compared with the fair values of the acquiree’s identifiable net assets to determine the amount of goodwill associated with that transaction; the difference between the cost of acquisition and the carrying amount of the proportion of minority interest acquired in respect of an increase in attributable interest in a subsidiary undertaking was recognized as goodwill or credited to profit and loss as discount on acquisition, where appropriate; and the difference between the proceeds and the carrying amount of the proportion sold in respect of a decrease in attributable interest in a subsidiary undertaking was recognized as profit or loss on disposal. The Group continues to measure non-controlling interest in an acquiree in a business combination at the non-controlling interest’s proportionate share of the acquiree’s identifiable net assets.
If the initial accounting for a business combination is incomplete by the end of the reporting period in which the combination occurs, the Group shall report in its financial statements provisional amounts for the items for which the accounting is incomplete. During the measurement period, the Group shall retrospectively adjust the provisional amounts recognised at the acquisition date to reflect new information obtained about facts and circumstances that existed as of the acquisition date and, if known, would have affected the measurement of the amounts recognised as of that date. During the measurement period, the Group shall also recognise additional assets or liabilities if new information is obtained about facts and circumstances that existed as of the acquisition date and, if known, would have resulted in the recognition of those assets and liabilities as of that date. The measurement period ends as soon as the Group receives the information it was seeking about facts and circumstances that existed as of the acquisition date or learns that more information is not obtainable. However, the measurement period shall not exceed one year from the acquisition date.
Interest in a Joint Venture
In connection with an acquisition of an energy company (see Note 5), the Group conducts certain energy activities through joint ventures where the ventures have a direct ownership interest in, and jointly control, the assets of the venture. The Group recognizes, on a line-by-line basis in the consolidated financial statements, its share of the assets, liabilities, income and expenses of these jointly controlled assets.
Note 5. Acquisition of a Subsidiary
In a series of transactions, which were completed on June 30, 2010, MFC subscribed for approximately 17.8% of the common shares of Canoro Resources Ltd. (“Canoro”) for cash of $3,163 under a private placement and acquired approximately 35.1% of the common shares for cash of $11,766 under a rights offering. As a result, MFC currently owns and controls approximately 52.9% of the total outstanding common shares and commenced to consolidate the acquiree from June 30, 2010.
In addition, pursuant to an investment agreement with respect to the rights offering, MFC received 34,692,791 warrants, each exercisable within six months into one common share at a subscription price of CAN$0.10 per share.
Pursuant to a credit agreement, MFC has granted a facility up to $35,000 for a term of two years and a structured facility up to $40,000 for a term of five years. The loans are convertible into the common shares and are secured by all the assets. No facility was drawn at June 30, 2010.
The acquisition was accounted for as a business combination pursuant to IFRS 3 (Revised). The subsidiary operates energy business and has resources in India. The reason of the acquisition is to develop energy projects. The aggregated cost of the acquisition (including warrants) totaled $17,964. The fair value of the assets acquired and liabilities assumed at the acquisition date was allocated as follows:

Cash	$13,319
Other current assets	8,937
Property, plant and equipment	20,458
Current liabilities	(7,783)
Non-current liabilities	(972)
Non-controlling interests	(15,995)

Total identifiable net assets acquired	$17,964

Total consideration transferred	$17,964

This business combination was not considered as a material business combination. No intangible assets were recognized.
The consolidated revenue and net income for the current reporting period would be $177,054 and $10,726, respectively, had the subsidiary been acquired as of January 1, 2010.
The initial accounting for the business combination of the subsidiary is incomplete by June 30, 2010 as a result of certain litigations (see Note 9) and, therefore, the amounts for the balance sheet items are provisional only. The provisional amounts recognized at the acquisition date shall be retrospectively adjusted during the measurement period to reflect new information to be obtained. The measurement period should not exceed June 30, 2011.
Note 6. Current Financial Liabilities
Short-term bank loans comprised the following at June 30, 2010:

Short-term bank loans	$94,208
Structured trade finance	8,770

$102,978

As at June 30, 2010, the Group had credit facilities aggregating $396,767 for its commodities activities as follows:
The Group had credit facilities aggregating $292,306, of which $91,925 were for structured trade finance (“STF”) and the balance of $200,381 were for either STF or short-term bank loans. Short-term bank loans are used to finance the Group’s day-to-day business, primarily trade financing and activities in commodities. The banks generally charge an interest rate at inter-bank rate plus an interest margin. The facilities are renewable on a yearly basis. STF is a special trade financing. The margin is negotiable when the facility is used.
In addition, the Group had a non-recourse factoring arrangement with a bank up to a credit limit of $104,461 for the Group’s commodities activities, of which $35,764 were used as at June 30, 2010. Generally, the Group factors all of its trade receivable accounts upon invoicing, at inter-bank rate plus a margin. The factoring facility is renewable on a yearly basis.
Note 7. Revenues
The majority portion of the revenues are derived from sales of commodities. The remaining portion are derived from the provision of consulting and financial services and net realized and unrealized gains/losses on the securities.
The Group’s total revenues comprised the following for the six months ended June 30, 2010 and 2009, respectively:

	2010	2009
Commodities	$99,765	$88,103
Trade and financial services	59,209	43,430
Debt settlements	—	15,335
Interest and dividend	3,719	7,475
Extinguishment of preferred share liability	—	49,142
Securities and investment property	1,617	1,155
Equity income	3,066	1,898
Other income	6,325	5,959

Total revenues	$173,701	$212,497

Note 8. Related Party Transactions
In the normal course of its operations, the Group enters into transactions with related parties which include affiliates which the Group has a significant equity interest (10% or more) in the affiliates or which has the ability to influence the affiliates’ or the Group’s operating and financing policies through significant shareholding, representation on the board of directors, corporate charter and/or bylaws. In the normal course of business, the Group enters into sales, service and financing transactions with these related parties. All transactions with related parties are conducted on the same commercial terms that are normally conducted with unrelated third parties.
In addition to transactions disclosed elsewhere in these consolidated financial statements, the Group had the following transactions with affiliates during the period ended June 30, 2010:

Sales of goods	$248
Interest income	171
Fee income	952
Purchase of goods	2,432
Interest expense	16
General and administrative expense	26
As at June 30, 2010, the Group had following balance sheet items with affiliates:

Current loan receivable	$12,723
Trade receivables	40
Other receivables	75
Prepaid and other	12,976
Non-current securities	1,268
Trade payable	448
Other payables and accrued expenses	187

In addition, in March 2010, MFC and the prior owner entered into: (i) an agreement whereby MFC agreed to offset its note payable of $1,672 plus accrued interest thereon against its receivables due from the prior owner; and (ii) agreements whereby MFC agreed to unwind MFC’s restricted securities and the long-term financial liabilities. The transactions resulted in no gain or loss to both parties. Furthermore, in June 2010, MFC granted temporary bridge financing of $8,000 to the affiliate. The affiliate did not pay any interest and fees to MFC in relation to such bridge financing.
Note 9. Changes in Contingent Liabilities Since the Last Annual Balance Sheet
Litigation
The Company and its subsidiaries are subject to litigation in the normal course of business. Management considers the aggregate liabilities which may result from such litigation not material at June 30, 2010, except for the following:
On June 1, 2010, Canoro received a Show Cause Notice (the “Notice”) from the Government of India Ministry of Petroleum and Natural Gas (“MOPNG”) alleging that Canoro had, by way of the transactions under the investment agreement with MFC, violated the Production Sharing Contract (“PSC”) respecting Amguri. On August 14, 2010, Canoro served notice on the MOPNG, referring the matter to an arbitration tribunal. On August 30, 2010, Canoro announced that the MOPNG had provided a notice that it was terminating the Amguri PSC. On August 31, 2010, Canoro obtained an ad interim injunction from the Indian Court prohibiting termination of the Amguri PSC. The ad interim injunction has been granted until November 5, 2010, being the date of the next scheduled hearing of the matter. The question of whether Canoro is in breach of the Amguri PSC remains subject to determination by an arbitration tribunal.
Canoro’s Amguri project is its primary operating asset. A termination of the Amguri PSC may result in the Company losing all or a substantial portion of its investment in the Amguri project, and may have a material adverse affect on the results of operations and financial position of the Company. Based upon its current assessment, management believes that the MOPNG’s termination of the Amguri PSC lacks merit. However, due to the inherent nature of litigation, management can provide no assurances as to the eventual outcome.
Canoro has received an arbitration notice from Assam Company India Ltd. (“ACIL”) in August 2010 subsequent to the High Court directive in the case filed by ACIL for the “Injunction of the Investment agreement with MFC”.
Off-Balance Sheet Guarantees
As at June 30, 2010, the Group had issued guarantees up to a maximum of $26,435 to its trading and financing partners in the normal course of its commodities activities. As of June 30, 2010, $1,929 has been used and outstanding and has not been recorded as liabilities in the consolidated balance sheet. There has been no claim against the guarantees.
Commitment
The Group has granted a credit facility up to $20,000 to an affiliate, of which $12,723 had been drawn and outstanding as at June 30, 2010. The credit facility is to expire in December 2010 and may be extended for one additional term of up to six months at the option of the Group. (See Note 11.)
The Group, as a result of the consolidation of Canoro, is required, pursuant to PSCs in India, to perform minimum exploration activities that include the drilling of exploration wells. These obligations, which amount to $2,300 in the year, have not been provided for in the financial statements.
In 2007 and 2009, Canoro entered into two limited-recourse funding agreements of $10,000 and $4,000, respectively, for its capital expenditure programs in India with a private fund based in Jersey, Channel Islands (the “Fund”). The Fund is only entitled to receive repayments based on Canoro’s share of gross revenue from the particular fields at pre-determined percentages. The agreements also provides that Canoro shall have the option to buy back the Fund’s entitlements, after recovery of initial investment, with a pre-determined payment of $12,750 and $5,100, respectively, prior to December 31, 2012. If any of the options is exercised by Canoro, the Fund will be granted, subject to Toronto Stock Exchange’s approval, warrants to subscribe for 5,000,000 and 2,000,000, respectively, common shares of Canoro.
Note 10. Financial Instruments — Additional Disclosure
Reclassification of a financial instrument asset
During the second half of 2008, in the midst of the world’s financial crisis and in response to the amendments to IFRS 7, Reclassification of Financial Assets, the Group, after concluding that the 2008 financial crisis was a rare situation, reclassified a short-term security out of the fair value through profit and loss category into the long-term available-for-sale category.
Pursuant to IFRS 7, additional information on the reclassified security during the six months ended June 30, 2010 is as follows:

Carrying amount of the financial asset that has been reclassified	$157
Fair value of the financial asset that has been reclassified	157
Fair value gain (loss) which would have been recognized in net income*	(31)

*	The amount was included in the equity section directly.
There was no security which as reclassified into available-for-sale category out of held-for-trading category during the current period.
Derivatives
In the normal course of business, the Group entered into derivative contracts. As at June 30, 2010, the Group had the following derivative positions outstanding:

Nature of derivatives	Notional amount	Holding Gain	Holding Loss
Foreign exchange	$61,170	$—	$1,963
Commodities	48,446	1,057	655
Note 11. Subsequent Event
On September 2, 2010, MFC and an affiliate entered into the a bonding and facilities continuation agreement whereby MFC extended the maturity date of the facility of $20,000 to December 8, 2011 or, if extended, the day so elected by MFC shall be no later than six months after December 8, 2011.
Note 12. Approval of Consolidated Financial Statements
The board of directors of MFC approved the interim consolidated financial statements for period ended June 30, 2010 on September 15, 2009.